                                                                  EXHIBIT 10.1.4

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                                CREDIT AGREEMENT

                                   dated as of

                                December 31, 2002

                                      among

                                   ORMESA LLC,
                                   as Borrower

                                 UNITED CAPITAL,
                        a division of Hudson United Bank,
                  as Administrative Agent and Collateral Agent

                                       and

                       The Lenders party to this Agreement
                                from time to time

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                                TABLE OF CONTENTS

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SCHEDULES

SCHEDULE I                 Definitions
SCHEDULE II                Applicable Lending Offices
SCHEDULE III               Commitments
SCHEDULE IV                Insurance
SCHEDULE V                 Filing Jurisdictions
SCHEDULE VI                Government Approvals
SCHEDULE VII               Deferred Government Approvals
SCHEDULE VIII              Environmental Claims
SCHEDULE IX                Upgrade Acceptance Test Parameters

EXHIBITS

EXHIBIT A-1                Form of Initial Term Loan Note
EXHIBIT A-2                Form of Additional Term Loan Note
EXHIBIT B-1                Form of Borrower Security Agreement
EXHIBIT B-2                Form of Borrower Equity Interest Pledge
EXHIBIT C                  Form of Depositary Agreement
EXHIBIT D                  Form of Notice of Borrowing
EXHIBIT E                  Form of Conversion/Continuation Notice
EXHIBIT F                  Form of Distribution Certificate

     CREDIT AGREEMENT (this "AGREEMENT") dated as of December 31, 2002 among
ORMESA LLC, a limited liability company duly formed and validly existing under the laws of the State of Delaware (the "BORROWER"), each of the lenders that is a signatory hereto or which, pursuant to Section 11.06(b), shall become a
"Lender" hereunder (individually, a "LENDER" and, collectively, the "LENDERS"),
UNITED CAPITAL, a division of Hudson United Bank, a New Jersey banking corporation ("UNITED"), not in its individual capacity, but solely as administrative agent for the Lenders (in such capacity, the "ADMINISTRATIVE
AGENT"), and UNITED, not in its individual capacity, but solely as collateral agent for the benefit of the Secured Parties (in such capacity, the "COLLATERAL
AGENT").

     WHEREAS, the Borrower directly owns 100% of the assets comprising each
Project and has requested that the Lenders make Loans to it in an aggregate principal amount not exceeding $27,500,000 in order to enable the Borrower to:
(a) fund the Debt Service Reserve Account as provided herein; (b) fund certain of its working capital needs in connection with the operation of each Project;
(c) pay costs associated with the transactions contemplated by the Financing
Documents; and (d) make a distribution to the Sponsor;

     WHEREAS, the Lenders are prepared to make the Loans upon the terms and conditions hereof;

         NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I

                      DEFINITIONS AND INTERPRETIVE MATTERS

1.01   CERTAIN DEFINED TERMS. Unless otherwise specified herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Schedule I. Capitalized terms and other terms used in this
       Agreement shall be interpreted in accordance with Sections 1.02, 1.03 and
       1.04, as applicable.

1.02   CLASSES AND TYPES OF LOANS. Loans hereunder are distinguished by "Class"
       and by "Type". The "CLASS" of a Loan refers to whether such Loan is an
       Initial Term Loan or an Additional Term Loan, each of which constitutes a
       Class of Loans. Commitments to make Loans and Notes evidencing Loans may be correspondingly referred to hereunder by the Class of Loan to which such Commitment or Note, as applicable, relates. The "TYPE" of a Loan refers to whether such Loan is a Prime Rate Loan or a Eurodollar Loan, each of which constitutes a Type of Loan. Loans may be identified by both
       Class and Type.

1.03   RULES OF INTERPRETATION. Unless the context of this Agreement otherwise requires:

       (a)    words of any gender include each other gender;

                                      -2-

       (b)    words using the singular or plural form also include the plural or singular form, respectively;

       (c)    any reference to any Person in any capacity includes a reference to its successors and assigns in such capacity to the extent such succession or assignment is permitted or not prohibited hereunder and, in the case of any Government Authority, any Person
              succeeding to its functions and capacities;

       (d)    the terms "hereof", "herein", "hereby", "hereto" and similar words refer to this entire Agreement and not any particular Section,
              Schedule, Exhibit or other subdivision of this Agreement;

       (e)    references to "Section", "Schedule" or "Exhibit" are to such subdivisions contained in or annexed to this Agreement;

       (f)    the words "include" and "including" shall be deemed to be followed by "without limitation" or "but not limited to", whether or not they are followed by such phrases or words of like import;

       (g)    references to any statute or statutory provision shall be
              construed as a reference to the same as it may have been, or may from time to time be, amended, modified or re-enacted;

       (h)    references to any agreement or document (including this Agreement)
              shall (unless otherwise expressly provided) be construed as a reference to such agreement or document as amended, modified, novated or supplemented (to the extent such amendment,
              modification, novation or supplement is permitted or not
              prohibited by the terms of such agreement or document, this
              Agreement and any other Financing Document) and in effect from time to time and shall (unless otherwise expressly provided)
              include a reference to any document that amends, modifies, novates or supplements it, or is entered into, made or given pursuant to or in accordance with its terms;

       (i)    "this Agreement" and words of similar import shall mean this
              Agreement, together with all Schedules and Exhibits;

       (j)    the headings and table of contents contained in this Agreement are inserted for convenience of reference only and shall not affect the interpretation of this Agreement;

       (k)    references to days shall refer to calendar days, unless Business
              Days are expressly specified; references to weeks, months or years shall be to calendar weeks, months or years, respectively, unless expressly specified otherwise; and

                                      -3-

       (l)    to the extent capitalized terms used in this Agreement are defined by reference to any other Transaction Document (or by reference in such Transaction Document to any other Transaction Document), for purposes of this Agreement, such terms shall continue to have their original definitions notwithstanding any termination or expiration of such agreements, except to the extent the parties hereto agree to the contrary.

1.04   ACCOUNTING TERMS.

       (a)    Accounting Principles, Etc. Except as otherwise expressly provided in this Agreement, all accounting terms used herein or in any other Financing Document shall be interpreted, and all financial statements, certificates and reports as to financial accounting matters required to be delivered hereunder or thereunder, shall
              (unless otherwise notified as provided in Section 1.04(b)) be prepared or made in accordance with the Accounting Principles of the relevant Person to which such terms, financial statements, certificates and/or reports relate, applied on a basis consistent with those used in the preparation of the latest financial statements of such Person furnished hereunder or thereunder, as the case may be, except for such changes as are required by such
              Accounting Principles.

       (b)    Accounting Variations. In respect of any relevant period, the
              Borrower shall, except to the extent already required by the relevant Accounting Principles, deliver (or cause the relevant other Person to deliver) to the Administrative Agent, at the same time as the delivery of any financial statement for that period under Section 8.01, a description in reasonable detail of any material variation (and the consequence thereof) between the application of the Accounting Principles employed in the
              preparation of such statement and the application of the
              Accounting Principles employed in the preparation of the financial statements for the immediately preceding period.

       (c)    Fiscal Periods. To enable the ready and consistent determination of compliance with this Agreement, the Borrower shall not change the last day of its fiscal year from December 31 of each year, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30 of each year, respectively, except to the extent required by any Government
              Rule. The Borrower shall notify the Administrative Agent promptly upon becoming aware of such proposed Government Rule requirement of the nature and the effective date of such proposed change.
              Promptly after the delivery of such notice, the Borrower and the
              Administrative Agent (acting at the direction or with the consent of the Majority Lenders) shall negotiate in good faith any amendments to the provisions of the Financing Documents that may be necessary to give fair effect to the intention of such
              provisions.

                                      -4-

                                   ARTICLE II

                                   COMMITMENTS

2.01   LOANS.

       (a)    Initial Term Loan Facility. Each Lender severally agrees, on the terms and conditions of this Agreement, to make a loan
              (collectively, the "INITIAL TERM LOANS") to the Borrower in
              Dollars on the Closing Date in an aggregate principal amount equal to the amount of the Initial Term Loan Commitment of such Lender;
              provided that: (i) there shall be no more than one borrowing of
              Initial Term Loans; and (ii) in no event shall the aggregate principal amount of all Initial Term Loans at any one time outstanding exceed the aggregate amount of the Initial Term Loan
              Commitments as in effect from time to time. Amounts prepaid or repaid in respect of the Initial Term Loans may not be reborrowed.

       (b)    Additional Term Loan Facility. Each Lender severally agrees, on the terms and conditions of this Agreement, to make a loan
              (collectively, the "ADDITIONAL TERM LOANS") to the Borrower in
              Dollars during the Additional Term Loan Availability Period in an aggregate principal amount at any one time outstanding up to, but not exceeding, the amount of the Additional Term Loan Commitment of such Lender as in effect from time to time; provided that: (i)
              there shall be no more than one borrowing of Additional Term
              Loans; and (ii) in no event shall the aggregate principal amount of all Additional Term Loans at any one time outstanding exceed the aggregate amount of the Additional Term Loan Commitments as in effect from time to time. Amounts prepaid or repaid in respect of the Additional Term Loans may not be reborrowed.

       (c)    Terms Applicable to All Loans; Conversions and Continuations.

              (i)    Borrowings of Loans shall be made and Continued solely in
                     the form of Eurodollar Loans; provided that the Borrower
                     may, subject to all other applicable terms and conditions
                     of this Agreement (including Section 5.04):

                     (A)    Subject to its prior delivery to the Administrative
                            Agent of a Conversion/Continuation Notice, convert
                            any Loans that are Eurodollar Loans into Prime Rate
                            Loans as provided in Sections 5.02 and 5.04;

                     (B)    in any other circumstance where the Borrower and the
                            Administrative Agent concur that, taking account of
                            the expected timing of repayment of any such Loan
                            and the duration of the Interest Periods available
                            for selection by the Borrower, Converting such Loan
                            into a Prime Rate

                                      -5-

                            Loan will enable the Borrower to avoid breakage
                            costs pursuant to Section 5.05, make such
                            Conversion; and

                     (C)    borrow Loans initially as Prime Rate Loans with the
                            consent of the Administrative Agent (not to be
                            unreasonably withheld or delayed) as and to the
                            extent necessary to synchronize the Interest Period
                            of such Loans with other outstanding Loans that are
                            Eurodollar Loans; provided that the Borrower shall,
                            subject to its prior delivery to the Administrative
                            Agent of a Conversion/Continuation Notice, Convert
                            such Prime Rate Loans to Eurodollar Loans as soon as
                            possible to achieve synchronization of such Loans.

              (ii)   Borrowings of Loans may be made initially in the form of
                     Prime Rate Loans if the Borrower is unable to provide
                     sufficient advance notice pursuant to Section 4.05 of the
                     borrowing of such Loans as Eurodollar Loans; provided that such Loans shall be Converted as soon as practicable after the initial borrowing thereof into Eurodollar Loans (unless the Borrower and the Administrative Agent concur that,
                     taking account of the expected timing of repayment of any
                     such Loan and the duration of the Interest Periods
                     available for selection by the Borrower if such Loan were
                     so Converted, the Conversion of such Loan into a Eurodollar
                     Loan will likely subject the Borrower to additional costs
                     pursuant to Section 5.05).

              (iii)  Following the occurrence of any Default or Event of
                     Default, the Administrative Agent may suspend the right of the Borrower to Continue any Loans as, or to Convert any
                     Loans into, Eurodollar Loans.

              (iv)   In connection with any Conversion hereunder, and
                     notwithstanding anything to the contrary contained in this
                     Agreement, a Lender may (in its sole discretion, subject to
                     Section 5.07(a)) change its Applicable Lending Office with respect to the Loan so Converted.

       (d)    Limit on Eurodollar Loans. Only one Interest Period in respect of
              Eurodollar Loans may be outstanding at any one time.

2.02   BORROWINGS. The Borrower shall give the Administrative Agent (which shall promptly notify the Lenders) notice of each borrowing hereunder as provided in Section 4.05 pursuant to a Notice of Borrowing. Not later than 11:00 a.m., New York time, on the date specified for each borrowing hereunder, each Lender shall make available the amount of the Loan to be made by it on such date to the Administrative Agent at its

                                      -6-

       Principal Office, in immediately available funds, for the account of the
       Borrower. The aggregate principal amount of the Initial Term Loan
       Commitment shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by the Administrative Agent's depositing the same in immediately available funds to such accounts as agreed between the Borrower and the Administrative Agent; provided that an amount equal to $724,000 of the proceeds of the Initial Term Loans shall, pursuant to said agreement between the Borrower and the
       Administrative Agent, be deposited to the Revenue Account.

2.03   REDUCTION OF COMMITMENTS.

       (a)    Optional Reduction of Additional Term Loan Commitments. Subject to
              Section 2.03(b), the Borrower may at any time reduce the aggregate unused amount of the Additional Term Loan Commitments that are surplus to the needs of the Borrower; provided that: (i) the
              Borrower shall give notice of each such reduction as provided in
              Section 4.05; and (ii) each partial reduction shall be in an aggregate amount at least equal to $500,000 and in integral multiples of $500,000 in excess thereof.

       (b)    No Reinstatement. Any Commitments reduced pursuant to paragraph
              (a) above shall for all purposes hereof be terminated and may not be reinstated.

       (c)    Termination of Commitments. Unless previously terminated, the
              Commitments of each Class shall terminate at 5:00 p.m., New York time, on the last day of the Initial Term Loan Availability Period or Additional Term Loan Availability Period, as the case may be.

2.04   FEES.

       (a)    Up-Front Fee. On the Closing Date the Borrower shall pay to the
              Administrative Agent, for the account of each Lender, an up-front fee in an amount equal to 2.00% of the sum of such Lender's
              Commitments; provided, however, that such fee payable to United, as Lender, shall be reduced by an amount equal to $50,000.

       (b)    Commitment Fees. The Borrower shall pay to the Administrative
              Agent, for the account of each Lender, a commitment fee on the daily average unused amount of such Lender's Commitments for the period from (and including) the Execution Date through (and including): (i) in the case of the Initial Term Loan Commitments, the earliest of (A) the Closing Date, (B) the day on which the
              Initial Term Loan Commitments are reduced to zero or terminated, and (C) the last day of the Initial Term Loan Availability Period and, (ii) in the case of the Additional Term Loan Commitments, the earliest of (A) the Second Closing Date, (B) the day on which the
              Additional Term Loan Commitments are reduced to zero or
              terminated, and (C) the last day of the Additional Term Loan
              Availability Period, in each case in the amount of 0.375% per annum.

                                      -7-

       (c)    Commitment Fees Generally. All accrued commitment fees payable pursuant to Section 2.04(b) shall be payable in arrears on each
              Quarterly Date and, with respect to the Commitments of any Class, on the earliest to occur of the date on which of the Commitments of such Class expire, the date the Commitments of such Class are terminated or reduced to zero, and the Final Maturity Date.

       (d)    Administrative Agency Fees. Commencing on the first anniversary of the Closing Date, and annually on each subsequent anniversary thereafter, the Borrower shall pay to the Administrative Agent, for the account of the Administrative Agent, an annual agency fee in an amount equal to $25,000. The Administrative Agent shall not be required to refund any fee it has already received.

2.05   LENDING OFFICES. The Loans of each Type made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type.

2.06   SEVERAL OBLIGATIONS; REMEDIES INDEPENDENT. The obligations of the Lenders hereunder are several and not joint. The failure of any Lender to make any Loan to be made by it, or any payment required to be made by it hereunder, on the date specified therefor shall not relieve any other
       Lender of its obligation to make its Loan, or its payment, on such date.
       Neither any Lender nor any Agent shall be responsible for the failure of any other Lender to make a Loan, or a payment, to be made by such other
       Lender.

2.07   NOTES.

       (a)    Initial Term Loan Notes. The Initial Term Loan of each Lender shall be evidenced by a single promissory note of the Borrower
              (each, an "INITIAL TERM LOAN NOTE") substantially in the form of
              Exhibit A-1, dated the Closing Date, payable to such Lender in a principal amount equal to the amount of its Initial Term Loan
              Commitment as in effect on the Closing Date and otherwise duly completed.

       (b)    Additional Term Loan Notes. The Additional Term Loan of each
              Lender shall be evidenced by a single promissory note of the
              Borrower (each, an "ADDITIONAL TERM LOAN NOTE") substantially in the form of Exhibit A-2, dated the Closing Date, payable to such
              Lender in a principal amount equal to the amount of its Additional
              Term Loan Commitment as in effect on the Closing Date and
              otherwise duly completed.

       (c)    Loan Records. Each Lender shall maintain in accordance with its usual practice records evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. The Administrative
              Agent shall maintain records in which it shall record: (i) the amount of each Loan made hereunder, the Class and Type thereof and each Interest Period therefor; (ii) the amount of any principal or interest due and

                                      -8-

              payable or to become due and payable from the Borrower to each
              Lender hereunder; and (iii) the amount of any sum received by the
              Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof. The entries made in the records maintained pursuant to this paragraph (c) shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the
              Administrative Agent to maintain such records or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

       (d)    Subdivision. No Lender shall be entitled to have any of its Notes subdivided, by exchange for promissory notes of lesser
              denominations or otherwise, except in connection with a permitted assignment of all or any portion of such Lender's related
              Commitment, related Loan and related Notes pursuant to Section
              11.06(b).

                                      -9-

                                  ARTICLE III

                       PAYMENTS OF PRINCIPAL AND INTEREST

3.01   REPAYMENT OF LOANS.

       The Borrower hereby promises to pay to the Administrative Agent for the account of each Lender the outstanding principal of such Lender's Loan in twenty (20) consecutive quarterly installments payable commencing on the first Quarterly Date following the Closing Date, on the next eighteen succeeding Quarterly Dates and on the Final Maturity Date, each such installment in the amount set forth below (a) if prior to the Second
       Closing Date, under the heading "Initial Term Loan Principal Payment" and
       (b) if on or after the Second Closing Date, under the heading "Initial and Additional Term Loan Principal Payment", in each case opposite the reference to such Quarterly Date, less any portion of any such Initial
       Term Loans prepaid in accordance with Sections 3.03 and 3.04:

                                                               INITIAL AND
                                                              ADDITIONAL TERM
                                      INITIAL TERM LOAN        LOAN PRINCIPAL
         PAYMENT DATE                 PRINCIPAL PAYMENT           PAYMENT

         March 31, 2003                 $  698,000             $  698,000
         June 30, 2003                  $  434,000             $  434,000
         September 30, 2003             $1,696,000             $1,696,000
         December 31, 2003              $1,698,700             $1,698,700
         March 31, 2004                 $  594,171             $  869,000
         June 30, 2004                  $  369,596             $  540,550
         September 30, 2004             $1,446,369             $2,115,375
         December 31, 2004              $1,446,369             $2,115,375
         March 31, 2005                 $  649,177             $  950,000
         June 30, 2005                  $  403,856             $  591,000
         September 30, 2005             $1,579,208             $2,311,000
         December 31, 2005              $1,579,209             $2,311,000
         March 31, 2006                 $  709,544             $1,039,000
         June 30, 2006                  $  441,161             $  646,000
         September 30, 2006             $1,726,399             $2,528,000
         December 31, 2006              $1,726,399             $2,528,000
         March 31, 2007                 $  446,306             $  683,000
         June 30, 2007                  $  277,062             $  424,000
         September 30, 2007             $1,085,379             $1,661,000
         December 31, 2007              $  993,095             $1,661,000

                                      -10-

       Notwithstanding anything to the contrary herein, to the extent not otherwise repaid in full prior to the Final Maturity Date, the Borrower unconditionally promises to pay to the Administrative Agent for the account of each Lender the outstanding principal amount of the Loans made by such Lender, and such Loans shall mature, on the Final Maturity Date.

3.02   INTEREST.

       (a)    General. The Borrower hereby promises to pay to the Administrative
              Agent for the account of each Lender, interest on the unpaid principal amount of each Loan made by such Lender for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

              (i)    during such periods as such Loan is a Prime Rate Loan, the
                     Prime Rate (as in effect from time to time) plus the
                     Applicable Margin; and

              (ii)   during such periods as such Loan is a Eurodollar Loan, for each Interest Period relating thereto, the Eurodollar Rate for such Loan for such Interest Period plus the Applicable
                     Margin.

       (b)    Default Interest. Notwithstanding the foregoing, the Borrower hereby promises to pay to the Administrative Agent for the account of each Lender interest at the applicable Post-Default Rate on any principal of any Loan made by such Lender, and on any other amount payable by the Borrower hereunder or under any Note held by such
              Lender, to or for the account of such Lender, which shall not be paid in full when due (whether at stated maturity, by
              acceleration, by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full.

       (c)    Payment. Accrued interest on each Loan shall be payable: (i) in the case of a Prime Rate Loan, quarterly on the Quarterly Dates;
              (ii) in the case of a Eurodollar Loan, on the last day of each
              Interest Period therefor; and (iii) in the case of any Loan, upon the payment or prepayment thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid or Converted).

              Interest payable at the Post-Default Rate as provided in Section
              3.02(b) shall be payable from time to time on demand (or, if no demand is made during any month, on the last day of such month).

                                      -11-

       (d)    Determination of Interest Rate. Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall give notice thereof to the Lenders to which such interest is payable and to the Borrower.

                                      -12-

3.03   OPTIONAL PREPAYMENTS.

       (a)    Subject to Section 4.04, the Borrower shall have the right to prepay any Loans, at any time and from time to time following the second anniversary of the Closing Date; provided that: (a) the
              Borrower shall give the Administrative Agent and the Collateral
              Agent notice of each such prepayment, as provided in Section 4.05
              (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder);
              and (b) Eurodollar Loans may be prepaid only on the last day of the Interest Period for such Loans unless the Borrower pays all applicable breakage costs pursuant to Section 5.05 at the time of such prepayment.

       (b)    Simultaneously with any optional prepayment, in whole or in part, of the principal of any Loans pursuant to the foregoing clause (a)
              (other than any prepayment made pursuant to the final sentence of
              Section 5.07(a)) or any mandatory prepayment pursuant to Sections
              3.04(b) or 3.04(c), the Borrower agrees to pay to the
              Administrative Agent for the account of each Lender a prepayment commission in respect of each such prepayment in an amount equal to that percentage of the principal amount of the Loans so prepaid set forth below opposite the period in which such prepayment occurs:

         Period in Which Prepayment is Made               Prepayment Commission
         ----------------------------------               ---------------------

         From and including the second anniversary              2.00%
           of the Closing Date through and including the
           day prior to the third anniversary of the
           Closing Date

         From and including the third anniversary               1.00%
           of the Closing Date through and including the
           day prior to the fourth anniversary of the
           Closing Date

         From and including the fourth anniversary              0.00%
           of the Closing Date through and including the
           Final Maturity Date

3.04   MANDATORY PREPAYMENTS; ETC. The Borrower shall make the following mandatory payments in the amounts and at the times set out below, in each case, except as otherwise provided in Section 3.03(b), without any commission, premium or penalty:

                                      -13-

       (a)    Event of Loss.

              (i)    If a Project is declared a Total Loss by its insurers, then on the later of the date of actual receipt of Loss Proceeds with respect thereto and the date of such declaration; and

              (ii)   not later than the date specified for prepayment in
                     accordance with Section 8.05(d) with respect to: (A) any
                     Event of Loss (or upon such earlier date as the Borrower
                     shall have determined not to Restore the related Affected
                     Property); or (B) any period during which any of the
                     conditions of the Restoration under Section 8.05(d) shall
                     have ceased to be satisfied,

              in each case, the Borrower shall prepay the Loans in an amount equal to 100% of the Loss Proceeds with respect to such Event of
              Loss (less the amount expended on the Restoration of the related
              Affected Property as permitted by, and as expended in accordance with, Section 8.05(d)).

              Nothing in this paragraph (a) shall be deemed to limit any obligation of the Borrower to deposit (or cause to be deposited)
              in the Restoration Sub-Account the Loss Proceeds in respect of any
              Event of Loss.

       (b)    Project Documents. If any Project Document at any time is amended or terminated by any party thereto and in a manner that could reasonably be expected to result in a Material Adverse Effect and generate a current cash payment to the Borrower, then the Borrower shall, promptly upon receipt of such payment, prepay the Loans in an amount equal to the proceeds of such payment.

       (c)    Certain Asset Sales. If the Borrower at any time shall transfer, assign, sell or otherwise dispose of any material asset or
              Property pertaining to any Project, other than in accordance with
              Section 8.12 hereof, then the Borrower shall, promptly upon receipt of the proceeds of any payment relating to such
              transaction, prepay the Loans in an amount equal to the proceeds of such payment.

       (d)    Cash Sweeps. If, as of any Quarterly Date, the Borrower shall fail to comply with Section 8.13(iii) hereof, the Borrower shall, at its sole option as provided in Section 4.1(e) of the Depositary
              Agreement, prepay the Loans in the amounts set out in, and otherwise in accordance with, such Section 4.1(e).

3.05   Prepayment Mechanics. All prepayments described in Sections 3.03 and 3.04
       (other than any prepayment made pursuant to the final sentence of Section
       5.07(a) which prepayment shall be applied in accordance with such Section
       5.07(a)) shall be applied to the Initial Term Loans and the Additional
       Term Loans pro rata, and in the inverse order of the maturities of the installments of the Loans then outstanding. Amounts prepaid may

                                      -14-

       not be reborrowed. Any prepayment made or required to be made pursuant to
       Sections 3.03 or 3.04 shall be made together with all accrued but unpaid interest thereon and all other amounts (including, without limitation, any amounts due pursuant to Article V) then due from the Borrower hereunder.

                                   ARTICLE IV

                PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS; ETC.

4.01   PAYMENTS.

       (a)    General. Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this Agreement and the Notes and, except to the extent otherwise provided therein, all payments to be made by the
              Borrower under any other Financing Document, shall be made in
              Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Administrative Agent at its
              Principal Office, or to such account as the Administrative Agent may specify in writing to the Borrower, not later than 1:00 p.m.,
              New York time, on the date on which such payment shall become due
              (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

       (b)    Application of Payments. The Borrower shall, at the time of making each payment under this Agreement or any Note for the account of any Lender, specify to the Administrative Agent (which shall so notify the intended recipient(s) thereof) the Loans or other amounts owing by the Borrower hereunder to which such payment is to be applied. In the event that the Borrower fails to so specify, or if an Event of Default has occurred and is continuing, the
              Administrative Agent may distribute such payment to the Lenders for application in such manner as the Administrative Agent or the
              Majority Lenders, subject to Section 4.02, may reasonably
              determine to be appropriate.

       (c)    Forwarding of Payments by Administrative Agent. Each payment received by the Administrative Agent under this Agreement or any
              Note for the account of any Lender or the Collateral Agent or the
              Depositary Bank shall be paid by the Administrative Agent promptly to such Person, in immediately available funds, for the account of such Lender's Applicable Lending Office for the Loan or other obligation in respect of which such payment is made or for the account of the Collateral Agent or the Depositary Bank, as applicable.

       (d)    Extensions to Next Business Day. If the due date of any payment under this Agreement or any Note would otherwise fall on a day that is not a Business Day, such date shall instead be extended to the first Business Day thereafter, and interest shall be payable for any principal so extended for the period of such

                                      -15-

              extension, unless such Business Day shall fall in a subsequent calendar month, in which case such payment shall be due on the immediately preceding Business Day.

                                      -16-

4.02   PRO RATA TREATMENT. Except to the extent otherwise provided herein:

       (a)    each borrowing of Loans from the Lenders under Section 2.01 shall be made from the relevant Lenders, each payment of commitment fees under Section 2.04 in respect of Commitments shall be made for the account of the relevant Lenders, and each termination or reduction of the amount of the Commitments under Section 2.03 shall be applied to the respective Commitments, pro rata according to the amounts of their respective Commitments;

       (b)    the making of Loans shall be made pro rata among the relevant
              Lenders according to the amounts of their respective Commitments;

       (c)    except to the extent indicated in Section 4.07(b) and except for prepayments made pursuant to the final sentence of Section
              5.07(a), each payment or prepayment of principal of Loans by the
              Borrower shall be made for the account of the relevant Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them; provided that if immediately prior to giving effect to any such payment in respect of any Loan the outstanding principal amount of the Loans shall not be held by the
              Lenders pro rata in accordance with their respective Commitments in effect at the time such Loans were made (by reason of a failure of a Lender to make a Loan hereunder in the circumstances
              described in the penultimate paragraph of Section 11.04), then such payment shall be applied to the Loans in such manner as shall result, as nearly as is practicable, in the outstanding principal amount of the Loans being held by the Lenders pro rata in
              accordance with their respective Commitments; and

       (d)    each payment of interest on Loans by the Borrower shall be made for the account of the relevant Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

4.03   COMPUTATIONS. Interest on Eurodollar Loans and on other obligations of the Borrower or the Lenders that are computed on the basis of the Federal
       Funds Rate shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day)
       occurring in the period for which payable. Interest on Prime Rate Loans, on other obligations of the Borrower or the Lenders that are computed on the basis of the Prime Rate and commitment fees payable in accordance with Section 2.04 shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

4.04   MINIMUM AMOUNTS. Except for mandatory prepayments pursuant to Section
       3.04 and the borrowing of Additional Term Loans, each borrowing and partial prepayment of principal of Loans shall be in an amount at least equal to $500,000 and in multiples of $100,000 in excess thereof.
       Borrowings or prepayments of Loans of different Types or, in the case of
       Eurodollar Loans, having different Interest Periods, at the same time

                                      -17-

       hereunder shall be deemed separate borrowings and prepayments for purposes of the foregoing, one for each Type or Interest Period.

4.05   NOTICES.

       (a)    Certain Notices.

              (i)    Notices by the Borrower to the Administrative Agent (and,
                     as applicable, the Collateral Agent) of optional
                     terminations or reductions of the Commitments, borrowings
                     of Loans, optional prepayments of Loans, Continuations of
                     Eurodollar Loans and Conversions of Loans shall be
                     irrevocable and shall be effective only if received by the
                     Administrative Agent (and, as applicable, the Collateral
                     Agent) not later than 11:00 a.m., New York time, on the
                     number of Business Days prior to the date of the relevant
                     termination, reduction, borrowing, prepayment, Continuation or Conversion or the first day of such Interest Period
                     specified below:

                                                                             Number of
                                                                           Business Days
                                  Notice                                      Prior
      ----------------------------------------------------------------     -------------

      Optional termination or reduction of the Commitments; optional            5
      prepayment of Loans

      Borrowing of, Continuation of, or Conversion into Eurodollar Loans        3

      Borrowing of or Conversion into, Prime Rate Loans                         1

              (ii)   Each such notice of optional termination or reduction of
                     Commitments shall specify the amount of such Commitments to be terminated or reduced.

              (iii)  Each such notice of borrowing, Conversion, Continuation or optional prepayment shall specify the Class and Type of
                     Loans to be borrowed, Converted, Continued or prepaid, the amount (subject to Section 4.04) of each Loan to be
                     borrowed, Converted, Continued or prepaid, and the date of borrowing, Conversion, Continuation or optional prepayment
                     (which shall be a Business Day).

              (iv)   Each such notice of Conversion shall contain a
                     certification of an Authorized Officer of the Borrower that the requirements of

                                      -18-

                     Section 2.01(c) have been satisfied with respect to such
                     Conversion.

              (v)    The Administrative Agent shall promptly notify the Lenders of the contents of each such notice. In the event that the
                     Borrower fails to select the Type of Loan, within the time period and otherwise as provided in this Section 4.05, such
                     Loan will be made or Continued, as applicable, as a
                     Eurodollar Loan having an Interest Period of three months.

4.06   NON-RECEIPT OF FUNDS BY THE ADMINISTRATIVE AGENT(a). Unless the
       Administrative Agent shall have been notified by the Borrower prior to the date on which the Borrower is to make payment to the Administrative
       Agent for the account of one or more of the Lenders hereunder (each such payment being herein called the "REQUIRED PAYMENT"), which notice shall be effective upon receipt, that the Borrower does not intend to make the
       Required Payment to the Administrative Agent, the Administrative Agent
       may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date. If the
       Borrower has not in fact made the Required Payment to the Administrative
       Agent, the recipient(s) of such payment shall, on demand, repay to the
       Administrative Agent the amount made available by the Administrative
       Agent pursuant to the previous sentence, together with interest thereon in respect of each day during the period commencing on the date (the
       "ADVANCE DATE") such amount was so made available by the Administrative
       Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day.

4.07   SHARING OF PAYMENTS; ETC.

       (a)    Right of Set-Off. The Borrower agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option, to offset balances held by it for the account of the Borrower at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Loans, or any other amount payable to such Lender hereunder, that is not paid when due (regardless of whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrower and the Administrative Agent thereof;
              provided that such Lender's failure to give such notice shall not affect the validity thereof.

       (b)    Sharing. If any Lender shall obtain from the Borrower payment of any principal of or interest on any Loan owing to it or payment of any other amount under this Agreement or any Note held by it or any other Financing Document through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than: (i) from the Administrative Agent as provided herein; or (ii) in connection with any reimbursement or indemnification under Section 11.03

                                      -19-

              or any similar provision of any other Financing Document to which less than all of the Lenders are entitled under the terms hereof or thereof, as the case may be; or (iii) in connection with any assignment or participation pursuant to Section 11.06 or any replacement of any Lender pursuant to Article V) and, as a result of such payment, such Lender shall have received a greater percentage of the principal of or interest on the Loans or such other amounts then due hereunder or thereunder to such Lender than the percentage received by any other Lender(s) who were also entitled to receive such payments, it shall promptly purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans or such other amounts, respectively, owing to such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be
              equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Loans or such other amounts, respectively, owing to each of the Lenders; provided that if at the time of such payment, the outstanding principal amount of the Loans shall not be held by the
              Lenders pro rata in accordance with their respective Commitments in effect at the time such Loans were made (by reason of a failure of a Lender to make a Loan hereunder in the circumstances
              described in the penultimate paragraph of Section 11.04), then such purchases of participations and/or direct interests shall be made in such manner as will result, as nearly as is practicable, in the outstanding principal amount of the Loans being held by the
              Lenders pro rata according to the amounts of such Commitments. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

       (c)    Consent by the Borrower. The Borrower agrees that any Lender so purchasing such a participation (or direct interest) may exercise all rights of set-off, banker's liens, counterclaims or similar rights with respect to such participation as fully as if such
              Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

       (d)    Rights of Lenders; Bankruptcy. Nothing contained in this Section
              4.07 shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower. If, under any
              applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this
              Section 4.07 applies, such Lender shall, to the extent
              practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 4.07 to share in the benefits of any recovery on such secured claim.

                                      -20-

                                   ARTICLE V

                             YIELD PROTECTION; ETC.

5.01   ADDITIONAL COSTS.

       (a)    Costs of Making or Maintaining Eurodollar Loans. The Borrower
              shall pay directly to each Lender from time to time such amounts as such Lender may determine to be necessary to compensate it for any costs that such Lender determines are attributable to its making or maintaining of any Eurodollar Loans or its obligation to make any Eurodollar Loans hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "ADDITIONAL
              COSTS"), resulting from any Regulatory Change that:

              (i)    shall subject any Lender (or its Applicable Lending Office for any of such Loans) to any tax, duty or other charge in respect of such Loans or changes the basis of taxation of
                     any amounts payable to such Lender under this Agreement or the Notes in respect of such Loans (other than taxes
                     imposed on or measured by the overall net income of such
                     Lender or of its Applicable Lending Office for such Loans
                     by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

              (ii)   imposes or modifies any reserve, special deposit or similar requirements (other than the Reserve Requirement utilized
                     in the determination of the Eurodollar Rate for any
                     Interest Period for such Loan) relating to any extensions
                     of credit or other assets of, or any deposits with or other liabilities of, such Lender (including any of such Loans or any deposits referred to in the definition of "Eurodollar
                     Base Rate"), or any Commitment of such Lender to make any
                     such Loans hereunder; or

              (iii)  imposes any other condition affecting this Agreement or the
                     Notes (or any of such extensions of credit or liabilities)
                     or its Commitments.

              If any Lender requests compensation from the Borrower under this paragraph (a), the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such
              Lender to make or Continue Eurodollar Loans or to Convert Prime
              Rate Loans into Eurodollar Loans, until the Regulatory Change giving rise to such request ceases to be in effect (in which case the

                                      -21-

              provisions of Section 5.04 shall apply); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

       (b)    Election by Lender to Suspend Obligations. Without limiting the effect of the provisions of paragraph (a) above, in the event that, by reason of any Regulatory Change, any Lender either:

              (i)    incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of
                     deposits or other liabilities of such Lender that includes deposits by reference to which the interest rate on
                     Eurodollar Loans is determined as provided in this
                     Agreement or a category of extensions of credit or other
                     assets of such Lender that includes Eurodollar Loans; or

              (ii)   becomes subject to restrictions on the amount of such a
                     category of liabilities or assets that it may hold,

              then, if such Lender so elects by notice to the Borrower (with a copy to the Administrative Agent), the obligation of such Lender to make or Continue, or Convert Prime Rate Loans into, Eurodollar
              Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section
              5.04 shall apply).

       (c)    Capital Costs. Without limiting the effect of the foregoing provisions of this Section 5.01 (but without duplication), the
              Borrower shall pay directly to each Lender from time to time on request such amounts as such Lender may determine to be necessary to compensate such Lender (or, without duplication, the parent company of such Lender) for any costs that it determines are attributable to the maintenance by such Lender (or any Applicable
              Lending Office or such parent company) of capital in respect of its Commitments or Loans, pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law) of any court, Government Authority or monetary authority:

              (i)    following any Regulatory Change; or

              (ii)   implementing any risk-based capital guideline or other
                     requirement (whether or not having the force of law and
                     whether or not the failure to comply therewith would be
                     unlawful) heretofore issued but not implemented, or
                     hereafter issued, by any Government Authority or
                     supervisory authority implementing at the national level
                     the Basle Accord (including the Final Risk-Based Capital
                     Guidelines of the Board of Governors of the Federal Reserve
                     System (12 C.F.R. Part 208, Appendix A; 12 C.F.R. Part 225,
                     Appendix A) and the Final Risk-Based Capital Guidelines of
                     the

                                      -22-

                     Office of the Comptroller of the Currency (12 C.F.R. Part
                     3, Appendix A)).

              Such compensation shall include an amount equal to any reduction of the rate of return on assets or equity of such Lender (or any
              Applicable Lending Office or such parent company) to a level below that which such Lender (or any Applicable Lending Office or such parent company) could have achieved but for such law, regulation, interpretation, directive or request.

       (d)    Notification and Certification. Each Lender shall notify the
              Borrower of any event occurring after the date of this Agreement that will entitle such Lender to compensation under paragraph (a)
              or (c) above as promptly as practicable after such Lender obtains actual knowledge thereof. Each Lender will furnish to the Borrower a certificate setting out in reasonable detail the basis and amount of each request by such Lender for compensation under paragraph (a) or (c) above. Determinations and allocations by any
              Lender, for purposes of this Section 5.01, of the effect of any
              Regulatory Change pursuant to paragraph (a) or (b) above, or of the effect of capital maintained pursuant to paragraph (c) above, on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such
              Lender under this Section 5.01, shall be conclusive absent manifest error.

       (e)    Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 5.01 shall not constitute a waiver of such Lender's right to demand such
              compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 5.01 for any
              increased costs or reductions incurred more than 60 days prior to the date that such Lender notifies the Borrower of the Regulatory
              Change giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided, further, that, if the Regulatory Change giving rise to such increased costs or reductions is retroactive, then the 60-day period referred to above shall be extended to include the period of retroactive effect thereof.

5.02   LIMITATION ON EURODOLLAR LOANS. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Eurodollar
       Base Rate for any Interest Period:

       (a)    the Administrative Agent determines, which determination shall be conclusive absent manifest error, that quotations of interest rates for the relevant deposits referred to in the definition of
              "Eurodollar Base Rate" are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein; or

       (b)    the Majority Lenders determine, which determination shall be conclusive absent manifest error, and notify the Administrative
              Agent that the relevant rates of

                                      -23-

              interest referred to in the definition of "Eurodollar Base Rate", upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined, are not likely to adequately cover the cost to such Lenders of making or maintaining such Eurodollar Loans for such Interest Period,

       then the Administrative Agent shall give the Borrower and each Lender prompt notice thereof, and so long as such condition remains in effect, the obligation of the Lenders to make additional Eurodollar Loans,
       Continue existing Eurodollar Loans or Convert Prime Rate Loans into
       Eurodollar Loans shall be suspended, in which case the provisions of
       Section 5.04 shall be applicable.

5.03   ILLEGALITY. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful or any central bank or other Government
       Authority asserts that it is unlawful for any Lender or its Applicable
       Lending Office to honor its obligation to make or maintain Eurodollar
       Loans hereunder, and, in the opinion of such Lender (as stated in writing), the designation of a different Applicable Lending Office would either not avoid such unlawfulness or would be disadvantageous to such
       Lender, then such Lender shall promptly notify the Borrower thereof in writing (with a copy to the Administrative Agent) and such Lender's obligation to make or Continue, or to Convert Prime Rate Loans into,
       Eurodollar Loans shall be suspended until such time as such Lender may again make and maintain Eurodollar Loans (in which case the provisions of
       Section 5.04 shall be applicable).

5.04   TREATMENT OF AFFECTED LOANS. If the obligation of any Lender to make or
       Continue, or to Convert Prime Rate Loans into, Eurodollar Loans shall be suspended pursuant to Section 5.01, 5.02 or 5.03 (the "AFFECTED LOANS"),
       such Lender's Affected Loans shall be automatically Converted into Prime
       Rate Loans on the last day(s) of the then-current Interest Period(s) for the Affected Loans (or, in the case of a Conversion required by Section
       5.01(b) or 5.03, on such earlier date as such Lender may certify to the
       Borrower with a copy to the Administrative Agent as being the last permissible date for such Conversion under, or by reason of, the relevant
       Regulatory Change or circumstances described under Section 5.03, such certification to be conclusive absent manifest error) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 5.01, 5.02 or 5.03 which gave rise to such
       Conversion no longer exist:

       (a)    to the extent that such Lender's Affected Loans have been so
              Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Eurodollar Loans shall be applied instead to its Prime Rate Loans; and

       (b)    all Loans that would otherwise be made by such Lender as
              Eurodollar Loans shall be made instead as Prime Rate Loans.

       If such Lender gives notice to the Borrower with a copy to the
       Administrative Agent that the circumstances specified in Section 5.01,
       5.02 or 5.03 that gave rise to the Conversion

                                      -24-

       of such Lender's Eurodollar Loans of any Class pursuant to this Section
       5.04 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist): (i) at a time when Eurodollar Loans made by other Lenders are outstanding, each of such Lender's Prime Rate Loans shall be automatically Converted to Eurodollar Loans, on the first day of the next succeeding Interest Period for, and having the same Interest
       Period as, such outstanding Eurodollar Loans and to the extent necessary so that, after giving effect thereto, all Prime Rate Loans and Eurodollar
       Loans are allocated among the Lenders ratably (as to principal amounts,
       Types and Interest Periods) as nearly as possible in accordance with their respective Commitments; and (ii) at any other time, the Borrower may thereafter provide to the Administrative Agent a notice of
       Conversion, in accordance with Section 4.05, of such Lender's Prime Rate
       Loans to Eurodollar Loans.

5.05   COMPENSATION. The Borrower shall pay to the Administrative Agent for the account of each Lender, upon the request of such Lender through the
       Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate such Lender for any loss, cost or expense that such Lender reasonably determines is attributable to:

       (a)    any payment, prepayment or Conversion of a Eurodollar Loan made by such Lender for any reason (including the acceleration of the
              Loans pursuant to Section 9.02) on a date other than the last day of an Interest Period for such Loan; or

       (b)    any failure by the Borrower for any reason (including the failure of any of the conditions precedent specified in Article VI to be satisfied) to borrow a Eurodollar Loan from such Lender on the date for such borrowing specified in the relevant Notice of
              Borrowing given pursuant to Section 2.02.

       Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of: (i) the amount of interest that otherwise would have accrued on the principal amount so paid, prepaid, Converted or not borrowed for the period from the date of such payment, prepayment, Conversion or failure to borrow to the last day of the then-current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein; over (ii) the amount of interest that otherwise would have accrued on such principal amount at a rate per annum equal to the interest component of the amount such
       Lender would have bid in the London interbank market for Dollar deposits of the Reference Banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Lender).

5.06   TAXES.

       (a)    General. All payments to be made hereunder and under the Notes and any other Financing Document by the Borrower shall be made free and clear of and without

                                      -25-

              deduction for or on account of, any Taxes (other than Taxes imposed on either Agent or any Lender by the jurisdiction in which such Person is organized or has its principal office or, in the case of any Lender, by the jurisdiction in which its Applicable
              Lending Office is organized or located or, in each case, any political subdivision or taxing authority thereof or therein or otherwise imposed by any taxing authority upon, or measured by, income or assets as a result of the organization or location of such Lender in such taxing authority's jurisdiction (unless such organization or location is attributable to the execution of, or the exercise of any rights or remedies under or in connection with, the Transaction Documents)) (such Taxes being herein referred to as the "APPLICABLE TAXES").

              If any Applicable Taxes are imposed and required to be withheld from any amount payable by the Borrower hereunder or under the
              Notes or any other Financing Document, the Borrower shall (subject to the second sentence of Section 5.06(c)) be obligated to: (i)
              pay such additional amount so that the Agents and the Lenders, as applicable, shall receive a net amount (after giving effect to the payment of such additional amount and to the deduction of all
              Applicable Taxes) equal to the amount due hereunder; (ii) pay such
              Applicable Taxes to the appropriate taxing authority for the account of the Administrative Agent, for the benefit of the Agents and the Lenders, as applicable; and (iii) as promptly as possible thereafter, send to the Administrative Agent a certified copy of any original official receipt showing payment thereof, together with such additional documentary evidence as the Administrative
              Agent or such other Agent or Lender (as applicable) may from time to time reasonably require.

              If the Borrower fails to pay any Applicable Taxes when due to the appropriate taxing authority or fails to remit to the
              Administrative Agent the required receipts or other required documentary evidence, the Borrower shall be obligated to indemnify each Agent and each Lender for any incremental Taxes, as well as interest and penalties that may become payable by such Agent or such Lender as a result of such failure. The obligations of the
              Borrower under this Section 5.06(a) shall survive the termination of the Commitments and the repayment of the Loans.

       (b)    Evidence of Payment. Within 30 days after paying any amount to either Agent or any Lender from which it is required by law to make any deduction or withholding, and within 30 days after it is required by law to remit such deduction or withholding to any relevant taxing or other authority, the Borrower shall deliver to the Administrative Agent, for delivery to such Person, evidence reasonably satisfactory to such Person of such deduction,
              withholding or payment (as the case may be).

       (c)    Foreign Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with

                                      -26-

              respect to payments by the Borrower under this Agreement, the
              Notes or any other Financing Document shall deliver to the
              Borrower (with a copy to the Administrative Agent), at the time or times reasonably requested by the Borrower, such properly
              completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate. For any period during which a Foreign Lender has failed to provide the Borrower with the appropriate documentation as required by the preceding sentence, the Borrower shall not be obligated to pay, and such Foreign Lender shall not be entitled to receive, additional amounts under Section 5.06(a) with respect to
              Applicable Taxes imposed by the United States to the extent that such additional amounts would not have arisen but for such failure of such Foreign Lender. If a Foreign Lender that is otherwise exempt from or subject to a reduced rate of withholding tax becomes subject to Applicable Taxes, or a higher amount thereof, because of its failure to deliver documentation described in the first sentence of this paragraph (c), the Borrower shall take such steps as such Foreign Lender shall reasonably request to assist such Foreign Lender to recover such Applicable Taxes.

       (d)    Tax Refunds. If an Agent or a Lender receives a refund of, or in respect of, any Applicable Taxes with respect to which the
              Borrower has paid additional amounts pursuant to Section 5.06(a)
              and (i) either: (A) such refund (as received by such Agent or such
              Lender) is specifically referable to such Applicable Taxes; or (B)
              such Agent or such Lender determines (in its sole discretion) that such refund is in respect of, such Applicable Taxes; and (ii) such
              Agent's or such Lender's (as applicable) tax affairs for its tax year in respect of which such refund was obtained have been finally settled, then in each case such Agent or such Lender shall, to the extent it can do so without prejudice to the retention of such refund, pay to the Borrower an amount equal to such refund (but only to the extent of additional amounts paid by the Borrower under Section 5.06(a) with respect to the Applicable
              Taxes giving rise to such refund), net of all out-of-pocket expenses and Taxes incurred by such Agent or such Lender with respect thereto and without interest (other than any interest paid by the relevant Government Authority with respect to such refund).
              Any such payment by any Agent or any Lender shall be applied toward payments of amounts then owed by the Borrower under this
              Agreement if, at the time of such payment, an Event of Default has occurred and is continuing.

              The Borrower shall indemnify each Agent and each Lender on an after-tax basis for any Taxes that are imposed on such Person as a result of the disallowance, unavailability, recapture or reduction of any such refund, as to which such Person has already made payment in full to the Borrower as required by this paragraph (d).
              Nothing herein shall oblige any Agent or any Lender to disclose any of the tax returns, books or other records of such Person, nor shall anything herein interfere with the right of any Agent or any
              Lender to arrange its tax and

                                      -27-

              commercial affairs and its dealings with its various customers in whatever manner it thinks fit. In particular, no Agent or Lender shall be under any obligation to claim credit, relief, remission or repayment from or against its corporate profits or similar tax liability in respect of the amount of any Tax, deduction or withholding as aforesaid in priority to any other claims, reliefs, credits or deductions available to it or that it determines in its sole discretion to be inadvisable.

5.07   MITIGATION OBLIGATIONS; PREPAYMENTS; REPLACEMENT OF LENDERS.

       (a)    Designation of a Different Lending Office; Prepayments. If any
              Lender requests compensation under Section 5.01 or 5.06, or if the
              Borrower is required to pay any additional amount to any Lender or any Government Authority for the account of any Lender pursuant to
              Section 5.06, then such Lender shall use reasonable efforts
              (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office for the Loans of such Lender affected by such event or to assign its rights and obligations therein to another of its offices, branches or Affiliates, if, in the sole opinion of such Lender, such designation or assignment: (i) would eliminate or reduce amounts payable pursuant to Section 5.01 or 5.06, as the case may be, in the future; and (ii) would not be disadvantageous to such
              Lender; provided that such Lender shall have no obligation to designate an Applicable Lending Office located in the United
              States if such Lender's Applicable Lending Office is not then located in the United States. The Borrower shall pay all
              reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. In the event any such
              Lender requesting compensation is unable or, for any reason, declines to so designate a different Applicable Lending Office of its Loans, the Borrower shall have the right to prepay such Lender in whole or in part pursuant to the terms of Section 3.03(a) and
              Section 3.05, and such prepayment shall be exclusive of the prepayment commission described in Section 3.03(b).

       (b)    Replacement of Lenders. If any Lender requests compensation under
              Section 5.01 or 5.06, or if the Borrower is required to pay any additional amount to any Lender or any Government Authority for the account of any Lender pursuant to Section 5.06, or if any
              Lender exercises its rights under Section 5.03, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate (in accordance with and subject to the restrictions contained in Section 11.06), without recourse and without
              compensation or payment of any type other than amounts referred to in clause (i) below, all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that: (i) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case

                                      -28-

              of all other amounts); and (ii) such assignment will: (A) result in a reduction in such compensation or payments; or (B) effect the availability of Eurodollar Loans, as applicable. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or
              otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

                                      -29-

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

6.01   INITIAL TERM LOANS. The obligation of any Lender to make its Initial Loan
       Term Loan hereunder is subject to the receipt by the Administrative Agent of each of the documents and the satisfaction of the conditions precedent set out in this Section 6.01, each of which shall be satisfactory to the
       Lenders in form, scope and substance.

       (a)    Certain Financing Documents. Each of the following Financing
              Documents, each such document to be duly executed and delivered by each of the intended parties thereto:

              (i)    this Agreement;

              (ii)   each of the Initial Term Loan Notes; and

              (iii)  the Consent and Agreement of each of the Operator and
                     Imperial Irrigation District relating to the Project
                     Documents to which such Project Party is a party or by
                     which it is otherwise bound, except as otherwise agreed in writing by the Administrative Agent on or prior to the
                     Closing Date.

       (b)    Security Documents. Each of the following Security Documents, each such document to be duly executed and delivered by each of the intended parties thereto:

              (i)    the Borrower Security Agreement;

              (ii)   the Borrower Equity Interest Pledge;

              (iii)  the Deed of Trust; and

              (iv)   the Depositary Agreement.

       (c)    Project Documents. A copy (which, in the case of the Project
              Documents referred to in clauses (v), (viii), (ix) and (x) below, may be in electronic, CD-ROM format), certified by an Authorized
              Officer of the Borrower to be true, correct and complete, of each of the following Project Documents, each such document to be duly executed and delivered by each of the intended parties thereto:

              (i)    each PPA;

              (ii)   each Plant Connection Agreement;

                                      -30-

              (iii)  the O&M Contract;

              (iv)   each Transmission Services Agreement;

              (v)    each Real Property Document;

              (vi)   the Water Supply Agreement;

              (vii)  the Energy Services Agreement;

              (viii) each Acquisition Document;

              (ix)   each Restructuring Document;

              (x)    each Merger Document;

              (xi)   the Funding and Construction Agreement; and

              (xii)  the Unit Agreement.

       (d)    Limited Liability Company Documents. A certificate of the
              Secretary or Assistant Secretary of the Borrower or of its
              managing member, dated as of the Closing Date, certifying: (A)
              that attached thereto is a true, correct and complete copy of the
              Charter Documents (including the LLC Agreement) of the Borrower as in effect on the date of such certificate; (B) that attached thereto is a true, correct and complete copy of resolutions duly adopted by the managers or member of the Borrower, authorizing the execution, delivery and performance of the Financing Documents to which the Borrower is or is intended to be a party, and that such resolutions have not been modified, rescinded or amended and are in full force and effect; and (C) as to the incumbency and specimen signature of each officer of the Borrower executing each of the Financing Documents, to which the Borrower is or is intended to be a party and each other document to be delivered by the Borrower from time to time in connection therewith (and each
              Financing Party may conclusively rely on such certificate until it receives notice in writing to the contrary from the Borrower).

       (e)    Officers' Certificates. A certificate of an Authorized Officer of the Borrower, dated as of the Closing Date, certifying that: (A)
              the representations and warranties of the Borrower contained in
              Article VII and the material representations and warranties of the
              Borrower in each other Transaction Document to which it is a party are true and correct in all material respects as if made on and as of such date (or, if stated to have been made solely as of an earlier date, were true and correct as of such date); (B) the
              Borrower is in compliance with all of its covenants and
              obligations under each of the Financing Documents to which it is a party, and is in compliance in all material respects with all of its covenants and obligations under each of the Project Documents to which it is a

                                      -31-

              party; (C) all Transaction Documents are in full force and effect;
              and (D) no Default or Event of Default has occurred and is continuing on such date, in each case, both immediately prior to the initial extension of credit hereunder and after giving effect thereto and to the intended use thereof.

       (f)    Real Property Documents; Title Insurance; Survey.

              (i)    Title Insurance. A title policy or policies issued by the
                     relevant Title Company or Title Companies which is in ALTA, extended coverage, Lender's Fee Policy form 1970 (revised
                     10/17/84) or such other form approved by the Lenders, or a binding marked commitment to issue such policy or policies, in form, scope and substance satisfactory to the Lenders,
                     insuring the Collateral Agent for the benefit of the
                     Secured Parties, in an amount satisfactory to the Lenders, that the Borrower is lawfully seized and possessed of a
                     valid and subsisting leasehold interest in the Leasehold
                     Properties and estate or interest in the ROW and the Site
                     Licenses, as the case may be, in the Project and that such interests are free and clear of all defects and
                     encumbrances except those approved by the Lenders.

                     Each Title Policy shall contain:

                     (A)    full coverage against Mechanics' Liens (filed and
                            inchoate);

                     (B)    a reference to the relevant Initial Survey with no
                            survey exceptions except those theretofore approved
                            by the Lenders; and

                     (C)    such affirmative insurance and endorsements as the
                            Lenders may require.

              (ii)   Initial Survey. An as-built survey of the Site current to
                     within 90 days of the Closing Date (each such survey, an
                     "INITIAL SURVEY"), which survey shall:

                     (A)    be a current "as-built" metes and bounds survey of
                            the Site, including easements that benefit such
                            Site;

                     (B)    be made in accordance with the "Minimum Standard
                            Detail Requirements for ALTA/ACSM Land Title
                            Surveys" jointly established and adopted by ALTA,
                            ACSM and NSPS in 1999 with all measurements made in
                            accordance with the "Minimum Angle, Distance and
                            Closure

                                      -32-

                            Requirements for Survey Measurements Which Control
                            Land Boundaries for ALTA/ACSM Land Title Surveys";

                     (C)    be prepared by a surveyor satisfactory to the
                            Lenders;

                     (D)    contain "Optional Survey Responsibilities and
                            Specifications" 2, 3, 8, 10 and 16 as specified on
                            Table A to the "Minimum Standard Detail Requirements
                            for ALTA/ACSM Land Title Surveys"; and

                     (E)    contain a certification from said surveyor
                            satisfactory to the Lenders.

              (iii)  Fees. Evidence that the Borrower shall have paid to each
                     Title Company all of its expenses and premiums in
                     connection with the issuance of the Title Policy and in
                     addition shall have paid to each Title Company an amount
                     equal to the relevant recording and stamp taxes payable in connection with recording the Deed of Trust in the
                     appropriate county land offices.

       (g)    Financial Statements. The most recent unaudited quarterly
              financial statements (consolidated as appropriate) of the
              Borrower, prepared in accordance with the relevant Accounting
              Principles, together with a certificate from an Authorized Officer of the Borrower stating that: (A) no material adverse change in its consolidated assets, liabilities and operations or financial condition has occurred from those set out in such most recent financial statements; and (B) such financial statements fairly present in all material respects the financial condition of the
              Borrower.

       (h)    Government Actions.

              (i)    Government Approvals. Copies, certified by an Authorized
                     Officer of the Borrower to be true, correct and complete,
                     of all Government Approvals referred to in Schedule VI
                     (other than those listed on Schedule VII or otherwise
                     designated on such Schedule VII as unavailable), all of
                     which shall be in form and substance satisfactory to the
                     Lenders, together with a certificate from an Authorized
                     Officer of the Borrower stating that all such Government
                     Approvals, other than those listed on Schedule VII, are in full force and effect.

              (ii)   Status. Evidence in form and substance satisfactory to the
                     Lenders that each of the Projects is a QF.

                                      -33-

       (i)    Independent Engineer's Report and Certificate. A report of the
              Independent Engineer, dated as of a recent date and in form, scope and substance satisfactory to the Lenders addressing (among other matters reviewed at the request of the Lenders as determined in their sole discretion): (i) the historical and projected operating and maintenance costs; (ii) the historic operation of the Project, including capacity ratings and actual energy production; (iii) the capability of the Resource, including (A) a review of Resource temperature, well production and operation and maintenance costs associated with the production and injection wells; (B) the historic production and injection volumes and temperature; (C) the ability of the Resource to continually provide sufficient
              temperatures and volumes of geothermal fluid to maintain the
              Project's electricity production and costs as set forth in the
              Closing Pro Forma; (D) the expected degradation of the Resource during the period beginning on the Closing Date and ending on the
              Final Maturity Date; (E) a review of the Resource management and well drilling plans, and the capabilities of the Operator to operate and maintain the Resource; (F) a review of the costs associated with management, maintenance, and development of the
              Resource to maintain temperature and production; and (G) the expected useful life of the Resource as currently used and as anticipated to be used following the Upgrade Project; (iv) the assumptions, formulae, methodologies and structure of the Closing
              Pro Forma; (v) the technical and economic ability and feasibility of the Project to produce and transmit the capacity and energy, and generate Project Cash Flow, in accordance with the Closing Pro
              Forma; (vi) the technical ability and feasibility of the Project to supply capacity and energy and otherwise fulfill its
              obligations under the PPAs; (vii) the projected availability of the Project; (viii) the Borrower's ability to perform under the
              Project Documents; (ix) the adequacy of the Plant Connection
              Agreements, the Transmission Services Agreements, and all other arrangements relating to interconnection; (x) the adequacy of the
              O&M Contract and the reasonableness of the costs and expenses of the Operator for performing services under the O&M Contract; (xi)
              the existence of skilled third party operators capable of
              performing such services at a comparable cost to the fees paid to the Operator under the O&M Contract; (xii) any environmental matters at or in relation to the Site, including (A) the
              Borrower's and the Project's compliance with all applicable
              Government Rules, including all Environmental Laws and all applicable Government Rules relating to health and safety; (B)
              whether the Borrower or the Project is subject to any federal, state or local investigation regarding any actual or potential remedial action or involving any actual or potential expenditure in excess of $100,000 in the aggregate with respect to any
              Environmental Law or in response to any Release; and (C) whether the Borrower or the Project has any contingent liability in excess of $100,000 in the aggregate in connection with any Release;
              (xiii) the adequacy of the plans relating to the Upgrade Project and an opinion that the expectations of the Upgrade Project are obtainable within the cost and time frame anticipated; and (xiv)
              any other technical or regulatory issue that may arise in

                                      -34-

              connection with the Independent Engineer's review of the Project on behalf of the Lenders.

       (j)    Closing Pro Forma. The Closing Pro Forma.

       (k)    Insurance.

              (i)    Acceptable Insurance Broker Certificate. A certificate of
                     an Acceptable Insurance Broker as to the Borrower's
                     compliance with Section 8.05(a) and Schedule IV, such
                     certificate to be in form and substance satisfactory to the
                     Administrative Agent.

              (ii)   Compliance Certificate. A certificate of an Authorized
                     Officer of the Borrower, dated as of the Closing Date,
                     certifying that insurance complying with Section 8.05(a)
                     and Schedule IV, covering the risks referred to therein,
                     has been obtained and is in full force and effect and, as
                     of the date thereof, no notice of cancellation has been
                     issued thereunder.

              (iii)  Insurance Advisor's Report. A report of the Insurance
                     Advisor, dated as of a recent date and satisfactory in
                     form, scope and substance: (A) addressing (among other
                     matters reviewed at the request of the Lenders as
                     determined in their sole discretion): (I) the adequacy of
                     the insurance required by Section 8.05 and Schedule IV and confirming that such insurance and reinsurance provides
                     adequate cover for the Project and adequately protects the interests of the Agents and the Lenders; and (II) the
                     comparability of such insurance with insurance maintained
                     with respect to similar projects by prudent power
                     producers; and (B) confirming that insurance complying with
                     Section 8.05 and Schedule IV, covering the risks referred
                     to therein: (I) is reasonably likely to remain available
                     through the Final Maturity Date; and (II) has been obtained and is in full force and effect and as of the date thereof, no notice of cancellation has been issued thereunder.

       (l)    Filings, Registrations and Recordings; Fees and Taxes.

              (i)    Financing Statements. Acknowledgment copies of all
                     financing statements under the Uniform Commercial Code (and copies of Uniform Commercial Code search reports and tax
                     lien, judgment and litigation search reports) with respect to the Borrower, in each jurisdiction (and, to the extent
                     applicable, county land offices) listed under the name of
                     such Person on Schedule V and in each other jurisdiction in which such financing statements are necessary or, in the
                     opinion of special counsel to the Lenders, desirable to

                                      -35-

                     perfect the Liens created by the Security Documents
                     (including Liens in fixtures created by the Deed of Trust
                     and all other instruments to be recorded or filed or
                     delivered in connection with the Security Documents).

              (ii)   Recordation. Evidence satisfactory to the Administrative
                     Agent that the Security Documents have been duly recorded
                     and filed in all places wherein such recording and filing
                     are necessary to perfect the interests of the
                     Administrative Agent in and to the Collateral covered
                     thereby.

              (iii)  Fees and Taxes. Evidence that all filing, recordation, subscription and inscription fees and all recording and
                     other similar fees, and all recording, stamp and other
                     taxes and other expenses related to such filings,
                     registrations and recordings necessary for the consummation of the transactions contemplated by this Agreement and the other Financing Documents have been paid in full by or on
                     behalf of the Borrower or otherwise provided for.

              (iv)   Other Action. Evidence satisfactory to the Administrative
                     Agent that all other action necessary in order to
                     effectively establish, create and perfect the Liens,
                     charges and security interests contemplated by the Security
                     Documents shall have been duly taken or made and remains in full force and effect.

       (m)    No Proceedings.

              (i)    As of the Closing Date there is no: (I) injunction, writ,
                     preliminary restraining order or any order of any nature
                     issued by any Government Authority, arbitral tribunal or
                     other body directing that any of the transactions provided for herein or in the other Transaction Documents not be
                     consummated as herein or therein provided; or (II)
                     litigation, proceeding or, to the Borrower's knowledge,
                     investigation, of or before any Government Authority,
                     arbitral tribunal or other body pending or, to the
                     Borrower's knowledge, threatened with respect to or
                     affecting any Project, this Agreement or any other
                     Transaction Document or any of the transactions
                     contemplated hereby or thereby.

              (ii)   A certificate of an Authorized Officer of the Borrower,
                     dated as of the Closing Date, certifying as to such effect.

       (n)    No Material Adverse Change.

                                      -36-

              (i)    As of the Closing Date, there has been no Material Adverse
                     Effect since November 7, 2002, and no act, event or
                     circumstance affecting the Borrower has arisen since such
                     date that could reasonably be expected to result in a
                     Material Adverse Effect.

              (ii)   A certificate of an Authorized Officer of the Borrower,
                     dated as of the Closing Date, certifying as to such effect.

       (o)    Opinions of Counsel. The following opinions of counsel, each acceptable in form and substance to the Agents and the Lenders:

              (i)    An opinion of Chadbourne & Parke LLP, as special New York
                     counsel to the Borrower and the Sponsor, and addressing
                     certain New York State and Federal law matters;

              (ii)   An opinion of David Chanover, special California counsel to the Borrower; and

              (iii)  An opinion of Morris, Nichols, Arsht & Tunnell, as special
                     Delaware counsel to the Borrower and the Sponsor and
                     addressing certain general Delaware corporate, limited
                     liability Company, and Uniform Commercial Code matters.

       (p)    Fees and Expenses. Evidence that the Borrower shall have paid in full, on or before the Closing Date, all fees and expenses then due under or pursuant to this Agreement.

       (q)    Establishment and Funding of the Accounts. Each of the Accounts
              shall have been established as of the Closing Date in accordance with the terms of the Depositary Agreement. The Debt Service
              Reserve Account shall have on deposit a credit balance of
              immediately available funds in an amount not less than the Debt
              Service Reserve Required Amount, provided that the initial funding of the Debt Service Reserve Account may be made with the proceeds of the Initial Term Loans.

       (r)    Borrower's LLC Agreement. The Borrower's LLC Agreement shall be in form and substance satisfactory to the Administrative Agent.

       (s)    No Default. Immediately before and after giving effect to such proposed Loan, no Default or Event of Default shall have occurred and be continuing and no Default would result therefrom.

       (t)    Representations and Warranties. Immediately before and after giving effect to such proposed extension of credit, all
              representations of the Borrower and the Sponsor contained in the
              Financing Documents shall be true and correct on and as

                                      -37-

              of the Closing Date in all material respects as if made on and as of such date except for any such representations and warranties that were initially stated to have been made solely as of an earlier date, in which case such representations shall have been true and correct in all material respects as of such earlier date.

       (u)    Absence of Material Adverse Effect. Immediately before and after giving effect to such proposed extension of credit, no Material
              Adverse Effect shall have occurred and be continuing or would result therefrom.

       (v)    Government Approvals. All Government Approvals that are necessary for each Project as of the Closing Date shall have been obtained on or prior to the Closing Date and shall be in full force and effect and not subject to appeal. (w) Notice of Borrowing. The
              Borrower shall have delivered to the Administrative Agent (with a copy to the Collateral Agent) a Notice of Borrowing with respect to Initial Term Loans in an amount equal to the aggregate Initial
              Term Loan Commitments.

       (x)    Payment Instructions. Evidence that the Borrower shall have irrevocably instructed in writing each of SCE and Imperial
              Irrigation District to make all payments owing to the Borrower under any Project Document to which either SCE or Imperial
              Irrigation District is party to the Depositary Bank for deposit into the Revenue Account.

6.02   ADDITIONAL TERM LOANS. The obligation of any Lender to make its
       Additional Term Loan is subject to the receipt by the Administrative
       Agent of the documents and the satisfaction of the conditions precedent set out below on the date of such Loan, each of which shall be in form and substance satisfactory to the Administrative Agent and the Majority
       Lenders.

       (a)    No Default. Immediately before and after giving effect to such proposed extension of credit, no Default or Event of Default shall have occurred and be continuing and no Default would result therefrom.

       (b)    Representations and Warranties. Immediately before and after giving effect to such proposed extension of credit, all
              representations of the Borrower and the Sponsor contained in the
              Financing Documents shall be true and correct on and as of the date of such Additional Term Loan in all material respects as if made on and as of such date except for any such representations and warranties that were initially stated to have been made solely as of an earlier date, in which case such representations shall have been true and correct in all material respects as of such earlier date.

                                      -38-

       (c)    Absence of Material Adverse Effect. Immediately before and after giving effect to such proposed extension of credit, no Material
              Adverse Effect shall have occurred and be continuing or would result therefrom.

       (d)    Government Approvals. All Government Approvals that are necessary for the then current stage of the Development of each Project shall have been obtained on or prior to the date of such extension of credit and shall be in full force and effect and not subject to appeal.

       (e)    Upgrade Acceptance Test. The Project has successfully passed the
              Upgrade Acceptance Test on or before December 31, 2003.

       (f)    Upgrade Pro Forma. The Upgrade Pro Forma, containing assumptions and otherwise in form and substance satisfactory to the Lenders and the Independent Engineer, taking into account the effect of the Upgrade Project on the Projects' performance, and
              demonstrating an annual Debt Service Coverage Ratio of at least
              1.5:1.

       (g)    Independent Engineer's Upgrade Report; Defective Tower Repair. An
              update to the report of the Independent Engineer that was
              delivered on the Closing Date, confirming that the Upgrade
              Acceptance Test has been satisfied in all material respects in form and substance satisfactory to the Lenders, and a certificate of an Authorized Officer of the Borrower, dated no later than July
              1, 2003 certifying that the Tower Repairs have been substantially completed and that, as a result, the cooling towers subject thereof are, as of such date, in good working order and condition in accordance with generally accepted prudent utility practices.

       (h)    Title Policy Endorsement. An endorsement to the Title Policy to the date of such extension of credit, in the form approved by the
              Administrative Agent and setting out no additional exceptions
              (including survey exceptions).

       (i)    Notice of Borrowing. The Borrower shall have delivered to the
              Administrative Agent (with a copy to the Collateral Agent) a
              Notice of Borrowing with respect to Additional Term Loans in an amount not exceeding the present value, as calculated by the
              Administrative Agent, discounted at ten percent (10%), of
              two-thirds (2/3) of Additional Project Cash Flow, as set forth in the Upgrade Pro Forma, for the period from the date the Project passes the Upgrade Acceptance Test to the Final Maturity Date, but
              not to exceed the aggregate Additional Term Loan Commitments.

       (j)    Other. Such other statements, certificates, documents and
              information with respect to any Project or matters contemplated by this Agreement as either Agent or the Majority Lenders may reasonably request.

                                      -39-

                                  ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lenders and each Agent that:

7.01   EXISTENCE. The Borrower is duly organized or formed, validly existing and in good standing under the laws of the State of Delaware. The Borrower is duly qualified to do business and is in good standing in the State of
       California. The Borrower is duly qualified to do business and is in good standing in all other places where necessary in light of the business it conducts and the Property it owns and intends to conduct and own and in light of the transactions contemplated by this Agreement and the other
       Transaction Documents, except where the failure to so qualify or be in good standing could not reasonably be expected to have a Material Adverse
       Effect. No filing, recording, publishing or other act that has not been made or done is necessary in connection with the existence or good standing of the Borrower or the conduct of its business.

7.02   FINANCIAL CONDITION.

       (a)    Financial Statements. The financial statements delivered to the
              Administrative Agent pursuant to Section 8.01, and any related statements of income, owner's equity and cash flows: (i) fairly present, in all material respects, the financial condition of the
              Borrower as of the date delivered and the results of its
              operations for the period covered thereby (subject, in the case of any quarterly financial statements to normal year-end audit adjustments); and (ii) have been prepared in accordance with the
              Accounting Principles applicable to such Person.

       (b)    No Material Contingent Liabilities. As of the date of the relevant balance sheet included in such financial statements, the Borrower has no contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments or any other liabilities or obligations of a nature required to be reflected in a balance sheet for the period to which such financial statements relate that were not disclosed in such balance sheet and, either
              individually or in the aggregate would be material to the
              Borrower.

       (c)    No Material Adverse Change. The Borrower knows of no reasonable basis existing as of the date of its most recent balance sheet in accordance with Section 8.01 for the assertion against it of any liability or obligation of a nature required to be reflected in a balance sheet that is not fully reflected in its most recent balance sheet. Since the date of delivery of such balance sheet, there has been no material adverse change in the financial condition, operations or business of the Borrower from that set out in such financial statements as at such date.

                                      -40-

7.03   ACTION.

       (a)    Borrower. The Borrower has full limited liability company power, authority and legal right to execute and deliver the Transaction
              Documents to which it is or is intended to be a party and to perform its obligations thereunder. The execution, delivery and performance by the Borrower of each of the Transaction Documents to which it is or is intended to be a party and the consummation of the transactions contemplated thereby have been duly authorized by all necessary limited liability company action on its part.
              Each of the Transaction Documents to which the Borrower is a party has been duly executed and delivered by or on behalf of such
              Person and constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by: (i) applicable
              bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally; and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

       (b)    Other Major Project Parties.

              (i)    Each of the other Major Project Parties has full corporate, limited liability company or partnership power, authority
                     and legal right to execute and deliver each of the
                     Transaction Documents to which it is or is intended to be a party and to perform its obligations thereunder;

              (ii)   the execution, delivery and performance by each other Major
                     Project Party of each of the Transaction Documents to which it is or is intended to be a party and the consummation of the transactions contemplated thereby have been duly
                     authorized by all necessary corporate, limited liability
                     company or partnership action on the part of such other
                     Major Project Party; and

              (iii)  each of the Transaction Documents to which any other Major
                     Project Party is a party has been duly executed and
                     delivered by such other Major Project Party and constitutes the legal, valid and binding obligation of such other
                     Project Party enforceable against such other Major Project
                     Party in accordance with its terms, except as the
                     enforceability thereof may be limited by: (A) applicable
                     bankruptcy, insolvency, moratorium or other similar laws
                     affecting the enforcement of creditors' rights generally;
                     and (B) the application of general principles of equity
                     (regardless of whether such enforceability is considered in a proceeding at law or in equity);

                                      -41-

              provided that these representations shall be made only to the knowledge of the Borrower with respect to any other Major Project
              Party that is not an Affiliate of the Borrower.

7.04   NO BREACH.

       (a)    Execution, Etc. of Transaction Documents. The execution, delivery and performance by the Borrower of each of the Transaction
              Documents to which it is or is intended to be a party and the consummation of the transactions contemplated thereby do not and will not: (i) require any consent or approval of any Person that has not been obtained (except for consents from the BLM, SCE and for certain consents by third parties to the right of the
              Collateral Agent on behalf of the Secured Parties under the
              Security Documents to step into, cure defaults under or substitute a counterparty to, certain Project Documents) and each such consent and approval that has been obtained is in full force and effect; (ii) violate any material Government Rule or material
              Government Approval applicable to any Project; (iii) conflict with, result in a breach of or constitute a default under: (A) the
              Borrower's Charter Documents or any corporate, limited liability company action or any resolution of the member of the Borrower; or
              (B) any Project Document other than with respect to the Consents described in clause (i) above that have not been obtained or any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Borrower is a party or by which it or its Property may be bound or affected in any material respect; or (iv) result in, or create any Lien (other than a Permitted Lien) upon or with respect to any of the
              properties now owned or hereafter acquired by the Borrower.

       (b)    No Breach. The Borrower is not in violation of any Government Rule or Government Approval that could reasonably be expected to result in a Material Adverse Effect. The Borrower is not in breach of or default under any indenture, loan or credit agreement or any other agreement, lease or instrument referred to in paragraph (a)(iii)
              above, except such breaches or defaults that, in the aggregate could not reasonably be expected to result in a Material Adverse
              Effect.

7.05   GOVERNMENT APPROVALS; GOVERNMENT RULES.

       (a)    Borrower. All Government Approvals necessary under Government
              Rules to be obtained by or on behalf of the Borrower on or prior to the Closing Date are set out in Schedules VI and, except for those Government Approvals set out in Schedule VII which are not currently required for any Project, have been duly obtained, were validly issued, are in full force and effect, are not subject to appeal, are held in the name, or on behalf of, such Person and are free from conditions or requirements compliance with which could reasonably be expected to result in a Material Adverse Effect or which such Person does not reasonably expect to be able to satisfy on or prior to the time when necessary.

                                      -42-

       (b)    Other Major Project Parties. To the Borrower's knowledge: (i) each other Major Project Party has obtained all Government Approvals necessary under Government Rules that are required to be obtained on or prior to the Closing Date in order for such other Major
              Project Party to perform its obligations under the Transaction
              Documents to which it is or is intended to be a party, other than those Government Approvals not currently required for any Project;
              and (ii) such Government Approvals are in full force and effect, are not subject to appeal, are held in the name of such other
              Major Project Party and are free from conditions or requirements compliance with which could reasonably be expected to result in a
              Material Adverse Effect or which the Borrower does not reasonably expect such other Major Project Party to be able to satisfy on or prior to the time when necessary.

       (c)    No Material Omission. The information set out in each application and all other written materials submitted by the Borrower (and to the Borrower's knowledge, each other Major Project Party) to the applicable Government Authority in connection with each of its
              Government Approvals is accurate and complete in all material respects as of the date submitted to such Government Authority and does not omit to state any material fact necessary to make such information not misleading.

       (d)    Future Government Approvals. The Borrower has no reason to believe that any Government Approvals that have not been obtained by it or any other Major Project Party as of the date of this Agreement, but which will be required in the future, will not be obtained in due course on or prior to the time when necessary and will be free from any condition or requirement, compliance with which could reasonably be expected to have a Material Adverse Effect.

       (e)    Compliance of Upgrade Project. The Upgrade Project, if constructed in accordance with the Plans and Specifications therefor and otherwise Developed as contemplated by the Project Documents, will conform to and comply, in all material respects, with all
              covenants, conditions, restrictions and reservations in the
              Government Approvals applicable thereto and all Government Rules.

       (f)    Copies Provided to Administrative Agent. In accordance with
              Section 6.01(h), the Administrative Agent has received a certified copy of each Government Approval heretofore obtained.

7.06   PROCEEDINGS. There is no action, suit or proceeding at law or in equity or by or before any Government Authority, arbitral tribunal or other body now pending or, to the knowledge of the Borrower, threatened against or affecting it, any of its Property (including any Project) or, to the knowledge of the Borrower, any other Major Project Party, that could reasonably be expected to result in a Material Adverse Effect. No winding up, dissolution or similar process is pending or threatened against the
       Borrower or (to the knowledge of the Borrower) any other Major Project
       Party except, after the

                                      -43-

       Closing Date, to the extent such process, if adversely determined, could not reasonably be expected to result in an Event of Default.

7.07   ENVIRONMENTAL MATTERS.

       (a)    Environmental Claims. Except as described in Part A of Schedule
              VIII, to the knowledge of the Borrower, there are no facts, circumstances, conditions or occurrences regarding any Project that could reasonably be expected to form the basis of an
              Environmental Claim arising with respect to any Project or against such Project, the Borrower or, in connection with its involvement in any Project, any other Environmental Party, that individually or in the aggregate could reasonably be expected to result in a
              Material Adverse Effect.

       (b)    Threatened Environmental Claims. Except as set out in Part B of
              Schedule VIII, there are no pending or, to the knowledge of the
              Borrower no past or, threatened Environmental Claims arising with respect to any Project or against such Project, the Borrower or, in connection with its involvement in the Development of any
              Project, any other Environmental Party, that individually or in the aggregate could reasonably be expected to result in a Material
              Adverse Effect.

       (c)    Hazardous Materials. Except as set out in Part C of Schedule VIII,
              to the Borrower's knowledge no Hazardous Materials have been Used or Released at, on, under or from any Project in an amount or concentration that is not otherwise in compliance with applicable
              Environmental Law and that individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect.

       (d)    Other Materials. There are not now and, to the knowledge of the
              Borrower, never have been any underground storage tanks located at any Project. There is no asbestos contained in, forming part of, or contaminating any part of any Project, and no polychlorinated biphenyls are used, stored, located at or contaminate any part of any Project.

       (e)    Investigations. There have been no environmental investigations, studies, audits, reviews or other analyses conducted by or that are in the possession of the Borrower (or, with respect to such investigations, studies, audits, reviews and other analysis conducted prior to April 15, 2002, known by the Borrower to be in its possession) in relation to any Project that have not been provided to the Administrative Agent and the Lenders.

7.08   TAXES. The Borrower has filed or caused to be filed all tax returns that are required by applicable law to be filed, and has paid all Taxes shown to be due and payable on said returns or on any assessments made against the Borrower or any of its Property and all other Taxes imposed on the
       Borrower by any Government Authority (other than Taxes the payment of which are not yet due or that are being Contested) except, in each case, where such failure could not reasonably be expected to have a Material
       Adverse Effect.

                                      -44-

       No Liens for Taxes (other than Permitted Liens) against the Borrower or any of its Property exist and no claims are being asserted against the
       Borrower or any of its Property with respect to any Taxes. The aggregate amount of sales, excise or property taxes imposed or reasonably expected to be imposed on the Borrower or any of its Property does not exceed the amounts provided therefor in the Closing Pro Forma. The charges, accruals and reserves on its books in respect of Taxes are, in the opinion of the
       Borrower, adequate.

7.09   TAX STATUS.

       (a)    For Federal and state income tax purposes, the Borrower is disregarded as an entity separate from its owner.

       (b)    Neither the execution and delivery of this Agreement, the other
              Transaction Documents or the Non-Material Project Contracts nor
              the consummation of any of the transactions contemplated hereby or thereby shall affect the classification of the Borrower as set out in paragraph (a) above.

7.10   ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87)
       did not, as of the date of the most recent financial statements reflecting such amounts, materially exceed the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not,
       as of the date of the most recent financial statements reflecting such amounts, materially exceed the fair market value of the assets of all such underfunded Plans.

7.11   NATURE OF BUSINESS. The Borrower has not engaged in any business other than the Development of the Projects and with respect to the SIGC Lease.
       Neither the business nor any Properties of the Borrower are or have been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that could reasonably be expected to have a Material Adverse Effect.

7.12   TITLE; SECURITY DOCUMENTS.

       (a)    Title. The Borrower owns and has good, legal and marketable title to the Collateral purported to be covered by the Security
              Documents to which it is a party, except for that portion of the
              Collateral which is Real Property, in which the Borrower has a valid estate or interest, and all such interests of the Borrower are free and clear of all Liens other than Permitted Liens.

                                      -45-

              (i)    The Borrower is lawfully possessed of a valid and
                     subsisting estate in and to the Real Property and rights to the Real Property described in the Deed of Trust free and
                     clear of all Liens other than the Liens granted to the
                     Collateral Agent for the benefit of the Secured Parties
                     under the Security Documents and:

                     (A)    as at the Closing Date, exceptions shown on the
                            Title Policy delivered on the Closing Date in
                            relation thereto; and

                     (B)    Permitted Liens.

              (ii)   The Borrower enjoys peaceful and undisturbed possession of, all of its Properties (subject only to the Permitted Liens described above) that are necessary for the Projects.

       (b)    Security Documents. The provisions of the Security Documents are effective to create, in favor of the Collateral Agent for the benefit of the Secured Parties, a legal, valid and enforceable
              Lien on and security interest in all of the Collateral purported to be covered thereby in accordance with state law and as
              permitted pursuant to the rules and regulations of the BLM. All necessary and appropriate recordings and filings have been made, or are being made concurrently herewith, in all necessary and appropriate public offices (including in the jurisdictions set out in Schedule V), and all other necessary and appropriate action has been, or is concurrently herewith being, taken, so that, subject to the rules and regulations of the BLM, each such Security
              Document creates, or as to after-acquired property will create, to the extent set forth in such Security Document, a perfected Lien on and security interest in all right, title, estate and interest in the Collateral covered thereby, prior and superior to all other
              Liens other than Permitted Liens. Except as otherwise agreed by the Lenders, all necessary and appropriate consents to the creation, perfection and enforcement of such Liens have been obtained from each of the parties to the Project Documents except for the BLM and SCE. Subject to the rules and regulations of the
              BLM, no mortgage or financing statement or other instrument or recordation covering all or any part of the Collateral purported to be covered by the Security Documents is on file in any
              recording office, except such as may have been filed in favor of the Collateral Agent for the benefit of the Secured Parties or in respect of any Permitted Lien.

7.13   SUBSIDIARIES.

       (a)    No Subsidiaries. The Borrower has no subsidiaries.

       (b)    Ownership Interests in Borrower. There are no ownership interests in the Borrower other than the 100% member interest held by the
              Sponsor.

                                      -46-

7.14   UTILITY REGULATION.

       (a)    Holding Company. The Borrower is not a "public-utility company" or a "holding company", or an "affiliate" of a "holding company" or of a "public-utility company", or a "subsidiary company" of a
              "holding company", within the meaning of PUHCA nor is Borrower subject to regulation under PUHCA. None of the Projects is a
              "public-utility company" or a "holding company", or an "affiliate"
              of a "holding company" or of a "public-utility company", or a
              "subsidiary company" of a "holding company" within the meaning of
              PUHCA.

       (b)    Status. Each of the Projects is a QF. The Borrower is not, nor
              will any of the Secured Parties (solely as a result of its execution, delivery or performance of this Agreement or the other
              Financing Documents or the transactions contemplated thereby, other than the exercise of remedies under the Security Documents except to the extent that, following such exercise of remedies, the Borrower will remain as the owner of the Projects, and the
              Operator will remain as the operator thereof) be, subject to regulation as a "public-utility company", a "holding company" or a
              "subsidiary company" or an "affiliate" of any of the foregoing, under PUHCA.

       (c)    Public Utility. Except as set out on Schedule VII and provided in the Government Approvals identified therein, the Borrower is not, nor will any of the Secured Parties be (solely as a result of its execution, delivery or performance of this Agreement or the other
              Financing Documents or the transactions contemplated thereby, other than the exercise of remedies under the Security Documents except to the extent that, following such exercise of remedies, the Borrower will remain as the owner of the relevant Projects, and the Operator will remain as the operator thereof), subject to regulation: (i) respecting the rates of electric utilities or material financial and organizational regulation of electric utilities under the FPA or the applicable Government Rules of the
              State of California other than, solely with respect to the Secured
              Parties' exercise of remedies under the Security Documents,
              Section 203 of the FPA; or (ii) otherwise as a gas or other regulated utility, however denominated, under applicable
              Government Rules of the United States of America or the State of
              California.

       (d)    Investment Company. The Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940 or an "investment advisor" within the meaning of the Investment Company Act of 1940.

7.15   FINANCING DOCUMENTS; PROJECT DOCUMENTS; NON-MATERIAL PROJECT CONTRACTS;
       LICENSES, ETC.

       (a)    Financing Documents; Project Documents; Non-Material Project
              Contracts. The Financing Documents, Project Documents and the
              Non-Material Project Contracts constitute and include all
              contracts and agreements relating to the Projects. As at

                                      -47-

              the Closing Date, all Project Documents are set out in the
              definition thereof in Schedule I. There are no material services, materials or rights (other than Government Approvals) required for any Project other than those granted by, or to be provided to the
              Borrower pursuant to, the Project Documents. The Borrower has no reason to believe that any services, materials or rights (other than Government Approvals) that have not been obtained as of the date of this Agreement, but that will be required for a future stage of the Development of any Project (including, without limitation, the Upgrade Project), will not be obtained in due course on or prior to the commencement of the appropriate stage of
              Development of such Project and will not contain any condition or requirement compliance with which could reasonably be expected to have a Material Adverse Effect.

       (b)    Copies of Documents. The Administrative Agent has received a copy
              (certified by the Borrower) of each Project Document, in
              accordance with Section 6.01(c), in each case as in effect on the date of delivery and each amendment, modification or supplement thereto.

       (c)    No Amendment. Since their certification and delivery in accordance with Section 6.01(c) and except as permitted pursuant to Section
              8.22, none of the Project Documents has been amended, modified or supplemented or has been Impaired and all of the Project Documents are in full force and effect in all material respects. All conditions precedent to the obligations of the respective parties under the Project Documents have been satisfied or waived except for such conditions precedent that need not and cannot be
              satisfied until a later stage of Development of the relevant
              Project, and the Borrower has no reason to believe that any such condition precedent cannot be satisfied on or prior to the commencement of the appropriate stage of Development of such
              Project.

       (d)    Representations and Warranties. All material representations, warranties and other factual statements made by the Borrower and, to the knowledge of the Borrower, made by each other Person in the
              Project Documents are true and correct in all material respects
              (or, if stated to have been made solely as of an earlier date, were true and correct as of such date) and do not omit to state any material fact necessary to make such representations,
              warranties and other factual statements not misleading.

       (e)    No Default. The Borrower is not in default in the performance of any covenant or obligation set out in any Project Document in a manner that could reasonably be expected to result in a Material
              Adverse Effect. To the knowledge of the Borrower, no other party to any Project Document is in default in the performance of any covenant or obligation set out therein in a manner that could reasonably be expected to result in a Material Adverse Effect. No
              Default or Event of Default has occurred and is continuing.

                                      -48-

       (f)    Licenses. All material permits, licenses, trademarks, patents or agreements with respect to the usage of technology or other property (other than those constituting Government Approvals) that are necessary for each Project have been obtained, are final and are in full force and effect in all material respects and any such permits, licenses, trademarks, patents or agreements not currently necessary for each Project can reasonably be expected to be obtained when needed, free from conditions or requirements, compliance with which could reasonably be expected to result in a
              Material Adverse Effect.

7.16   UTILITY SERVICES. All utility services necessary for the Development of each Project, including, as necessary, water supply, storm and sanitary sewer, electric and telephone services and facilities, are available to such Project.

7.17   DISCLOSURE. All factual information in writing (taken as a whole)
       furnished by the Borrower or any Affiliate of the Borrower on its behalf, whether in print or electronic form, to any Financing Party was true and accurate in all material respects: on the dates as of which such information was furnished, and was not incomplete by omitting to state any material fact necessary to make such information (taken as a whole)
       not misleading in any material respect at such time in light of the circumstances under which such information was provided; provided, however, that, except as otherwise expressly provided in this Agreement, the Borrower's sole representation with respect to projections, estimates or other expressions of view as to future circumstances shall be that such projections, estimates or other expressions of view as to future circumstances: (i) were prepared in good faith and with due care; (ii)
       fairly present in all material respects the Borrower's expectations as to the matters covered thereby as of their respective date(s) of delivery;
       (iii) were based on reasonable assumptions as to all factual and legal matters material to the estimates therein as of their respective date(s)
       of delivery; (iv) were in all material respects consistent with the provisions of the Transaction Documents as of their respective date(s) of delivery; and (v) contain no statements or conclusions that are based upon or include information known to the Borrower to be misleading or that fail to take into account material information regarding the matters reported therein as of their respective date(s) of delivery. There are in existence no documents or agreements that have not been disclosed to the
       Lenders that are material in the context of the Transaction Documents or that have the effect of varying any of the Transaction Documents or the
       Projects. There is no fact known to the Borrower that has not been disclosed in writing to the Lenders and that has had, or that could reasonably be expected in the future to have, a Material Adverse Effect.

7.18   USE OF PROCEEDS. The proceeds of each Loan will be used solely in accordance with, and solely for the purposes contemplated by, Section
       8.09. No part of the proceeds of any Loan hereunder will be used for the purpose, whether immediate, incidental or ultimate, of buying or carrying any Margin Stock or to extend credit to others for such purpose.

7.19   FEES. On the Closing Date, except with respect to the financial advisor to the Borrower in connection with the transactions contemplated hereby, the Borrower does not have any

                                      -49-

       obligation to any Person in respect of any finder's, broker's, investment banking, legal or accounting or other similar fee (including any fee payable to engineers, environmental consultants, fuel consultants or similar experts) in connection with any of the transactions contemplated by the Transaction Documents for services rendered more than 60 days prior to the Closing Date other than fees payable to Lenders or fees specifically contemplated in the Closing Pro Forma.

7.20   INDEBTEDNESS. The Borrower is not directly or indirectly liable with respect to any Indebtedness outstanding as of the Closing Date other than
       Permitted Indebtedness.

7.21   INVESTMENTS. The Borrower has no Investments except Permitted
       Investments.

7.22   NO FORCE MAJEURE. No event, condition or circumstance has occurred on the basis of which the Borrower has either given a notice of "force majeure"
       or received such notice from any other Person that could reasonably be expected to entitle the Borrower or such notifying Person to excuse, defer or suspend the performance of any of the material obligations of the Borrower or such notifying Person under any Transaction Document to which it is a party on the basis of "force majeure."

7.23   ASSETS. The Borrower owns, leases and otherwise has full legal right to use all Real Property, subject to the rules and regulations of the BLM, buildings, machinery, equipment and other assets, whether tangible or intangible, that are necessary or useful for the conduct of its business as presently conducted and as proposed to be conducted through the Final
       Maturity Date. On and as of the Closing Date, each such asset is, except for the assets to be repaired and/or upgraded as part of the Upgrade
       Project and the Tower Repairs, free from defects (patent and latent), is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it is presently used and as proposed to be used through the Final Maturity Date. Since April 15,
       2002, each such asset, except for the assets to be repaired and/or upgraded as part of the Upgrade Project and the Tower Repairs, has been maintained in accordance with prudent and good industry practice.

                                  ARTICLE VIII

                                    COVENANTS

The Borrower covenants and agrees with the Lenders and the Agents that until the
Termination Date:

8.01   FINANCIAL STATEMENTS AND OTHER INFORMATION. The Borrower shall deliver to the Administrative Agent (in sufficient copies for distribution to each of the Lenders):

       (a)    as soon as available and in any event within 60 days after the end of each quarterly fiscal period of each fiscal year of the
              Borrower, unaudited statements

                                      -50-

              of income, owners' equity and cash flows of the Borrower, for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related unaudited balance sheet as at the end of such period, setting out in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, accompanied by any material accounting variation report required by Section
              1.04(b) and a certificate of a senior financial officer of the
              Borrower, which certificate shall state that said financial statements fairly present in all material respects the financial condition and results of operations of the Borrower, in accordance with the Accounting Principles applicable to the Borrower as at the end of, and for, such period (subject to normal year-end audit adjustments);

       (b)    as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, audited statements of income, owners' equity and cash flows of the Borrower for such year and the related audited balance sheets as at the end of such year, setting out in each case in comparative form the
              corresponding figures for the preceding fiscal year, and
              accompanied by any material accounting variation report required by Section 1.04(b) and an opinion thereon of independent certified public accountants of recognized standing reasonably acceptable to the Lenders, which opinion shall state that said financial statements fairly present in all material respects the financial condition and results of operations of the Borrower as at the end of, and for, such fiscal year in accordance with the Accounting
              Principles applicable to the Borrower, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default or Event of Default (which certificate may be limited to the extent required by accounting rules or
              guidelines or customary accounting practice);

       (c)    promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any, that the Borrower shall have filed with the Securities and Exchange Commission or any national securities exchange;

       (d)    prompt written notice of receipt by the Borrower of written notice of the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower in an aggregate amount that could reasonably be expected to result in a Default or have a Material Adverse Effect;

       (e)    promptly after the Borrower knows or has reason to believe that any Default or Event of Default has occurred, a notice of such event describing the same in reasonable detail and, together with such notice or as soon thereafter as practicable, a description of the action that the Borrower has taken or proposes to take with respect thereto;

                                      -51-

       (f)    promptly after the Borrower knows or has reason to believe that any fact, event, circumstance, condition or occurrence has occurred that results in, or could reasonably be expected to result in, a Material Adverse Effect, a notice of such fact, event, circumstance, condition or occurrence describing the same in reasonable detail and, together with such notice or as soon thereafter as practicable, a description of the action that the
              Borrower has taken or proposes to take with respect thereto;

       (g)    promptly after the Borrower knows or has reason to believe that any event, circumstance or condition in the nature of force majeure has occurred which could reasonably be expected to result in a materially adverse change from the Closing Pro Forma or, if the Second Closing Date has occurred, the Upgrade Pro Form, a notice of such event, describing the same in reasonable detail and, together with such notice or as soon thereafter as
              practicable, a description of the action that the Borrower has taken or proposes to take with respect thereto;

       (h)    promptly upon their becoming available, copies of all material notices or material documents received by the Borrower pursuant to any Project Document (including any notice or other document relating to a failure by the Borrower to perform any of its covenants or obligations under such Project Document);

       (i)    promptly upon their becoming available, copies of all material periodic reports received from the Operator and other material notices relating to any Project received from any Project Party;

       (j)    the notices required by Section 8.06;

       (k)    as soon as practicable as they are available, copies of each insurance policy relating to the Projects, together with a certificate of an Authorized Officer of the Borrower, dated as of the date of such delivery, certifying that the policies comply with Section 8.05(a) and Schedule IV, cover the risks referred to therein, are in full and effect, as of the date of such delivery, no notice of cancellation has been issued thereunder, and that all premiums then due and payable thereon have been paid; and

       (l)    from time to time such other information regarding the financial condition, operations, business or prospects of the Borrower
              (including any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Lender
              (through the Administrative Agent) or Agent may reasonably request.

8.02   MAINTENANCE OF EXISTENCE; ETC.The Borrower shall: (a) preserve and maintain its legal existence; (b) preserve and maintain its good standing and all material licenses, rights, privileges and franchises necessary for the proper operation of each Project and its qualification to do business; and (c) conduct its business in an orderly, efficient and

                                      -52-

       regular manner, unless the failure to so comply could not reasonably be expected to result in a Material Adverse Effect.

8.03   COMPLIANCE WITH GOVERNMENT RULES; ETC.

       (a)    Compliance with Government Rules. The Borrower shall comply with all applicable Government Rules and from time to time obtain, maintain, comply with and renew all Government Approvals as shall now or hereafter be necessary under applicable Government Rules
              (except any thereof the non-compliance with or non-renewal of which could not reasonably be expected to result in a Material
              Adverse Effect). The Borrower shall promptly upon receipt or publication furnish a copy (certified by the Borrower or, if available, the applicable Government Authority) of each such
              Government Approval to the Administrative Agent.

       (b)    No Amendment. Except as provided in Section 8.22(b)(vi), the
              Borrower shall not petition, request or take any legal or
              administrative action that seeks to amend, supplement or modify any Government Approval unless: (i) the Borrower theretofore shall have furnished to the Administrative Agent and the Lenders a detailed description of the proposed amendment, supplement or modification and the actions that the Borrower proposes to take with respect thereto; and (ii) such amendment, supplement or modification could not reasonably be expected to result in a
              Material Adverse Effect. The Borrower shall promptly upon receipt or publication thereof furnish a copy (certified by the Borrower or the applicable Government Authority) of each amendment, supplement or modification to any Government Approval to the
              Administrative Agent.

       (c)    QF Status. The Borrower shall maintain the status of the Projects as QFs.

8.04   ENVIRONMENTAL COMPLIANCE.

       (a)    No Use or Release. The Borrower shall not Use or Release, or permit the Use or Release of, Hazardous Materials at any Project
              other than in compliance with all applicable Environmental Laws and where such Use or Release could not reasonably be expected to result in a Material Adverse Effect.

       (b)    Investigation. The Borrower shall conduct and complete any investigation, study, sampling and testing and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials Released at, on, in, under or from any Project, to the extent required by and consistent with the requirements of all applicable Environmental Laws except where failure to conduct or complete such clean-up, removal, remedial or other action could not reasonably be expected to result in a
              Material Adverse Effect.

       (c)    Environmental Claim. The Borrower shall deliver to the
              Administrative Agent and each Lender:

                                      -53-

              (i)    promptly upon obtaining knowledge of: (A) any fact,
                     circumstance, condition or occurrence that could form the
                     basis of an Environmental Claim arising with respect to any
                     Project or against such Project, the Borrower or, in
                     connection with its involvement in any Project, any other
                     Environmental Party, in each case, which could reasonably
                     be expected to have a Material Adverse Effect; or (B) any
                     pending or threatened material Environmental Claim arising with respect to any Project or against such Project, the
                     Borrower or, in connection with its involvement in any
                     Project, any other Environmental Party, a notice thereof
                     describing the same in reasonable detail and, together with such notice or as soon thereafter as practicable, a
                     description of the action that the Borrower has taken or
                     proposes to take with respect thereto and, thereafter, from time to time such detailed reports with respect thereto as the Administrative Agent or any Lender (through the
                     Administrative Agent) may reasonably request; and

              (ii)   promptly upon their becoming available, copies of all
                     material written communications with any Government
                     Authority relating to any violation or alleged violation of any Environmental Law or any Environmental Claim relating
                     to any Project.

8.05   INSURANCE; EVENTS OF LOSS.

       (a)    Insurance Maintained by the Borrower. The Borrower shall keep its present and future properties and business insured as required by and in accordance with the terms and conditions described in
              Schedule IV.

       (b)    Compromise, Adjustment or Settlement. The Administrative Agent
              shall be entitled at its option to participate in any compromise, adjustment or settlement in connection with any Event of Loss under any policy or policies of insurance or any proceeding with respect to any condemnation (including a Condemnation) or other taking of Property of the Borrower in excess of $1,000,000. The
              Borrower shall, within five Business Days after request therefor, reimburse the Administrative Agent for all reasonable
              out-of-pocket expenses (including reasonable attorneys' and experts' fees) incurred by the Administrative Agent in connection with such participation. The Borrower shall not make any
              compromise, adjustment or settlement in connection with any such claim without the approval of the Administrative Agent, which approval shall not unreasonably be withheld, conditioned or delayed. The Borrower shall diligently pursue all claims and rights to compensation against all relevant insurers and/or
              Government Authorities, as applicable, in respect of any Event of
              Loss.

       (c)    Loss Proceeds. In the event that the Borrower receives any amount of Loss Proceeds in respect of any Event of Loss, the Borrower shall deposit the amount

                                      -54-

              of such Loss Proceeds in the Restoration Sub-Account. In the event that the Borrower receives any amount of proceeds of business interruption insurance and other payments received for
              interruption of operations in respect of any Event of Loss, the
              Borrower shall deposit the amount of such proceeds in the Revenue
              Account. In the event that the amount of such Loss Proceeds with respect to any Event of Loss is $2,500,000 or less, such amounts shall be made available to the Borrower for the purpose of
              Restoring the Affected Property and shall be applied by the
              Borrower to the payment of the cost of the Restoration of the
              Affected Property. In the event that the amount of such Loss
              Proceeds with respect to any Event of Loss is greater than
              $2,500,000, such amounts shall be made available to the Borrower from time to time in accordance with paragraph (d) and shall be applied by the Borrower to the payment of the cost of the
              Restoration of the Affected Property.

              In the event that the relevant Event of Loss has caused a Project to be declared a total loss by its insurers, the Loss Proceeds with respect to such Event of Loss shall be promptly applied by the Administrative Agent in accordance with Section 3.04.

       (d)    Restoration. Amounts to be made available to the Borrower from the
              Restoration Sub-Account to be applied to the Restoration of
              Affected Property following any Event of Loss ("RESTORATION WORK")
              shall be remitted to the Borrower by the Administrative Agent, in the event that the amount of Loss Proceeds with respect to such
              Event of Loss is greater than $2,500,000, subject to the
              satisfaction of the following conditions:

              (i)    in the event that the amount of Loss Proceeds with respect to such Event of Loss is less than or equal to $5,000,000, the Borrower has delivered to the Administrative Agent
                     plans and specifications for the Restoration Work,
                     including reasonable estimates of the costs and time
                     required to complete such Restoration Work ("RESTORATION
                     PLANS") and has certified in writing to the Administrative
                     Agent that the conditions set out in paragraphs (ii)(B),
                     (C), (E) and (F) below have been satisfied; and

              (ii)   in the event that the amount of Loss Proceeds with respect to such Event of Loss is greater than $5,000,000:

                     (A)    the Borrower shall have delivered the relevant
                            Restoration Plan to the Administrative Agent and the
                            Independent Engineer;

                     (B)    the Restoration Plans provide for Restoration Work
                            that is technically feasible and will, upon
                            completion thereof, result in the Project being at
                            least equal in value, general

                                      -55-

                            utility and levels of performance as the Project
                            prior to the Event of Loss;

                     (C)    the Restoration Plans provide for the Restoration
                            Work to be completed within the period covered by
                            business interruption insurance, plus any additional
                            period agreed between the Borrower and the
                            Administrative Agent (after consultation with the
                            Independent Engineer) for a cost not to exceed the
                            relevant Loss Proceeds plus any necessary additional
                            funds ("ADDITIONAL RESTORATION FUNDS") to be
                            contributed towards such Restoration from: (I)
                            amounts then on deposit in the Revenue Account that
                            are distributable in accordance with Section 8.13,
                            which amounts shall be transferred to the
                            Restoration Sub-Account; or (II) cash actually
                            deposited into the Restoration Sub-Account by a
                            Person other than the Borrower;

                     (D)    the Independent Engineer shall have delivered to the
                            Administrative Agent and the Lenders a certificate
                            to the effect that the amount of Loss Proceeds with
                            respect to such Event of Loss that has been
                            deposited in the Restoration Sub-Account together
                            with any Additional Restoration Funds, business
                            interruption insurance proceeds relating thereto and
                            any projected revenues from the Project are
                            sufficient to Restore the Affected Property and to
                            pay all Operation and Maintenance Expenses and all
                            maintenance expenditures for such affected Project
                            and Debt Service, in each case during the period of
                            time that is required, in the opinion of the
                            Independent Engineer, to Restore the Affected
                            Property (the "RECONSTRUCTION PERIOD");

                     (E)    no Event of Default could reasonably be expected to
                            occur during Restoration as a consequence of
                            Restoration Work, assuming that Restoration Work on
                            such Project proceeds in accordance with the
                            Restoration Plan;

                     (F)    the Property constituting the Restoration Work shall
                            be subject to the Lien of the Security Documents
                            (whether by amendment to the Security Documents or
                            otherwise) free and clear of all Liens other than
                            Permitted Liens; and

                     (G)    Each request by the Borrower for a disbursement of
                            funds from the Restoration Sub-Account shall be made
                            on 10 days' prior written notice to the
                            Administrative Agent,

                                      -56-

                            Collateral Agent and the Depositary Bank and shall
                            be accompanied by: (I) a certificate of each of an
                            Authorized Officer of the Borrower and the
                            Independent Engineer that: (1) all of the
                            Restoration Work completed has been done
                            substantially in compliance with the Restoration
                            Plan therefor; (2) the sum requested is required to
                            pay, or to reimburse the Borrower for, costs
                            incurred in connection with such Restoration Work
                            (giving a brief description of the services and
                            materials provided in connection with such
                            Restoration Work); (3) the sum requested, when added
                            to all Loss Proceeds and Additional Restoration
                            Funds with respect to the relevant Event of Loss
                            previously paid out by the Depositary Bank, does not
                            exceed the cost of the Restoration Work done as of
                            the date of such certificate; and (4) the amount of
                            Loss Proceeds with respect to the relevant Event of
                            Loss remaining in the Restoration Sub-Account,
                            together with any remaining Additional Restoration
                            Funds, will be sufficient to complete the
                            Restoration Work (giving an estimate of the cost of
                            such completion in such reasonable detail as the
                            Administrative Agent may reasonably request); (II) a
                            certificate of an Authorized Officer of the Borrower
                            certifying that no Default or Event of Default shall
                            have occurred and is continuing at such date; and
                            (III) partial lien waivers executed by each
                            contractor and major subcontractor involved in the
                            Restoration Work that shall cover all labor,
                            materials (including equipment and fixtures of all
                            kinds), supplies or services done, performed or
                            furnished at, for or to the relevant Project in
                            connection with the Restoration Work performed to
                            the date of such payment.

              Once such Restoration Work is complete (such completion to be evidenced by a certificate of the Borrower delivered to the
              Administrative Agent, the Collateral Agent and the Depositary
              Bank), any remaining relevant Loss Proceeds shall be applied as set out in Section 4.3 of the Depositary Agreement.

              If the Borrower shall at any time abandon the Restoration Work or otherwise fail to pursue the Restoration Work substantially in accordance with the Restoration Plans, then, to the extent that such Loss Proceeds shall not otherwise have been remitted as aforesaid to the Borrower, such Loss Proceeds shall promptly (at the direction of the Majority Lenders) be applied by the
              Administrative Agent in accordance with Section 3.04(a). Anything to the contrary in this Section 8.05 notwithstanding, if as the result of such Event of Loss or Restoration Work an Event of
              Default shall have occurred and be continuing, the Administrative
              Agent

                                      -57-

              may instruct the Depositary Bank to apply any amount of such Loss
              Proceeds in the Restoration Sub-Account in accordance with Section
              3.05.

8.06   PROCEEDINGS. The Borrower shall, promptly upon: (a) obtaining knowledge of any action, suit or proceeding at law or in equity by or before any
       Government Authority, arbitral tribunal or other body pending or threatened against or otherwise affecting the Borrower or any other Major
       Project Party or any of such Person's Property, any Transaction Document, any Project or the Collateral, in each case that could reasonably be expected to result in a Material Adverse Effect; or (b) becoming aware of any other circumstance, act or condition (including the adoption, amendment or repeal of any Government Rule or the Impairment of any
       Government Approval or notice (whether formal or informal, written or oral) of the failure to comply with the terms and conditions of any
       Government Approval) that could reasonably be expected to result in a
       Material Adverse Effect, in each case, furnish to the Administrative
       Agent a notice of such event describing the same in reasonable detail and, together with such notice or as soon thereafter as practicable, a description of the action that the Borrower or such other Major Project
       Party has taken and, with respect to the Borrower, proposes to take with respect thereto.

8.07   TAXES. The Borrower shall pay and discharge all Taxes imposed on it or on its income or profits or on any of its Property or on any Transaction
       Document prior to the date on which penalties attach thereto and prepare and file Tax returns on or before their due date.

8.08   BOOKS AND RECORDS. The Borrower shall keep proper books of record and accounts in accordance with Accounting Principles applicable to it and permit representatives of either Agent, upon reasonable notice, to visit and inspect its properties, to examine, copy or make excerpts from its books, records and documents and to discuss its affairs, finances and accounts with its principal officers during normal business hours and at such intervals as either Agent may reasonably request. The Borrower shall notify the Agents of any change in its independent accountants. The
       Independent Engineer shall have the right to inspect any Project in order to perform its obligations under the Financing Documents, including, to witness and verify any acceptance tests and to discuss the Borrower's affairs with its principal officers and engineers, all at such reasonable times and at such intervals as the Independent Engineer may reasonably request. The Borrower shall at all times maintain and preserve a complete set of Plans and Specifications for each Project (and any Restoration
       Plans with respect to such Project) at such Project's Site, available for inspection by the Independent Engineer (in order to perform its obligations under the Financing Documents), the Agents and any Lender.

8.09   USE OF PROCEEDS. The Borrower shall utilize the proceeds of the Loans as provided in the second paragraph of this Agreement.

8.10   MAINTENANCE OF LIENS. The Borrower shall maintain and preserve the Liens created by the Security Documents and the priority thereof and shall from time to time execute or

                                      -58-

       cause to be executed any and all further instruments (including financing statements, continuation statements and similar statements with respect to any Security Document) reasonably requested by the Collateral Agent for such purposes. The Borrower shall promptly discharge, at the
       Borrower's cost and expense, any Lien (other than Permitted Liens) on the
       Collateral.

8.11   [INTENTIONALLY OMITTED].

8.12   PROHIBITION OF FUNDAMENTAL CHANGES.

       (a)    Merger or Consolidation. The Borrower shall not merge into or consolidate with, or acquire all or any substantial part of the assets or any class of stock or other ownership interests of, any other Person without the prior written consent of the Majority
              Lenders. The Borrower shall not convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of
              transactions, any assets except sales of (without duplication) (A)
              electrical energy or capacity or ancillary services pursuant to a
              PPA or otherwise in the ordinary course of its business; (B)
              assets in the ordinary course of its business, the proceeds of which do not in any year exceed the aggregate sum of $250,000 as to all Projects; and (C) assets made redundant by the Upgrade
              Project.

       (b)    No Acquisition. The Borrower shall not purchase or acquire any assets other than: (i) the purchase of assets reasonably required for the repair of the Defective Towers, and the Upgrade Project, in each case, in accordance with the respective plans therefor;
              (ii) the purchase of assets reasonably required in connection with
              Restoration of the Project in accordance with Section 8.05(d);
              (iii) the purchase of assets in the ordinary course of business as reasonably required in connection with the Project in accordance with the Project Documents and the Non-Material Project Contracts
              and as contemplated by the Closing Pro Forma or, if the Second
              Closing Date has occurred, the Upgrade Pro Forma; and (iv)
              Permitted Investments.

8.13   RESTRICTED PAYMENTS(a).

       The Borrower shall not, directly or indirectly, declare or make any other
       Restricted Payment unless each of the following conditions is satisfied both immediately before and after the date of payment thereof:

       (i)    the date of payment of such Restricted Payment shall be on or within 30 days after a Quarterly Date; provided that, if the
              Borrower has been precluded from making any Restricted Payment within such 30-day period solely as a consequence of the condition set out in paragraph (ii) below being unsatisfied during such period and such condition is subsequently satisfied, the Borrower may make such Restricted Payment on any date (the "EXTENDED

                                      -59-

              RESTRICTED PAYMENT DATE") within 10 days after the date such condition is first satisfied as long as all other conditions of this Section 8.13 are satisfied on and as of such Extended
              Restricted Payment Date;

       (ii)   no Default (other than any Default that (i) provides a cure period therefor of not less than 30 days, (ii) is reasonably capable of being remedied during such 30-day period, (iii) as to which the
              Borrower is diligently prosecuting or pursuing such remedy, and
              (iv) following the occurrence of which not more than 30 days have elapsed), or an Event of Default shall have occurred and shall be continuing or would result from the making of such Restricted
              Payment;

       (iii)  for any Quarterly Date on or prior to March 31, 2004, the
              Projected Debt Service Coverage Ratio shall be at least 1.20:1, and for any corresponding Quarterly Date thereafter, the Debt
              Service Coverage Ratio for the relevant Historical Computation
              Period shall be at least 1.20:1;

       (iv)   the balance on deposit in the Debt Service Reserve Account shall, on the date of payment of such Restricted Payment after giving effect thereto, be at least equal to the Debt Service Reserve
              Required Amount;

       (v)    the Restricted Payment shall only be made from and to the extent of Distributable Cash (as defined in the Depositary Agreement);
              and

       (vi)   each of the Administrative Agent and the Depositary Bank has received: (i) at least 10 days prior to the corresponding
              Quarterly Date and, if applicable, Extended Restricted Payment
              Date, a Distribution Certificate substantially in the form of
              Exhibit G.

       If any of the foregoing conditions to distribution are not satisfied, the relevant monies shall be applied as set out in Section 4.1 of the
       Depositary Agreement.

8.14   LIENS. The Borrower shall not create, incur, assume or suffer to exist any Lien on any of the Collateral or any of the other Property of the
       Borrower except Permitted Liens.

8.15   INVESTMENTS. The Borrower shall not make any Investments except Permitted
       Investments.

8.16   HEDGING ARRANGEMENTS. The Borrower shall, not later than 30 days following the Closing Date, enter into and at all times thereafter maintain in full force and effect one or

                                      -60-

       more Interest Rate Cap Agreements providing for the payment to the
       Borrower of an amount equal to the excess of the Eurodollar Rate minus
       (b) six percent (6%), and otherwise on terms reasonably acceptable to the
       Administrative Agent and the Borrower, with one or more hedge providers reasonably acceptable to the Administrative Agent and the Borrower, and in a notional equivalent amount at least equal to 60% of the principal amount of all Loans outstanding on any Quarterly Date prior to the Final
       Maturity Date.

8.17   INDEBTEDNESS. The Borrower shall not, directly or indirectly, create, incur, assume or otherwise be or become liable with respect to any
       Indebtedness except Permitted Indebtedness.

8.18   TRANSACTIONS WITH AFFILIATES. Except as expressly permitted by this
       Agreement, the Borrower shall not, directly or indirectly, enter into any transaction directly or indirectly with or for the benefit of an
       Affiliate other than transactions that: (a) are in the ordinary course of business, including, without limitation, the Upgrade Project; (b) are on terms and conditions at least as favorable to the Borrower as would be obtainable at the time in a comparable "arm's-length" transaction with a
       Person other than an Affiliate; (c) would not result in any Default hereunder; and (d) are not otherwise prohibited hereunder.

8.19   NATURE OF BUSINESS. The Borrower shall not engage in any business other than the operation of the Projects as contemplated by the applicable
       Project Documents and Non-Material Project Contracts and as contemplated by the SIGC Lease.

8.20   MAINTENANCE OF PROPERTIES.

       (a)    Properties. The Borrower shall maintain and preserve all of its
              Properties necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and in accordance with generally accepted prudent utility practices (and all other standards and requirements, to the extent more stringent, set out in any Project Document).

       (b)    Restoration. The Borrower shall Restore any of its Property now or hereafter the subject of an Event of Loss (whether or not insured against or insurable) except any of its Property that has been the subject of an Event of Loss that the Borrower determines in good faith (and, in relation to any Event of Loss for which the amount of the Loss Proceeds exceeds $2,000,000, with the approval of the
              Majority Lenders) not to be necessary to the conduct of its business.

       (c)    No Removal. The Borrower shall not permit all or any portion of any Project to be removed from such Project's Site (except in the ordinary course of business with respect to maintenance of components of such Project that is required to be conducted off of such Project's Site), demolished or materially altered; provided that spare parts and similar individual items of equipment may be moved from one Project to another Project as the Borrower may reasonably believe necessary.

                                      -61-

8.21   [INTENTIONALLY OMITTED]

8.22   PROJECT DOCUMENTS; ETC.

       (a)    Project Documents. The Borrower shall, unless prior written consent is obtained from the Majority Lenders: (i) perform and observe in all material respects all of its material covenants and obligations contained in each of the Project Documents to which it is a party; and (ii) except as permitted by Section 8.22(b): (A)
              take all reasonable and necessary action to prevent the
              termination or cancellation of any Project Documents in accordance with the terms thereof or otherwise; and (B) enforce against the relevant Project Party each material covenant or obligation of such Project Document in accordance with its terms, unless the failure to so comply could not reasonably be expected to result in a Material Adverse Effect. Anything in the foregoing to the contrary notwithstanding, the Borrower shall pay, or cause to be paid, when due, all claims for labor, material, supplies or services (under the Project Documents or otherwise) that, if unpaid, could by law result in a Mechanics' Lien; provided that:
              (A) in the event that, in accordance with the provisions of the relevant Project Document, any such claim may be paid in
              installments or may be deferred (whether or not interest shall accrue on the unpaid balance thereof), the Borrower may pay such claim in installments (together with accrued interest on the unpaid balance thereof, if any) as the same become due or prior to the end of such period of deferral; and (B) the Borrower shall have the right to contest the validity or amount of such claim.

       (b)    No Cancellation, Assignment, Etc. The Borrower shall not, without the prior written consent of the Majority Lenders:

              (i)    cancel or terminate any Project Document to which it is a
                     party or consent to or accept any cancellation or
                     termination thereof;

              (ii)   sell, assign (other than pursuant to the Security
                     Documents) or otherwise dispose of (by operation of law or otherwise) any part of its interest in any Project
                     Document, except as permitted by Section 8.12;

              (iii)  waive any default under, or material breach of, any Project
                     Document or waive, fail to enforce, forgive, compromise,
                     settle, adjust or release any material right, interest or
                     entitlement, howsoever arising, under or in respect of any
                     Project Document or in any way vary, or agree to the
                     variation of, any material provision of such Project
                     Document or of the performance of any material covenant or obligation by any other Person under any Project Document;

                                      -62-

              (iv)   exercise any "price reopener" or quantity adjustment
                     provisions or similar contractual adjustment provisions
                     (whether or not such provisions relate to price or
                     quantity) under any Project Document or act upon any "price reopener" or quantity adjustment provisions or any such
                     similar contractual adjustment provisions under any Project
                     Document exercised by any other Project Party (except, in
                     each case, upon instructions of the Majority Lenders (after
                     Expert Consultation));

              (v)    petition, request or take any other legal or administrative action that seeks, or may reasonably be expected, to Impair any Project Document or amend, modify or supplement any
                     Project Document; or

              (vi)   amend, supplement or modify any Project Document (in each
                     case as in effect on the Closing Date (or if executed
                     subsequently, its execution date) other than as
                     contemplated by the Energy Services Agreement and as
                     thereafter amended, supplemented or modified in accordance with this paragraph (b)) in any material respect.

       (c)    Additional Project Documents. The Borrower shall not enter into any Additional Project Document (other than Interest Rate Cap
              Agreements) without the prior approval of the Majority Lenders
              (such consent not to be unreasonably withheld or delayed) unless:
              (i) the terms of such Additional Project Document are in
              accordance with the terms of the then-current Annual Operating
              Plan and Budget; (ii) entering into such Additional Project
              Document could not reasonably be expected to have a Material
              Adverse Effect; (iii) the terms and conditions of such Additional
              Project Document are consistent with the Financing Documents; and
              (iv) the Borrower shall take (or cause to be taken) all action necessary to create and perfect the Lien and security interests of the Secured Parties thereon (including execution of all Ancillary
              Documents).

       (d)    Restrictions. The Borrower shall not enter into any contract or agreement (other than the Financing Documents and any Project
              Document related to the Upgrade Project) or take any other action that, directly or indirectly, restricts its ability to: (i) enter into amendments, modifications, supplements or waivers of any of the Transaction Documents; (ii) sell, transfer or otherwise dispose of its assets other than in the ordinary course of its business; (iii) create, incur, assume or suffer to exist any Lien upon any of its Property other than Permitted Liens; (iv) create, incur, assume, suffer to exist or otherwise become liable with respect to any Indebtedness other than Permitted Indebtedness; or
              (v) declare or make any Restricted Payment except in accordance with Section 8.13.

       (e)    Delivery of Documents. Promptly after the execution and delivery thereof, the Borrower shall furnish each Agent and the Lenders with: (i) copies (certified by

                                      -63-

              the Borrower) of: (A) all amendments, supplements, change orders or modifications of any Project Document to which such Person is a party; and (B) all Additional Project Documents to which it is a party; and (ii) all Ancillary Documents to which it is a party relating to any Additional Project Document.

       (f)    Fees Under O&M Contract. The Borrower and the Operator shall not, without the prior written consent of the Majority Lenders, permit
              "Extraordinary Operation Expenses" under and as defined in the O&M
              Contract to exceed $750,000 in any fiscal year of the Borrower.

8.23   ANNUAL OPERATING PLANS AND BUDGETS; OPERATING STATEMENTS.

       (a)    Annual Operating Plan and Budget.

              (i)    Scope of Annual Operating Plan and Budget. The Borrower
                     shall prepare and submit to the Administrative Agent (with sufficient copies to permit distribution to each Lender and the Independent Engineer), as and when required by this
                     Agreement, a consolidated annual operating plan and budget for the Borrower for the upcoming Operating Year, including operating and maintenance programs, capital expenditure
                     programs, and budgeted statements of income and sources and uses of cash and balance sheets (the "ANNUAL OPERATING PLAN
                     AND BUDGET"). The Annual Operating Plan and Budget shall be accompanied by a statement of a financial officer of the
                     Borrower to the effect that, to the best of such officer's knowledge, such budget is a reasonable estimate for the
                     period covered thereby and is in compliance with the
                     requirements of this Section 8.23(a).

              (ii)   Contents. Each Annual Operating Plan and Budget shall
                     contain reasonable estimates of Project Revenues (broken
                     out by source), Operation and Maintenance Expenses,
                     Extraordinary Operation Expenses (as defined in the O&M
                     Contract (including a monthly breakdown thereof), capital
                     expenditures, projected working capital requirements of the
                     Borrower and production goals, including detailed
                     assumptions regarding the dispatch of each Project and
                     power prices, in each case, for each calendar month covered by such Annual Operating Plan and Budget, based on the
                     reasonable projections at such time. Such projections shall be based on all facts and circumstances then existing and
                     known to the Borrower and that reflect a reasonable
                     estimate of its future results for the upcoming Operating
                     Year and, in the case of its net income, the next
                     succeeding three (3) Operating Years. Each Annual Operating
                     Plan and Budget shall also address each Project's interface requirements in relation to local utilities,

                                      -64-

                     proposed staffing levels and safety, regulatory and
                     environmental compliance programs. Each Annual Operating
                     Plan and Budget shall be prepared in good faith on the
                     basis of written assumptions stated therein which the
                     Borrower believes to be reasonable as to all factual and
                     legal matters material to such estimates.

              (iii)  Form of Annual Operating Plan and Budget. Unless otherwise consented to by the Administrative Agent, which consent
                     shall not be unreasonably withheld, conditioned or delayed, each Annual Operating Plan and Budget from year to year
                     shall be based on the same format as the "Data Import"
                     worksheet that is a part of the Closing Pro Forma and be
                     maintained on the same basis and provide sufficient detail to permit a meaningful comparison to previous years.

              (iv)   At least 45 (but no more than 90) days prior to the end of each Operating Year, the Borrower shall prepare and submit to the Administrative Agent a draft Annual Operating Plan
                     and Budget for the upcoming Operating Year.

              (v)    Effectiveness and Approval of Annual Operating Plans and
                     Budgets. Subject to the following sentence, a draft Annual
                     Operating Plan and Budget shall become effective on the
                     first day of the relevant Operating Year. In relation to
                     any draft Annual Operating Plan and Budget delivered
                     pursuant to paragraph (iv) above in relation to a new
                     Operating Year, if: (A) expenses for the Operating Year
                     covered thereby for any Project exceed those set out for
                     such Project in the then-current Annual Operating Plan and
                     Budget by more than 10% on a consolidated basis; or (B)
                     actual expenditures for any Project in respect of Operation and Maintenance Expenses in the then-current Operating Year met the conditions set out in paragraph (b)(i)(B) below, in each case: (I) the Borrower shall notify the Administrative
                     Agent thereof when submitting the draft Annual Operating
                     Plan and Budget pursuant to paragraph (a)(iv) above or (b)
                     below; and (II) Majority Lender approval of such draft
                     Annual Operating Plan and Budget shall be required, which
                     approval shall not unreasonably be withheld, conditioned or delayed. If the Administrative Agent does not inform the
                     Borrower of the Majority Lenders' disapproval of the
                     submitted Annual Operating Plan and Budget within 30 days
                     after submission thereof to the Administrative Agent, such
                     Annual Operating Plan and Budget shall be deemed approved
                     by the Majority Lenders. If the Majority Lenders do not
                     approve an Annual Operating Plan and Budget, the
                     Administrative Agent shall

                                      -65-

                     advise the Borrower of the items that are disapproved and
                     the reason for such disapproval.

                     If all or any portion of an Annual Operating Plan and
                     Budget is disapproved, the Borrower shall adhere to all
                     approved aspects of such Annual Operating Plan and Budget.
                     With respect to those aspects of any Annual Operating Plan and Budget that are not approved, the Annual Operating Plan and Budget for the preceding Operating Year (if
                     applicable), adjusted (in relation to budgeted
                     expenditures) for inflation in a manner mutually acceptable to the Borrower and the Administrative Agent (after Expert
                     Consultation), shall be applicable thereto (and shall for
                     all purposes hereof be deemed to be part of the approved
                     Annual Operating Plan and Budget for such Operating Year)
                     until such time as such aspects of the Annual Operating
                     Plan and Budget therefor have been approved by the Majority
                     Lenders.

              (vi)   O&M Contract Consistency. The Borrower shall ensure that
                     any budget or other applicable projection under the O&M
                     Contract is consistent with the Annual Operating Plan and
                     Budget hereunder (as modified from time to time hereunder).

       (b)    Operation and Maintenance Expenses.

              (i)    The Borrower shall not at any time during any Operating
                     Year make expenditures for any Project in respect of any
                     Operation and Maintenance Expenses for such Project in
                     excess of:

                     (A)    in the case of any line item or category of the
                            proposed Annual Operating Plan and Budget which is
                            not approved by the Majority Lenders (and until such
                            time as such amounts are so approved), the amounts
                            applicable thereto pursuant to the second paragraph
                            of paragraph (a)(v) above for the period from the
                            beginning of such Operating Year to the end of the
                            current month thereof;

                     (B)    in respect of all other such Operation and
                            Maintenance Expenses, any amount which would cause
                            the aggregate amount of such other expenditures to
                            exceed $250,000; or

                     (C)    solely in respect of the "Compromise Payment" under
                            and as defined in the Energy Services Agreement, an
                            aggregate amount exceeding $724,000;

                     in the case of (A) and (B), without having first proposed
                     an amendment to the then-current Annual Operating Plan and
                     Budget and the Majority

                                      -66-

                     Lenders having approved such amendment in accordance with
                     paragraph (ii) below; provided, however, that no such
                     approval shall be required for the "Compromise Payment"
                     referred to in the foregoing clause (C) or for Emergency
                     Operating Costs up to $1,000,000 per Project in any
                     Operating Year (prorated on the basis of a 365-day year for any Operating Year which is less than a full calendar
                     year).

              (ii)   If at any time during any Operating Year: (A) Operation and
                     Maintenance Expenses to be paid by the Borrower during the balance of such Operating Year exceed or could reasonably
                     be expected to exceed the allowance provisions of paragraph
                     (i) above; or (B) the Borrower believes such costs for the balance of such year will exceed such allowance provisions, in each case, the Borrower shall propose an amendment to
                     the then-current Annual Operating Plan and Budget (with
                     copies thereof delivered to the Administrative Agent and
                     the Independent Engineer). Such amendment shall become
                     effective on the date that such proposal is approved by the
                     Majority Lenders. At the time the Borrower submits such
                     proposal, the Borrower shall certify the purpose of such
                     amendment and that such amendment is reasonably necessary
                     or desirable for the operation and maintenance of the
                     Projects. If the Majority Lenders do not approve a proposed amendment, the Administrative Agent shall advise the
                     Borrower of the items that are disapproved and the reason
                     for such disapproval. If all or any portion of a proposed
                     amendment is disapproved, the Borrower shall adhere to the
                     Operation and Maintenance Expenses included in the approved
                     Annual Operating Plan and Budget (subject to the allowance provisions of paragraph (i) above).

      (c)     O&M Contract Operating Reports. The Borrower shall furnish to the
              Administrative Agent a copy of each Quarterly Operations Reports received by it pursuant to the terms of the O&M Contract which include: (i) technical performance of the Projects, including production, (ii) an accident incident report, (iii) safety and environmental compliance status, (iv) equipment operational status, (v) a summary of all major maintenance performed in the preceding quarter and that planned for the coming quarter, including a summary of Major Corrective Maintenance Work (as defined in the O&M Contract) performed in the preceding quarter,
              (vi) any other known conditions which may adversely affect the technical or financial performance of the Projects, and (vii) the incurrence or payment of any "Extraordinary Operation Expenses"
              under and as defined in the O&M Contract.

8.24   SPECULATIVE ACTIVITIES.

                                      -67-

       The Borrower shall not engage in any speculative activities. Nothing in this Section 8.24 shall prohibit the Borrower from entering into the
       Interest Rate Cap Agreements.

8.25   STATUS.

       (a)    The Borrower shall take, or cause to be taken, all action required to maintain the status of each of the Projects as a QF.

       (b)    The Borrower shall not take or permit any Affiliate to take, any action that would cause the Borrower: (i) to become regulated as a public utility under: (A) the FPA in a manner different than that contemplated by its Government Approvals set out on Schedule VI or
              any of its future Government Approvals regarding the rates of public utilities granted by FERC, such future Government Approvals not to be sought without the prior written consent of the Majority
              Lenders; or (B) any other material utility regulation under any
              Government Rule (excluding the FPA and the Government Rules promulgated thereunder), other than as set out on Schedule VI; or
              (ii) to become subject to any material utility regulation under any Government Rule, other than as set out on Schedule VI.

       (c)    Neither the Borrower nor any of its Affiliates shall take, or permit to be taken, any action that would cause the Borrower to be an "investment company" or a company "controlled" by an
              "investment company" within the meaning of the Investment Company
              Act of 1940.

8.26   UPDATED SURVEYS AND TITLE POLICY FOLLOWING UPGRADE PROJECT.

       (a)    Surveys. The Administrative Agent shall have received, no later than 100 days following completion of the Upgrade Project, a survey of the Site certified to the Borrower, the relevant Title
              Company and the Administrative Agent, updated, with respect to all relevant requirements and information required for the Initial
              Surveys under Section 6.01(f)(ii), to within 60 days of the date of receipt by the Administrative Agent.

       (b)    Title Policy. Promptly and in any event within 100 days after completion of the Upgrade Project, the Borrower shall cause the relevant Title Company to deliver to the Administrative Agent:

              (i)    an endorsement of the Title Policy issued in connection
                     with such Project deleting from the Title Policy: (A) any
                     exception in connection with pending disbursements; (B) any exception with respect to unrecorded mechanics' and
                     materialmen's liens; and (C) any exception with respect to survey matters; and

              (ii)   an abstractor's certificate or other title evidence showing no Liens or other exceptions to the title of the Deed of
                     Trust Estate, other

                                      -68-

                     than Permitted Liens and those previously approved in
                     writing by the Administrative Agent.

8.27   ACCOUNTS. The Borrower shall not establish or maintain any account other than (a) the Accounts established and maintained pursuant to the
       Depositary Agreement and (b) any account that does not hold Project
       Revenues.

8.28   NO SUBSIDIARIES. The Borrower shall not form, establish, acquire or suffer to exist any Subsidiaries of the Borrower.

8.29   SCE CONSENT. The Borrower shall use commercially reasonable efforts to obtain and deliver to the Administrative Agent, on or prior to the date
       60 days following the Closing Date, an agreement among the Borrower, SCE and the Collateral Agent providing for the consent by SCE to the collateral assignment by the Borrower to the Collateral Agent of the
       Borrower's rights under each PPA.

                                   ARTICLE IX

                                EVENTS OF DEFAULT

9.01   EVENTS OF DEFAULT. Each of the following events shall be and constitute an "EVENT OF DEFAULT":

       (a)    The Borrower shall default in the payment when due hereunder of any principal of or interest on any Loan and such default shall continue unremedied for a period of three (3) Business Days after such amount first became due.

       (b)    The Borrower shall default in the payment when due of any amount payable by it hereunder or under any other Financing Document
              (other than amounts described in paragraph (a) above) and such default shall continue unremedied for a period of 30 days after such amount first became due.

       (c)    Any material representation, warranty or statement confirmed or made by the Borrower, the Sponsor or any other Major Project Party under any Financing Document or contained in any certificate, statement, notice or other document provided to any Financing
              Party under or pursuant to any Financing Document shall have been incorrect or misleading in any material respect when made or deemed to be made or (except if stated to have been made solely as of an earlier date) repeated.

       (d)    The Borrower shall default in the performance of any of its obligations under any of:

              (i)    Section 8.02(a); (solely in relation to the maintenance of its existence); 8.03(a) (in relation to the first sentence thereof);

                                      -69-

                     8.03(b) (solely in relation to the first sentence thereof);
                     8.03(c); 8.04(a); 8.04(b); 8.04(c); 8.05(a); 8.05(b) (other than in relation to the provisions of the second sentence
                     thereof); 8.05(d) (solely in relation to the provisions of the first and second sentences thereof); 8.07; 8.09; 8.12;
                     8.13 (and such default shall continue for a period of five
                     (5) consecutive Business Days); 8.15 (and such default
                     shall continue for a period of five (5) consecutive
                     Business Days); 8.16; 8.17; 8.19; 8.22(b); 8.22(c);
                     8.22(d); 8.24; 8.25; 8.26; 8.27; or 8.28; or any other
                     provision of any Financing Document and such continues for more than thirty (30) consecutive days after the Borrower
                     should reasonably become aware of such default;

              (ii)   Section 4.01(a), (b),(c) and(g); 4.02 (provided, that
                     solely if the Borrower has no knowledge of the existence of any financing statement referred to therein, no Event of
                     Default shall occur until the date 30 days after the filing of such financing statement); 4.04(a), 4.09, or 4.15 of the
                     Borrower Security Agreement;

              (iii)  Section 1.2, 1.3, 1.6, 1.7, 1.8, 1.9, 1.14 or 1.18 of the
                     Deed of Trust; or

              (iv)   Sections 3.1(a), 3.1(b) or 4.3 of the Depositary Agreement.

       (e)    The Sponsor shall default in the performance of any of its obligations under Sections 4.01(a), 4.02, 4.03, 4.05, 4.06, 4.07,
              4.09 or 4.10 of the Pledge Agreement; or any other provision of the Pledge Agreement and such continues for more than thirty (30)
              consecutive days after the Borrower should reasonably become aware of such default.

       (f)    The Borrower or any other Major Project Party shall default in the performance of any material covenant or undertaking contained in any Project Document other than any obligation for the payment of money, which default continues beyond the shorter of the
              applicable period of grace specified therefor in such document or
              (i) ten (10) days, in the case of a payment default, or (ii) 30 days, in the case of any other default provided that, if such other default (x) is not capable of being remedied with diligent effort within such 30-day period, and (y) is reasonably capable of being remedied and the Borrower is diligently prosecuting or pursuing such remedy, such other default shall not give rise to an
              Event of Default unless such other default shall continue
              unremedied for a period of ninety (90) days after an Authorized
              Officer of the Borrower becomes aware or reasonably should have become aware of such other default.

       (g)    The Borrower or the Sponsor shall: (i) admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; (ii) apply for or consent to the appointment of, or the taking of possession by, a receiver,

                                      -70-

              custodian, trustee or liquidator of itself or of all or a
              substantial part of its Property; (iii) make a general assignment for the benefit of its creditors; (iv) commence a voluntary case under the Bankruptcy Code; (v) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts; (vi) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code; or (vii) take any corporate, limited liability company or partnership action for the purpose of effecting any of the foregoing.

       (h)    (i) A proceeding or case shall be commenced against the Borrower or the Sponsor, in each case without the application or consent of such Person, in any court of competent jurisdiction, seeking: (A)
              its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts; (B) the appointment of a trustee, receiver, custodian, liquidator or the like of such
              Person or of all or any substantial part of its Property; or (C)
              similar relief in respect of such Person under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and, in each case, such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 90 or more days;
              or (ii) an order for relief against such Person shall be entered in an involuntary case under the Bankruptcy Code.

       (i)    Prior to the completion of its duties under all Transaction
              Documents to which it is a party, any of SCE, the Operator or
              Imperial Irrigation District shall: (i) admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; (ii) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its
              Property; (iii) make a general assignment for the benefit of its creditors; (iv) commence a voluntary case under the Bankruptcy
              Code; (v) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization,
              winding-up, or composition or readjustment of debts; (vi) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code; or (vii) take any corporate or
              partnership action for the purpose of effecting any of the foregoing.

       (j)    (i) Prior to the completion of its duties under all Transaction
              Documents to which it is a party, a proceeding or case shall be commenced against any of SCE, the Operator or Imperial Irrigation
              District, without the application or consent of such Person, in any court of competent jurisdiction, seeking: (A) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts; (B) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person or of all or any substantial part of its Property; or (C) similar relief in respect of such Person under any law relating to bankruptcy, insolvency,

                                      -71-

              reorganization, winding-up, or composition or adjustment of debts, and, in each case, such proceeding or case shall continue
              undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 90 or more days; or (ii) an order for relief against such Person shall be entered in an involuntary case under the Bankruptcy Code.

       (k)    Any Person referred to in paragraph (g) or (h) above shall be terminated or dissolved (as a matter of Government Rule or otherwise), or proceedings shall be commenced by any Person seeking the termination or dissolution of any Person referred to in paragraph (g) or (h) above and such proceedings shall continue undismissed or unstayed for a period of 90 or more days (or such shorter period of time which such Person has pursuant to
              Government Rule to cause the dismissal of such proceeding or stay the effectiveness of any such order, judgment or decree).

       (l)    A judgment or judgments for the payment of money is rendered by one or more Government Authorities against the Borrower in an aggregate amount (less any amount that applicable insurers have acknowledged liability for) exceeding $500,000 in the aggregate, and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 45 days from the date of entry thereof, and such Person shall not, within said period of 45 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal, or any action shall be taken by a judgment creditor to attach or levy upon any assets of such Person to enforce any such judgment.

       (m)    An ERISA Event shall have occurred that, in the opinion of the
              Administrative Agent, when taken together with all other ERISA
              Events that have occurred, could reasonably be expected to result in a Material Adverse Effect.

       (n)    (i) Any Environmental Claim arising with respect to the
              Development of any Project shall have been asserted against such
              Project, the Borrower or the Operator or, in connection with its involvement with the Development of a Project, any other
              Environmental Party which, if adversely determined, could
              reasonably be expected to have a Material Adverse Effect; or (ii)
              any Release or Use of any Hazardous Materials at, on, under or from such Project shall have occurred which could reasonably be expected to have a Material Adverse Effect.

       (o)    Any Indebtedness of the Borrower in excess of $500,000 is not paid when due (after giving effect to any grace period applicable thereto), becomes due and payable by reason of any default or event of default with respect thereto (howsoever described), or could under the terms of the documentation evidencing such
              Indebtedness (after giving effect to any grace period applicable thereto)

                                      -72-

              become due and payable by reason of any default or event of default with respect thereto (howsoever described).

       (p)    (i) The Borrower, the Sponsor, SCE, the Operator or Imperial
              Irrigation District shall fail to obtain, renew, maintain or comply with all Government Approvals as shall now or hereafter be necessary or desirable; or (ii) any Government Approval related to any Project shall be Impaired or shall cease to be in full force and effect; or (iii) any action, suit, proceeding or investigation shall be commenced by or before any Government Authority that could reasonably to expected to result in the Impairment of any such Government Approval and such action, suit, proceeding or investigation is not dismissed or terminated within 90 days and, in each such case, such failure, Impairment, cessation or
              commencement could reasonably be expected to have a Material
              Adverse Effect.

       (q)    (i) Except as expressly contemplated pursuant to paragraph (u)
              below, any material provision of any Transaction Document shall at any time for any reason cease to be valid and binding or in full force and effect; or (ii) except as expressly contemplated pursuant to paragraph (u) below, any Transaction Document shall be
              Impaired in whole or part; or (iii) the validity or enforceability of any Transaction Document shall be contested by any party thereto (other than either Agent or the Lenders) or any Government
              Authority; or (iv) the Borrower, the Sponsor, SCE, the Operator or
              Imperial Irrigation District shall deny that it has any or further liability or obligation under any Transaction Document and, in each such case, such cessation, Impairment, contest or denial could reasonably be expected to have a Material Adverse Effect.

       (r)    Any Security Document shall cease to be in full force and effect or to be effective to grant a perfected Lien to the Collateral
              Agent for the benefit of the Secured Parties, on any part of the
              Collateral described therein having value in excess of $100,000 in the aggregate with the priority purported to be created thereby subject to the rules and regulations of the BLM.

       (s)    Any Material Adverse Effect shall occur and be continuing.

       (t)    One or more judgments or decrees is entered against the Borrower in the form of an injunction or other similar relief requiring suspension or abandonment of the Development of any Project (or a material portion thereof) for a continuous period of at least 90 days, and such judgment or decree is not vacated, discharged or stayed or bonded pending appeal within 90 days (or any shorter appeal period as is available under applicable Government Rules from the date of entry thereof).

       (u)    The Borrower or the Operator ceases to carry on or suspends all or substantially all of its activities in connection with the
              Development of a Project or otherwise abandons or permits the abandonment of its Project, in each case for a period of 45 days or more, other than where the cessation or suspension is for bona fide

                                      -73-

              operational reasons or due to an event of force majeure and the
              Borrower is using commercially reasonable efforts to commence or recommence such construction or operation.

       (v)    The Tower Repairs fail to be substantially completed on or prior to July 1, 2003.

9.02   RIGHTS UPON AN EVENT OF DEFAULT. Upon the occurrence and during the continuation of an Event of Default:

       (a)    the Administrative Agent may, and, upon request of the Majority
              Lenders, shall, by notice to the Borrower and the Collateral
              Agent, terminate the Commitments and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrower hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.05 or 5.06) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower;
              and

       (b)    in the case of the occurrence of an Event of Default referred to in paragraph (g) or (h) above with respect to the Borrower, the
              Commitments shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrower hereunder and under the Notes (including any amounts payable under Section 5.05 or
              5.06) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

         Notwithstanding anything else provided herein, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may exercise any and all remedies available to it under law or equity and any Lender may exercise any right of set-off available to it. Without limiting the foregoing, remedies under any Security Document may only be exercised by the Collateral Agent, although any Secured Party shall have the right (but not the obligation) to cure any default under a
         Security Document subject to the rules and regulations of the BLM.

                                   ARTICLE X

                                   THE AGENTS

10.01  APPOINTMENT, POWERS AND IMMUNITIES. Each Lender hereby appoints and authorizes each of the Administrative Agent and the Collateral Agent to act as its agent hereunder and under the other Financing Documents to which such Agent is or becomes a party with such powers as are specifically delegated to such Agent by the terms of this

                                      -74-

       Agreement and of such other Financing Documents, together with such other powers as are reasonably incidental thereto. Each Agent (which term as used in this sentence and in Section 10.05 and the first sentence of
       Section 10.06 shall include reference to its Affiliates and its own and its Affiliates' officers, directors, employees, representatives, attorneys and agents):

       (a)    shall have no duties or responsibilities except those expressly set out in this Agreement and in the other Financing Documents to which such Agent is or becomes a party, and shall not by reason of this Agreement or any such other Financing Document be a trustee for any Lender or subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

       (b)    shall not be responsible to the Lenders for any recitals,
              statements, representations or warranties contained in this
              Agreement or in any other Financing Document, or in any
              certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other
              Financing Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Financing Document or any other document referred to or provided for herein or therein, or for the validity or sufficiency of the security afforded hereby or thereby, or for any failure by the Borrower or any other Person to perform any of its obligations hereunder or thereunder;

       (c)    shall not, except (in the case of the Collateral Agent) to the extent expressly instructed by the Majority Lenders with respect to collateral security under the Security Documents, be required to initiate or conduct any litigation or collection proceedings hereunder or with respect hereto or under, or with respect to, any other Financing Document;

       (d)    shall not be liable or responsible for any action taken, suffered or omitted to be taken by it hereunder or under, or with respect to, any other Financing Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction; and

       (e)    shall not be required to take any action which is contrary to the
              Financing Documents or applicable Government Rules.

       Each Agent may employ agents, experts and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents, experts or attorneys-in-fact selected by it in good faith. The
       Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with the
       Administrative

                                      -75-

       Agent, together with the consent of the Borrower to such assignment or transfer (to the extent provided in Section 11.06(b)).

10.02  RELIANCE BY AGENTS. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any certification, notice or other written communication (including any thereof by telex, telegram or cable) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by such Agent. Each Agent may also rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. As to any matters not expressly provided for by this Agreement or any other Financing Document to which an Agent is intended to be a party, such Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Majority Lenders or all of the Lenders as is required in such circumstance, and such instructions of such Lenders and any action taken, suffered or omitted or failure to act pursuant thereto shall be binding on all of the Lenders.

       Without limiting the foregoing, each Agent shall be entitled to advice of counsel and other professionals concerning all matters of trust and its duty hereunder, but no Agent shall be answerable or responsible for the professional malpractice of any attorney-at-law or certified public accountant or for the acts or omissions of any other professional in connection with the rendering of professional advice in accordance with the terms of this Agreement, if such attorney-at-law, certified public accountant or other professional was selected by such Agent with due care.

10.03  DEFAULTS. Each Agent shall be deemed not to have knowledge or notice of the occurrence of a Default (other than, in the case of the
       Administrative Agent, the non-payment of principal of or interest on
       Loans or of commitment fees payable to the Administrative Agent and, in the case of each Agent, fees payable to it under Financing Documents)
       unless such Agent has received notice from a Lender or the Borrower specifying such Default and stating that such notice is a "Notice of
       Default". In the event that any Agent receives such a notice of the occurrence of a Default, such Agent shall give prompt notice thereof to the Lenders (and, in the case of the Administrative Agent, shall give each Lender prompt notice of each such non-payment) and the other Agent.
       Each Agent shall (subject to Section 10.07) take such action with respect to such Default as shall be directed by the Majority Lenders or, if provided herein, all of the Lenders, as applicable; provided that, unless and until such Agent shall have received such directions, such Agent may
       (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Majority Lenders or all of the Lenders, as applicable.

                                      -76-

10.04  RIGHTS AS A LENDER. With respect to its Commitments and the Loans made by it, United (and any successor acting as Administrative Agent or
       Collateral Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent or the
       Collateral Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include United in its individual capacity.
       United (and any successor acting as Administrative Agent or Collateral
       Agent, as applicable) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower
       (and any of its Affiliates) as if it were not acting as the
       Administrative Agent or the Collateral Agent, as applicable, and United
       (and any successor acting as Administrative Agent or Collateral Agent, as applicable) and its Affiliates may accept fees and other consideration from the Borrower (and any of its Affiliates) for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

10.05  INDEMNIFICATION. The Lenders agree to indemnify each Agent (to the extent not reimbursed under Section 11.03, but without limiting the obligations of the Borrower under Section 11.03) ratably in accordance with the aggregate principal amount of the Loans held by the Lenders (or, if no
       Loans are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, fines, claims, demands, settlements, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against such Agent (including by any Lender) arising out of or by reason of any investigation or in any way relating to or arising out of this
       Agreement or any other Transaction Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses which the Borrower is obligated to pay under Section 11.03, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents; provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction) of the party to be indemnified. The obligations of the
       Lenders under this Section 10.05 shall survive the termination of this
       Agreement, the repayment of the Loans or the earlier resignation or removal of either Agent.

10.06  NON-RELIANCE ON AGENTS AND OTHER LENDERS. Each Lender agrees that it has, independently and without reliance on either Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and its Affiliates and its own decision to enter into this Agreement and that it will, independently and without reliance upon either Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any other Transaction Document. No Agent shall be required to

                                      -77-

       keep itself informed as to the performance or observance by the Borrower or any other Person of this Agreement or any other Transaction Document or any other document referred to or provided for herein or therein or to inspect the Properties or books of the Borrower or such other Person.
       Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by an Agent hereunder or under the Financing Documents, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower
       (or any Affiliate thereof) which may come into the possession of such
       Agent or any of its Affiliates.

10.07  FAILURE TO ACT. Except for action expressly required of an Agent hereunder and under the other Financing Documents to which such Agent is or becomes a party, such Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Section 10.05 against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. No provision of this Agreement shall require the Collateral Agent to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Each Agent shall be entitled to interest (calculated on a per annum basis) on all amounts advanced by it hereunder in its discretion at the Federal Funds Rate. Each Agent shall at any time be entitled to cease taking any action if it no longer deems any indemnity or undertaking from the Lenders to be sufficient.

10.08  RESIGNATION OR REMOVAL OF AGENTS. Subject to the appointment and acceptance of a successor Agent as provided below, an Agent may resign at any time by giving notice thereof to the Lenders and the Borrower, and an
       Agent may be removed at any time with or without cause by the Majority
       Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint, with the consent of the Borrower (unless a
       Default or Event of Default has occurred and is continuing), such consent not to be unreasonably withheld or delayed, a successor Agent. If no successor Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring
       Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Agent, then the retiring Agent, at its discretion, may, on behalf of the Lenders, appoint a successor Agent, which shall be a bank which has an office in New York, New York with capital, surplus and undivided profits of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article X and Section 11.03 shall continue in effect for its benefit in respect of any actions taken,

                                      -78-

       suffered or omitted to be taken by it while it was acting as such Agent.
       Each Agent agrees not to resign solely as a result of the occurrence and continuance of a Default or an Event of Default.

10.09  CONSENTS. Except as otherwise provided in Section 11.04, each Agent may, with the prior written consent of the Majority Lenders (but not otherwise), consent to any modification, supplement or waiver under any
       Transaction Document; provided that, without the prior written consent of each Lender, the Collateral Agent shall not (except as provided herein or in the Security Documents) release any Collateral or otherwise terminate any Lien under any Security Document, or agree to additional obligations being secured by the Collateral (unless the Lien for such additional obligations shall be junior to the Lien in favor of the other obligations secured by such Security Document and is otherwise permitted hereunder)
       or alter the relative priorities of the obligations entitled to the benefits of the Liens created under the Security Documents with respect to any of the Collateral, except that no such consent shall be required, and the Collateral Agent is hereby authorized, to release any Lien covering the Borrower's Property that is the subject of a disposition of
       Property permitted under this Agreement or under the relevant Security
       Document or to which the Lenders have consented.

10.10  COLLATERAL AGENT. The Collateral Agent shall:

       (a)    forward promptly after receipt thereof (and use its best efforts to forward within five Business Days of such receipt): (i) to each
              Secured Party a copy of each document furnished to such Agent for such Secured Party under this Agreement, and any other Financing
              Documents to which such Agent is a party; and (ii) to the
              Administrative Agent any notice delivered to the Collateral Agent pursuant to any Consent and Agreement;

       (b)    have the right, but not the obligation, to: (i) refuse any item for credit to any Account except as required by the terms of the
              Financing Documents; (ii) refuse to honor any request for transfer in relation to any Account that is not consistent with the
              Financing Documents; (iii) charge to any Account all applicable charges; and (iv) pay fees, interest and other charges owing by the Borrower as provided herein and in the other Transaction
              Documents;

       (c)    except as otherwise provided herein and in the Depositary
              Agreement (including by the provision of standing instructions therein), and subject to the provisions of Section 10.07, take all actions and make all determinations with respect to the Collateral and the Security Documents, including as to the advisability of taking additional steps to perfect, or cause the perfection of, any security interest, as directed in writing by the
              Administrative Agent; and

       (d)    have the right at any time to seek clarification and instructions concerning the administration of the Financing Documents from the
              Administrative Agent, legal

                                      -79-

              counsel or any court of competent jurisdiction and shall be fully protected in relying upon such instructions.

                                   ARTICLE XI

                                  MISCELLANEOUS

11.01  WAIVER. No failure on the part of either Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement, any Note or any other
       Financing Document shall operate as a waiver thereof, and no single or partial exercise of any right, power or privilege under this Agreement, any Note or any other Financing Document shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

11.02  NOTICES. All notices, requests and other communications provided for herein and under the Financing Documents (including any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing (including by telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier with confirmation of receipt received or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid;
       provided, however, that if such transmission or delivery does not occur by 4:00 p.m. recipient's time, then such transmission or delivery shall be deemed to occur on the next Business Day.

11.03  EXPENSES; ETC.

       (a)    Expenses. The Borrower shall pay or reimburse each of the Lenders and each Agent for paying:

              (i)    all reasonable out-of-pocket costs and expenses of the
                     Agents (including the reasonable fees and expenses of: (A)
                     Bingham McCutchen LLP, special counsel to the Lenders; (B)
                     the Independent Engineer; (C) the Insurance Advisor; (D)
                     such other counsel or experts engaged by the Administrative
                     Agent at the request of the Majority Lenders (and, except
                     during the occurrence and continuation of a Default, with
                     the consent of the Borrower, such consent not to be
                     unreasonably withheld or delayed) from time to time; and
                     (E) counsel engaged by the Collateral Agent from time to
                     time with (except during the occurrence and continuation of a Default) the consent of the Borrower, such

                                      -80-

                     consent not to be unreasonably withheld or delayed), in
                     each case in connection with: (I) the negotiation,
                     preparation, execution and delivery of this Agreement and
                     the other Transaction Documents and the extension of credit hereunder; or (II) any amendment, modification or waiver of any of the terms of this Agreement or any other Transaction
                     Document;

              (ii)   all reasonable costs and expenses of the Lenders and each
                     Agent (including reasonable counsels' fees and expenses and reasonable experts' fees and expenses) in connection with:
                     (A) any Default and any enforcement or collection
                     proceedings resulting therefrom or in connection with the
                     negotiation of any restructuring or "work-out" (whether or not consummated) of the obligations of the Borrower under
                     this Agreement or the obligations of any Project Party
                     under any other Transaction Document; and (B) the
                     enforcement of this Section 11.03;

              (iii)  all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any Government Authority
                     in respect of this Agreement or any other Transaction
                     Document or any other document referred to herein or
                     therein and all costs, expenses, taxes, assessments and
                     other charges incurred in connection with any filing,
                     registration, recording or perfection of any Lien
                     contemplated by this Agreement or any other Financing
                     Document or any other document referred to herein or
                     therein; and

              (iv)   all costs, expenses and other charges in respect of title
                     insurance procured with respect to the Liens created
                     pursuant to the Deed of Trust.

              In relation to payments referred to under clause (iii) above, within 30 days after paying such amount, the Borrower shall deliver to the Administrative Agent, evidence reasonably
              satisfactory to the Administrative Agent of such payment.

       (b)    Indemnity. The Borrower shall indemnify each Agent, each Lender, their respective Affiliates and their respective shareholders, officers, directors, employees, representatives, attorneys and agents (each, an "INDEMNITEE") from, and shall hold each of them harmless against, any and all losses, liabilities, claims, damages, expenses, obligations, penalties, fines, demands, settlements, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever (including the reasonable fees and expenses of counsel and consultants for each Indemnitee in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto, but excluding any such losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or

                                      -81-

              disbursements incurred solely by reason of the gross negligence or willful misconduct of such Indemnitee) that may at any time
              (including at any time following the Termination Date) be imposed on, asserted against or incurred by any Indemnitee as a result of, or arising out of, or in any way related to or by reason of:

              (i)    any of the transactions contemplated hereby or by any other
                     Transaction Document or the execution, delivery or
                     performance of this Agreement or any other Transaction
                     Document;

              (ii)   the extensions of credit hereunder or the actual or
                     proposed use by the Borrower of any of the extensions of
                     credit hereunder or the grant to the Collateral Agent for
                     the benefit of, or to any of, the Secured Parties of any
                     Lien on the Collateral or on any other Property of the
                     Borrower, the Sponsor or any ownership interest in the
                     Borrower;

              (iii)  the exercise by the Collateral Agent or the other Secured
                     Parties of their rights and remedies (including
                     foreclosure) under any agreements creating any such Lien;
                     and

              (iv)   any Environmental Law (including any Lien filed against any
                     Project by or in favor of any Government Authority) as a
                     result of the past, present or future operations of the
                     Borrower, the Sponsor (as it relates to the Projects) or
                     the Operator (or any predecessor in interest to any such
                     person), or the past, present or future condition of any
                     site or facility owned, operated or leased at any time by
                     the Borrower, the Sponsor or the Operator (or any such
                     predecessor in interest to any such person), or any Release or Use or threatened Release of any Hazardous Materials at any such site or facility, that is not otherwise in
                     accordance with applicable Environmental Law, including any such Release or Use or threatened Release which shall occur during any period when such Indemnitee shall be in
                     possession of any such site or facility following the
                     exercise by either Agent or any other Secured Party of any of its rights and remedies hereunder or under any Financing
                     Document or any other Transaction Document.

       (c)    Records. Each relevant Financing Party shall maintain in
              accordance with its usual practice records evidencing the amounts payable by the Borrower under this Section 11.03; provided that the failure of any Financing Party to maintain such records shall not in any manner affect the obligation of the Borrower to make such payments.

                                      -82-

11.04  AMENDMENTS; ETC. Except as otherwise expressly provided in this
       Agreement, any provision of this Agreement may be amended or modified only by an instrument in writing signed by each of the Borrower, the
       Administrative Agent, the Collateral Agent and the Majority Lenders, or
       by each of the Borrower and the Collateral Agent and the Administrative
       Agent acting with the consent of the Majority Lenders, and any provision of this Agreement may be waived by the Majority Lenders or by the
       Administrative Agent acting with the consent of the Majority Lenders;
       provided that:

       (a)    no amendment, modification or waiver shall, unless by an
              instrument signed by all of the Lenders or by the Administrative
              Agent acting with the consent of all of the Lenders: (i) increase or extend the term, or extend the time or waive any requirement for the reduction or termination, of the Commitments; (ii) extend the date fixed for the payment of principal of or interest on any
              Loan or any fee hereunder; (iii) reduce the amount of any such payment of principal; (iv) reduce the rate at which interest is payable thereon or any fee is payable hereunder; (v) alter the rights or obligations of the Borrower to prepay Loans; (vi) alter the manner in which payments or prepayments of principal, interest or other amounts hereunder shall be applied among the Lenders or
              Types or Classes of Loans; (vii) alter the terms of this Section
              11.04; (viii) amend the definition of the term "Majority Lenders"
              or modify in any other manner the number or percentage of the
              Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof; (ix) waive any of the conditions precedent set out in Section 6.01; or (x) release all or any material portion of the Collateral; and

       (b)    any amendment, modification, waiver or supplement of the rights or duties of either Agent hereunder shall require the consent of such
              Agent.

       Anything in this Agreement to the contrary notwithstanding, if at any time when the conditions precedent set out in Article VI to any extension of credit hereunder are, in the opinion of the Majority Lenders, satisfied, any Lender shall fail to fulfill its obligations to make such extension of credit, then, for so long as such failure shall continue, such Lender shall (unless the Majority Lenders, determined as if such
       Lender were not a "Lender" hereunder, shall otherwise consent in writing)
       be deemed for all purposes relating to amendments, modifications, waivers or consents under this Agreement or any other Financing Document
       (including under this Section 11.04 and under Section 10.09) to have no
       Loans or Commitments, shall not be treated as a "Lender" hereunder when performing the computation of Majority Lenders, and shall have no rights under the preceding paragraph of this Section 11.04.

       Anything in this Agreement to the contrary notwithstanding, no waiver or modification of any provision of this Agreement that has the effect
       (either immediately or at some later time) of enabling the Borrower to satisfy a condition precedent to the making of a Loan of any Class shall be effective against the Lenders making Loans of such Class for purposes of the Commitments of such Class unless the Majority Lenders making Loans of such Class shall have concurred with such waiver or modification, and no waiver or

                                      -83-

       modification of any provision of this Agreement or any other Financing
       Document that could reasonably be expected to adversely affect the
       Lenders making Loans of any Class in a manner that does not affect all
       Classes equally shall be effective against the Lenders making Loans of such Class unless the Majority Lenders making Loans of such Class shall have concurred with such waiver or modification.

11.05  SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

11.06  ASSIGNMENTS AND PARTICIPATIONS.

       (a)    Borrower. The Borrower may not assign its rights or obligations hereunder or under the Notes without the prior consent of all of the Lenders and the Administrative Agent.

       (b)    Lenders. Subject to the terms of clause (g) below, each Lender may assign any of its Loans, its Notes and its Commitments (but only with the consent of, in the case of an outstanding Commitment, the
              Administrative Agent, not to be unreasonably withheld) to an
              Eligible Assignee; provided that: (i) no such consent by the
              Administrative Agent shall be required in the case of any
              assignment to another Lender or an Affiliate (or Approved Fund) of a Lender; (ii) except in the case of an assignment to a Lender or an Affiliate (or Approved Fund) of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitments, any such partial assignment shall be in an amount at least equal to $5,000,000; and (iii) each assignment by a Lender of its
              Commitment, Loans or Note of a particular Class shall be made in such a manner so that the same portion of its Commitment, Loans and Note of such Class is assigned to the respective assignee.

              Upon execution and delivery by the assignee to the Borrower and the Administrative Agent of an instrument in writing pursuant to which such assignee agrees to become a "Lender" hereunder (if not already a Lender) having the Commitments and Loans specified in such instrument, and upon consent thereto by the Administrative
              Agent, to the extent required above, the assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment with the consent of the Administrative Agent, to the extent required above), the obligations, rights and benefits of a
              Lender hereunder holding the Commitments and Loans (or portions thereof) assigned to it (in addition to the Commitments and Loans, if any, theretofore held by such assignee) and the assigning
              Lender shall, to the extent of such assignment, be released from the Commitments (or portion thereof) so assigned. Upon each such assignment (other than such an assignment by United), the
              assigning Lender shall pay the Administrative Agent an assignment fee of $3,000.

                                      -84-

              In furtherance of the foregoing, on the date of any such
              assignment pursuant to this Section 11.06(b), the Borrower shall deliver to the assigning Lender and the assignee Lender, in exchange for the Notes theretofore delivered by the Borrower to the assigning Lender, appropriately completed Notes, dated the effective date of such assignment, payable to such assigning
              Lender and to such assignee, in an aggregate amount equal to their respective Commitments after giving effect to such assignment, and otherwise duly completed.

              [Intentionally omitted.]

       (c)    Participants. A Lender may sell or agree to sell to one or more other Persons a participation in all or any part of any Loan held by it, or in its Commitments (provided that partial participations shall be in an amount at least equal to $5,000,000 or the entire remaining amount of the assigning Lender's Loans and Commitments, whichever is the lesser). Each purchaser of a participation (a
              "PARTICIPANT") shall be entitled to the rights and benefits of the provisions of Section 8.01(m) with respect to its participation in such Loans and Commitments as if (and the Borrower shall be directly obligated to such Participant under such provision as if)
              such Participant were a "Lender" for purposes of said Section, but, except as otherwise provided in Section 4.07(c), shall not have any other rights or benefits under this Agreement or any Note or any other Financing Document (the Participant's rights against such Lender in respect of such participation to be those set out in the agreements executed by such Lender in favor of the
              Participant). All amounts payable by the Borrower to any Lender under Article V in respect of Loans and its Commitments, shall be determined as if such Lender had not sold or agreed to sell any participations in such Loans and Commitments, and as if such
              Lender were funding each of such Loans and Commitments in the same way that it is funding the portion of such Loans and Commitments in which no participations have been sold. In no event shall a
              Lender that sells a participation agree with the Participant to take or refrain from taking any action hereunder or under any other Financing Document, except that such Lender may agree with the Participant that it will not, without the consent of the
              Participant, agree to: (i) increase or extend the term, or extend the time or waive any requirement for the reduction or
              termination, of such Lender's Commitment; (ii) extend the date fixed for the payment of principal of or interest on the related
              Loans or any portion of any fee hereunder payable to the
              Participant; (iii) reduce the amount of any such payment of principal; (iv) reduce the rate at which interest is payable thereon, or any fee hereunder payable to the Participant, to a level below the rate at which the Participant is entitled to receive such interest or fee; (v) alter the rights or obligations of the Borrower to prepay the related Loans; or (vi) consent to any modification or waiver hereof or of any Financing Document to the extent that the same, under Section 10.09 or 11.04, requires the consent of each Lender.

                                      -85-

              Notwithstanding anything else provided herein, no Person
              purchasing a participation in accordance with the terms hereof shall be considered a "Lender" for any purposes of the Financing
              Documents by reason of the purchase of such participation.

       (d)    Assignment to Federal Reserve Bank. Anything in this Section 11.06 to the contrary notwithstanding, any Lender may (without notice to the Borrower, either Agent or any other Lender, and without payment of any fee) assign and pledge all or any portion of its
              Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the
              Federal Reserve System and any Operating Circular issued by such
              Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

       (e)    Information. A Lender may furnish any information concerning the
              Borrower in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section
              11.08.

       (f)    Assignment to Borrower. Anything in this Section 11.06 to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to the Borrower or any of its Affiliates without the prior consent of each Lender.

       (g)    United. Notwithstanding anything to the contrary in this Section
              11.06, United shall not assign any interest in any Commitment or
              Loan such that at any time it shall cease to own less than 50.1%
              of the aggregate principal amount of the Loans from time to time outstanding.

11.07  MARSHALLING; RECAPTURE. None of the Administrative Agent, the Collateral
       Agent, or any Lender shall be under any obligation to marshal any assets in favor of the Borrower or any other party or against or in payment of any or all of the Secured Obligations. To the extent either Agent or any
       Lender receives any payment by or on behalf of the Borrower, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to the
       Borrower or its estate, trustee, receiver, custodian or any other party under any bankruptcy or insolvency law, state or Federal law, common law or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof that has been paid, reduced or satisfied by the amount so repaid shall be reinstated by the amount so repaid and shall be included within the liabilities of the Borrower to such Agent or such Lender as of the date such initial payment, reduction or satisfaction occurred.

11.08  CONFIDENTIALITY. Each Lender and each Agent agrees (on behalf of itself and each of its Affiliates, directors, officers, employees and representatives) to keep confidential, any non-public information supplied to it by the Borrower pursuant to this Agreement that is

                                      -86-

       identified by the Borrower as being confidential at the time the same is delivered to such Lender or such Agent; provided that nothing herein shall limit the disclosure of any such information: (i) to the extent required by any Government Rule or judicial process; provided that, unless prohibited by applicable Government Rules or not reasonably practicable: (A) notice shall be given to the Borrower of such request;
       and (B) such Lender or such Agent, as applicable, shall reasonably cooperate with the Borrower to the extent the Borrower may seek to challenge such requirement, so long as the Borrower pays all costs of such challenge and the disclosing party determines that such challenge would not adversely affect it; (ii) to counsel for any of the Lenders or either Agent; (iii) to banking, securities exchange or other regulatory or supervisory authorities, auditors or accountants; (iv) to either Agent or any other Lender; (v) in connection with the exercise of any remedies hereunder or under any of the Financing Documents or any suit, action or proceeding relating to this Agreement or any other Financing Document or the enforcement of rights hereunder or thereunder; (vi) to the
       Independent Engineer, the Insurance Advisor or to other experts engaged by either Agent or any Lender in connection with this Agreement and the transactions contemplated hereby; (vii) to the extent that such information is required to be disclosed to a Government Authority in connection with a tax audit or dispute; (viii) in connection with any
       Default and any enforcement or collection proceedings resulting therefrom or in connection with the negotiation of any restructuring or "work-out"
       (whether or not consummated) of the obligations of the Borrower under this Agreement or the obligations of the Borrower, the Sponsor, the
       Operator or other Project Party under any other Transaction Document; or
       (ix) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective
       Lender and the Borrower a confidentiality agreement pursuant to which it agrees to comply with the requirements of this Section 11.08.
       Notwithstanding the foregoing provisions of this Section 11.08(b), the foregoing obligation of confidentiality shall not apply to any such information that: (A) was known to any Lender or either Agent prior to the time it received such confidential information from the Borrower or its Affiliates pursuant to the Transaction Documents; or (B) becomes part of the public domain independently of any act of any Lender or either
       Agent not permitted hereunder (through publication or otherwise); or (C)
       is received by any Lender or either Agent, as applicable, without restriction as to its disclosure or use, from a Person other than the
       Borrower or its Affiliates; provided that such Lender or such Agent, as applicable has no actual knowledge that such source is disclosing such information to such Lender or such Agent, as applicable, in violation of a confidentiality agreement with respect to such information.

11.09  NON-RECOURSE. No recourse shall be had for the payment of any obligations under any Loan or upon any other obligation, covenant or agreement under this Agreement or any other Financing Document, against the Sponsor or any Affiliate thereof, any incorporator, direct or indirect stockholder, member, partner, officer, director, as such, whether past, present or future of the Sponsor or the Borrower or any Affiliate thereof or of any successor corporation thereto (either directly or through the Sponsor or the Borrower or a

                                      -87-

       successor corporation) (each hereinafter, a "NON-RECOURSE PERSON"), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise. It is expressly agreed and understood that:

       (a)    this Agreement and each other Financing Document are solely limited liability company obligations of the Borrower, and that no personal liability whatsoever shall attach to, or be incurred by, any Non-Recourse Person, either directly or indirectly through the
              Borrower or any successor Person, because of the indebtedness thereby authorized or under or by reason of any of the
              obligations, covenants or agreements contained in this Agreement or any of the Financing Documents or to be implied herefrom or therefrom; and

       (b)    any claim of or relating to such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of this Agreement and each other Financing Document.

       Notwithstanding the foregoing, nothing in this Section 11.09 shall impair or in any way limit any liabilities or obligations of: (i) the Sponsor under or pursuant to its obligations as set forth in the Borrower Equity
       Interest Pledge; or (ii) any Non-Recourse Party for fraud or willful misconduct.

11.10  SURVIVAL. The obligations of the Borrower under Sections 5.01, 5.05, 5.06 and 11.03, the obligations of the Lenders under Section 10.05 and the obligations of the Borrower and the Lenders under the penultimate sentence of Section 10.08 and under Section 11.08 shall survive after the
       Termination Date. In addition, each representation and warranty made, or deemed to be made by a notice of any Disbursement, herein or pursuant hereto shall survive the making of such representation and warranty, and no Lender shall be deemed to have waived, by reason of making any
       Disbursement hereunder, any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Lender or either Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such Disbursement was made.

11.11  COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any party hereto may execute this Agreement by signing any such counterpart. This Agreement and the other Financing Documents constitute the entire agreement and understanding among the parties hereto with respect to matters covered by this Agreement and the other Financing Documents and supersede any and all prior agreements and understandings, written or oral, relating to the subject matter hereof. This Agreement shall become effective at such time as the Administrative Agent shall have received counterparts hereof signed by all of the intended parties hereto.

11.12  NO THIRD PARTY BENEFICIARIES IN RELATION TO DISBURSEMENTS. THE AGREEMENT
       OF THE LENDERS TO MAKE THE LOANS TO THE

                                      -88-

       BORROWER, ON THE TERMS AND CONDITIONS SET OUT IN THIS AGREEMENT, ARE
       SOLELY FOR THE BENEFIT OF THE BORROWER, AND NO OTHER PERSON (INCLUDING
       ANY AFFILIATE OF THE BORROWER, OR ANY PROJECT PARTY, CONTRACTOR,
       SUBCONTRACTOR, SUPPLIER, WORKMAN, CARRIER, WAREHOUSEMAN OR MATERIALMAN
       FURNISHING LABOR, SUPPLIES, GOODS OR SERVICES TO OR FOR THE BENEFIT OF
       ANY PROJECT) SHALL HAVE ANY RIGHTS HEREUNDER OR UNDER ANY OTHER FINANCING
       DOCUMENT AS AGAINST EITHER AGENT OR ANY LENDER OR WITH RESPECT TO ANY
       EXTENSION OF CREDIT CONTEMPLATED HEREBY.

11.13  GOVERNING LAW; SUBMISSION TO JURISDICTION, ETC. THIS AGREEMENT AND THE
       NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF
       THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY SUBMITS TO THE
       NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE
       SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN
       NEW YORK COUNTY (INCLUDING ANY APPELLATE DIVISION THEREOF), AND OF ANY
       OTHER APPELLATE COURT IN THE STATE OF NEW YORK, FOR THE PURPOSES OF ALL
       LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE
       TRANSACTIONS CONTEMPLATED HEREBY (OTHER THAN ENFORCEMENT OF THE DEED OF
       TRUST). EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT
       PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER
       HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A
       COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS
       BEEN BROUGHT IN AN INCONVENIENT FORUM.

11.14  WAIVER OF JURY TRIAL. EACH OF THE BORROWER, EACH AGENT AND EACH OF THE
       LENDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY
       APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL
       PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE
       TRANSACTIONS CONTEMPLATED HEREBY.

11.15  SPECIAL EXCULPATION. NO CLAIM MAY BE MADE BY THE BORROWER, ANY OF ITS
       AFFILIATES, ANY PARTY TO THIS AGREEMENT OR THE AFFILIATES, SHAREHOLDERS,
       DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS OR AGENTS OF ANY OF THEM
       AGAINST EITHER AGENT OR ANY LENDER OR THE AFFILIATES, SHAREHOLDERS,
       DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS OR AGENTS OF ANY OF THEM FOR
       ANY SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE LOSS OR
       DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER
       THEORY OF LIABILITY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY
       OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR
       THEREBY, OR ANY ACT,

                                      -89-

       OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, AND THE BORROWER
       HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR ANY SUCH
       DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO
       EXIST IN ITS FAVOR.

11.16  SERVICE OF PROCESS. Each party hereto hereby irrevocably consents to the service of process in any suit, action or proceeding in such courts by the mailing thereof by any of the other parties hereto by registered or certified mail, postage prepaid, to the "Address for Notices" specified below its name on the signature pages hereof.

11.17  SERVICE OF PROCESS. Nothing herein shall in any way be deemed to limit the ability of any party hereto to serve any writs, process or summonses in any other manner permitted by applicable law or to obtain jurisdiction over any other party hereto in such jurisdiction, and in such manner, as may be permitted by applicable law.

11.18  SEVERABILITY. Any provision of this Agreement or the other Financing
       Documents that is prohibited or unenforceable in any particular jurisdiction shall, as to that jurisdiction, be ineffective to the extent of that prohibition or unenforceability without invalidating the remaining provisions of this Agreement or the other Financing Documents, and any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable that provision in any other jurisdiction.

                            [SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                  BORROWER
                                  --------

                                  ORMESA LLC

                                  By: ORMAT FUNDING CORP.,
                                      its Sole Member and Controlling Manager

                                  By: /s/ Connie Stechman
                                     ------------------------------------------
                                     Name: Connie Stechman
                                     Title: Director, Chief Financial Officer
                                            and Assistant Secretary

                                  Address for Notices:

                                  Ormesa LLC
                                  980 Greg Street
                                  Sparks, Nevada 89431
                                  Telephone No.: (775) 356-9029
                                  Facsimile No.: (775) 356-9039
                                  Attention: President

                                  Schedule I to the Credit Agreement

                                      I-2

                                  LENDERS
                                  -------

                                  UNITED CAPITAL,
                                    a division of Hudson United Bank

                                  By: /s/ Jerome P. Peters, Jr.
                                      -----------------------------------------
                                     Name: Jerome P. Peters, Jr.
                                     Title: Senior Vice President

                                  Address for Notices:

                                  United Capital, a division
                                  of  Hudson United Bank
                                  87 Post Road East
                                  Westport, Connecticut 06880

                                  Telephone No.: (203) 291-6600
                                  Facsimile No.: (203) 291-6652
                                  Attention: Mr. Jerome P. Peters, Jr.

                                  Schedule I to the Credit Agreement

                                      I-3

                                  ADMINISTRATIVE AGENT
                                  --------------------

                                  UNITED CAPITAL,
                                     a division of Hudson United Bank,
                                     not in its individual capacity but solely
                                     as Administrative Agent

                                  By: /s/ Jerome P. Peters, Jr.
                                      -----------------------------------------
                                     Name: Jerome P. Peters, Jr.
                                     Title: Senior Vice President

                                  Address for Notices:

                                  United Capital, a division
                                  of  Hudson United Bank
                                  87 Post Road East
                                  Westport, Connecticut 06880

                                  Telephone No.: (203) 291-6600
                                  Facsimile No.: (203) 291-6632
                                  Attention: Mr. Jerome P. Peters, Jr.

                                  Schedule I to the Credit Agreement

                                      I-4

                                  COLLATERAL AGENT
                                  ----------------

                                  UNITED CAPITAL,
                                     a division of Hudson United Bank,
                                     not in its individual capacity but solely
                                     as Collateral Agent

                                  By: /s/ Jerome P. Peters, Jr.
                                      -----------------------------------------
                                     Name: Jerome P. Peters, Jr.
                                     Title: Senior Vice President

                                  Address for Notices:

                                  United Capital, a division
                                  of  Hudson United Bank
                                  87 Post Road East
                                  Westport, Connecticut 06880
                                  Telephone No.: (203) 291-6600
                                  Facsimile No.: (203) 291-6632
                                  Attention: Mr. Jerome P. Peters, Jr.

                                  Schedule I to the Credit Agreement

                                                                      SCHEDULE I

                                   DEFINITIONS

"ACCEPTABLE INSURANCE BROKER" shall mean a nationally or internationally recognized, independent insurance broker satisfactory to the Administrative
Agent.

"ACCOUNTING PRINCIPLES" shall mean, with respect to any Person at any date, the generally accepted accounting principles and standards then in effect in such
Person's jurisdiction of incorporation or formation, in all cases, consistently applied.

"ACCOUNTS" shall have the meaning assigned to such term in the Depositary
Agreement.

"ACQUISITION DOCUMENTS" shall mean those documents delivered to the Collateral
Agent by the Borrower on four cd-roms labeled (i) "Acquisition of Ormesa I and
GEM Geothermal Power Facilities by Ormat", (ii) "Acquisition of Ormesa
Geothermal II Power Facilities by Ormat", (iii) "Acquisition of Ormesa II
Geothermal Project by Ormat" and (iv) "Acquisition of Ormesa Geothermal Trust by
Ormat", including the Sale and Purchase Agreements and all other documents contained therein.

"ADDITIONAL COSTS" shall have the meaning assigned to such term in Section
5.01(a).

"ADDITIONAL PROJECT DOCUMENT" shall mean any contract or agreement relating to any Project (other than Non-Material Project Contracts) entered into by the
Borrower subsequent to the Closing Date.

"ADDITIONAL RESTORATION FUNDS" shall have the meaning assigned to such term in
Section 8.05(d)(ii)(C).

"ADDITIONAL TERM LOAN AVAILABILITY PERIOD" shall mean the period from and including the Closing Date through (and including) December 31, 2003.

"ADDITIONAL TERM LOAN COMMITMENT" shall mean for each Lender, the obligation of such Lender to make an Additional Term Loan in an aggregate principal amount at any one time outstanding equal to the amount set out opposite such Lender's name in Schedule III under the heading "Additional Term Loan Commitment" (as the same may be adjusted from time to time pursuant to Section 2.03 or as a consequence of an assignment in accordance with Section 11.06(b)). The initial aggregate amount of the Additional Term Loan Commitments available to the Borrower at any time shall not exceed $7,500,000.

"ADDITIONAL TERM LOAN FACILITY" shall mean the credit facility to be provided pursuant to Section 2.0l(b).

"ADDITIONAL TERM LOAN NOTE" shall have the meaning assigned to such term in
Section 2.07(b).

"ADDITIONAL TERM LOANS" shall have the meaning assigned to such term in Section
2.0l(b).

                       Schedule I to the Credit Agreement

                                      I-2

"ADMINISTRATIVE AGENT" shall have the meaning assigned to such term in the opening paragraph of this Agreement.

"ADVANCE DATE" shall have the meaning assigned to such term in Section 4.06.

"AFFECTED LOANS" shall have the meaning assigned to such term in Section 5.04.

"AFFECTED PROPERTY" shall mean, with respect to any Event of Loss, any Project
Property lost, destroyed, damaged, condemned (including through a Condemnation)
or otherwise taken as a result of such Event of Loss.

"AFFILIATE" shall mean, as to any Person, any other Person that directly or indirectly controls, or is under common control with, or is controlled by, such first Person. As used in this definition, "CONTROL" (including, with its correlative meanings, "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person that owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership, limited liability company or other ownership interests of any other Person will be deemed to control such corporation or other Person. The term "AFFILIATED" shall have a correlative meaning.

"AGENT" shall mean either of the Administrative Agent or the Collateral Agent.

"AGREEMENT" shall have the meaning assigned to such term in the opening paragraph of this Agreement.

"ANCILLARY DOCUMENTS" shall mean, with respect to each Additional Project
Document entered into by the Borrower subsequent to the Closing Date: (a) each security agreement or instrument (which may consist of an amendment to a
Security Document), together with all recorded financing statements and other filings, necessary or desirable to grant to the Collateral Agent for the benefit of the Secured Parties a first priority perfected Lien in such Additional
Project Document and all property interests received by the Borrower in connection therewith; (b) a Consent and Agreement from each party (other than the Borrower) to such Additional Project Document; (c) evidence of the authorization of the Borrower and the other parties to such Additional Project
Document to execute, deliver and perform such Additional Project Document; (d)
evidence that all Government Approvals necessary for the execution, delivery and performance of such Additional Project Document have been duly obtained, were validly issued, are in full force and effect and are not subject to appeal; and
(e) such other certificates, documents and information with respect to such
Additional Project Document as either Agent or any Lender may reasonably request, all in form and substance reasonably satisfactory to the Administrative
Agent.

"ANNUAL OPERATING PLAN AND BUDGET" shall have the meaning assigned to such term in Section 8.23(a).

                       Schedule I to the Credit Agreement

                                      I-3

"APPLICABLE LENDING OFFICE" shall mean, for each Lender party hereto on the
Closing Date and for each Type of Loan, the "Lending Office" of such Lender (or of an Affiliate of such Lender) designated for such Type of Loan in Schedule II and for each Lender which may become a party hereto after the Closing Date, the
"Lending Office" of such Lender (or of an affiliate of such Lender) designated for such Type of Loan in the instrument referred to in Section 11.06(b);
provided that any Lender may from time to time change its "Applicable Lending
Office" for any Type of Loan by delivering notice of such change to the Agents and the Borrower; and provided, further, that the Borrower shall not be responsible for any costs or expenses in connection with any change of an
Applicable Lending Office that was not consented to in writing by the Borrower in its discretion.

"APPLICABLE MARGIN" shall mean, with respect to any Loan that is a Eurodollar
Loan, a rate per annum equal to 5.00%; and with respect to any Loan that is a
Prime Rate Loan, a rate per annum equal to 2.15%.

"APPLICABLE TAXES" shall have the meaning assigned to such term in Section
5.06(a).

"APPROVED FUND" shall mean, with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an
Affiliate of such investment advisor.

"AUTHORIZED OFFICER" shall mean, (a) with respect to any Person that is a corporation, the President, Vice President, Treasurer, Controller, Assistant
Treasurer, Secretary or Assistant Secretary of such Person; (b) with respect to any Person that is a partnership, the President, Vice President, Treasurer,
Controller, Assistant Treasurer, Secretary or Assistant Secretary of the
managing general partner of such Person; and (c) with respect to any Person that is a limited liability company, the President, Vice President, Treasurer,
Assistant Treasurer, Secretary or Assistant Secretary of such Person or of the managing member of such Person.

"BANKRUPTCY CODE" shall mean Title II of the United States Code entitled
"Bankruptcy" or any successor statute, and all rules promulgated thereunder.

"BASLE ACCORD" shall mean the proposals for a risk-based capital framework described by the Basle Committee on Banking Regulation and Supervisory Practices
in its paper entitled "International Convergence of Capital Measurement and
Capital Standards" dated July 1988.

"BLM" shall mean the United States Department of the Interior, Bureau of Land
Management.

"BLM LEASES" shall mean the following leases between BLM and the Borrower: CACA
964, CACA 966, CACA 1903, CACA 6217, CACA 6218, CACA 17568, CACA 25081, and CACA
6219.

"BORROWER" shall have the meaning assigned to such term in the opening paragraph of this Agreement.

                       Schedule I to the Credit Agreement

                                      I-4

"BORROWER EQUITY INTEREST PLEDGE" shall mean the Pledge Agreement executed by the Sponsor in favor of the Collateral Agent for the benefit of the Secured
Parties, substantially in the form of Exhibit B-2.

"BORROWER SECURITY AGREEMENT" shall mean the Borrower Security Agreement executed by the Borrower in favor of the Collateral Agent for the benefit of the
Secured Parties, substantially in the form of Exhibit B-l.

"BUSINESS DAY" shall mean any day on which commercial banks are not authorized or required to close in New York City and, if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a Conversion of or into, a Continuation of, or an Interest Period for, a Eurodollar Loan or a
notice by the Borrower with respect to any such borrowing, payment, prepayment,
Conversion or Interest Period, which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

"CAPITAL LEASE OBLIGATIONS" shall mean, for any Person, the obligations of such
Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property of such Person to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under the relevant Accounting Principles with respect to such Person (including Statement of Financial Accounting Standards
No. 13 of the Financial Accounting Standards Board) and, for purposes of this
Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with the relevant Accounting Principles with respect to such Person (including such Statement No. 13).

"CHARTER DOCUMENTS" shall mean, with respect to any Person, the articles of incorporation, bylaws, limited liability company agreements, partnership agreements or such other documents or instruments that are required to be registered or lodged in the place of incorporation, formation or organization of such Person and which establish the legal existence of such Person.

"CLASS" shall have the meaning assigned to such term in Section 1.02.

"CLOSING DATE" shall mean the date on which: (a) all of the conditions set out in Section 6.01 shall have been satisfied or waived by the Lenders; and (b) the initial extension of credit hereunder shall occur.

"CLOSING PRO FORMA" shall mean pro forma cash flow projections for the Borrower certified by an Authorized Officer of the Borrower, together with a detailed statement of the assumptions underlying such projections, in form, scope and substance satisfactory to the Independent Engineer and demonstrating, without consideration of the Upgrade Project or any borrowing of the Additional Term
Loan Facility, that the Borrower's Debt Service Coverage Ratio for each year during such period is not less than 1.50:1.

"CODE" shall mean the Internal Revenue Code of 1986, any successor statute, and all rules and regulations promulgated thereunder.

                       Schedule I to the Credit Agreement

                                      I-5

"COLLATERAL" shall mean, collectively, the "Collateral" as defined in each
Security Document and all other collateral of whatsoever nature purported to be subject to the Lien of any Security Document.

"COLLATERAL AGENT" shall have the meaning assigned to such term in the opening paragraph of this Agreement.

"COMMITMENT FEES" shall mean, collectively, the fees payable to the
Administrative Agent pursuant to Section 2.04(a), (b) and (d).

"COMMITMENTS" shall mean, at any time for any Lender, such Lender's Initial Term
Loan Commitment and Additional Term Loan Commitment.

"CONDEMNATION" shall mean any taking, seizure, condemnation, confiscation or requisition, including severance damage, by eminent domain or by inverse condemnation or for any public or quasi-public use under any Government Rule or any conveyance in anticipation thereof.

"CONDEMNATION PROCEEDS" shall mean all compensation, awards, damages and other payments or relief arising out of any Condemnation or any part thereof.

"CONSENT AND AGREEMENT" shall mean each agreement among a Project Party and the
Collateral Agent, providing for the consent by such Project Party to the collateral assignment by the Borrower to the Collateral Agent of the Borrower's
rights under each Project Document between the Borrower and such Project Party.

"CONTEST" shall mean with respect to any Person, with respect to any Taxes or any Lien imposed on Property of such Person (or the related underlying claim for labor, material, supplies or services) by any Government Authority for Taxes or any Mechanics' Lien (each, a "SUBJECT CLAIM"), a contest of the amount, validity or application, in whole or in part, of such Subject Claim pursued in good faith and by appropriate legal, administrative or other proceedings diligently conducted so long as: (a) prior to commencing such contest, such Person shall have advised the Administrative Agent of the Subject Claim and the nature of the contest; (b) reserves have been established with respect to Subject Claim in the amount required by and otherwise in accordance with any relevant Accounting
Principles; (c) during the period of such contest, the enforcement of such
Subject Claim is effectively stayed and any Lien arising thereby shall be effectively removed of record by the posting of a surety bond or similar instrument permitted hereunder by a reputable surety company or, with the consent of the Majority Lenders (not to be unreasonably withheld, conditioned or delayed), the posting of security satisfactory to the Majority Lenders, in either case in an amount sufficient to assure the discharge of the Subject Claim and any actual or proposed deficiency, additional charge, penalty or expense arising from or incurred as a result of such contest; (d) neither such Person, its officers, nor any Financing Party could be exposed to any risk of criminal liability or civil liability as a result of such contest; and (e) such contest and any resultant failure to pay such Subject Claim under the circumstances described above could not otherwise reasonably be expected to have a Material
Adverse Effect or result in the loss or forfeiture of any Property of such
Person. The term "CONTEST" used as a verb shall have a correlative meaning.

                       Schedule I to the Credit Agreement

                                       1-6

"CONTINUE", "CONTINUATION" and "CONTINUED" shall refer to the continuation pursuant to Section 2.0l(c) of a Eurodollar Loan as a Eurodollar Loan from one
Interest Period to the next Interest Period.

"CONVERSION/CONTINUATION NOTICE" shall mean a conversion or continuation notice substantially in the form of Exhibit E hereto and duly completed and executed by the Borrower.

"CONVERT", "CONVERSION" and "CONVERTED" shall refer to a conversion of Loans of one Type into Loans of another Type.

"DEBT SERVICE" shall mean, for any period, the sum, computed without duplication, of the following: (a) all amounts payable by the Borrower to the
Lenders in respect of principal of Indebtedness during such period; plus (b) all amounts payable by the Borrower to the Lenders in respect of Interest Expense for such period; plus (c) all fees payable in accordance with Section 2.04; plus
(d) all other amounts payable by the Borrower during such period to the Secured
Parties (in each case, upon the payment date thereof, by acceleration or otherwise).

"DEBT SERVICE COVERAGE RATIO" shall mean, for any period, the quotient of: (a)
Project Cash Flow for such period; divided by (b) Debt Service (other than prepayments of Loans pursuant to Sections 3.03 and 3.04) payable during such period.

"DEBT SERVICE RESERVE ACCOUNT" shall have the meaning assigned to such term in the Depositary Agreement.

"DEBT SERVICE RESERVE REQUIRED AMOUNT" shall mean, as of any date of determination, the amount that is equal to one-third (1/3) of the aggregate scheduled Debt Service for the next twelve-month period (or such shorter period as shall end on the Final Maturity Date).

"DEED OF TRUST" shall mean that certain leasehold deed of trust executed by the
Borrower in favor of the Collateral Agent as of the Closing Date and encumbering the Projects to secure the payment of the Secured Obligations.

"DEFAULT" shall mean an event that, after giving of notice, lapse of time or the fulfillment of any contingency (or any combination of the foregoing), would become an Event of Default.

"DEPOSITARY AGREEMENT" shall mean the Depositary Agreement among the
Administrative Agent, the Collateral Agent, Wealth Management, a division of
Hudson United Bank, as Depositary Bank, and the Borrower, substantially in the form of Exhibit C.

"DEPOSITARY BANK" shall have the meaning assigned to such term in the Depositary
Agreement.

"DEVELOP" and "DEVELOPMENT" shall mean, with respect to any Project, the acquisition, ownership, leasing, occupation, construction, testing, repair, operation, maintenance and use of such Project and the financing of such
Project.

"DISBURSEMENT" shall mean the making of any Loan pursuant to the Initial Term
Loan Facility or the Additional Term Loan Facility.

                       Schedule I to the Credit Agreement

                                      I-7

"DISTRIBUTION CERTIFICATE" shall mean a Distribution Certificate and related attachments and certifications, substantially in the form of Exhibit G, executed by an Authorized Officer of the Borrower, and otherwise duly completed.

"DISTRIBUTION DATE" shall mean any Quarterly Date or Extended Restricted Payment
Date on which the Borrower is permitted, in accordance with the Financing
Documents, to make equity distributions.

"DOLLARS" and "$" shall mean lawful money of the United States.

"ELIGIBLE ASSIGNEE" means:

(a)  any Lender or any Affiliate or Approved Fund of a Lender; and

(b)  any bank, institutional investor or other financial institution having combined capital and surplus in excess of $100,000,000; provided that neither such entity nor any of its Subsidiaries is an Affiliate of the
     Borrower.

"EMERGENCY OPERATING COSTS" shall mean those amounts required to be expended in order to prevent or mitigate the consequences of an event or circumstance that was unforeseeable at the time of the Borrower's delivery of the then-current
Annual Operating Plan and Budget and that, in the good-faith judgment of the
Operator and/or the Borrower, requires the taking of immediate measures to prevent or mitigate an emergency situation.

"ENERGY SERVICES AGREEMENT" shall mean the Energy Services Agreement, substantially in the form of the draft thereof dated as of December 20, 2002, to be entered into between the Borrower and Imperial Irrigation District pursuant to the Memorandum of Understanding dated as of November 21, 2002 by and between the Borrower and Imperial Irrigation District that will replace the Interim
Distribution Service Agreement dated March 8, 1999 between the Borrower and
Imperial Irrigation District.

"ENVIRONMENTAL CLAIM" shall mean, with respect to any Person, any notice, claim, administrative, regulatory or judicial action, suit, judgment, demand or other communication by any other Person alleging or asserting such first Person's liability for investigatory costs, clean-up costs, governmental response costs, damages to natural resources or other Property of such second Person, personal injuries, fines or penalties or seeking injunctive relief, in each case arising out of, based on or resulting from: (a) the presence, Use or Release into the environment of any Hazardous Material at any location, whether or not owned by such first Person that is not otherwise in compliance with applicable
Environmental Laws; or (b) any fact, circumstance, condition or occurrence forming the basis of any violation, or alleged violation, of any Environmental
Law. The term "Environmental Claim" shall include any claim by any Government
Authority for enforcement, clean-up, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of
Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

                       Schedule I to the Credit Agreement

                                      I-8

"ENVIRONMENTAL LAWS" shall mean any and all Government Rules to the extent relating to the environment or human health, or the Release or threatened
Release of Hazardous Materials into the environment including ambient air, soil, surface water, groundwater, wetlands, land or subsurface strata or otherwise relating to the Use of Hazardous Materials, whether now or hereafter in effect.

"ENVIRONMENTAL PARTY" shall mean the Borrower, the Operator, or any other Person involved in the development, construction, operation or maintenance of any
Project (other than any Financing Party) and any officer, director, employee or agent of any of the foregoing in his or her capacity as such.

"ERISA" means the Employee Retirement Income Security Act of 1974, any successor statute, and all rules and regulations promulgated thereunder.

"ERISA AFFILIATE" means any trade or business (whether or not incorporated)
that, together with the Borrower, is treated as a single employer under Section
414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and
Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

"ERISA EVENT" means: (a) any "reportable event", as defined in Section 4043 of
ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in
Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an
application for a waiver of the minimum funding standard with respect to any
Plan; (d) the incurrence by the Borrower or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or
Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the
Borrower or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any
Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a
Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

"EURODOLLAR BASE RATE" shall mean, with respect to any Eurodollar Loan for any
Interest Period therefor, the rate appearing on Page 3750 of the Telerate
Service (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the
London interbank market) at approximately 11:00 a.m., London time, two Business
Days prior to the commencement of such Interest Period, as the rate for the offering of Dollar deposits with a maturity comparable to such Interest Period.
In the event that such rate is not available at such time for any reason, then the Eurodollar Base Rate for such Interest Period shall be the arithmetic mean
(rounded upwards, if necessary, to the

                       Schedule I to the Credit Agreement

                                      I-9

nearest 1/100 of 1%) of the respective rates per annum quoted by each Reference
Bank at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on the date two Business Days prior to the first day of such
Interest Period for the offering by such Reference Bank to leading banks in the
London interbank market of Dollar deposits having a term comparable to such
Interest Period and in an amount comparable to the principal amount of such
Eurodollar Loan for such Interest Period.

"EURODOLLAR LOANS" shall mean Loans that bear interest at rates determined on the basis of the Eurodollar Rate.

"EURODOLLAR RATE" shall mean, for any Eurodollar Loan for any Interest Period therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to (a) the Eurodollar
Base Rate for such Loan for such Interest Period divided by (b) 1 minus the
Reserve Requirement for such Loan for such Interest Period.

"EVENT OF DEFAULT" shall have the meaning assigned to such term in Section 9.01.

"EVENT OF LOSS" shall mean, with respect to any Property of the Borrower, any loss of, destruction of or damage to, or any condemnation (including a
Condemnation) or other taking of, such Property.

"EXECUTION DATE" shall mean the date on which this Agreement shall have been signed by all of the parties intended to be a party hereto.

"EXPERT CONSULTATION" shall mean, with respect to any matter, such consultation
(which may be oral or in writing) with the Independent Engineer, the Insurance
Advisor, legal counsel or such other expert advisors as may be engaged in connection with such matter as either Agent (or the Majority Lenders through such Agent) shall deem appropriate under the particular circumstances.

"EXTENDED RESTRICTED PAYMENT DATE" shall have the meaning assigned to such term in Section 8.13(a).

"FEDERAL FUNDS RATE" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal
Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that: (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day; and (b) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to United on such day on such transactions as determined by the Administrative Agent.

"FERC" shall mean the Federal Energy Regulatory Commission.

 "FINAL MATURITY DATE" shall mean the fifth anniversary of the Closing Date.

                       Schedule 1 to the Credit Agreement

                                      I-10

"FINANCING DOCUMENTS" shall mean this Agreement, the Notes, the Security
Documents, each Consent and Agreement and each Interest Rate Cap Agreement.

"FINANCING PARTY" shall mean any Lender, the Depositary Bank, the Collateral
Agent or the Administrative Agent.

"FOREIGN LENDER" shall mean any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the
District of Columbia shall be deemed to constitute a single jurisdiction.

"FPA" shall mean the Federal Power Act and the rules and regulations promulgated thereunder.

"FUNDING AND CONSTRUCTION AGREEMENT" shall mean the Funding and Construction
Agreement (Heber-Mirage Transmission Line), dated as of June 29, 1987, between the Borrower, Imperial Irrigation District, and the other Participants named therein.

"GEM 2 PROJECT" shall mean the nominal 20.5 MW geothermal power plant, employing double flash design, located at East Mesa, Imperial County, California. The GEM
2 Project has been mothballed and is not currently operating.

"GEM 3 PROJECT" shall mean the nominal 20.5 MW geothermal power, employing double flash design, plant located at East Mesa, Imperial County, California.

"GOVERNMENT APPROVAL" shall mean: (a) any authorization, consent, approval, license, lease, ruling, permit, tariff, rate, certification, exemption, filing, variance, claim, order, judgment, decree, sanction or publication of, by or with; (b) any notice to; (c) any declaration of or with; or (d) any registration by or with, or any other action or deemed action by or on behalf of, any
Government Authority or (e) to the extent any such Government Approval materially references such application, any application therefor for in each case relating to: (i) the due execution and delivery of, and the performance by each intended party (other than the Financing Parties) of its obligations and the exercise of its rights under, each Transaction Document to which it is (or is intended to be) a party; or (ii) the Development of any Project as contemplated by the Transaction Documents.

"GOVERNMENT AUTHORITY" shall mean any federal, state, municipal, local, territorial, or other governmental department, commission, board, bureau, agency, regulatory authority, instrumentality, judicial or administrative body, domestic or foreign.

"GOVERNMENT RULE" shall mean any statute, law, regulation, ordinance, rule, judgment, order, decree, permit, concession, grant, franchise, license, agreement, directive or rule of common law, requirement of, or other governmental restriction or any similar form of decision of or determination by, or any interpretation or administration of any of the foregoing by, any
Government Authority, whether now or hereafter in effect.

"GUARANTEE" shall mean a guarantee, an indemnity obligation in respect of guarantees or performance bonds, an endorsement, a contingent agreement to purchase or to furnish funds for

                       Schedule I to the Credit Agreement

                                      I-11

the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, or an agreement to assure a creditor against loss with respect to, any Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property of any Person, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of his, her or its obligations or an agreement to assure a creditor against loss, and including causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "GUARANTEE" and "GUARANTEED" used as verbs shall have correlative meanings.

"HAZARDOUS MATERIAL" shall mean: (a) any petroleum or petroleum products, flammable materials, explosives, radioactive materials, asbestos that is friable, urea formaldehyde foam insulation and equipment that contains dielectric fluid containing polychlorinated biphenyls; (b) any materials or substances which are defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants",
"contaminants", "pollutants" or words of similar import under any Environmental
Law; and (c) any other material or substance, exposure to which is prohibited, limited or regulated as such under any Environmental Law including the Resource
Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Comprehensive
Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601
et seq., or any similar state statute.

"HISTORICAL COMPUTATION PERIOD" shall mean, on any Distribution Date, the period of four consecutive complete fiscal quarters of the Borrower ending on or immediately prior to such Distribution Date.

"IMPAIRMENT" shall mean, with respect to any Transaction Document or Government
Approval, the rescission, termination, cancellation, repeal, invalidity, suspension (other than by reason of events of force majeure to the extent suspension by reason of events of force majeure is expressly permitted by such
Transaction Document or Government Approval), injunction, inability to satisfy stated conditions or amendment, modification or supplementation (other than, in the case of a Project Document, any such amendment, modification or supplementation effected in accordance with Section 8.22 and, in the case of a
Government Approval, any such amendment, modification or supplementation effected in accordance with Section 8.03(b)) of such Transaction Document or
Government Approval in whole or in part. The verb "IMPAIR" shall have a correlative meaning.

"IMPERIAL IRRIGATION DISTRICT" shall mean the Imperial Irrigation District, an irrigation district organized under the Water Code of the State of California.

"INDEBTEDNESS" shall mean, for any Person without duplication: (a) indebtedness created, issued or incurred by such Person for borrowed money (whether by loan or the issuance and sale of debt securities or the sale of Property of such
Person to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property of such Person from such

                       Schedule I to the Credit Agreement

                                      I-12

Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property of such Person or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 120 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such
Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e)
obligations of such Person in respect of surety bonds or similar instruments;
(f) Capital Lease Obligations of such Person; (g) any Guarantee issued or provided by such Person; and (h) Indebtedness of others Guaranteed by such
Person.

"INDEMNITEE" shall have the meaning assigned to such term in Section 11.03(b).

"INDEPENDENT ENGINEER" shall mean Harris Group Inc., and/or such other Person as the Administrative Agent may engage on behalf of the Lenders to act as
Independent Engineer for the purposes of this Agreement.

"INITIAL SURVEY" shall have the meaning assigned to such term in Section
6.01(f)(ii).

"INITIAL TERM LOAN AVAILABILITY PERIOD" shall mean the period from (and including) the Closing Date through (and including) February 28, 2003.

"INITIAL TERM LOAN COMMITMENT" shall mean, for each Lender, the obligation of such Lender to make Initial Term Loans up to an aggregate principal amount at any one time outstanding equal to the amount set out opposite such Lender's name in Schedule III under the heading "Initial Term Loan Commitment" (as the same may be adjusted from time to time pursuant to Section 2.03 or as a consequence of an assignment in accordance with Section 11.06(b)). The maximum aggregate amount of the Initial Term Loan Commitments of the Lenders available to the
Borrower at any time shall not exceed $20,000,000.

"INITIAL TERM LOAN FACILITY" shall mean the credit facility to be provided pursuant to Section 2.01 (a).

"INITIAL TERM LOAN NOTE" shall have the meaning assigned to such term in Section
2.07(a).

"INITIAL TERM LOANS" shall have the meaning assigned to such term in Section
2.01 (a).

"INSURANCE ADVISOR" shall mean Hudson Insurance Services, Inc. and/or such other
Person as the Administrative Agent may engage on behalf of the Lenders to act as
Insurance Advisor for the purposes of this Agreement.

"INTEREST EXPENSE" shall mean, for any period, the sum of the following: (a) all interest in respect of Indebtedness accrued or capitalized during such period
(whether or not actually paid during such period); plus (b) the net amounts payable (or minus the net amounts receivable) under Interest Rate Cap Agreements accrued during such period (whether or not actually paid or received during such period).

                       Schedule I to the Credit Agreement

                                      I-13

"INTEREST PERIOD" shall mean, in respect of any Eurodollar Loan, each period commencing on the date such Eurodollar Loan is made or Converted from a Loan of another Type or (in the event of a Continuation) the last day of the next preceding Interest Period for such Loan, and ending on the numerically corresponding day in the third calendar month thereafter, except that each
Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (a) no
Interest Period may end after the Final Maturity Date; (b) each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the immediately preceding Business Day);
and (c) notwithstanding clause (a) above, no Interest Period shall have a duration of less than one month and, if the Interest Period for any Eurodollar
Loan would otherwise be a shorter period, such Loan shall not be available hereunder.

"INTEREST RATE CAP AGREEMENT" shall mean any interest rate cap agreement or similar arrangement providing for the transfer or mitigation of interest risks either generally or under specific contingencies in a manner satisfactory to the
Majority Lenders, which is entered into by the Borrower pursuant to Section
8.16.

"INVESTMENT" shall mean, for any Person: (a) the acquisition (whether for cash,
Property of such Person, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition
(including any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such
Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding 90 days representing the purchase price of inventory or supplies sold in the ordinary course of business); (c) the entering into of any Guarantee of, or other contingent obligation with respect to,
Indebtedness or other liability of any other Person and (without duplication)
any amount committed to be advanced, lent or extended to such Person; and (d)
the entering into of any Interest Rate Cap Agreement.

"LEASEHOLD PROPERTIES" shall mean the land and premises described as "Property"
on Exhibit A to the Deed of Trust.

"LENDERS" shall have the meaning assigned to such term in the opening paragraph of this Agreement.

"LIEN" shall mean, with respect to any Property of any Person, any mortgage, lien, pledge, charge, lease, easement, servitude, right of others or security interest or encumbrance of any kind in respect of such Property. For purposes of this Agreement and the other Financing Documents, any Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease)
relating to such Property.

                       Schedule I to the Credit Agreement

                                      I-14

"LLC AGREEMENT" shall mean the Second Amended and Restated Limited Liability
Company Agreement of the Borrower, dated as of December 27, 2002, executed by the Sponsor and the Borrower.

"LOANS" shall mean the loans made by the Lenders to the Borrower pursuant to
Section 2.01.

"LOSS PROCEEDS" shall mean, with respect to any Event of Loss, insurance proceeds, condemnation awards (including Condemnation Proceeds) or other compensation, awards, damages and other payments or relief (exclusive, in each case, of the proceeds of liability insurance and business interruption insurance and other payments for interruption of operations) with respect to any Event of
Loss, less any expenses reasonably incurred by Borrower in collecting such amounts.

"MAJOR PROJECT PARTY" shall mean the Borrower, the Operator, the Imperial
Irrigation District, SCE and any counterparty to any other Project Document.

"MAJORITY LENDERS" shall mean, subject to the penultimate paragraph of Section
11.04, as of any date of determination prior to the Closing Date, the Lenders holding at least 50.1% of the aggregate Commitments, and as of any date of determination thereafter, the Lenders holding at least 50.1% of the aggregate principal amount of Loans then outstanding.

"MARGIN STOCK" shall mean margin stock within the meaning of Regulation U and
Regulation X.

"MATERIAL ADVERSE EFFECT" shall mean, a material adverse effect on:

(a)  the business, operations, Property, assets or condition (financial or otherwise), liabilities, or capitalization of the Borrower;

(b)  the ability of the Borrower, the Operator, SCE or the Imperial Irrigation
     District to perform its respective material obligations under any
     Transaction Document to which it is a party;

(c)  the validity or enforceability of any Transaction Document in its entirety or with respect to any material provision thereof (including, in the case of any Security Document, any Lien in favor of the Collateral Agent for the benefit of the Secured Parties thereunder);

(d)  the timely payment of the principal of or interest on the Loans; or

(e)  the ability of the Projects to maintain their QF status under PURPA.

"MECHANICS' LIENS" shall mean carriers', warehousemen's, mechanics', workmen's, materialmen's, construction or other like statutory Liens (other than Liens described in paragraphs (a) and (b) of the definition of "Permitted Liens").

"MERGER DOCUMENTS" shall mean (i) the Agreement and Plan of Merger by and among the Borrower, GEM Resources LLC, a Delaware limited liability company, Ormesa
Geothermal, Ormesa Geothermal II, and OrResource, a California general partnership, dated as of

                       Schedule I to the Credit Agreement

                                      I-15

December 16,2002 and (iii) the Statement of Merger filed with the Secretary of
State of the State of California on December 16,2002.

"MOODY'S" means Moody's Investors Service, Inc.

"MULTIEMPLOYER PLAN" means a multiemployer plan as defined in Section 4001(a)(3)
of ERISA.

"NON-MATERIAL PROJECT CONTRACTS" shall mean any contracts or agreements entered into by the Borrower in the ordinary course of business in connection with any
Project under which the Borrower shall have obligations not in excess of
$2,000,000 under any such agreement, excluding, however: (a) any contract or agreement providing for non-monetary obligations of the Borrower the performance or non-performance of which could reasonably be expected to have a Material
Adverse Effect; and (b) any contract or agreement providing for: (i) the conveyance to the Borrower of Real Property or rights therein (including leasehold interests, easements or licenses) that are integral to such Project;
or (ii) the acquisition by the Borrower of other Property, or the delivery to the Borrower of services, that are integral to such Project; with respect to contracts or agreements to which the Borrower is a party, any contracts or agreements relating to Permitted Indebtedness of the type described in clause
(h) of the definition thereof at any time the aggregate amount of all such
Permitted Indebtedness (measured as equivalent to the total contingent liability of the Borrower assumed under all such contracts and agreements) would exceed
$2,000,000. For purposes of this definition, indemnity or similar obligations of the Borrower subject to a maximum dollar amount shall be computed at such amount, and all other indemnity or similar obligations of the Borrower shall be computed at the amount thereof which could, at the time such agreement is entered into, reasonably be expected to become due and payable. Notwithstanding the foregoing, contracts or agreements customarily used in connection with the acquisition of Permitted Investments described in paragraphs (a), (b), (c) and
(d) of the definition of "Permitted Investments" shall be deemed to be
Non-Material Project Contracts.

"NON-RECOURSE PERSON" shall have the meaning assigned to such term in Section
11.09.

"NOTES" shall mean, collectively, the Initial Term Loan Notes and the Additional
Term Loan Notes.

"NOTICE OF BORROWING" shall mean a notice of borrowing of Loans hereunder substantially in the form of Exhibit D hereto and duly completed and executed by the Borrower.

"O&M CONTRACT" shall mean the Operations and Maintenance Agreement dated as of
April 15, 2002, between the Operator and the Borrower and any other contract or agreement between the Borrower and any other Person whereby such other Person agrees to operate and/or maintain a Project on behalf of the Borrower.

"OECS" shall mean modular Ormat Energy Converters, organic Rankine cycle modular power plants utilizing geothermal fluid and sweetwater to vaporize organic motive fluid to generate electricity.

                       Schedule I to the Credit Agreement

                                      I-16

"OGII PROJECT" shall mean the nominal 18.5 MW geothermal power plant utilizing
20 OECs and employing binary technology located at East Mesa, Imperial County,
California.

"OGI PPA" shall mean the Power Purchase Contract dated July 18, 1984 between the
Borrower and SCE, as amended by (i) Amendment No. 1 thereto dated December
23, 1988, (ii) Agreement Addressing Renewable Energy Pricing and Payment Issues
between the Borrower and SCE dated as of June 19, 2001, and identified by SCE as
QFID No. 3010, and (iii) Amendment No. 1 to Agreement Addressing Renewable
Energy Pricing and Payment Issues, dated November 29, 2001.

"OGII PPA" shall mean the Power Purchase Contract dated June 13, 1984 between the Borrower and SCE, as amended by (i) an Agreement Addressing Renewable Energy
Pricing and Payment Issues between the Borrower and SCE dated as of June
19, 2001, and identified by SCE as QFID No. 3012, and (ii) Amendment No. 1 to
Agreement Addressing Renewable Energy Pricing and Payment Issues, dated November
29, 2001.

"OPERATING YEAR" shall mean the period commencing on the Closing Date and ending on December 31, 2003 and each successive 12-month period thereafter.

"OPERATION AND MAINTENANCE EXPENSES" shall mean, for any period, the sum of the following for each Project, computed without duplication: (a) expenses of administering and operating such Project and of maintaining it in good repair and operating condition payable during such period, including, without duplication, amounts payable during such period under the O&M Agreement; plus
(b) direct operating and maintenance costs of such Project payable during such period; plus (c) insurance costs payable during such period; plus (d) sales and excise taxes payable by or on behalf of the Borrower with respect to the sale of electrical energy during such period; plus (e) property taxes payable by or on behalf of the Borrower during such period; plus (f) franchise taxes payable by or on behalf of the Borrower during such period; plus (g) costs and fees attendant to obtaining and maintaining in effect the Government Approvals payable during such period; plus (h) reasonable legal, accounting and other professional fees attendant to any of the foregoing items payable during such period; plus (i) federal and state income taxes payable by or on behalf of the
Borrower during such period; plus (j) electrical start-up costs and interconnection fees. Operation and Maintenance Expenses shall exclude, to the extent otherwise included, any depreciation or other non-cash expense during or for such period.

"OPERATOR" shall mean Ormat Nevada Inc., a Delaware corporation, and/or any successor operator of any Project.

"ORMESA I PROJECT" shall mean the nominal 24 MW geothermal power plant employing binary technology located at East Mesa, Imperial County, California.

"ORMESA IE PROJECT" shall mean the nominal 10 MW geothermal power plant employing binary technology located at East Mesa, Imperial County, California.

"ORMESA IH PROJECT" shall mean the nominal 10 MW geothermal power plant employing binary technology located at East Mesa, Imperial County, California.

                       Schedule I to the Credit Agreement

                                      I-17

"OTHER MATERIAL PROJECT CONTRACT" shall mean any contract or agreement relating to the Development of any Project to which, on and as of the Closing Date, the
Borrower is party, other than: (a) any Non-Material Project Contracts; and (b)
any Financing Documents.

"PARTICIPANT" shall have the meaning assigned to such term in Section 11.06(c).

"PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

"PERMITTED INDEBTEDNESS" shall mean:

(a)  Indebtedness under this Agreement;

(b)  Indebtedness of the type described in paragraph (b) of the definition of
     "Indebtedness" in respect of current accounts and other amounts payable under Project Documents or Non-Material Project Contracts in the ordinary course of business, but only to the extent such amounts are incurred in connection with any Project, including any Upgrade Project (and only to the extent such Indebtedness is contemplated in the then-current Annual
     Operating Plan and Budget in relation to such Project);

(c)  any Interest Rate Cap Agreement; and

(d)  Indebtedness owed by the Borrower to the Sponsor in an aggregate principal amount not exceeding $35,000,000 under the Subordinated Promissory Note dated December 31, 2002 made by the Borrower in favor of the Sponsor.

"PERMITTED INVESTMENTS" of any Person shall mean:

(a)  direct obligations of the United States, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States or any agency thereof, maturing in not more than 90 days from the date of acquisition thereof by such Person;

(b)  time deposits or certificates of deposit issued by any Lender or any other bank or trust company that is organized under the laws of the United States or any state thereof and has capital, surplus and undivided profits of at least $500,000,000 and outstanding senior unsecured long-term debt which is rated "AA" or better by S&P and "Aa2" or better by Moody's (or an equivalent rating by another nationally recognized statistical rating organization of similar standing if neither such corporation is in the business of rating unsecured bank indebtedness), maturing in not more than
     90 days from the date of acquisition thereof by such Person;

(c)  commercial paper rated (on the date of acquisition thereof by such Person)
     "A-l" or "P-l" by S&P and Moody's, respectively (or an equivalent rating by another nationally recognized statistical rating organization of similar standing if neither of such corporations is then in the business of rating commercial paper), maturing in not more than 90 days from the date of acquisition thereof by such Person;

                       Schedule I to the Credit Agreement

                                      I-18

(d)  repurchase agreements with any Lender or any other bank or trust company that is organized under the laws of the United States or any state thereof and has capital, surplus and undivided profits of at least $500,000,000 and outstanding senior unsecured long-term debt which is rated "AA" or better by S&P and "Aa2" or better by Moody's (or an equivalent rating by another nationally recognized statistical rating organization of similar standing if neither such corporation is in the business of rating unsecured bank indebtedness), with maturities not in excess of 30 days relating to securities referred to in paragraph (a) above;

(e)  investments in mutual and money market funds organized under the laws of the United States of America or any state thereof, in each case sponsored by a securities broker dealer of recognized national standing, with a consistent dollar value and whose investments are limited to investments described in any one or more of the foregoing clauses having a rating of
     "AA" or "A-l" or better by S&P or "Aa2" or "P-l" or better by Moody's;

(f)  for purposes of Sections 7.21, 8.12 and 8.15, the Project Documents and the
     Non-Material Project Contracts to the extent the same constitute
     Investments; and

(g)  for purposes of Sections 7.21, 8.12 and 8.15, the Interest Rate Cap
     Agreements entered into by the Borrower in accordance with Section 8.16.

"PERMITTED LIENS" shall mean:

(a)  Liens under worker's compensation, unemployment insurance or other social security legislation (other than ERISA) and Liens to secure other statutory obligations, in each case for which appropriate reserves have been made;

(b)  Liens imposed by any Government Authority for Taxes that are not yet due or that are being Contested;

(c)  Mechanics' Liens arising in the ordinary course of business or incident to the construction, improvement or Restoration of a Project in respect of obligations which are not yet due or which are being Contested and which do not in the aggregate exceed $250,000;

(d)  minor defects, easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, licenses, restrictions on the use of property or minor imperfections in title that do not materially impair the property affected thereby for the purpose for which title was acquired or interfere with the Development of any Project and that individually or in the aggregate could not reasonably be expected to result in a Material
     Adverse Effect;

(e)  Liens created pursuant to this Agreement and the Security Documents or otherwise in favor of a Financing Party;

                       Schedule I to the Credit Agreement

                                      I-19

(f)  Liens to secure obligations incurred in the ordinary course of business
     (excluding any obligation to repay borrowed money) under the Project
     Documents to which it is a party and for which appropriate reserves have been made;

(g)  Liens resulting from any money judgment, writ or warrant of attachment in an aggregate amount not exceeding $50,000;

(h)  leases entered into by the Borrower with any Person (other than an
     Affiliate of the Borrower) in the ordinary course of business; provided that: (i) annual payments under such leases do not exceed $50,000 in the aggregate at any time; (ii) such leases do not individually or in the aggregate interfere with the Development of such Project; and (iii) such leases individually or in the aggregate could not reasonably be expected to result in a Material Adverse Effect;

(i)  those matters listed as exceptions to title (except California mechanics'
     liens but including Mechanics' Liens referred to clause (c) above) as set out in the Title Policy as of the Closing Date;

(j)  any interests or estates now or hereafter permitted by the BLM in accordance with its rules and regulations; and

(k)  Liens of any judgment rendered or claim filed in connection with any
     Project, which the Borrower or others on its behalf are contesting diligently and in good faith by appropriate proceedings, for which adequate reserves have been established in accordance with applicable Accounting
     Principles and which do not in the aggregate exceed $100,000.

"PERMITTED TRANSFEREE" shall mean (A) any Affiliate of the transferor or (B) any third-party transferee that, in each case, (i) is a financial institution or another entity experienced in the ownership or operation of renewable power generation facilities, (ii) shall have agreed that the transferred Collateral shall remain subject to the Lien of the Borrower Equity Interest Pledge and
(iii) shall have executed and delivered such instruments and documents that are, in the reasonable opinion of the Collateral Agent, necessary to carry out the purposes of the Borrower Equity Interest Pledge.

"PERSON" shall mean any individual, firm, corporation, company, limited liability company, voluntary association, partnership, joint venture, trust, unincorporated organization, Government Authority, committee, department authority or any other body, whether incorporated or unincorporated.

"PLAN" means any employee pension benefit plan (other than a Multiemployer Plan)
subject to the provisions of Title IV of ERISA or Section 412 of the Code or
Section 302 of ERISA, and in respect of which the Borrower or any ERISA
Affiliate is (or, if such plan were terminated, would under Section 4069 of
ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                       Schedule I to the Credit Agreement

                                      I-20

"PLANS AND SPECIFICATIONS" shall mean, for any Project, the drawings, plans, specifications, operating and maintenance manuals, and other similar data and documentation describing the technical parameters of such Project.

"PLANT" shall mean, for any Project, the electrical generating plant consisting of electrical generating components, the electrical interconnection, associated materials and environmental control equipment and ancillary structures, equipment and systems.

"PLANT CONNECTION AGREEMENTS" means, collectively, (a) the Plant Connection
Agreement dated as of October 1, 1985, between the Borrower and Imperial
Irrigation District for the Ormesa I Project, providing, among other things, for the connection of such Project to Imperial Irrigation District's electric system for the delivery by the Borrower of the electrical output of such Project to
Imperial Irrigation District for the account of SCE, (b) the Plant Connection
Agreement dated as of October 21, 1988, between the Borrower and Imperial
Irrigation District for the Ormesa IH Project, providing, among other things, for the connection of such Project to Imperial Irrigation District's electric system for the delivery by the Borrower of the electrical output of such Project to Imperial Irrigation District for the account of SCE, (c) the Plant Connection
Agreement dated as of October 3, 1989, between the Borrower and Imperial
Irrigation District for the Ormesa IH Project, providing, among other things, for the connection of such Project to Imperial Irrigation District's electric system for the delivery by the Borrower of the electrical output of such Project to Imperial Irrigation District for the account of SCE, (d) the Plant Connection
Agreement dated as of May 26, 1987, between the Borrower and Imperial Irrigation
District for the OGII Project, providing, among other things, for the connection of such Project to Imperial Irrigation District's electric system for the delivery by the Borrower of the electrical output of such Project to Imperial
Irrigation District for the account of SCE, (e) the Plant Connection Agreement dated as of March 21, 1989, between the Borrower and Imperial Irrigation
District for the GEM 2 Project, providing, among other things, for the connection of such Project to Imperial Irrigation District's electric system for the delivery by the Borrower of the electrical output of such Project to
Imperial Irrigation District for the account of SCE, and (f) the Plant
Connection Agreement dated as of March 21, 1989, between the Borrower and
Imperial Irrigation District for the GEM 3 Project, providing, among other things, for the connection of such Project to Imperial Irrigation District's electric system for the delivery by the Borrower of the electrical output of such Project to Imperial Irrigation District for the account of SCE.

"POST-DEFAULT RATE" shall mean, in respect of any principal of any Loan or any other amount under this Agreement, any Note, or any other Financing Document that is not paid when due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to: (a) in the case of overdue principal of any
Loan, 2% plus the interest rate otherwise applicable to such Loan; or (b) in the case of any other amount, the Prime Rate plus the Applicable Margin plus 2%.

"PPAS" shall mean the OGI PPA and the OGII PPA.

"PRIME RATE" shall mean, for any day, the prime commercial lending rate most recently published in The Wall Street Journal.

                       Schedule I to the Credit Agreement

                                      I-21

"PRIME RATE LOANS" shall mean Loans which bear interest at rates determined upon the basis of the Prime Rate.

"PRINCIPAL OFFICE" shall mean the principal office of the Administrative Agent presently located at Mahwah, New Jersey.

"PROJECT" shall mean each of the Ormesa I Project, the Ormesa IE Project, the
Ormesa IH Project, the OGII Project, the GEM 2 Project, the GEM 3 Project and
the Resource, which, in each case, shall include the Plant and Site of such
Project.

"PROJECT CASH FLOW" shall mean, without duplication, for any period, the excess
(if any) of: (a) Project Revenues for such period (exclusive of extraordinary or non-recurring items; over (b) the aggregate Operation and Maintenance Expenses for such period.

"PROJECT DOCUMENTS" shall mean, without duplication, the PPAs, the Plant
Connection Agreements (as each may be modified by, and to the extent not terminated by, the Energy Services Agreement), the O&M Contract, the Unit
Agreement, the Transmission Services Agreements (as each may be modified by, and to the extent not terminated by, the Energy Services Agreement), the Real
Property Documents, the Water Supply Agreement, the Funding and Construction
Agreement, when entered into by the parties thereto and in full force and effect, the Energy Services Agreement, the SIGC Lease, the Acquisition
Documents, the Restructuring Documents, the Merger Documents, the LLC Agreement,
the Charter Documents of the Borrower and, to the extent not included above, any
Other Material Project Contract and, to the extent not included above and not constituting a Non-Material Project Contract, each Additional Project Document.

"PROJECTED DEBT SERVICE COVERAGE RATIO" shall mean, on any Distribution Date, the quotient of (a) Project Cash Flow divided by (b) Debt Service scheduled to be payable, in each case as reflected in the Closing Pro Forma and, in each case, for the period of four consecutive complete fiscal quarters of the
Borrower ending on the fourth Quarterly Date next succeeding such Distribution
Date.

"PROJECT PARTY" shall mean each Person (other than any Agent or any Lender) from time to time party to or otherwise bound by a Project Document.

"PROJECT REVENUES" shall mean, for any period (without duplication), all cash revenues received by or on behalf of the Borrower during such period from: (a)
the sale of electrical energy, capacity or other ancillary services from any
Project; (b) all interest earned with respect to such period on Permitted
Investments held in the Accounts; (c) excess amounts transferred to the Revenue
Account from the Debt Service Reserve Account in accordance with the Depositary
Agreement during such period; (d) amounts received by the Borrower from Project
Parties constituting the refund of deposits during such period; and (e) all other income, howsoever earned, or revenue howsoever generated or proceeds of any nature whatsoever received by or on behalf of the Borrower during such period. Project Revenues shall exclude, to the extent included: (i) proceeds of
Permitted Indebtedness, and (ii) contributions to the Borrower's capital.

                       Schedule I to the Credit Agreement

                                      I-22

"PROPERTY" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and the Real Property.

"PUHCA" shall mean the Public Utility Holding Company Act of 1935, any successor statute and the rules and regulations promulgated thereunder.

"PURCHASE ORDER" shall mean one or more purchase orders or other arrangements executed or made by the Borrower to provide for the goods and services necessary to effect the Tower Repairs.

"PURPA" shall mean the Public Utility Regulatory Policies Act of 1978, any successor statute and the rules and regulations promulgated thereunder.

"QF" shall mean qualified small power production facilities under PURPA.

"QUARTERLY DATES" shall mean the last day of March, June, September and December in each year, the first of which shall be the first such day after the Closing
Date.

"QUARTERLY PERIOD" shall mean any period commencing on a Quarterly Date and ending on the day immediately preceding the next succeeding Quarterly Date.

"REAL PROPERTY" shall mean the land described in the BLM Leases, the Site
Licenses and the ROWS.

"REAL PROPERTY DOCUMENTS" shall mean the BLM Leases, the Site Licenses, the
ROWs, and all documents and agreements in the possession of the Borrower related thereto.

"RECONSTRUCTION PERIOD" shall have the meaning assigned to such term in Section
8.05(d)(ii)(D).

"REFERENCE BANKS" shall mean JP Morgan Chase and Citibank, N.A. (or their
Applicable Lending Offices, as the case may be), as any of the same may be replaced by the Administrative Agent (in consultation with the Borrower).

"REGULATION D, REGULATION U AND REGULATION X" shall mean, respectively,
Regulation D, Regulation U and Regulation X of the Board of Governors of the
Federal Reserve System.

"REGULATORY CHANGE" shall mean, with respect to any Lender, any change after the
Execution Date in United States Federal, state or foreign law or regulations
(including Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including such
Lender of or under any United States Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

"RELEASE" shall mean, with respect to any Hazardous Material, any release, spill, emission, emanation, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or

                       Schedule I to the Credit Agreement

                                      I-23

migration of such Hazardous Material into the environment, including the movement of such Hazardous Material through ambient air, soil, surface water, groundwater, wetlands, land or subsurface strata.

"REQUIRED PAYMENT" shall have the meaning assigned to such term in Section 4.06.

"RESERVE REQUIREMENT" shall mean, for any Interest Period for any Eurodollar
Loan, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required under Regulation D to be maintained during such Interest Period by member banks of the Federal Reserve
System in New York City with deposits exceeding one billion Dollars against
"Eurocurrency liabilities" (as such term is used in Regulation D) in an amount of $100,000 or more. Without limiting the effect of the foregoing, the Reserve
Requirement shall include any other reserves required to be maintained by such member banks by reason of any Regulatory Change with respect to: (a) any category of liabilities which includes deposits by reference to which the
Eurodollar Base Rate is to be determined as provided in the definition of
"Eurodollar Base Rate"; or (b) any category of extensions of credit or other assets which includes Eurodollar Loans.

"RESOURCE" shall mean the geothermal resource for the Project known as the East
Mesa Field geothermal resource reservoir and well field located adjacent to the southeast corner of the Imperial Valley, California, approximately 20 miles east of El Centro, California.

"RESTORATION PLANS" shall have the meaning given to that term in Section
8.05(d)(i).

"RESTORATION SUB-ACCOUNT" shall have the meaning given to that term in the
Depositary Agreement.

"RESTORATION WORK" shall have the meaning assigned to such term in Section
8.05(d).

"RESTORE" shall mean, for any Affected Property, to rebuild, repair, restore or replace such Affected Property. The term "RESTORATION" shall have a correlative meaning.

"RESTRICTED PAYMENT" shall mean:

(a)  (i) any dividend or distribution (in cash, Property or obligations) on, or any other payment or distribution on account of, or any payment for, or any purchase, redemption, retirement or other acquisition, directly or indirectly of, any limited liability company interests of the Borrower;
     (ii) any option or warrant for the purchase or acquisition of any such limited liability company interests; or (iii) the setting apart of any money for a sinking or other analogous fund for any of the foregoing; and

(b)  (i) any payment (in cash, Property or obligations) with respect to principal or interest on, or any other payment or distribution on account of, or any payment for, the purchase, redemption, retirement or other acquisition of, subordinated Indebtedness of the Borrower; or (ii) the setting apart of any money for a sinking or other analogous fund for any of the foregoing.

                       Schedule I to the Credit Agreement

                                      I-24

"RESTRUCTURING DOCUMENTS" shall mean those documents delivered to the Collateral
Agent by the Borrower on a cd-rom labeled "Restructuring Subsequent to
Acquisition of Ormesa and GEM Interests by Ormat", including the Certificates of
Transfer, Bills of Sale, Assignments, and all other documents contained therein.

"REVENUE ACCOUNT" shall have the meaning assigned to such term in the Depositary
Agreement.

"ROWS" shall mean the following rights-of-way held by the Borrower and granted by BLM: CACA 25634, CACA 26346, CACA 17188, CACA 22562, CACA 22563, CACA 22567,
CACA 25544, CACA 25633, CACA 26355, CACA 26356, and CACA 20267.

"S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill
Companies, Inc.

"SCE" shall mean Southern California Edison Company, a California corporation.

"SECOND CLOSING DATE" shall mean the date on which (a) all of the conditions set out in Section 6.02 shall have been satisfied or waived by the Lenders; and (b)
the Borrower shall have borrowed the Additional Term Loan.

"SECURED OBLIGATIONS" shall mean, as at any date, the sum, computed without duplication, of the following: (a) the aggregate outstanding principal amount of the Loans plus accrued interest thereon; plus (b) all other amounts from time to time payable to the Secured Parties under the Financing Documents plus accrued interest thereon. For purposes hereof, it is understood that any Secured
Obligations to any Person arising under an agreement entered into at a time such
Person (or an affiliate thereof) is party to this Agreement as a "Lender" shall continue to constitute Secured Obligations, notwithstanding that such Person (or its Affiliate) has ceased to be a "Lender" party thereto (by assigning all of its Commitments, Loans, and other interests therein) at the time a claim is to be made in respect of such Secured Obligations.

"SECURED PARTIES" shall mean the Administrative Agent, the Collateral Agent, the
Depositary Bank and the Lenders.

"SECURITY DOCUMENTS" shall mean the Borrower Security Agreement, the Borrower
Equity Interest Pledge, the Deed of Trust, the Depositary Agreement, any
security agreement or instrument referred to in paragraph (a) of the definition of "Ancillary Documents" and all Uniform Commercial Code financing statements required by this Agreement and/or any of the foregoing documents, and any such
Ancillary Document, to be filed with respect to the Liens created pursuant thereto on personal property or any fixtures of the Borrower.

"SIGC" shall mean Second Imperial Geothermal Company.

"SIGC LEASE" shall mean the Lease Agreement, effective October 30, 2002, by and between the Borrower and SIGC.

"SITE" shall mean, for any Project, the ROWs, the Site Licenses and any
Leasehold Properties relating to such Project.

                       Schedule I to the Credit Agreement

                                      I-25

"SITE LICENSES" shall mean the following site licenses granted by BLM: CACA
17129, CACA 22405, CACA 24678, CACA 20172, and CACA 22079.

"SPONSOR" shall mean Ormat Funding Corp., a Delaware corporation.

"SUBSIDIARY" shall mean, for any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

"TAX" shall mean any present or future tax, assessment, fee, excise, impost, duty, governmental charge or levy of any kind imposed directly or indirectly by or on behalf of any Government Authority.

"TERMINATION DATE" shall mean the date on which: (a) the Secured Parties shall have received final and indefeasible payment in full of all of the Secured
Obligations and all other amounts owing to the Secured Parties under the
Financing Documents (and provision for payment reasonably satisfactory to each
Agent of all amounts reasonably expected to become due and owing to the Secured
Parties pursuant to Sections 2.04, 5.01, 5.05, 5.06, and 11.03, and similar provisions in the other Financing Documents, shall have been made); and (b) the
Commitments shall have terminated, expired or been reduced to zero.

"TITLE COMPANY" shall mean First American Title Insurance Company, a California corporation.

"TITLE POLICY" shall mean the policy of title insurance issued on the Closing
Date by the Title Company to the Collateral Agent for the benefit of the Secured
Parties pursuant to Section 6.01(f)(i).

"TOTAL LOSS" shall mean, in relation to any insured property, any of the following: (a) the complete destruction of such insured property; (b) the destruction of such insured property such that there remains no substantial remnant thereof which a prudent owner, uninsured, desiring to restore such insured property to its original condition would utilize as the basis of such restoration; (c) the destruction of such insured property irretrievably beyond repair; or (d) the destruction of such insured property such that the insured may claim the whole amount of the relevant insurance policy covering such insured property upon abandoning such insured property to the insurance underwriters therefor.

"TOWER REPAIRS" shall mean the structural repairs of, and replacement of the cooling towers of the Ormesa I Project, the OGII Project and the Ormesa IE
Project to restore performance of such cooling towers to good working order in accordance with generally prudent utility practice.

"TRANSACTION DOCUMENTS" shall mean the Financing Documents and the Project
Documents.

                       Schedule I to the Credit Agreement

                                      I-26

"TRANSMISSION SERVICES AGREEMENTS" shall mean, collectively, (a) the
Transmission Services Agreement dated as of October 3, 1989 between the Borrower and Imperial Irrigation District for the Ormesa I Project, the Ormesa IE Project
and the Ormesa IH Project; (b) the Transmission Services Agreement for
Alternative Resources dated as of September 26, 1985 between SCE and Imperial
Irrigation District for the OGII Project, as amended by Plant Amendment No. 1 dated as of August 25, 1987; (c) the Transmission Services Agreement dated as of
March 21, 1989 between the Borrower and Imperial Irrigation District for the GEM
2 Project; (d) the Transmission Services Agreement dated as of March 21, 1989 between the Borrower and Imperial Irrigation District for the GEM 3 Project; (e)
the Interim Distribution Service Agreement dated March 8, 1999 between Imperial
Irrigation District and the Borrower; (f) the Memorandum of Understanding dated
November 21, 2002 between Imperial Irrigation District and the Borrower; and (g)
the Funding and Construction Agreement dated June 29, 1987 among Imperial
Irrigation District, the Borrower and various other parties

"TYPE" shall have the meaning assigned to such term in Section 1.02.

"UNIFORM COMMERCIAL CODE" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York and in any other jurisdiction the laws of which control the creation or perfection of security interests under the
Security Documents.

"UNIT AGREEMENT" shall mean that certain Unit Agreement for Exploration,
Development and Operation of the East Mesa Unit Area County of Imperial, State
of California, No. 14-08-0001-20927, dated as of July 30, 1984 by and between
Republic-1975 Geothermal Energy Program and Republic 1977B Geothermal Energy
Drilling Program and Republic Geothermal, Inc., as Unit Operator.

"UNITED" shall have the meaning assigned to such term in the opening paragraph of this Agreement.

"UNITED STATES" and "U.S." shall mean the United States of America.

"UPGRADE ACCEPTANCE TEST" shall mean the test, the parameters of which are set forth as Schedule IX.

"UPGRADE PRO FORMA" shall mean pro forma cash flow projections for the Borrower updating the Closing Pro Forma, entitled "Updated Ormesa United Capital
Proposal" and dated December 18, 2002.

"UPGRADE PROJECT" shall mean the Borrower's planned capital expenditure program to upgrade the Project.

"USE" shall mean, with respect to any Hazardous Material and with respect to any
Person, the generation, manufacture, processing, distribution, handling, use, treatment, recycling or storage of such Hazardous Material or transportation to or from the Property of such Person of such Hazardous Material.

                       Schedule I to the Credit Agreement

                                      I-27

"WATER SUPPLY AGREEMENT" shall mean the Amended and Restated Water Supply
Agreement dated as of March 6, 1990 between the Borrower and the Imperial
Irrigation District.

"WITHDRAWAL LIABILITY" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                       Schedule I to the Credit Agreement

                                                                     Schedule II
                                                             to Credit Agreement

                           Applicable Lending Offices

Lender                                Applicable Lending Office
------                                -------------------------
United Capital,
   a division of Hudson United Bank   87 Post Road East
                                      Westport, Connecticut 06880

                                                                    Schedule III
                                                             to Credit Agreement

                                   Commitments

                                        Initial Term    Additional Term
                                      Loan Commitment   Loan Commitment
                                      ---------------   ---------------
United Capital,
   a division of Hudson United Bank     $20,000,000        $7,500,000

                                                                     Schedule IV
                                                             to Credit Agreement

                                    INSURANCE

At all times commencing on the Closing Date, the Borrower will be required to maintain, or cause to be maintained, insurance for the Projects for coverages and in amounts similar to that insurance maintained by other owners of similar projects as determined by the Insurance Consultant. The insurance coverage shall include:

1. Liability insurance for all risks in an amount not less than $5,000,000.

2. Property insurance to cover all risks in an amount not less than the full replacement cost of the Project with customarily related business interruption protection.

3. General Liability, Automobile Liability and Excess/Umbrella Liability,
General Liability limits of US $1,000,000/US $2,000,000, the Automobile
Liability limit designated as US $1,000,000 and the Excess/Umbrella Liability
coverage limit is US $5,000,000.

4. Material property damage limit of US $50,000,000 covering all real and personal property, subject to certain terms, conditions and exclusions on an
"All Risk" of direct physical loss or damage including earthquake (subject to a
US $5,000,000 limit).

     The Collateral Agent shall be named as loss payee for the property insurance (in respect of insurance proceeds in excess of $1,000,000) and shall be named as additional insured for the liability insurance.

     Notification of the renewal terms and conditions will be provided 30 days in advance of the renewal dates.

                                                                      Schedule V
                                                             to Credit Agreement

                              FILING JURISDICTION

1.   Imperial County, California

2.   Delaware Secretary of State

                                                                     Schedule VI
                                                             to Credit Agreement

                              GOVERNMENT APPROVALS

BUREAU OF LAND MANAGEMENT LEASES AND RIGHTS OF WAY IDENTIFIED AS LEASE NO.:

CACA 964 (Lease)
CACA 966 (Lease)
CACA 1903 (Lease)
CACA 6217 (Lease)
CACA 6218 (Lease)
CACA 6219 (Lease)
CACA 25081 (Lease)
CACA 17568 (Lease)
CACA 17188 (ROW)
CACA 20267 (ROW)
CACA 25544 (ROW)
CACA 22562 (ROW)
CACA 22563 (ROW)
CACA 22567 (ROW)
CACA 25633 (ROW)
CACA 25634 (ROW)
CACA 26346 (ROW)
CACA 26355 (ROW)
CACA 26356 (ROW)

AIR PERMITS ISSUED BY THE IMPERIAL COUNTY AIR POLLUTION CONTROL DISTRICT AND THE
U.S. ENVIRONMENTAL PROTECTION AGENCY

 OGI    PTO 1716D               Geothermal (Plant & 21 Wells)
        PTO 2570A               Petroleum Storage (Gas Tank)

 OGIE   PTO 1942E               Geothermal Power Plant
        PTO 2371A               Geothermal Wells / 7

 OGII   PTO 1883B               Geothermal Power Plant & Wells
        PTO 2424A               Misc. (Sand Blasting)
        PTO 2755A               Combustion (Electric Gen. and Fire Pump)

 OGIH   PTO 2047B               Geothermal Power Plant
        PTO 2370C               Geothermal Wells / 8

 GEM    PTO 2002E               Geothermal Power Plant
        PTO 2132D               Geothermal Wells (39 Wells)
        Permit No. V-2002 PEM

                                       -2-

IMPERIAL COUNTY AIR POLLUTION CONTROL DISTRICT (ICAPCD) PERMITS TO OPERATE
(PTO):

OGI, Plant and 21 Geothermal Wells    PTO 1716E

OGIE, plant and 7 Geothermal wells    PTO 1942F

OGII, plant and 14 Geothermal wells   PTO 1883D

OGIH, plant and 8 Geothermal wells    PTO 2047C

GEM, plant and 39 Geothermal wells    PTO 2002F

GEM Title V Operating Permit          Number V-2002

CALIFORNIA REGIONAL WATER BOARD WASTE DISCHARGE ORDERS (WDO)

OGI    00-103   7A132035403

OGIE   00-102   7A132035404

OGII   00-090   7A132035301

OGIH   00-085   7A132035401

GEM    00-101   7A132040013

BUREAU OF LAND MANAGEMENT SITE LICENSES

OGI    CACA 17129

OGII   CACA 20172

OGIE   CACA 22405

OGIH   CACA 24678

GEM    CACA 22079

FEDERAL COMMUNICATIONS COMMISSION

OGII   Radio Station License Number 9904D125452   Call Sign: WPNY538

                                       -3-

IMPERIAL COUNTY PUBLIC HEALTH SERVICE (DIVISION OF ENVIRONMENTAL HEALTH)

     Surface Water Treatment Permit (Potable Water System)
     OGII Permit # 4S-8660-02

U.S. ENVIRONMENTAL PROTECTION AGENCY (USEPA) REGION 9:

     OGI RCRA EPA ID Number CA0000138271

     OGII RCRA EPA ID Number CAD983613449

     GEM RCRA EPA ID Number CAR000045096

CALIFORNIA BOARD OF EQUALIZATION (BOE) HAZARDOUS WASTE GENERATOR ACCOUNT:

     OGI HA EF 36-057873

     OGII HA EF 38-057602

     GEM HA EF 36-051259

IMPERIAL COUNTY DEPARTMENT OF PLANNING COMMISSION CONDITIONAL USE PERMITS (CUP):

     OGI & OGIE   Aug 14, 1988 (No Number)   Conditional Use Permit (CUP)
                                             approved and issued for five
                                             Groundwater Wells to be utilized
                                             for cooling tower makeup.

     OGII         April 8, 1985 No. 711-85   Conditional Use Permit (CUP)
                                             Approved and issued for three
                                             Groundwater Wells to be utilized
                                             for cooling tower makeup.

                                                                    Schedule VII
                                                             to Credit Agreement

                          Deferred Government Approvals

Authority to Construct (ATC) Permit - Issued by the Imperial County Air
Pollution Control District (ICAPCD). An application for issuance of an ATC has been submitted.

Building Permits for all phases of construction - Issued by the Imperial County
Planning Department. Approvals are awarded on a continuous basis.

Environmental Assessment (EA). The Imperial County Planning Department is the
local lead agency for the California Environmental Quality Act (CEQA). The EA
concentrates on the Biological and Archeological parameters and is expected to be done by Jan. 2003.

                                                                   Schedule VIII
                                                             to Credit Agreement

                              ENVIRONMENTAL CLAIMS

PART A - ENVIRONMENTAL CLAIMS:

On November 12, 2002, the California Regional Water Quality Control Board issued a "Notice to Comply" as a result of an inspection of the Projects conducted on
October 23, 2002. Three (3) non-Compliance issues with the Ormesa Waste
Discharge Requirements were noted, as listed below (the status of each is included as a parenthetical statement at the end):

1. Ormesa Geothermal I (West Cooling Tower) - West Wall of the concrete basin has substantial cracking and appears to be falling apart. Repairs to the concrete basin are required to be completed by February 15, 2003. (The contract to repair the wall is about to be let for completion of the repairs before the required date.)

2. Cooling Tower Basin solids - Piles of solids from cleanout of cooling tower basins were noted at well pads 16-30, 15-32, 18-5, and the containment basin west of OGIH. Proper disposal of these solids is required before December 31,
2002. (Samples have been collected and tested, and authorization to dispose has been received from the California Regional Water Quality Control Board. However,
written authorization from the Imperial County Health Department has not yet been received. The California Regional Water Quality Control Board has agreed to extend the required disposal date because of the delay in receiving the written authorization from the Imperial County Health Department to dispose of the wastes.)

3. North Wall of pond at GEM 2&3 - Staff noted an area in need of repair to liner and concrete in the upper wall on the north side. Repairs to the liner and concrete are required before November 30, 2002. (Repairs were completed on
November 25, 2002.)

PART B - THREATENED ENVIRONMENTAL CLAIMS:

FPL Energy Operating Services, Inc. (FPLE) received a letter, dated August
1, 2000, from the Imperial County District Attorney's office indicating that a request to initiate legal action regarding the handling of the Ormesa IE Project cooling tower fill and wood debris waste in June and July of 1999 had been filed by the U.S. Department of the Interior, Bureau of Land Management (BLM), and
suggested that FPLE schedule an appointment to discuss any additional information FPLE may want to submit. Two meetings were held between the District
Attorney's office and FPLE, and FPLE believes that the BLM and the Imperial
County District Attorney's office no longer intends to pursue the matter, although no specific resolution to the matter was documented.

PART C - HAZARDOUS MATERIALS:

Cotton-wound steel-core filters were historically used by the Ormesa I, Ormesa
II, Ormesa IE and Ormesa IH projects since the commencement of operation (in
December of 1986, 1987, 1988 and 1989, respectively) to remove fine sand, produced from the geothermal fluid production wells, from the geothermal fluid prior to injection into the geothermal fluid injection wells. Waste injection filters were routinely disposed of off-site as common, non-hazardous industrial waste in a local municipal waste landfill. In late 1992, a sample of the injection filters was tested and determined to be a California (non-RCRA)
hazardous waste because of the concentrations of some heavy metals, which normally occur only in low concentrations in the East Mesa geothermal fluids used by these Ormesa Geothermal projects. All litigation concerning this issue was settled prior to the acquisition of the East Mesa projects by FPLE (in 1994 the projects settled with the Imperial County District Attorney; the California
Environmental Protection Agency, Department of Toxic Substance Control; and the
California Regional Water Quality Board, Colorado River Basin Region, and in
1996 the projects settled with the local municipal waste landfill into which the filters were disposed). These Ormesa Geothermal have not used filters to remove sand from the geothermal injection fluid prior to injection since late 1992.
None of the waste geothermal fluid injection filters were disposed of on-site.

                                       2

                                                                     Schedule IX
                                                             to Credit Agreement

                       UPGRADE ACCEPTANCE TEST PARAMETERS

These parameters are to outline the methods to be used to update the report of the Independent Engineer that was delivered on the Closing Date, which update shall be delivered pursuant to Schedule 6.2(g) of the Credit Agreement.

The Upgrade Acceptance Test is to demonstrate that the Projects are collectively capable of generating net energy sales of 445,000 MWh per year. The Upgrade
Acceptance Test is to be conducted over a continuous period of 168 hours (7 days) with all Project systems in normal operating configurations for continuous, long-term operation with a normal complement of operating personnel.
Criterion for successful completion of the Upgrade Acceptance Test shall be that during the 168-hour period the Project generate 8,535 MWh for sale to SCE, corrected for ambient conditions and net of all Project auxiliary loads and line losses. A detailed Upgrade Acceptance Test protocol, including appropriate ambient correction factors, measurement points, etc., is to be developed by the Borrower and approved by the Independent Engineer within 30 days prior to commencement of the test.

                                                                     Exhibit A-1
                                                             to Credit Agreement

                         FORM OF INITIAL TERM LOAN NOTE

$                                                                         , 2002
 ---------------                                            --------- ----
                                                              New York, New York

     FOR VALUE RECEIVED, the undersigned, ORMESA LLC, a Delaware limited liability company (the "Borrower"), hereby unconditionally promises to pay to the order of UNITED CAPITAL, a division of Hudson United Bank, a New Jersey banking corporation (the "Lender"), in lawful money of the United States of
America and in immediately available funds, the principal amount of
____________________________________ ($_______________) or, if less, the unpaid principal amount of the Initial Term Loan made by the Lender pursuant to Section
2.01(a) of the Credit Agreement hereinafter defined. The principal amount shall be paid in the amounts and on the dates specified in Section 3.01 of the Credit
Agreement. The Borrower further agrees to pay interest in like money on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 3.02 of such Credit Agreement.

     The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of the Loan, the date and amount of each payment or prepayment of principal with respect thereto, each conversion of all or a portion thereof to another Type, and each continuation of all or a portion thereof as the same Type. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement shall not affect the obligations of the Borrower in respect of such Loan.

     This Note (a) is an Initial Term Loan Note referred to in the Credit
Agreement dated as of December 31, 2002 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the
Lender, the other banks and financial institutions from time to time parties thereto as lenders, and United Capital, a division of Hudson United Bank, a New
Jersey banking corporation, not in its individual capacity, but solely as administrative agent and collateral agent; (b) is subject to the provisions of the Credit Agreement; and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured as provided in the Security Documents. Reference is hereby made to the Security
Documents for a description of assets in which a security interest has been granted, the nature and extent of the security, the terms and conditions upon which the security interests were granted and the rights of the holder of this
Note in respect thereof.

     Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

     All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind, except as specifically provided for in the Credit Agreement.

                             Initial Term Loan Note

     Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF
THE STATE OF NEW YORK.

                             Initial Term Loan Note

                                        ORMESA LLC

                                        ----------------------------------------
                                        By ORMAT FUNDING CORP.,
                                        Its Sole Member and Control Manager

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                             Initial Term Loan Note

                                                                     Exhibit A-2
                                                             to Credit Agreement

                        FORM OF ADDITIONAL TERM LOAN NOTE

[$7,500,000.00]                                               ____________, 200_
                                                              New York, New York

     FOR VALUE RECEIVED, the undersigned, ORMESA LLC, a Delaware limited liability company (the "Borrower"), hereby unconditionally promises to pay to the order of [__________________________________] (the "Lender"), in lawful money of the United States of America and in immediately available funds, the principal amount of [SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS
($7,500,000.00)], or, if less, the unpaid principal amount of the Additional
Term Loan made by the Lender pursuant to Section 2.01(b) of the Credit Agreement hereinafter defined. The principal amount shall be paid in the amounts and on the dates specified in Section 3.01 of the Credit Agreement. The Borrower
further agrees to pay interest in like money on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in
Section 3.02 of such Credit Agreement.

     The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of the Loan, the date and amount of each payment or prepayment of principal with respect thereto, each conversion of all or a portion thereof to another Type, and each continuation of all or a portion thereof as the same Type. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement shall not affect the obligations of the Borrower in respect of such Loan.

     This Note (a) is an Additional Term Loan Note referred to in the Credit
Agreement dated as of December 31, 2002 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the
Lender, the other banks and financial institutions from time to time parties thereto as lenders, and United Capital, a division of Hudson United Bank, a New
Jersey banking corporation, not in its individual capacity, but solely as administrative agent and collateral agent; (b) is subject to the provisions of the Credit Agreement; and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured as provided in the Security Documents. Reference is hereby made to the Security
Documents for a description of assets in which a security interest has been granted, the nature and extent of the security, the terms and conditions upon which the security interests were granted and the rights of the holder of this
Note in respect thereof.

     Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

     All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind, except as specifically provided for in the Credit Agreement.

Promissory Note

     Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF
THE STATE OF NEW YORK.

                                        ORMESA LLC

                                        By ORMAT FUNDING CORP.,
                                           Its Sole Member and Control Manager

                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                                                     Exhibit A-2
                                                             to Credit Agreement

                                 PROMISSORY NOTE

[$7,500,000.00]
                                                               ___________, 200_
                                                              New York, New York

     FOR VALUE RECEIVED, the undersigned, ORMESA LLC, a Delaware limited liability company (the "Borrower"), hereby unconditionally promises to pay to the order of [_______________________________________] (the "Lender"), in lawful money of the United States of America and in immediately available funds, the principal amount of [SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS
($7,500,000.00)], or, if less, the unpaid principal amount of the Additional
Term Loan made by the Lender pursuant to Section 2.0l(b) of the Credit
Agreement hereinafter defined. The principal amount shall be paid in the amounts and on the dates specified in Section 3.01 of the Credit Agreement. The Borrower
further agrees to pay interest in like money on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in
Section 3.02 of such Credit Agreement.

     The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of the Loan, the date and amount of each payment or prepayment of principal with respect thereto, each conversion of all or a portion thereof to another Type, and each continuation of all or a portion thereof as the same Type. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement shall not affect the obligations of the Borrower in respect of such Loan.

     This Note (a) is an Additional Term Loan Note referred to in the Credit
Agreement dated as of December 31, 2002 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the
Lender, the other banks and financial institutions from time to time parties thereto as lenders, and United Capital, a division of Hudson United Bank, a New
Jersey banking corporation, not in its individual capacity, but solely as administrative agent and collateral agent; (b) is subject to the provisions of the Credit Agreement; and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured as provided in the Security Documents. Reference is hereby made to the Security
Documents for a description of assets in which a security interest has been granted, the nature and extent of the security, the terms and conditions upon which the security interests were granted and the rights of the holder of this
Note in respect thereof.

     Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

     All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind, except as specifically provided for in the Credit Agreement.

Promissory Note

     Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF
THE STATE OF NEW YORK.

                                        ORMESA LLC

                                        By ORMAT FUNDING CORP.,
                                           Its Sole Member and Control Manager

                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                                                     Exhibit B-l
                                                             to Credit Agreement

                       FORM OF BORROWER SECURITY AGREEMENT

     This BORROWER SECURITY AGREEMENT (this "AGREEMENT"), dated as of ______ __,
2002, between ORMESA LLC, a Delaware limited liability company (the "BORROWER"), and UNITED CAPITAL, a division of Hudson United Bank, a New Jersey banking corporation ("UNITED"), not in its individual capacity, but solely as collateral agent for the Lenders and other Secured Parties under and as defined in the
Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "COLLATERAL AGENT").

     WHEREAS, pursuant to that certain Credit Agreement, dated as of December
31, 2002 (as amended, modified, supplemented and in effect from time to time, the "CREDIT AGREEMENT"), among the Borrower, the Lenders party thereto from time to time, United, not in its individual capacity, but solely as administrative agent for such Lenders, and the Collateral Agent, the Lenders have agreed to make loans to the Borrower for the purpose of financing certain costs of acquiring, improving and operating various geothermal power plant facilities and related expenses;

     WHEREAS, it is a condition to the obligations of the Lenders and the other
Secured Parties under the Credit Agreement that the Borrower shall have executed and delivered this Agreement and granted the Liens provided for herein; and

     WHEREAS, to induce the Lenders and the other Secured Parties to enter into the Credit Agreement and to induce certain of the Secured Parties to make loans to the Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower has agreed to pledge and grant a security interest in the Collateral (as defined below) as security for the Secured Obligations (as defined in the Credit Agreement).

     Accordingly, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     1.01 DEFINITIONS. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to them in Schedule I to the
Credit Agreement. All terms used herein which are not defined herein or in the
Credit Agreement and are defined in the Uniform Commercial Code (as such term is defined below) shall have the meanings therein stated. In addition, capitalized terms used in the preamble hereto shall have the respective meanings given thereto, and the following terms shall have the following meanings under this
Agreement:

     "ACCOUNTS RECEIVABLE" shall have the meaning assigned to such term in
Article III(5).

     "ARTICLE 9" shall mean Article 9 of the Uniform Commercial Code, as revised and in effect on and after July 1, 2001.

     "ASSIGNED AGREEMENT(S)" shall have the meaning assigned to such term in
Article III(2).

     "COLLATERAL" shall have the meaning assigned to such term in Article III.

     "COPYRIGHT COLLATERAL" shall mean all Copyrights, whether now owned or hereafter acquired by the Borrower, including each Copyright identified in Annex
2.

                           Borrower Security Agreement

                                      -2-

     "COPYRIGHTS" shall mean all copyrights, copyright registrations and applications for copyright registrations, including, without limitation, all renewals and extensions thereof, the right to recover for all past, present and future infringements thereof, and all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

     "EQUIPMENT" shall have the meaning assigned to such term in Article III(9).

     "INSTRUMENTS" shall have the meaning assigned to such term in Article
III(6).

     "INTELLECTUAL PROPERTY" shall mean, collectively, all Copyright Collateral, all Patent Collateral and all Trademark Collateral, together with: (a) all inventions, processes, production methods, proprietary information, know-how and trade secrets; (b) all licenses or user or other agreements granted to the
Borrower with respect to any of the foregoing, in each case whether now or hereafter owned or used including, without limitation, the contracts, licenses or other agreements with respect to the Copyright Collateral, the Patent
Collateral or the Trademark Collateral, listed in Annex 5; (c) all information, customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs; (d) all field repair data, sales data and other information relating to sales or service of products now or hereafter manufactured; (e) all accounting information and all media in which or on which any information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; and (f) all causes of action, claims and warranties now or hereafter owned or acquired by the Borrower in respect of any of the items listed above.

     "INVENTORY" shall have the meaning assigned to such term in Article III(7).

     "MOTOR VEHICLES" shall mean motor vehicles, tractors, trailers and other like property, whether or not the title thereto is governed by a certificate of title or ownership.

     "PATENT COLLATERAL" shall mean all Patents, whether now owned or hereafter acquired by the Borrower, including each Patent identified in Annex 3.

     "PATENTS" shall mean all patents and patent applications, including, without limitation, the inventions and improvements described and claimed therein together with the reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, all income, royalties, damages and payments now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, the right to sue for past, present and future infringements, thereof, and all rights corresponding thereto throughout the world.

     "RECORDS" shall have the meaning assigned to such term in Section 2.07.

     "TRADEMARK COLLATERAL" shall mean all Trademarks, whether now owned or hereafter acquired by the Borrower, including each Trademark identified in Annex
4. Notwithstanding the foregoing, the Trademark Collateral does not and shall not include any Trademark that would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Trademark
Collateral.

     "TRADEMARKS" shall mean all trade names, trademarks and service marks, logos, trademark and service mark registrations, and applications for trademark and service mark registrations, including, without limitation, all renewals of trademark and service mark registrations, all rights corresponding thereto throughout the world, the right to recover for all past, present and future infringements thereof, all other rights

                           Borrower Security Agreement

                                      -3-

of any kind whatsoever accruing thereunder or pertaining thereto, together, in each case, with the product lines and goodwill of the business connected with the use of, and symbolized by, each such trade name, trademark and service mark.

     1.02 INTERPRETATION. The principles of interpretation set out in Article I of the Credit Agreement shall apply equally to this Agreement mutatis mutandis.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants to the Agent and Secured Parties that:

     2.01 CREDIT AGREEMENT REPRESENTATIONS AND WARRANTIES. Each of the
representations and warranties of the Borrower contained in Article VII of the
Credit Agreement is incorporated herein by reference and made a part hereof as if fully set out in this Agreement for the benefit of the Collateral Agent and the Borrower shall be deemed to have made each such representation and warranty as of each date provided for in the Credit Agreement.

     2.02 COPYRIGHTS, PATENTS AND TRADEMARKS. Annexes 2, 3 and 4, respectively, set out a complete and correct list of all Copyrights, Patents and Trademarks owned by the Borrower on the date hereof. Except pursuant to licenses and other user agreements entered into by the Borrower in the ordinary course of business that are listed in Annex 5, the Borrower owns and possesses the right to use, and has done nothing to authorize or enable any other Person to use, any
Copyright, Patent or Trademark listed in Annexes 2, 3 and 4. All registrations listed in Annexes 2, 3 and 4 are valid and in full force and effect. Except as may be set out in Annex 5, the Borrower owns and possesses the right to use all
Copyrights, Patents and Trademarks.

     2.03 LICENSES. Annex 5 sets out a complete and correct list of all licenses and other user agreements existing with respect to the Intellectual Property on the date hereof.

     2.04 NO VIOLATIONS IN RESPECT OF COPYRIGHTS, PATENTS AND TRADEMARKS. To the
Borrower's knowledge: (i) except as set out in Annex 5, there is no violation by others of any right of the Borrower with respect to any Copyright, Patent or
Trademark listed in Annexes 2, 3 and 4, respectively; and (ii) the Borrower is not infringing in any respect upon any Copyright, Patent or Trademark of any other Person; and no proceedings have been instituted or are pending against the
Borrower or, to the Borrower's knowledge, threatened, and no claim against the
Borrower has been received by the Borrower, alleging any such violation, except as may be set out in Annex 5.

     2.05 TRADEMARK COLLATERAL. The Borrower does not own any Trademarks registered in the United States of America to which the last sentence of the definition of Trademark Collateral applies.

     2.06 INVENTORY AND EQUIPMENT. All existing Inventory and Equipment: (a) is located at the Borrower's Address for Notices set out beneath its name on the signature pages hereto or at one of the locations identified in Annex 6 or in transit from one of such locations to another; and (b) is in the Borrower's exclusive control on the date hereof.

     2.07 RECORDS. The place of business or, if there is more than one place of business, the chief executive office of the Borrower is located at the
Borrower's Address for Notices set out on the signature

                           Borrower Security Agreement

                                       -4-

page hereto, and the Borrower has no books and records concerning the Collateral
(hereinafter, collectively called the "RECORDS") at any location other than at such address or at one of the locations identified in Annex 6 or in transit from one of such locations to another.

     2.08 INSTRUMENTS. The Borrower has delivered to the Collateral Agent, without exception, all Collateral that consists of Instruments, which Collateral is listed on Annex 7 hereto. Annex 7 correctly and completely sets forth all obligors of such Instruments and their respective aggregate principal amounts.

     2.09 CHANGES IN CIRCUMSTANCES. The Borrower has not, within the period of four months prior to the date hereof: (a) changed its location (as determined pursuant to Section 9-307 of Article 9); (b) changed its name; or (c) become a
"new debtor" (as defined in Section 9-102(a)(56) of Article 9) with respect to a security agreement previously entered into by any other Person.

     2.10 OTHER ASSETS. All assets of each Project not described in Sections
2.02 through 2.08 are located at the Borrower's Address for Notices set out beneath its name on the signature pages hereto or at one of the locations identified in Annex 6 or in transit from one of such locations to another. All such assets are under the exclusive control of the Borrower. The Borrower will not change the location of any such assets without 30 days' prior written notice to the Collateral Agent.

     2.11 ASSIGNED AGREEMENTS. All copies of the Assigned Agreements delivered by the Borrower to the Collateral Agent are true, correct and complete copies thereof, and such Assigned Agreements have not been amended, modified or otherwise changed in any respect, except for such amendments, modifications and changes which are attached to the Assigned Agreements so delivered. Borrower has obtained all consents and approvals necessary for the assignment of the Assigned
Agreements, except from the BLM and SCE.

     2.12 GENERAL.

          (a) None of the Collateral constitutes, or is the proceeds of, "FARM
     PRODUCTS" as defined in Section 9-102(a)(34) of the UCC.

          (b) Other than BLM, none of the account debtors or other persons obligated on any of the Collateral is a governmental authority covered by the Federal Assignment of Claims Act or like federal, state or local statute or rule in respect of such Collateral.

          (c) The Borrower holds no commercial tort claims.

          (d) The Borrower has at all times operated its business in compliance in all material respects with all applicable provisions of the federal Fair
     Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances.

                                   ARTICLE III

                                   COLLATERAL

     As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations now existing or hereafter arising, the Borrower hereby pledges and grants to the
Collateral Agent, for the benefit of the Secured Parties as hereinafter provided, and subject to the rules and regulations of the BLM, a lien on and security interest in, all of the

                           Borrower Security Agreement

                                       -5-

Borrower's right, title and interest in, to and under the following, whether now owned by the Borrower or hereafter acquired and whether now existing or hereafter coming into existence and wherever located (all being collectively referred to herein as "COLLATERAL"):

          1. the assets of the Projects, including all rights of access to and inspection and use of all books and records of the Projects (including computer software and computer software programs), all payments (including fees) or distributions, whether in cash, property or otherwise, at any time owing or payable to the Borrower in its capacity as owner of the Projects and all other rights, interests, property or claims to which the Borrower may be entitled in its capacity as owner of the Projects;

          2. except to the extent expressly prohibited by the terms thereof, the agreements, contracts and documents listed in Annex 1 (including all exhibits and schedules thereto), as each such agreement, contract and document may be amended, supplemented or modified and in effect from time to time (such agreements, contracts and documents, being, individually, an
     "ASSIGNED AGREEMENTS" and collectively, the "ASSIGNED AGREEMENTS"), including: (i) all rights of the Borrower to receive moneys due and to become due under or pursuant to the Assigned Agreements; (ii) all rights of the Borrower to receive proceeds of any insurance, bond, indemnity, warranty or guaranty with respect to the Assigned Agreements; (iii) all claims of the Borrower for damages arising out of or for breach of or default under the Assigned Agreements; and (iv) all rights of the Borrower to terminate, amend, supplement, modify or waive performance under the
     Assigned Agreements, to perform thereunder and to compel performance and otherwise to exercise all remedies thereunder;

          3. all Government Approvals now or hereafter held in the name, or for the benefit of the Borrower (provided, that any Government Approval which by its terms or by operation of law would become void, voidable, terminable or revocable if mortgaged, pledged or assigned hereunder or if a security interest therein were granted hereunder is expressly excepted and excluded from the Lien and terms of this Agreement to the extent necessary so as to avoid such voidness, avoidability, terminability or revocability);

          4. all Accounts and all balances therein and all instruments, certificates and notes in respect of Permitted Investments held or maintained from time to time therein, and all interest and other property from time to time receivable in respect thereof;

          5. all general intangibles (including payment intangibles and software) and accounts (each as defined in the Uniform Commercial Code) of the Borrower constituting any right to the payment of money, including all moneys due and to become due to the Borrower in respect of any loans or advances or for Inventory or Equipment or other goods sold or leased or for services rendered, all deposit accounts (including all Accounts established pursuant to the Depositary Agreement), all moneys due and to become due to the Borrower under any Guarantee (including a letter of credit) and all Tax refunds (such accounts, general intangibles and moneys due and to become due, and Tax refunds, being herein called collectively "ACCOUNTS
     RECEIVABLE");

          6. all instruments, chattel paper (whether tangible or electronic)
     (each as defined in the Uniform Commercial Code) or letters of credit of the Borrower evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts Receivable, including promissory notes, drafts, bills of exchange and trade acceptances (herein collectively called "INSTRUMENTS")
     and all interest, cash, instruments and other Property from time to time received, receivable or otherwise distributed in respect of or in exchange for any of the Instruments;

                           Borrower Security Agreement

                                      -6-

          7. all inventory (as defined in the Uniform Commercial Code) of the
     Borrower, including Motor Vehicles held by the Borrower for lease, fuel, tires and other spare parts, all goods obtained by the Borrower in exchange for such inventory, and any products made or processed from such inventory, including all substances, if any, commingled therewith or added thereto
     (herein collectively called "INVENTORY");

          8. all Intellectual Property and all other accounts or general intangibles of the Borrower not constituting Intellectual Property or
     Accounts Receivable;

          9. all equipment (as defined in the Uniform Commercial Code) of the
     Borrower, including all Motor Vehicles owned by the Borrower (herein collectively called "EQUIPMENT");

          10. each contract and other agreement of the Borrower relating to the sale or other disposition of Inventory or Equipment;

          11. all documents (as defined in the Uniform Commercial Code) or other receipts of the Borrower covering, evidencing or representing Inventory or
     Equipment;

          12. all rights, claims (including insurance claims) and benefits of the Borrower against any Person arising out of, relating to or in connection with Inventory or Equipment, including any such rights, claims or benefits against any Person storing or transporting such Inventory or
     Equipment; and

          13. all other tangible and intangible personal property and fixtures of the Borrower, including all cash, products, offspring, rents, revenues, issues, profits, royalties, income, benefits, accessions, letter-of-credit rights, supporting obligations, additions, substitutions and replacements of and to any and all of the foregoing, including all proceeds and products of and to any of the property of the Borrower described in the preceding paragraphs of this Article III (including, without limitation, any proceeds of insurance thereon (whether or not the Collateral Agent is loss payee thereof), and any indemnity, warranty or guarantee, payable by any reason of loss or damage to or otherwise with respect to any of the foregoing, and all causes of action, claims and warranties now or hereafter held by the
     Borrower in respect of any of the items listed above) and, to the extent related to any property described in such paragraphs or such proceeds, products and accessions, all books, correspondence, credit files, records, invoices and other papers, including all tapes, cards, computer runs and other papers and documents in the possession or under the control of the
     Borrower or any computer bureau or service company from time to time acting for the Borrower;

     provided, however, (a) any distributions, payments or releases (whether in the form of cash, instruments or otherwise) properly made by or to the
     Borrower pursuant to Section 8.13 of the Credit Agreement shall automatically be released from the Lien granted hereunder and shall no longer be part of the Collateral upon the making of such distribution, payment or release and (b) any sale, transfer or other disposition of the
     Collateral permitted by Section 8.12(a) of the Credit Agreement shall automatically be released from the Lien granted hereunder and shall no longer be part of the Collateral upon consummation of such sale, transfer or other disposition.

                           Borrower Security Agreement

                                       -7-

                                    ARTICLE IV

                         CERTAIN ASSURANCES; REMEDIES

     In furtherance of the grant of the pledge and security interest pursuant to
Article III, the Borrower agrees with each Secured Party as follows:

     4.01 DELIVERY AND OTHER PERFECTION. The Borrower shall:

          (a) if any of the Collateral required to be pledged and delivered by the Borrower under Article III is received by the Borrower, forthwith: (i)
     transfer and deliver to the Collateral Agent for the benefit of the Secured
     Parties such Collateral so received by the Borrower, all of which thereafter shall be held by the Collateral Agent, pursuant to the terms of this Agreement, as part of the Collateral; and/or (ii) take such other action as the Collateral Agent shall deem necessary or appropriate to duly record the Lien created hereunder in such Collateral;

          (b) deliver and pledge to the Collateral Agent any and all
     Instruments, endorsed and/or accompanied by instruments of assignment and transfer in such form and substance as the Collateral Agent may request;
     provided, that so long as no Event of Default shall have occurred and be continuing, the Borrower may retain for collection in the ordinary course any Instruments received by the Borrower in the ordinary course of business and the Collateral Agent shall, promptly upon request of the Borrower, make appropriate arrangements for making any Instrument pledged by the Borrower and held by the Collateral Agent available to the Borrower for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent requested by the Collateral Agent, against trust receipt or like document);

          (c) give, execute, deliver, file and/or record any financing statement, continuation statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the reasonable judgment of the Collateral Agent): (i) to create, preserve, perfect or validate the pledge and security interest granted pursuant hereto; or (ii)
     to enable the Collateral Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest, including, without limitation, upon the occurrence and during the continuance of any Event of
     Default, causing any or all of the Collateral to be transferred of record into the name of the Collateral Agent or its nominee (and the Collateral
     Agent agrees that if any Collateral is transferred into its name or the name of its nominee, the Collateral Agent will thereafter promptly give to the Borrower copies of any notices and communications received by it with respect to the Collateral pledged by the Borrower hereunder); provided, that notices to account debtors in respect of any Accounts Receivable or
     Instruments shall be subject to the provisions of paragraph (g) below;

          (d) without limiting the obligations of the Borrower under Section
     4.04(d), promptly notify the Collateral Agent upon the acquisition after the date hereof by the Borrower of any Equipment covered by a certificate of title or ownership having a value in excess of $500,000 in the aggregate, and upon the request of the Collateral Agent, cause the
     Collateral Agent to be listed as the lienholder on such certificate of title or ownership and within 60 days of the acquisition thereof deliver evidence of the same to the Collateral Agent;

          (e) keep full and accurate Records, and stamp or otherwise mark such
     Records in such manner as the Collateral Agent may reasonably require in order to reflect the pledge and security interest granted by this
     Agreement;

                           Borrower Security Agreement

                                       -8-

          (f) (i) upon reasonable prior notice, at any time during normal business hours, permit representatives of the Collateral Agent to inspect and make abstracts from the Records; and (ii) upon the occurrence and during the continuance of any Event of Default, permit representatives of the Collateral Agent to be present at the Borrower's place of business to receive copies of all communications and remittances relating to the
     Collateral;

          (g) upon the occurrence and during the continuance of any Event of
     Default, upon request of the Collateral Agent, promptly notify (and the
     Borrower hereby authorizes the Collateral Agent so to notify) each account debtor in respect of any Accounts Receivable or Instruments that such
     Collateral has been assigned to the Collateral Agent hereunder, and that any payments due or to become due in respect of such Collateral are to be made directly to the Collateral Agent, with a copy of such notice to the
     Collateral Agent;

          (h) furnish to the Collateral Agent from time to time (but, unless any
     Event of Default shall have occurred and be continuing, no more frequently than annually) statements and schedules further identifying and describing the Copyright Collateral, the Patent Collateral and the Trademark
     Collateral, respectively, and such other reports in connection with the
     Copyright Collateral, the Patent Collateral and the Trademark Collateral as
     the Collateral Agent may reasonably request, all in reasonable detail;

          (i) promptly upon request of the Collateral Agent, following receipt by the Collateral Agent of any statements, schedules or reports pursuant to clause (h) above, modify this Agreement by amending Annexes 2, 3 and/or 4, as the case may be, to include any Copyright, Patent or Trademark that becomes part of the Collateral under this Agreement, and deliver any such amended Annexes to the Collateral Agent;

          (j) for each deposit account (including, without limitation, the
     Accounts) that the Borrower, now or at any time hereafter, opens or maintains, at the Collateral Agent's request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral
     Agent, either (a) cause the bank to agree to comply, without further consent of the Borrower, at any time with instructions from the Collateral
     Agent to such bank directing the disposition of funds from time to time credited to such deposit account, or (b) arrange for the Collateral Agent to become the customer of the bank with respect to the deposit account, with the Borrower being permitted, only with the consent of the Collateral
     Agent, to exercise rights to withdraw funds from such deposit account;
     provided, the provisions of this paragraph shall not apply to (i) a deposit account for which the Collateral Agent is the bank and is in automatic control, and (ii) any deposit accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of the Borrower's salaried employees. To the extent that the Borrower shall have any cash, funds or sums of money in its possession constituting Project Revenues, all such cash, funds or sums of money shall be paid directly to the Collateral Agent or the Depositary Bank for deposit into the appropriate Account in accordance with the terms of the Credit
     Agreement and the Depositary Agreement;

          (k) if any Collateral is, now or at any time hereafter, in the possession of a bailee, promptly notify the Collateral Agent thereof and, at the Collateral Agent's request and option, promptly obtain an acknowledgement from the bailee, in form and substance satisfactory to the
     Collateral Agent, that the bailee holds such Collateral for the benefit of the Collateral Agent and such bailee's agreement to comply, without further consent of the Borrower, at any time with instructions of the Collateral
     Agent as to such Collateral;

          (l) if the Borrower, now or at any time hereafter, holds or acquires an interest in any electronic chattel paper or any "transferable record,"
     as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform

                           Borrower Security Agreement

                                       -9-

     Electronic Transactions Act as in effect in any relevant jurisdiction, promptly notify the Collateral Agent thereof and, at the request and option of the Collateral Agent, take such action as the Collateral Agent may reasonably request to vest in the Collateral Agent control, under Section
     9-105 of the Uniform Commercial Code, of such electronic chattel paper or control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform
     Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record; provided that the Collateral Agent and the Secured
     Parties agree that the Collateral Agent will arrange, pursuant to procedures satisfactory to the Collateral Agent and so long as such procedures will not result in the Collateral Agent's loss of control, for the Borrower to make alterations to the electronic chattel paper or transferable record permitted under the Uniform Commercial Code or, as the case may be, Section 201 of the federal Electronic Signatures in Global and
     National Commerce Act or Section 16 of the Uniform Electronic Transactions
     Act, for a party in control to make without loss of control, unless an
     Event of Default has occurred and is continuing or would occur after taking into account any action by the Borrower with respect to such electronic chattel paper or transferable record;

          (m) if the Borrower is, now or at any time hereafter, a beneficiary under a letter of credit with a face value in excess of $250,000, promptly notify the Collateral Agent thereof and, at the request and option of the
     Collateral Agent, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (a) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the
     Collateral Agent of the proceeds of the letter of credit, or (b) arrange for the Collateral Agent to become the transferee beneficiary of the letter of credit, with the Collateral Agent agreeing, in each case, that the proceeds of the letter of credit are to be applied as provided in the
     Credit Agreement; and

          (n) take any and all other actions as the Collateral Agent may reasonably determine to be necessary or useful for the attachment, perfection and first priority of, and the ability of the Collateral Agent to enforce, the Collateral Agent's security interest in any and all of the
     Collateral, including, without limitation, (i) complying with any provision of any statute, regulation or treaty of the United States as to any
     Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Collateral Agent to enforce, the Collateral Agent's security interest in such Collateral, (ii) obtaining governmental and other third party waivers, consents and approvals, in form and substance reasonably satisfactory to the Collateral Agent, including, without limitation, any consent of any licensor, lessor or other person obligated on Collateral, (iii) obtaining waivers from mortgagees and landlords in form and substance reasonably satisfactory to the Collateral
     Agent, and (iv) taking all actions under any earlier versions of the
     Uniform Commercial Code or under any other law, as reasonably determined by the Collateral Agent to be applicable under the Uniform Commercial Code or in any other jurisdiction, including any foreign jurisdiction.

     4.02 OTHER FINANCING STATEMENTS AND LIENS. Except for Permitted Liens,
without the prior written consent of the Collateral Agent, the Borrower shall not file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Collateral Agent is not named as the sole secured party for the benefit of the Secured Parties.

     4.03 PRESERVATION OF RIGHTS. The Collateral Agent shall not be required to take any steps to preserve any rights against prior parties to any of the
Collateral.

     4.04 SPECIAL PROVISIONS RELATING TO CERTAIN COLLATERAL.

                           Borrower Security Agreement

                                      -10-

          (a) Adverse Claims. The Borrower shall defend, all at its own cost and expense, the Borrower's title and the existence, perfection and first priority (subject to any Permitted Liens) of the Collateral Agent's security interest in the Collateral against all adverse claims.

          (b) Distributions to Collateral Agent. If any Event of Default shall have occurred and be continuing, and whether or not the Collateral Agent or any other Secured Party exercises any available right to declare any
     Secured Obligation due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under this Agreement or any other Transaction Document or any other agreement relating to such Secured
     Obligation, all distributions on and other payments in respect of the
     Collateral shall be paid directly to the Collateral Agent and retained by it as part of the Collateral, subject to the terms of this Agreement, and, if the Collateral Agent shall so request, the Borrower agrees to execute and deliver to the Collateral Agent appropriate additional distribution and other orders and documents to that end; provided, that if such Event of
     Default is waived or cured, any such distribution or other payment theretofore paid to the Collateral Agent shall, upon request of the
     Borrower (except to the extent theretofore applied to the Secured
     Obligations in accordance with the Credit Agreement), be returned by the
     Collateral Agent to the Borrower.

          (c) Assigned Agreements.

               (i)  Anything herein to the contrary notwithstanding, the
                    Borrower shall remain liable to perform all of its duties
                    and obligations under each of the Assigned Agreements and in respect of the Collateral to the same extent as if this
                    Agreement had not been executed. The exercise by the
                    Collateral Agent or any other Secured Party of any of the
                    rights and remedies hereunder shall not release the Borrower from any of its duties or obligations under any of the
                    Assigned Agreements or in respect of the Collateral. Neither the Collateral Agent nor any other Secured Parry shall have any obligation or liability under any of the Assigned
                    Agreements or otherwise in respect of the Collateral by
                    reason of this Agreement or be obligated to perform any of the obligations or duties of the Borrower under any of the
                    Assigned Agreements or otherwise in respect of the
                    Collateral or to take any action to collect or enforce any claim for payment or any other right assigned hereunder.

               (ii) If the Borrower fails to perform any agreement contained herein or in any of the Assigned Agreements, the Collateral
                    Agent may (but shall not be obligated to) cause the
                    performance of such agreement, subject to the rules and
                    regulations of the BLM, and the reasonable fees, costs and expenses (including reasonable attorneys' fees and expenses)
                    of the Collateral Agent incurred in connection therewith
                    shall, in accordance with Section 4.15, be payable by or on behalf of the Borrower and shall be Secured Obligations to the Collateral Agent secured under Article III.

          (d) Motor Vehicles. At any time after the occurrence and during the continuance of an Event of Default, the Borrower shall, upon the request of the Collateral Agent, deliver to the Collateral Agent originals of the certificates of title or ownership for the Motor Vehicles owned by it with the Collateral Agent listed as lienholder and take such other action as the
     Collateral Agent shall reasonably deem necessary or desirable to perfect the security interest created hereunder in all such Motor Vehicles.

                           Borrower Security Agreement

                                      -11-

          (e) Intellectual Property.

               (i)  For the purpose of enabling the Collateral Agent to exercise rights and remedies under Section 4.07 at such time as the
                    Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, the Borrower hereby grants to the Collateral Agent, to the extent
                    assignable, an irrevocable, non-exclusive license
                    (exercisable without payment of royalty or other
                    compensation to the Borrower) to use, assign, license or
                    sublicense any of the Intellectual Property now owned or
                    hereafter acquired by the Borrower, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

               (ii) Notwithstanding anything contained herein to the contrary, but subject to the provisions of Section 8.12 of the Credit
                    Agreement that limit the rights of the Borrower to dispose of its property, so long as no Event of Default shall have occurred and be continuing, the Borrower will be permitted to exploit, use, enjoy, protect, license, sublicense,
                    assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of the business of the Borrower. In furtherance of the foregoing, unless an Event of Default shall have occurred and be
                    continuing the Collateral Agent shall from time to time,
                    upon the request and at the sole cost and expense of the
                    Borrower, execute and deliver any instruments, certificates or other documents, in the form so requested, that the
                    Borrower shall have certified are appropriate (in its
                    judgment) to allow it to take any action permitted above
                    (including relinquishment of the license provided pursuant to clause (i) immediately above as to any specific
                    Intellectual Property). Further, upon the Termination Date, the Collateral Agent shall transfer to the Borrower the
                    license granted pursuant to clause (i) immediately above.
                    The exercise of rights and remedies under Section 4.07 by
                    the Collateral Agent shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by the Borrower in accordance with the first sentence of
                    this clause (ii).

     4.05 CUSTODY AND PRESERVATION. The Collateral Agent's obligation to use reasonable care in the custody and preservation of Collateral shall be satisfied if it uses the same care as it uses in the custody and preservation of its own
Property.

     4.06 RIGHTS OF SECURED PARTIES. The Collateral Agent or any other Secured
Party may (but shall not be obligated to) pay or secure payment of any Tax or other claim that may be secured by or result in a Lien on any Collateral. The
Collateral Agent or any other Secured Party may (but shall not be obligated to)
do or cause to be done any other thing that is necessary or desirable to preserve, protect or maintain the Collateral or, after an Event of Default has occurred and for so long as it shall be continuing, to enhance its value. The
Collateral Agent shall have no obligation to any Person to act or refrain from acting or exercising any of its rights under this Agreement; provided, however, that anything to the contrary contained herein notwithstanding, the Collateral
Agent shall be liable for its own gross negligence or willful misconduct. The

                           Borrower Security Agreement

                                      -12-

Borrower, in accordance with Section 4.15, shall immediately reimburse the
Collateral Agent or any other Secured Party for any reasonable payment or expense (including reasonable attorneys' fees and expenses) that the Collateral
Agent or such other Secured Party may incur pursuant to this Section 4.06.

     4.07 EVENTS OF DEFAULT ETC. During the period during which an Event of
Default shall have occurred and be continuing:

          (a) the Collateral Agent shall have the rights and remedies with respect to this Agreement as more particularly provided herein or in the
     Credit Agreement;

          (b) the Borrower shall, at the request of the Collateral Agent, assemble Collateral owned by it that is movable (and not otherwise in the possession of the Collateral Agent), if any, at such place or places, reasonably convenient to both the Collateral Agent and the Borrower, as designated in such request;

          (c) subject to applicable law and to the extent permitted by the BLM, the Collateral Agent may (but shall not be obligated to), without notice to the Borrower and at such times as the Collateral Agent in its sole judgment may determine, exercise any or all of the Borrower's rights in, to and under, or in any way connected to the Collateral and the Collateral Agent shall otherwise have and may (but shall not be obligated to) exercise all of the rights, powers, privileges and remedies with respect to the
     Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights, powers, privileges and remedies are asserted) and such additional rights, powers, privileges and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights, powers, privileges and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by applicable law, to exercise all voting, consensual and other powers of ownership pertaining to the
     Collateral as if the Collateral Agent were the sole and absolute owner thereof (and the Borrower agrees to take all such action as may be appropriate to give effect to such right);

          (d) the Collateral Agent may (but shall not be obligated to) make any reasonable compromise or settlement it reasonably deems desirable with respect to any of the Collateral and may (but shall not be obligated to)
     extend the time of payment, arrange for payment in installments, or otherwise modify the terms, of all or any part of the Collateral;

          (e) the Collateral Agent may (but shall not be obligated to), in its name or in the name of the Borrower or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral; and

          (f) subject to applicable law and to the extent permitted by the BLM, the Collateral Agent may (but shall not be obligated to), upon 10 Business
     Days' prior written notice to the Borrower of the time and place, with respect to the Collateral or any part thereof which shall then be or shall thereafter come into the possession, custody or control of the Collateral
     Agent, any other Secured Party or any of their respective agents, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Collateral Agent deems reasonable, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived). The Collateral Agent or any other Secured Party or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the maximum extent permitted by applicable law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever

                           Borrower Security Agreement

                                      -13-

     kind, including any right or equity of redemption (statutory or otherwise), of the Borrower, any such demand, notice and right or equity being hereby expressly waived and released to the maximum extent permitted by applicable law. Subject to applicable law and to the extent permitted by the BLM, the
     Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The proceeds of each collection, sale or other disposition under this Section
4.07 shall be applied in accordance with Section 4.11.

     The Borrower recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Collateral Agent may be compelled, subject to the notice provision as provided in paragraph (f) of this Section 4.07, with respect to any sale of all or any part of the Collateral constituting a security (as such term is defined in the Securities Act of 1933), to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The
Borrower acknowledges that any such private sale may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the Borrower or the issuer thereof to register it for public sale.

     4.08 DEFICIENCY. If the proceeds of sale, collection or other realization of or upon the Collateral by virtue of the exercise of remedies under Section
4.07 are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Collateral Agent shall retain all rights and remedies under the Transaction Documents, and the Borrower shall remain liable, with respect to any deficiency to the extent the Borrower is obligated under this Agreement.

     4.09 REMOVALS, ETC. Without at least 30 days' prior written notice to the
Collateral Agent, the Borrower shall not: (a) maintain any of its Records at any office, or permit any Inventory, Equipment or assets of the Projects to be located anywhere, other than at the Borrower's Address for Notices set out beneath its name on the signature pages hereto or at one of the locations identified in Annex 6 or in transit from one of such locations to another; (b)
maintain its chief executive office at any place other than at the Borrower's
Address for Notices set out beneath its name on the signature pages hereto; (c)
change its corporate name, or the name under which it does business, from the name shown on the signature pages hereto; or (d) change the jurisdiction in which it is organized from that in which it is organized on the date hereof. The signature page hereto correctly specifies the place of business of the Borrower or, if the Borrower had more than one place of business, the location of the chief executive office of the Borrower, in each case during the period of four months ending on December 31, 2002.

     4.10 PRIVATE SALE. The Collateral Agent and the other Secured Parties shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 4.07 conducted in a commercially reasonable manner. Subject to and without limitation of the preceding sentence, the Borrower hereby waives any claims against the Collateral
Agent or any other Secured Party arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale to an unrelated third party was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Collateral Agent accepts the first offer received and does not offer the
Collateral to more than one offeree.

                           Borrower Security Agreement

                                      -14-

     4.11 APPLICATION OF PROCEEDS.

          (a) Application of Proceeds. Except as otherwise herein expressly provided, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Collateral Agent under this Agreement, shall be applied by the Depositary Bank at the direction of the Collateral Agent to the Secured
     Obligations in accordance with Article IV of the Depositary Agreement.

          (b) Borrower Remains Obligated. No sale or other disposition of all or any part of the Collateral pursuant to Section 4.07 shall be deemed to relieve the Borrower of its obligations under any Transaction Document to which it is a party except to the extent the proceeds thereof are applied to the payment of such obligations.

          (c) Proceeds. As used in this Article IV, "PROCEEDS" of Collateral means cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of the Borrower or any issuer of or obligor on any of the Collateral.

     4.12 ATTORNEY-IN-FACT. Without limiting any rights or powers granted by this Agreement to the Collateral Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default, the Collateral Agent is hereby appointed the attorney-in-fact of the
Borrower for the purpose of carrying out the provisions of this Article IV and taking any action and executing any instruments which the Collateral Agent may deem necessary or desirable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Collateral Agent shall be entitled under this Article IV to make collections in respect of the
Collateral, the Collateral Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of the Borrower representing any payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

     4.13 PERFECTION. Prior to or on the Closing Date, the Borrower shall: (a)
file such financing statements and other documents in the offices set out on
Annex 8 in order to perfect the security interests granted by Article III to the extent such security interests may be perfected by such filings; (b) cause the
Collateral Agent (to the extent requested by the Collateral Agent) to be listed as the lienholder on all certificates of title or ownership relating to Motor
Vehicles owned by the Borrower; and (c) stamp or mark the books of the Borrower to record the Liens granted hereunder. Copies of any such financing statement or amendment thereto shall promptly be delivered to the Collateral Agent. The
Borrower hereby authorizes the Collateral Agent to cause the filing of one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of the Borrower where permitted by applicable law. Copies of any such statement or amendment thereto shall promptly be delivered to the Borrower.

     4.14 TERMINATION.

          (a) Upon any distribution or transfer of any Collateral in accordance with Section 8.12 or 8.13 of the Credit Agreement, the Collateral Agent
     shall, upon the written request of (and at the sole cost and expense of)
     the Borrower, promptly execute and deliver to the Borrower such Uniform
     Commercial Code termination statements and such other documentation as shall be reasonably requested by the Borrower to evidence the termination and release of the Liens on such Collateral.

                           Borrower Security Agreement

                                      -15-

          (b) Upon the Termination Date, the security interest created by this
     Agreement shall terminate and all rights to the Collateral shall revert to the Borrower, and the Collateral Agent shall (at the written request and sole cost and expense of the Borrower) promptly cause to be transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the Borrower and to be released and cancelled all licenses and rights referred to in Section 4.04. The
     Collateral Agent shall also (at the written request and sole cost and expense of the Borrower) promptly execute and deliver to the Borrower upon such termination such Uniform Commercial Code termination statements, certificates for terminating the Liens on the Motor Vehicles and such other documentation as shall be reasonably requested by the Borrower to effect the termination and release of the Liens on the Collateral. Without limiting the generality of the foregoing, the Collateral Agent shall, within 30 days of its receipt of a request from the Borrower at any time following the Termination Date, and at the expense of the Borrower, (i) pay to the Borrower or deposit into a deposit account in the Borrower's name the balance on deposit in any Account that is a deposit account, (ii) send to the Depositary Bank an authenticated statement that releases the
     Depositary Bank from any further obligation to comply with entitlement orders originated by the Collateral Agent with respect to any Account that is a securities account, (iii) communicate the authoritative copy of any electronic chattel paper constituting part of the Collateral to the
     Borrower or its designated custodian, (iv) send to each Person having an unfulfilled obligation to pay or deliver to the Collateral Agent proceeds arising from any letter of credit right constituting Collateral an authenticated release from any further obligation to pay or deliver to the
     Collateral Agent proceeds arising from any such letter of credit right, and
     (v) execute and deliver to the Borrower statements terminating any Consent and Agreement then in effect.

     4.15 EXPENSES.

          (a) Subject to, and without duplication of amounts described in,
     Section 11.03 of the Credit Agreement, the Borrower agrees promptly to pay to the Collateral Agent all reasonable fees and out-of-pocket expenses
     (including reasonable fees and expenses for legal services) of, or incident to, the enforcement of any of the provisions of this Article IV, or the exercise by experts, agents or attorneys selected by the Collateral Agent in good faith of any rights or privileges of the Borrower in respect of the
     Collateral, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Collateral Agent and the other Secured Parties in respect thereof, by litigation or otherwise, in each case in accordance with the terms of this Agreement, and all such reasonable fees and expenses, together with interest thereon at the applicable Post-Default Rate, shall be Secured Obligations of the Collateral Agent secured under Article III.

          (b) The terms, conditions, covenants and agreements to be observed or performed by the Borrower under this Agreement shall be observed or performed by it at its sole cost and expense.

     4.16 FURTHER ASSURANCES. The Borrower agrees that, at any time and from time to time, at its sole cost and expense, it shall promptly execute and deliver all further agreements, instruments, documents and certificates and take all further action that, in the reasonable judgment of the Collateral Agent, may be necessary or desirable in order to fully effect the purposes of this
Agreement (including the delivery of possession of any Collateral that hereafter comes into existence or is acquired in the future by the Collateral Agent as pledgee for the benefit of the Secured Parties) and to enable the Collateral
Agent to exercise and enforce its rights and remedies hereunder with respect to the Collateral or any part thereof.

                           Borrower Security Agreement

                                      -16-

     4.17 RELEASE OF MOTOR VEHICLES. So long as no Event of Default shall have occurred and be continuing, at the written request and, in accordance with
Section 4.15, sole cost and expense of the Borrower, the Collateral Agent shall execute and deliver to the Borrower such instruments as the Borrower shall reasonably request to remove the notation of the Collateral Agent as lienholder on any certificate of title for any Motor Vehicle; provided, that any such instruments shall be delivered, and the release shall be effective, only upon receipt by the Collateral Agent of a certificate from the Borrower stating that the Motor Vehicle the lien on which is to be released is to be sold or has suffered a casualty loss (with title thereto passing to the casualty insurance company therefor in settlement of the claim for such loss) and that the sale or casualty proceeds thereon shall first have been delivered to the Collateral
Agent.

                                    ARTICLE V

                                  MISCELLANEOUS

     5.01 COLLATERAL AGENT'S RIGHT TO PERFORM ON BORROWER'S BEHALF. If the
Borrower shall fail to observe or perform any of the terms, conditions, covenants and agreements to be observed or performed by it under this Agreement, the Collateral Agent may (but shall not be obligated to), upon reasonable notice to the Borrower, do the same or cause it to be done or performed or observed by experts, agents or attorneys selected by the Collateral Agent in good faith at the sole cost and expense of the Borrower, either in its name or in the name and on behalf of the Borrower, and the Borrower hereby authorizes the Collateral
Agent so to do.

     5.02 WAIVERS OF RIGHTS INHIBITING ENFORCEMENT. The Borrower waives, to the maximum extent permitted by applicable law:

          (a) any claim that, as to any part of the Collateral, a public sale, should the Collateral Agent elect so to proceed, is, in and of itself, not a commercially reasonable method of sale for the Collateral;

          (b) the right to assert in any action or proceeding between it and the
     Collateral Agent any offsets that it may have;

          (c) except as otherwise provided in this Agreement, NOTICE OR JUDICIAL
     HEARING IN CONNECTION WITH THE COLLATERAL AGENTS TAKING POSSESSION OR
     DISPOSITION OF ANY OF THE COLLATERAL INCLUDING ANY AND ALL PRIOR NOTICE AND
     HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT THAT THE
     BORROWER WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE
     UNITED STATES OR OF ANY STATE, AND ALL OTHER REQUIREMENTS AS TO THE TIME,
     PLACE AND TERMS OF SALE OR OTHER REQUIREMENTS WITH RESPECT TO THE
     ENFORCEMENT OF THE COLLATERAL AGENT'S RIGHTS HEREUNDER;

          (d) all rights of redemption, appraisement, valuation, stay and extension or moratorium; and

          (e) all other rights the exercise of which would, directly or indirectly, prevent, delay or inhibit the enforcement of any of the rights or remedies of the Collateral Agent and the other Secured Parties under this Agreement or the absolute sale of the Collateral, now or hereafter in force under any applicable law, and the Borrower, for itself and all who may claim under it,

                          Borrower Security Agreement

                                      -17-

     insofar as it or they now or hereafter lawfully may, hereby waive the benefit of all such laws and rights.

     5.03 NO WAIVER; REMEDIES CUMULATIVE. No failure on the part of the
Collateral Agent, any other Secured Party or any of such Person's agents to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or remedy hereunder shall operate as a waiver thereof. No single or partial exercise by the Collateral Agent, any other Secured Party or any of such Person's agents of any right, power or remedy hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies herein or in any other
Transaction Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which either Collateral Agent or any other Secured
Party would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of either Collateral
Agent or any other Secured Party to any other or further action in any circumstances without notice or demand, except to the extent notice is expressly required by this Agreement or any other Financing Document.

     5.04 NOTICES. All notices, requests and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing in the manner set out in Section 11.02 of the Credit Agreement Unless otherwise so changed in accordance with the Credit Agreement by a party hereto, all notices, requests and other communications to such party shall be sent to the address of such party set out on the signature pages hereto.

     5.05 AMENDMENTS, ETC. This Agreement may be amended, supplemented, modified or waived only by an instrument in writing duly executed by the Borrower and the
Collateral Agent. Any such amendment, supplement, modification or waiver shall be binding upon the Collateral Agent and each Lender, each holder of any of the
Secured Obligations and the Borrower. Any waiver shall be effective only in the specific instance and for the specified purpose for which it was given.

     5.06 EXPENSES. The parties hereto agree that all costs and expenses covered by Section 11.03 of the Credit Agreement shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Article III.

     5.07 SUCCESSORS AND ASSIGNS. This Agreement shall: (a) remain in full force and effect until the termination hereof pursuant to Section 4.14; and (b) be binding upon and inure to the benefit of the respective successors and permitted assigns of the Borrower and the Collateral Agent, the Lenders and each holder of any of the Secured Obligations; provided, however, that the Borrower shall not assign or transfer its rights hereunder without the prior written consent of the
Collateral Agent.

     5.08 SURVIVAL, ETC. The obligations of the Borrower under Section 4.15 shall survive after termination of this Agreement or the resignation or the removal of the Collateral Agent. In addition, the representations and warranties of the Borrower set out in this Agreement or contained in any documents delivered to the Collateral Agent or any other Secured Party pursuant to this
Agreement shall be considered to have been relied upon by the Secured Parties in entering into the Credit Agreement and the relevant Financing Documents and making each Loan, notwithstanding any investigation on their respective parts.

     5.09 COUNTERPARTS; EFFECTIVENESS. This Agreement may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument and either of the parties hereto may execute this
Agreement by signing any such counterpart. This Agreement and the other
Financing Documents constitute the entire agreement and understanding among the parties hereto with respect to matters covered by this Agreement and the other
Financing Documents and supersede any and all

                           Borrower Security Agreement

                                      -18-

prior agreements and understandings, written or oral, relating to the subject matter hereof. This Agreement shall become effective at such time as the
Collateral Agent shall have received counterparts hereof signed by all of the intended parties hereto.

     5.10 AGENTS, ETC. The Collateral Agent may employ agents, experts and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents, experts or attorneys-in-fact selected by it in good faith.

     5.11 SEVERABILITY. If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by applicable law: (a)
the other provisions hereof shall remain in full force and effect in such jurisdiction in order to carry out the intentions of the parties hereto as nearly as may be possible; and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

     5.12 HEADINGS. Headings appearing herein are used solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

     5.13 LIMITATION OF LIABILITY. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE
LAW, NEITHER THE COLLATERAL AGENT NOR ANY OTHER SECURED PARTY SHALL HAVE
LIABILITY WITH RESPECT TO, AND THE BORROWER HEREBY WAIVES, RELEASES AND AGREES
NOT TO SUE FOR:

          (a) ANY LOSS OR DAMAGE SUSTAINED BY THE BORROWER, OR ANY LOSS, DAMAGE,
     DEPRECIATION OR OTHER DIMINUTION IN THE VALUE OF ANY COLLATERAL, THAT MAY
     OCCUR AS A RESULT OF, IN CONNECTION WITH, OR THAT IS IN ANY WAY RELATED TO,
     ANY EXERCISE OF ANY RIGHT OR REMEDY UNDER THIS AGREEMENT EXCEPT FOR ANY
     SUCH LOSS, DAMAGE, DEPRECIATION OR DIMINUTION TO THE EXTENT THAT THE SAME
     IS THE RESULT OF ACTS OR OMISSIONS ON THE PART OF SUCH SECURED PARTY
     CONSTITUTING WILLFUL MISCONDUCT OR GROSS NEGLIGENCE; OR

          (b) ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL
     DAMAGES SUFFERED BY THE BORROWER IN CONNECTION WITH ANY CLAIM RELATED TO
     THIS AGREEMENT.

     5.14 SECURITY INTEREST ABSOLUTE. To the maximum extent permitted by applicable law and subject to the rules and regulations of the BLM, the rights and remedies of the Collateral Agent hereunder, the Liens created hereby, and the obligations of the Borrower under this Agreement are absolute, irrevocable and unconditional and will remain in full force and effect without regard to, and will not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever (other than termination pursuant to Section 4.14), including:

          (a) any renewal, extension, amendment, or modification of, or addition or supplement to or deletion from, any of the Transaction Documents or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof;

          (b) any waiver of, consent to or departure from, extension, indulgence or other action or inaction under or in respect of any of the Secured
     Obligations, this Agreement, any other Transaction Document or other instrument or agreement relating thereto, or any exercise or non-exercise of any right, remedy, power or privilege under or in respect of the Secured
     Obligations,

                           Borrower Security Agreement

                                      -19-

     this Agreement, any other Transaction Document or any such other instrument or agreement relating thereto;

          (c) any furnishing of any additional security for the Secured
     Obligations or any part thereof to the Collateral Agent or any other person or any acceptance thereof by the Collateral Agent or any other person or any substitution, sale, exchange, release, surrender or realization of or upon any such security by the Collateral Agent or any other person or the failure to create, preserve, validate, perfect or protect any other Lien granted to, or purported to be granted to, or in favor of, the Collateral
     Agent or any other Secured Party;

          (d) any invalidity, irregularity or unenforceability of all or any part of the Secured Obligations, any other Transaction Document or any other agreement or instrument relating thereto or any security therefor;

          (e) the acceleration of the maturity of any of the Secured Obligations or any other modification of the time of payment thereof; or

          (f) any other event or circumstance whatsoever which might otherwise constitute a legal or equitable discharge of a surety or a guarantor, it being the intent of this Section 5.14 that the obligations of the Borrower hereunder shall be absolute, irrevocable and unconditional under any and all circumstances.

     5.15 REINSTATEMENT. This Agreement and the Lien created hereunder shall automatically be reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Secured Obligations is rescinded or must otherwise be restored by any holder of the Secured
Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Borrower shall indemnify the Collateral
Agent, each other Secured Party and its respective employees, officers and agents on demand for all reasonable fees, costs and expenses (including, without limitation, reasonable fees, costs and expenses of counsel) incurred by the
Collateral Agent, such other Secured Party or its respective employees, officers or agents in connection with such reinstatement, rescission or restoration.

     5.16 NO THIRD PARTY BENEFICIARIES. THE AGREEMENTS OF THE PARTIES HERETO ARE
SOLELY FOR THE BENEFIT OF THE BORROWER, THE COLLATERAL AGENT AND THE OTHER
SECURED PARTIES, AND NO PERSON (OTHER THAN THE PARTIES HERETO, THE OTHER SECURED
PARTIES AND THEIR SUCCESSORS AND ASSIGNS PERMITTED HEREUNDER) SHALL HAVE ANY
RIGHTS HEREUNDER.

     5.17 GOVERNING LAW; SUBMISSION TO JURISDICTION, ETC. THIS AGREEMENT SHALL
BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW
YORK. EACH OF THE BORROWER AND THE COLLATERAL AGENT HEREBY SUBMITS TO THE
NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN
DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK COUNTY
(INCLUDING ITS APPELLATE DIVISION), AND OF ANY OTHER APPELLATE COURT IN THE
STATE OF NEW YORK, FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR
RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE
COLLATERAL AGENT AND THE BORROWER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT
PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING
OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT
ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT
FORUM.

                           Borrower Security Agreement

                                      -20-

     5.18 WAIVER OF JURY TRIAL. THE BORROWER AND THE COLLATERAL AGENT HEREBY
IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND
ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO
THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     5.19 SERVICE OF PROCESS. Nothing herein shall in any way be deemed to limit the ability of the Financing Parties or the Borrower to serve any writs, process or summonses in any other manner permitted by applicable law or to obtain jurisdiction over the Borrower or the Collateral Agent, as applicable, in such jurisdiction, and in such manner, as may be permitted by applicable law.

     5.20 AUTHORITY OF THE COLLATERAL AGENT. The Borrower acknowledges and agrees that the rights and responsibilities of the Collateral Agent under this
Agreement with respect to any action taken, or determination or request made, by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any power, right or remedy provided for or resulting or arising out of this
Agreement shall, as between the Collateral Agent and the Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the
Collateral Agent and the Borrower, the Collateral Agent shall be conclusively presumed to be acting as the Collateral Agent for the Secured Parties with full and valid authority so to act or refrain from acting, and the Borrower shall be under no obligation or entitlement to make any inquiry respecting such authority.

     5.21 LIMITATION OF RECOURSE. The obligations of the Borrower under this
Agreement shall be obligations of the Borrower only and neither the Collateral
Agent nor any Secured Party shall have any claim against or recourse to (whether by operation of law or otherwise) any Non-Recourse Person (other than claims against and recourse to the Sponsor with respect to its obligations under the
Borrower Equity Interest Pledge) in respect of such obligations of the Borrower.
Notwithstanding the foregoing, nothing in this Section 5.21 shall impair or in any way limit any liabilities or obligations of (a) the Sponsor under or pursuant to its obligations as set forth in the Borrower Equity Pledge, or (b)
any Non-Recourse Party for fraud or willful misconduct.

                           Borrower Security Agreement

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                  ORMESA LLC

                                  BY: ORMAT FUNDING CORP.,
                                      ITS SOLE MEMBER AND CONTROL MANAGER

                                  By:
                                      ------------------------------------------
                                      Name:
                                      Title:

                                  Address for Notices: 980 Greg Street
                                                       Sparks, NV 89431
                                                       Attn: President

                                  Telephone: (775) 356-9029
                                  Telecopy: (775) 356-9039

                                  UNITED CAPITAL,
                                  a division of Hudson United Bank,
                                     not in its individual capacity, but solely
                                     as Collateral Agent

                                  By:
                                      ------------------------------------------
                                      Name:
                                      Title:

                                  Address for Notices: 87 Post Road East
                                                       Westport, CT 06880

                                  Telecopier No.: (203) 291-6652
                                  Telephone No.: (203) 291-6639
                                  Attention: Jerry Peters, Senior Vice President

                           Borrower Security Agreement

                                                                         ANNEX 1

                               Assigned Agreements

1.    each PPA

2.    the O&M Contract

3.    each Plant Connection Agreement

4.    the Energy Services Agreement, upon execution and delivery thereof

5.    the Water Supply Agreement

6.    each BLM Lease

7.    each Site License

8.    each ROW

9.    the LLC Agreement

10.   the Unit Agreement

11.   each Transmission Service Agreement

12.   the Funding and Construction Agreement

13.   the Purchase Order

                           Borrower Security Agreement

                                                                         ANNEX 2

                 List of Copyrights, Copyright Registrations and
                    Applications for Copyright Registrations

                                      NONE

                           Borrower Security Agreement

                                                                         ANNEX 3

                     List of Patents and Patent Applications

                                      NONE

                          Borrower Security Agreement

                                                                         ANNEX 4

                 List of Trade Names, Trademarks, Service Marks,
                  Trademark and Service Mark Registrations and
            Applications for Trademark and Service Mark Registrations

                                      NONE

                           Borrower Security Agreement

                                                                         ANNEX 5

                List of Contracts, Licenses and Other Agreements

                                      NONE

                           Borrower Security Agreement

                                                                         ANNEX 6

                                    Locations

3300 East Evan Hewes Highway
Holtville, CA 92250

                           Borrower Security Agreement

                                                                         ANNEX 7

                                   Instruments

                                      NONE

                           Borrower Security Agreement

                                                                         ANNEX 8

                                Filing Locations

Secretary of State of the State of Delaware

Imperial County, California

                           Borrower Security Agreement

                                                                     Exhibit B-2
                                                             to Credit Agreement

                        FORM OF BORROWER PLEDGE AGREEMENT

     This PLEDGE AGREEMENT (this "AGREEMENT"), dated as of __________ ___, 2002, between ORMAT FUNDING CORP., a Delaware corporation (the "PLEDGOR"), and UNITED
CAPITAL, a division of Hudson United Bank, a New Jersey banking corporation
("UNITED"), not in its individual capacity, but solely as Collateral Agent for the Lenders and other Secured Parties under and as defined in the Credit
Agreement referred to below (in such capacity, together with its successors in such capacity, the "COLLATERAL AGENT").

     WHEREAS, pursuant to the Credit Agreement, dated as of December 31, 2002
(as amended, modified and supplemented and in effect from time to time, the
"CREDIT AGREEMENT"), among Ormesa LLC, a Delaware limited liability company (the
"BORROWER"), the lenders party thereto from time to time (the "LENDERS"),
United, not in its individual capacity, but solely as administrative agent for such Lenders, and the Collateral Agent, the Lenders have agreed to make loans and extend other credit to the Borrower for the purpose of financing certain costs of acquiring, improving and operating various geothermal power plant facilities and related expenses;

     WHEREAS, the Borrower is a direct, wholly-owned subsidiary of the Pledgor;

     WHEREAS, it is a condition to the obligations of the Lenders and the other
Secured Parties under the Credit Agreement that the Pledgor shall have executed and delivered this Agreement and granted the Liens provided for herein; and

     WHEREAS, to induce the Lenders and the other Secured Parties to enter into the Credit Agreement and to induce the Lenders to make loans to the Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor has agreed to pledge and grant a security interest in the Collateral (as defined below) as security for the
Secured Obligations (as defined in the Credit Agreement).

     Accordingly, the parties hereto agree as follows:

                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

     1.01 DEFINITIONS. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to them in Schedule I to the
Credit Agreement. All terms used herein which are not defined herein or in the
Credit Agreement and are defined in the Uniform Commercial Code (as such term is defined below) shall have the meanings therein stated. In addition, capitalized terms used in the preamble hereto shall have the respective meanings given thereto and the following terms shall have the following meanings under this
Agreement.

     "ARTICLE 9" shall mean Article 9 of the Uniform Commercial Code of the
State of New York, as revised and in effect on and after July 1, 2001.

     "BORROWER INSOLVENCY EVENT" shall mean the insolvency, bankruptcy or reorganization of the Borrower or any other event described in Section 9.01 (g)
or (h) of the Credit Agreement with respect to the Borrower.

     "BORROWER INSOLVENCY PROCEEDINGS" shall have the meaning assigned to such term in Section 4.05.

                                Pledge Agreement

     "COLLATERAL" shall have the meaning assigned to such term in Article III.

     "OWNERSHIP COLLATERAL" shall have the meaning assigned to such term in
Article III(c).

     "PLEDGED INTERESTS" shall have the meaning assigned to such term in Article
III(a).

     "RECORDS" shall have the meaning assigned to such term in Section 2.01.

     1.02 INTERPRETATION. The principles of interpretation set out in Article I of the Credit Agreement shall apply equally to this Agreement mutatis mutandis.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

     The Pledgor represents and warrants to the Secured Parties that:

     2.01 RECORDS. The place of business or, if there is more than one place of business, the chief executive office of the Pledgor is located at the Pledgor's
Address for Notices set out on the signature page hereto, and the Pledgor has no books and records concerning the Collateral (hereinafter, collectively called the "Records") at any location other man at such address.

     2.02 LEGAL TITLE. The Pledgor is the sole legal and beneficial owner of the
Collateral free and clear of all Liens (other than Permitted Liens and the pledge and security interest granted to the Collateral Agent hereunder for the benefit of the Secured Parties, which pledge and security interest shall, following a filing described in Section 5.13 hereof, constitute a first priority perfected pledge and security interest in and to all of the Collateral) and no right or option to acquire all or any part of the Collateral exists in favor of any other Person. The Pledgor has not agreed to secure any Indebtedness by any
Lien upon and does not have outstanding any obligation to create Liens on, or with respect to, any Collateral (other than Permitted Liens and the Liens granted to the Collateral Agent hereunder for the benefit of the Secured
Parties). All filings and other actions necessary to create, preserve, validate, perfect and protect such pledge and security interest and the priority thereof have been duly made or taken (other than any such filings or other actions permitted to be made or taken after the Closing Date in accordance with this
Agreement and the other Financing Documents).

     2.03 PLEDGED INTERESTS. The Pledged Interests identified in Annex 1 are, and all other Pledged Interests in which the Pledgor shall hereafter grant a security interest pursuant to Article III will be, duly authorized, validly existing, fully paid and non-assessable and none of such Pledged Interests is or will be subject to any contractual restriction, or any restriction under the
Charter Documents of the Borrower, upon the transfer of such Pledged Interests
(except for any such restriction contained herein or in the other, Financing
Documents).

     2.04 ANNEX 1. The Pledged Interests identified in Annex 1 constitute all of the membership interests or other ownership interests of any class or character of the Borrower beneficially owned by the Pledgor on the date hereof (whether or not registered in the name of the Pledgor), and constitute one hundred percent
(100%) of the membership or other ownership interests of the Borrower. Annex 1 correctly identifies, as at the date hereof, the registered owner of such
Pledged Interests and the respective percentage of membership interests comprising such Pledged Interests.

                                Pledge Agreement

     2.05 CORPORATE STATUS. The Pledgor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     2.06 DUE AUTHORIZATION, LEGALITY AND ENFORCEABILITY. The Pledgor has full corporate power, authority and legal right to execute and deliver the
Transaction Documents to which it is a party and to perform its obligations thereunder. The execution, delivery and performance by the Pledgor of each of the Transaction Documents to which it is or is intended to be a party and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on its part. Each of the Transaction Documents to which the Pledgor is a party has been duly executed and delivered by or on behalf of the Pledgor and constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by, (i) applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally; and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

     2.07 NO CONSENT, BREACH, ETC. The execution, delivery and performance by the Pledgor of each Transaction Document to which it is or is intended to be a party do not and will not: (a) require any consent or approval of any Person that has not been obtained and each such consent and approval that has been obtained is in full force and effect; (b) violate any Government Rule or
Government Approval applicable to it; (c) conflict with, result in a breach of or constitute a default under (A) its Charter Documents or any corporate action, or any resolution of the board of directors, or (B) any Project Document or any indenture or loan or credit agreement or any other agreement, lease or instrument to which it is a party or by which it or its Property may be bound or affected in any material respect; or (d) result in, or create any Lien (other than a Permitted Lien) upon or with respect to any of the Collateral now owned or hereafter acquired by the Pledgor. The Pledgor is not in violation of any
Government Rule or Government Approval applicable to it or any of its
Properties, except where such violation could not reasonably be expected to result in a Material Adverse Effect. The Pledgor is not in breach of or default under any indenture, loan or credit agreement or any other agreement, lease or instrument referred to in clause (c) of this Section 2.08, except such breaches or defaults that, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     2.08 GOVERNMENT APPROVALS. The Pledgor possesses all Government Approvals necessary under Government Rules for it to own its Properties and conduct its business, and no Government Approval by, and no filing (other than the filing described in Section 5.13) with, any Government Authority is required for the execution, delivery and performance of its obligations under this Agreement and each other Transaction Document to which it is a party or the validity and enforceability of such obligations.

     2.09 NO PROCEEDINGS. There is no action, suit or proceeding at law or in equity or by or before any Government Authority, arbitral tribunal or other body now pending or, to the best knowledge of the Pledgor, threatened against or affecting the Pledgor or its Property, that could reasonably be expected to result in a Material Adverse Effect.

     2.10 INVESTMENT COMPANY ACT. The Pledgor is not an "investment company" or a company "controlled" by an "investment company" or an "investment advisor", within the meaning of the Investment Company Act of 1940.

     2.11 REGULATION OF PLEDGOR. The Pledgor is not, and is not subject to regulation as, a "public-utility company", an "electric utility company", a
"holding company" or as an "affiliate" or a "subsidiary company" of any of the foregoing under PUHCA, and is not subject to regulation as a "public utility"
under the Federal Power Act, as amended, or under state law with respect to rates, financial or organizational regulation.

                                Pledge Agreement

     2.12 TAXES. The Pledgor has filed or caused to be filed all tax returns that are required by applicable law to be filed, and has paid all Taxes shown to be due and payable on said returns or on any assessments made against it or any of its Property and all other Taxes, imposed on it by any Government Authority
(other than Taxes the payment of which is not yet due or that are being
Contested) except, in each case, where such failure could not reasonably be expected to have a Material Adverse Effect. No Liens for Taxes (other than
Permitted Liens) against the Pledgor or any of its Property exist and no claims are being asserted against the Pledgor or any of its Property with respect to any Taxes.

     2.13 CERTIFICATED SECURITIES. No portion of the Collateral is represented by certificates or instruments.

     2.14 CHANGES IN CIRCUMSTANCES. The Pledgor has not, within the period of four months prior to the date hereof: (a) changed its location (as determined pursuant to Section 9-307 of Article 9); (b) changed its name; or (c) become a
"new debtor" (as defined in Section 9-102(a)(56) of Article 9) with respect to a security agreement previously entered into by any other Person.

                                   ARTICLE III

                                   THE PLEDGE

     As collateral security for the prompt payment and performance in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured
Obligations now existing or hereafter arising, the Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties as hereinafter provided, a lien on and security interest in, all of the Pledger's right, title and interest in, to and under the following, whether now owned by the Pledgor or hereafter acquired and whether now existing or hereafter coming into existence and wherever located (all being collectively referred to herein as "COLLATERAL"):

(a)  the membership interests of the Borrower identified in Annex 1 and all other ownership interests of whatever class or character of the Borrower, now owned or hereafter acquired by the Pledgor, in each case together with all certificates, if any, evidencing the same (collectively, the "PLEDGED
     INTERESTS");

(b)  all certificates, shares, securities, moneys, membership interests, stock or other Property representing a dividend or distribution on any of the
     Pledged Interests or other Ownership Collateral, or representing a distribution or return of capital upon or in respect of any of the Pledged
     Interests or other Ownership Collateral, or resulting from a split-up, revision, reclassification or other like change of any of the Pledged
     Interests or other Ownership Collateral or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, any of the Pledged Interests or other Ownership Collateral;

(c)  without prejudice to Section 8.02, 8.12 or 8.25 of the Credit Agreement and
     without affecting the obligations of the Pledgor or the Borrower under any provision prohibiting such action under any Financing Document or any other
     Transaction Document, in the event of any consolidation or merger in which the Borrower is not the surviving entity: (i) all ownership interests of any class or character of the successor entity (unless such successor entity is the Borrower itself) formed by or resulting from such consolidation or merger received in consideration of, or in exchange for, the Collateral described in paragraphs (a) and (b) above; and (ii) all other consideration (including, without limitation, all personal property, tangible or intangible) received in exchange

                                Pledge Agreement

     for such Collateral (the Pledged Interests, together with all other certificates, shares, securities, moneys, membership interests, stock or other Property as may from time to time be pledged hereunder pursuant to paragraph (a) or (b) above and this paragraph (c) and the proceeds of and to any such property and, to the extent related to any such property or such proceeds, all books, correspondence, credit files, records, invoices and other papers, being herein collectively called the "OWNERSHIP
     COLLATERAL");

(d)  (i) all of Pledgor's right, title and interest (x) under the LLC Agreement, including all voting and management rights and all rights to grant and withhold consents and approvals, and (y) regarding access to and inspection and use of all books and records, including computer software and computer software programs, of the Borrower, and (ii) all other rights, interests, property or claims to which the Pledgor may be entitled in its capacity as member of the Borrower; and

(e)  all proceeds of any of the foregoing;

provided, however, any distributions, payments or releases (whether in the form of cash, instruments or otherwise) properly made by the Borrower to the Pledgor pursuant to Section 8.13 of the Credit Agreement shall automatically be released from the Lien granted hereunder and shall no longer be part of the Collateral upon the making of such distribution, payment or release.

                                   ARTICLE IV

                                    COVENANTS

     In furtherance of the grant of the pledge and security interest pursuant to
Article III, the Pledgor hereby agrees with each Secured Party and the
Collateral Agent as follows:

     4.01 PRESERVATION OF CORPORATE EXISTENCE, ETC. The Pledgor shall (a)
preserve and maintain its legal existence, (b) preserve and maintain its good standing and all of its material licenses, rights, privileges and franchises necessary for the maintenance of its existence and qualification to do business, and (c) conduct of its business in an orderly, efficient and regular manner, unless the failure to so comply could not reasonably be expected to result in a
Material Adverse Effect.

     4.02 NO DISSOLUTION. The Pledgor shall not cause or consent to any dissolution or termination of the Borrower, nor shall the Pledgor join in or consent to any election to dissolve or terminate the Borrower.

     4.03 LIENS. Except for any Liens arising under this Agreement, the Pledgor will not secure or agree to secure any Indebtedness by any Lien upon, or have outstanding at any time any Lien or obligation to create Liens on or with respect to, any Collateral.

     4.04 NOTICES. The Pledgor shall promptly upon: (a) obtaining knowledge of any action, suit or proceeding at law or in equity by or before any Government
Authority, arbitral tribunal or other body pending or threatened against or otherwise affecting the Pledgor that could reasonably be expected to result in a
Material Adverse Effect; (b) becoming aware of any other circumstance, act or condition (including the adoption, amendment or repeal of any Government Rule or the Impairment of any Government Approval or notice affecting the Pledgor
(whether formal or informal, written or oral) of the failure to comply with the terms and conditions of any Government Approval) that could reasonably be expected to result in a Material Adverse Effect; or (c) knowing or having reason to believe that any Default or Event of Default relating to the Pledgor has occurred, in each case, furnish to the Collateral Agent a notice of such event describing the

                                Pledge Agreement

same in reasonable detail and, together with such notice or as soon thereafter as practicable, a written description of the action that the Pledgor has taken or proposes to take with respect thereto.

     4.05 BANKRUPTCY PROCEEDINGS. To the maximum extent permitted by applicable law, the Pledgor hereby agrees that it shall not: (a) institute, take, cause to be taken, or consent to, any action (whether as member or otherwise) intended to result in the institution against the Borrower of any proceedings (whether of a legal or equitable nature or otherwise) which may lead to a Borrower Insolvency
Event (such proceedings, "BORROWER INSOLVENCY PROCEEDINGS"); (b) consent to the taking by the Borrower of any action which would result in the commencement of any Borrower Insolvency Proceedings; or (c) to the extent it is entitled or lawfully able to do so, fail to timely controvert, or to cause the Borrower to timely controvert, any Borrower Insolvency Proceedings.

     4.06 TRANSFERS. The Pledgor shall not create or consent to the creation of any other membership or ownership interest in the Borrower without the prior written consent of the Collateral Agent. Except pursuant to the exercise by the
Collateral Agent of any of its rights hereunder or as otherwise expressly permitted herein, the Pledgor shall not sell, assign, transfer or otherwise dispose of all or any portion of its ownership interest (whether voting or economic) in the Borrower (whether any such ownership interest is owned by the
Pledgor on the date of this Agreement or is acquired by the Pledgor at any time after the date hereof) or sell, assign, transfer, exchange or otherwise dispose of all or any part of the other Collateral (or any interest therein), in each case, unless each of the following conditions is satisfied at all times immediately prior to and after giving effect to such proposed sale or transfer:

     (i)  no Default or Event of Default shall have occurred and is then continuing;

     (ii) the proposed purchaser or transferee is a Permitted Transferee;

     (iii) the Pledgor will at all times continue to directly own at least fifty-one percent (51%) of the membership or other ownership interests of the Borrower;

     (iv) there shall not at any time be more than three Permitted Transferees holding the membership or other ownership interests of the Borrower;

     (v)  the Pledgor will at all times be the managing member of the Borrower or the owner of at least fifty-one percent (51%) of the membership or other ownership interests in the managing member of the Borrower;

     (vi) all such Collateral so sold or transferred will at all times remain subject to the Lien granted hereunder notwithstanding such sale or transfer, and such proposed purchaser or transferee shall have executed and delivered to the Collateral Agent documentation to that effect satisfactory to the Collateral Agent, including without limitation (A) a pledge agreement substantially in the form of this
          Agreement, (B) written acknowledgement of such continuing Lien and (C)
          appropriate Uniform Commercial Code financing statements;

     (vii) all Uniform Commercial Code financing statements determined by the
          Collateral Agent to be necessary or desirable to maintain and preserve such continuing Lien against such proposed purchaser or transferee shall have been filed in all locations determined by the Collateral
          Agent to be necessary or desirable for such purpose, and such proposed purchaser or transferee shall have taken all other action requested by the Collateral Agent in connection therewith; and

                                Pledge Agreement

     (viii) all reasonable fees and expenses of the Collateral Agent and its counsel in connection with any such proposed sale or transfer shall be reimbursed by the Pledgor on demand.

     4.07 CERTAIN DISTRIBUTIONS. Section 8.13 of the Credit Agreement contains a covenant of the Borrower with respect to the making by the Borrower of
Restricted Payments. The Pledgor hereby agrees that if it or any of its
Affiliates receives a Restricted Payment in contravention of Section 8.13, then the Pledgor shall hold, or cause to be held, such Restricted Payment (or an amount equal thereto) in trust for the Secured Parties, and promptly pay the same, or cause the same to be paid over, to the Collateral Agent.

     4.08 COMPLIANCE WITH GOVERNMENT RULES, ETC. The Pledgor shall comply with all applicable Government Rules and shall from time to time obtain, maintain, comply with and renew, all Government Approvals necessary for it to perform its obligations under the Transaction Documents to which it is a party (except any thereof the non-compliance with or non-renewal of which could not reasonably be expected to result in a Material Adverse Effect. The Pledgor shall promptly upon receipt or publication furnish a copy of each such Government Approval to the
Collateral Agent.

     4.09 TAXES. The Pledgor shall pay and discharge all Taxes imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto and prepare and file Tax returns on or before their due date; provided, that the Pledgor shall have the right to Contest the validity or amount of any such Tax.

     4.10 REGULATORY STATUS. The Pledger: (a) shall take, or cause to be taken, all action required to cause the representations and warranties set out in
Sections 2.11 and 2.12 to be and remain, at all times, true and correct; and (b)
shall not take, or permit to be taken, any action which could cause the representations and warranties set out in Sections 2.11 or 2.12 to cease to be true and correct.

     4.11 SUBORDINATED PROMISSORY NOTE. The Pledgor will not amend, modify or otherwise change, or consent to any amendment, modification or other change to, that certain Subordinated Promissory Note dated as of December 31, 2002 by
Borrower in favor of Pledgor, without the prior written consent of the
Collateral Agent (not to be unreasonably withheld).

                                    ARTICLE V

                          CERTAIN ASSURANCES; REMEDIES

     In furtherance of the grant of the pledge and security interest pursuant to
Article III, the Pledgor agrees with each Secured Party as follows:

     5.01 DELIVERY AND OTHER PERFECTION. The Pledgor shall:

     (a)  if any of the Pledged Interests, other Collateral, securities, participations, interests, moneys or other Property required to be pledged by the Pledgor under Article III is received by the Pledgor, forthwith: (i) transfer and deliver to the Collateral Agent for the benefit of the Secured Parties, such Collateral so received by the
          Pledgor, all of which thereafter shall be held by the Collateral
          Agent, pursuant to the terms of this Agreement, as part of the
          Collateral; and/or (ii) take such other action as the Collateral Agent shall deem necessary or appropriate to duly record the Lien created hereunder in such Collateral;

                                Pledge Agreement

     (b)  give, execute, deliver, file and/or record any Uniform Commercial Code financing statement, continuation statement, notice, instrument, document, agreement or other papers mat may be necessary or desirable
          (in the reasonable judgment of the Collateral Agent): (i) to create, preserve, perfect or validate the pledge and security interest granted pursuant hereto; or (ii) to enable the Collateral Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest, including, without limitation, upon the occurrence or during the continuation of an Event of Default, causing any or all of the Collateral to be transferred of record into the name of the
          Collateral Agent or its nominee (and the Collateral Agent agrees that if any Collateral is transferred into its name or the name of its nominee, the Collateral Agent will thereafter promptly give to the
          Pledgor copies of any notices and communications received by it with respect to the Collateral pledged by the Pledgor hereunder). Without limiting the generality of the foregoing, the Pledgor shall, if any
          Collateral shall be evidenced by a promissory note or other instrument, deliver and pledge to the Collateral Agent such note or instrument duly endorsed or accompanied by duly executed instruments of transfer or assignment, all in such form and substance as will allow the Collateral Agent to realize upon the Collateral pursuant to
          Section 5.07;

     (c)  keep full and accurate Records, and stamp or otherwise mark such
          Records in such manner as the Collateral Agent may reasonably require in order to reflect the pledge and security interest granted by this
          Agreement; and

     (d)  (i) upon reasonable prior notice, at any time during normal business hours, permit representatives of the Collateral Agent to inspect and make abstracts from the Records, and promptly forward to the
          Collateral Agent copies of any notices or communications received by the Pledgor with respect to the Collateral that could reasonably be expected to impair the Lien granted to the Collateral Agent hereunder;
          and (ii) upon the occurrence and during the continuance of any Event of Default, permit representatives of the Collateral Agent to be present at the Pledgor's place of business to receive copies of all communications and remittances relating to the Collateral.

     5.02 OTHER FINANCING STATEMENTS AND LIENS. Except for Permitted Liens,
without the prior written consent of the Collateral Agent, the Pledgor shall not file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any Uniform Commercial Code financing statement or like instrument with respect to the Collateral in which the Collateral Agent is not named as the sole secured party for the benefit of the Secured Parties.

     5.03 PRESERVATION OF RIGHTS. The Collateral Agent shall not be required to take any steps to preserve any rights against prior parties to any of the
Collateral.

     5.04 SPECIAL PROVISIONS RELATING TO CERTAIN COLLATERAL.

     (a)  Ownership Collateral. Except as otherwise permitted hereunder or pursuant to the Credit Agreement, the Pledgor shall cause the
          Ownership Collateral to constitute at all times 100% of the membership or other ownership interests of any class or character of the Borrower then outstanding. Until the termination of the pledge and the security interest created hereby pursuant to Section 5.14, the Pledgor shall not enter into any voting trust, grant any proxies or enter into any other commitment, understanding or arrangement with respect to the
          Ownership Collateral (including without limitation the ability to vote, transfer or receive dividends in respect of, the Ownership
          Collateral), except for the pledge and security interest in favor of the Collateral Agent provided for herein.

                                Pledge Agreement

     (b)  Powers of Ownership. So long as no Event of Default shall have occurred and be continuing, the Pledgor shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Ownership Collateral for all purposes not inconsistent with the terms of this Agreement, the Credit Agreement, any other Transaction Document or any other instrument or agreement referred to herein or therein; provided, that the Pledgor agrees that it will not vote the Ownership Collateral in any manner that is inconsistent with the terms of this Agreement, the Credit Agreement, any other Transaction Document or any such other instrument or agreement; and the Collateral Agent shall execute and deliver to the
          Pledgor, or cause to be executed and delivered to the Pledgor, all such proxies (if the Ownership Collateral shall be registered in the name of the Collateral Agent), powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the rights and powers that it is entitled to exercise pursuant to this
          Section 5.04(b).

     (c)  Restricted Payments. Without limiting Section 4.07, the Pledgor shall not receive or retain any dividends or distributions on the Ownership
          Collateral except to the extent permitted under Section 8.13 of the
          Credit Agreement.

     (d)  Adverse Claims. The Pledgor shall defend, all at its own cost and expense, the Pledgor's title and the existence, perfection and first priority (subject to any Permitted Liens) of the Collateral Agent's security interest in the Collateral against all adverse claims.

     (e)  Distributions to Collateral Agent. If any Event of Default shall have occurred and be continuing, and whether or not the Collateral Agent or any other Secured Party exercises any available right to declare any
          Secured Obligation due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under this
          Agreement or any other Transaction Document or any other agreement relating to such Secured Obligation, the Pledgor shall direct that all distributions on and other payments in respect of the Collateral shall be paid directly to the Collateral Agent and retained by it as part of the Collateral, subject to the terms of this Agreement, and, if the
          Collateral Agent shall so request, the Pledgor agrees to execute and deliver to the Collateral Agent appropriate additional distribution and other orders and documents to that end; provided, that if such
          Event of Default is waived or cured, any such distribution or other payment theretofore paid to the Collateral Agent shall, upon request of the Pledgor (except to the extent theretofore applied to the discharge of the Secured Obligations in accordance with the Credit
          Agreement), be returned promptly by the Collateral Agent to the
          Pledgor.

     5.05 CUSTODY AND PRESERVATION. The Collateral Agent's obligation to use reasonable care in the custody and preservation of Collateral shall be satisfied if it uses the same care as it uses in the custody and preservation of its own
Property.

     5.06 RIGHTS OF SECURED PARTIES. The Collateral Agent or any other Secured
Party may (but shall not be obligated to) pay or secure payment of any Tax or other claim that may be secured by or result in a Lien on any Collateral. The
Collateral Agent or any other Secured Party may (but shall not be obligated to)
do or cause to be done any other thing that is necessary or desirable to preserve, protect or maintain the Collateral or, after an Event of Default has occurred and for so long as it shall be continuing, to enhance its value. The
Collateral Agent shall have no obligation to any Person to act or refrain from acting or exercising any of its rights under this Agreement; provided, however, that anything to the contrary contained herein notwithstanding, the Collateral
Agent shall be liable for its own gross negligence or willful misconduct. The
Pledgor, in accordance with Section 5.15, shall immediately reimburse the
Collateral Agent or any other

                                Pledge Agreement

Secured Party for any reasonable payment or expense (including reasonable attorneys' fees and expenses) that the Collateral Agent or such other Secured
Party may incur pursuant to this Section 5.06.

     5.07 EVENTS OF DEFAULT, ETC. During the period during which an Event of
Default shall have occurred and be continuing:

     (a)  the Collateral Agent shall have the rights and remedies with respect to this Agreement as more particularly provided herein or in the
          Credit Agreement;

     (b)  the Pledgor shall, at the request of the Collateral Agent, assemble
          Collateral owned by it that is movable (and not otherwise in the possession of the Collateral Agent), if any, at such place or places, reasonably convenient to both the Collateral Agent and the Pledgor, as designated in such request;

     (c)  subject to applicable law, the Collateral Agent may (but shall not be obligated to), without notice to the Pledgor and at such times as the
          Collateral Agent in its sole judgment may determine, exercise any or all of the Pledger's rights in, to and under, or in any way connected to the Collateral and the Collateral Agent shall otherwise have and may (but shall not be obligated to) exercise all of the rights, powers, privileges and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said
          Code is in effect in the jurisdiction where the rights, powers, privileges and remedies are asserted) and such additional rights, powers, privileges and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights, powers, privileges and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by applicable law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Collateral Agent were the sole and absolute owner thereof (and the Pledgor agrees to take all such action as may be appropriate to give effect to such right);

     (d)  the Collateral Agent may (but shall not be obligated to) make any reasonable compromise or settlement it reasonably deems desirable with respect to any of the Collateral and may (but shall not be obligated
          to) extend the time of payment, arrange for payment in installments, or otherwise modify the terms, of all or any part of the Collateral;

     (e)  the Collateral Agent may (but shall not be obligated to), in its name or in the name of the Pledgor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral; and

     (f)  subject to applicable law, the Collateral Agent may (but shall not be obligated to), upon 10 Business Days' prior written notice to the
          Pledgor of the time and place, with respect to the Collateral or any part thereof which shall then be or shall thereafter come into the possession, custody or control of the Collateral Agent, any other
          Secured Party or any of their respective agents, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Collateral Agent deems reasonable, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived). The Collateral Agent, any other Secured Party, the Pledgor or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the
          Collateral so disposed of at any public sale (or, to the maximum extent permitted by applicable law, at any private sale) and thereafter hold the same absolutely,

                                Pledge Agreement

          free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Pledgor, any such demand, notice and right or equity being hereby expressly waived and released to the maximum extent permitted by applicable law.
          Subject to applicable law, the Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The proceeds of each collection, sale or other disposition under this Section
5.07 shall be applied in accordance with Section 5.11.

     The Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Collateral Agent may be compelled, subject to the notice provision as provided in paragraph (f) of this Section 5.07, with respect to any sale of all or any part of the Collateral constituting a security (as such term is defined in the Securities Act of 1933), to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The
Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the Pledgor or the issuer thereof to register it for public sale.

     5.08 DEFICIENCY. If the proceeds of sale, collection or other realization of or upon the Collateral by virtue of the exercise of remedies under Section
5.07 are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Collateral Agent shall retain all rights and remedies under the Transaction Documents, and the Pledgor shall remain liable, with respect to any deficiency to the extent the Pledgor is obligated under this Agreement.

     5.09 REMOVALS, ETC. Without at least 30 days' prior written notice to the
Collateral Agent, the Pledgor shall not: (a) maintain any of its Records at any office other than at the Pledger's Address for Notices set out beneath its name on the signature pages hereto; (b) maintain its chief executive office at any place other than at the Pledger's Address for Notices set out beneath its name on the signature pages hereto; (c) change its corporate name, or the name under which it does business, from the name shown on the signature pages hereto; or
(d) change the jurisdiction in which it is organized from that in which it is organized on the date hereof. The signature page hereto correctly specifies the place of business of the Pledgor or, if the Pledgor had more than one place of business, the location of the chief executive office of the Pledgor, in each case during the period of four months ending on December 31, 2002.

     5.10 PRIVATE SALE. The Collateral Agent and the other Secured Parties shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 5.07 conducted in a commercially reasonable manner. Subject to and without limitation of the preceding sentence, the Pledgor hereby waives any claims against the Collateral
Agent or any other Secured Party arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale to an unrelated third party was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Collateral Agent accepts the first offer received and does not offer the
Collateral to more than one offeree.

     5.11 APPLICATION OF PROCEEDS.

                                Pledge Agreement

     (a)  Application of Proceeds. Except as otherwise herein expressly provided, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Collateral Agent under this Agreement, shall be applied by the Collateral Agent to the Secured Obligations in
          accordance with Article IV of the Depositary Agreement.

     (b)  Pledgor Remains Obligated. No sale or other disposition of all or any part of the Collateral pursuant to Section 5.07 shall be deemed to relieve the Pledgor of its obligations under any Transaction Document to which it is a party except to the extent the proceeds thereof are applied to the payment of such obligations.

     (c)  Proceeds. As used in this Article V, "PROCEEDS" of Collateral means cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of the
          Pledgor or any issuer of or obligor on any of the Collateral.

     5.12 ATTORNEY-IN-FACT. Without limiting any rights or powers granted by this Agreement to the Collateral Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default, the Collateral Agent is hereby appointed the attorney-in-fact of the
Pledgor for the purpose of carrying out the provisions of this Article V and taking any action and executing any instruments which the Collateral Agent may deem necessary or desirable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Collateral Agent shall be entitled under this Article V to make collections in respect of the
Collateral, the Collateral Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of the Pledgor representing any dividend, payment or other distribution in respect of the
Collateral or any part thereof and to give full discharge for the same.

     5.13 PERFECTION. Prior to or on the Closing Date, the Pledgor shall: (a)
file such Uniform Commercial Code financing statements and other documents in the offices set out on Annex 2 in order to perfect the security interests granted by Article III, to the extent such security interests can be perfected by such filing; (b) register the pledge of any applicable Collateral for purposes of Article 8 of the Uniform Commercial Code; and (c) cause the Borrower to stamp or mark the books of the Borrower to record the Liens granted hereunder. Copies of any such Uniform Commercial Code financing statement or amendment thereto shall promptly be delivered to the Collateral Agent. The
Pledgor hereby authorizes the Collateral Agent to cause the filing of one or more Uniform Commercial Code financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of the Pledgor where permitted by applicable law. Copies of any such statement or amendment thereto shall promptly be delivered to the Pledgor.

     5.14 TERMINATION.

     (a)  Upon any transfer of any Collateral in accordance with Section 8.12 or
          8.13 of the Credit Agreement or Section 4.06 or 4.07, the Collateral
          Agent shall, upon the written request of (and at the sole cost and expense of) the Pledgor, promptly execute and deliver to the Pledgor such Uniform Commercial Code termination statements and such other documentation as shall be reasonably requested by the Pledgor to evidence the termination and release of the Liens on such Collateral.

     (b)  Upon the Termination Date, the security interest created by this
          Agreement shall terminate and all rights to the Collateral shall revert to the Pledgor, and the Collateral Agent shall (at the written request and sole cost and expense of the Pledgor) promptly

                                Pledge Agreement

          cause to be transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining
          Collateral and money received in respect thereof, to or on the order of the Pledgor. The Collateral Agent shall also (at the written request and sole cost and expense of the Pledgor) promptly execute and deliver to the Pledgor upon such termination such Uniform Commercial
          Code termination statements and such other documentation as shall be reasonably requested by the Pledgor to effect the termination and release of the Liens on the Collateral.

     5.15 EXPENSES.

     (a)  Subject to, and without duplication of amounts described in, Section
          11.03 of the Credit Agreement, the Pledgor agrees promptly to pay to the Collateral Agent to the extent not paid by or recovered from the
          Borrower all reasonable fees and out-of-pocket expenses (including reasonable fees and expenses for legal services) of, or incident to, the enforcement of any of the provisions of this Article V, or the exercise by experts, agents or attorneys selected by the Collateral
          Agent in good faith of any rights or privileges of the Pledgor in respect of the Collateral, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Collateral Agent and the other Secured Parties in respect thereof, by litigation or otherwise, in each case in accordance with the terms of this
          Agreement, and all such reasonable fees and expenses, together with interest thereon at the applicable Post-Default Rate, shall be Secured
          Obligations of the Collateral Agent secured under Article III.

     (b)  The terms, conditions, covenants and agreements to be observed or performed by the Pledgor under this Agreement shall be observed or performed by it at its sole cost and expense.

     5.16 FURTHER ASSURANCES. The Pledgor agrees that, at any time and from time to time, at its sole cost and expense, it shall promptly execute and deliver all further agreements, instruments, documents and certificates and take all further action that, in the reasonable judgment of the Collateral Agent, may be necessary or desirable in order to fully effect the purposes of this Agreement
(including the delivery of possession of any Collateral that hereafter comes into existence or is acquired in the future by the Collateral Agent as pledgee for the benefit of the Secured Parties) and to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to the
Collateral or any part thereof.

                                   ARTICLE VI

                                  MISCELLANEOUS

     6.01 COLLATERAL AGENT'S RIGHT TO PERFORM ON PLEDGOR'S BEHALF. If the
Pledgor shall fail to observe or perform any of the terms, conditions, covenants and agreements to be observed or performed by it under this Agreement, the
Collateral Agent may (but shall not be obligated to), upon reasonable notice to the Pledgor, do the same or cause it to be done or performed or observed by experts, agents or attorneys selected by the Collateral Agent in good faith at the sole cost and expense of the Pledgor, either in its name or in the name and on behalf of the Pledgor, and the Pledgor hereby authorizes the Collateral Agent so to do.

     6.02 WAIVERS OF RIGHTS INHIBITING ENFORCEMENT. The Pledgor waives, to the maximum extent permitted by applicable law:

                                Pledge Agreement

     (a)  any claim that, as to any part of the Collateral, a public sale, should the Collateral Agent elect so to proceed, is, in and of itself, not a commercially reasonable method of sale for the Collateral;

     (b)  the right to assert in any action or proceeding between it and the
          Collateral Agent any offsets that it may have;

     (c)  except as otherwise provided in this Agreement, NOTICE OR JUDICIAL
          HEARING IN CONNECTION WITH THE COLLATERAL AGENT'S TAKING POSSESSION OR
          DISPOSITION OF ANY OF THE COLLATERAL INCLUDING ANY AND ALL PRIOR
          NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH
          RIGHT THAT THE PLEDGOR WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR
          ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, AND ALL OTHER
          REQUIREMENTS AS TO THE TIME, PLACE AND TERMS OF SALE OR OTHER
          REQUIREMENTS WITH RESPECT TO THE ENFORCEMENT OF THE COLLATERAL AGENT'S
          RTGHTS HEREUNDER;

     (d)  all rights of redemption, appraisement, valuation, stay and extension or moratorium; and

     (e)  all other rights the exercise of which would, directly or indirectly, prevent, delay or inhibit the enforcement of any of the rights or remedies of the Collateral Agent and the other Secured Parties under this Agreement or the absolute sale of the Collateral, now or hereafter in force under any applicable law, and the Pledgor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waive the benefit of all such laws and rights.

     6.03 NO WAIVER; REMEDIES CUMULATIVE. No failure on the part of the
Collateral Agent, any other Secured Party or any of such Person's agents to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or remedy hereunder shall operate as a waiver thereof. No single or partial exercise by the Collateral Agent, any other Secured Party or any of such Person's agents of any right, power or remedy hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies herein or in any other
Transaction Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which either Collateral Agent or any other Secured
Party would otherwise have. No notice to or demand on the Pledgor in any case shall entitle the Pledgor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of either the
Collateral Agent or any other Secured Party to any other or further action in any circumstances without notice or demand, except to the extent notice is expressly required by this Agreement or any other Financing Document.

     6.04 NOTICES. All notices, requests and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing in the manner set out in Section 11.02 of the Credit Agreement. Unless otherwise so changed in accordance with the Credit Agreement by a party hereto, all notices, requests and other communications to such party shall be sent to the address of such party set out on the signature pages hereto.

     6.05 AMENDMENTS, ETC. This Agreement may be amended, supplemented, modified or waived only by an instrument in writing duly executed by the Pledgor and the
Collateral Agent. Any such amendment, supplement, modification or waiver shall be binding upon the Collateral Agent and each Lender, each holder of any of the
Secured Obligations and the Pledgor. Any waiver shall be effective only in the specific instance and for the specified purpose for which it was given.

                                Pledge Agreement

     6.06 EXPENSES. The parties hereto agree that all costs and expenses covered by Section 11.03 of the Credit Agreement shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Article III.

     6.07 SUCCESSORS AND ASSIGNS. This Agreement shall: (a) remain in full force and effect until the termination hereof pursuant to Section 5.14; and (b) be binding upon and inure to the benefit of the respective successors and permitted assigns of the Pledgor and the Collateral Agent, the Lenders and each holder of any of the Secured Obligations; provided, however, that the Pledgor shall not assign or transfer its rights hereunder without the prior written consent of the
Collateral Agent.

     6.08 SURVIVAL, ETC. The obligations of the Pledgor under Section 5.15 shall survive after termination of this Agreement or the resignation or the removal of the Collateral Agent. In addition, the representations and warranties of the
Pledgor set out in this Agreement or contained in any documents delivered to the
Collateral Agent or any other Secured Party pursuant to this Agreement shall be considered to have been relied upon by the Secured Parties in entering into the
Credit Agreement and the relevant Financing Documents and making each Loan, notwithstanding any investigation on their respective parts.

     6.09 COUNTERPARTS; EFFECTIVENESS. This Agreement may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument and either of the parties hereto may execute this
Agreement by signing any such counterpart. This Agreement and the other
Financing Documents constitute the entire agreement and understanding among the parties hereto with respect to matters covered by this Agreement and the other
Financing Documents and supersede any and all prior agreements and understandings, written or oral, relating to the subject matter hereof. This
Agreement shall become effective at such time as the Collateral Agent shall have received counterparts hereof signed by all of the intended parties hereto.

     6.10 AGENTS, ETC. The Collateral Agent may employ agents, experts and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents, experts or attorneys-in-fact selected by it in good faith.

     6.11 SEVERABILITY. If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by applicable law: (a)
the other provisions hereof shall remain in full force and effect in such jurisdiction in order to carry out the intentions of the parties hereto as nearly as may be possible; and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

     6.12 HEADINGS. Headings appearing herein are used solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

     6.13 LIMITATION OF LIABILITY.

     (a)  The liability of the Pledgor for the payment and performance of the
          Secured Obligations shall be limited as and to the extent provided under Section 11.09 of the Credit Agreement.

     (b)  TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, NEITHER THE
          COLLATERAL AGENT NOR ANY OTHER SECURED PARTY SHALL HAVE LIABILITY WITH
          RESPECT TO, AND THE PLEDGOR HEREBY WAIVES, RELEASES AND AGREES NOT TO
          SUE FOR:

                                Pledge Agreement

          (i)  ANY LOSS OR DAMAGE SUSTAINED BY THE PLEDGOR, OR ANY LOSS, DAMAGE,
               DEPRECIATION OR OTHER DIMINUTION IN THE VALUE OF ANY COLLATERAL,
               THAT MAY OCCUR AS A RESULT OF, IN CONNECTION WITH, OR THAT IS IN
               ANY WAY RELATED TO, ANY EXERCISE OF ANY RIGHT OR REMEDY UNDER
               THIS AGREEMENT EXCEPT FOR ANY SUCH LOSS, DAMAGE, DEPRECIATION OR
               DIMINUTION TO THE EXTENT THAT THE SAME IS THE RESULT OF ACTS OR
               OMISSIONS ON THE PART OF SUCH SECURED PARTY CONSTITUTING WILLFUL
               MISCONDUCT OR GROSS NEGLIGENCE; OR

          (ii) ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL
               DAMAGES SUFFERED BY THE PLEDGOR IN CONNECTION WITH ANY CLAIM
               RELATED TO THIS AGREEMENT.

     6.14 SECURITY INTEREST ABSOLUTE. To the maximum extent permitted by applicable law, the rights and remedies of the Collateral Agent hereunder, the
Liens created hereby, and the obligations of the Pledgor under this Agreement are absolute, irrevocable and unconditional and will remain in full force and effect without regard to, and will not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever
(other than termination pursuant to Section 5.14), including:

     (a)  any renewal, extension, amendment, or modification of, or addition or supplement to or deletion from, any of the Transaction Documents or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof;

     (b)  any waiver of, consent to or departure from, extension, indulgence or other action or inaction under or in respect of any of the Secured
          Obligations, this Agreement, any other Transaction Document or other instrument or agreement relating thereto, or any exercise or non-exercise of any right, remedy, power or privilege under or in respect of the Secured Obligations, this Agreement, any other
          Transaction Document or any such other instrument or agreement relating thereto;

     (c)  any furnishing of any additional security for the Secured Obligations or any part thereof to the Collateral Agent or any other person or any acceptance thereof by the Collateral Agent or any other person or any substitution, sale, exchange, release, surrender or realization of or upon any such security by the Collateral Agent or any other person or the failure to create, preserve, validate, perfect or protect any other Lien granted to, or purported to be granted to, or in favor of, the Collateral Agent or any other Secured Party;

     (d)  any invalidity, irregularity or unenforceability of all or any part of the Secured Obligations, any other Transaction Document or any other agreement or instrument relating thereto or any security therefor;

     (e)  the acceleration of the maturity of any of the Secured Obligations or any other modification of the time of payment thereof; or

     (f)  any other event or circumstance whatsoever which might otherwise constitute a legal or equitable discharge of a surety or a guarantor, it being the intent of this Section 6.14 that the obligations of the
          Pledgor hereunder shall be absolute, irrevocable and unconditional under any and all circumstances.

                                Pledge Agreement

     6.15 SUBROGATION. The Pledgor shall not exercise, and hereby irrevocably defers the exercise of, any claim, right or remedy that it may now have or may hereafter acquire against the Borrower arising under or in connection with this
Agreement, including, without limitation, any claim, right or remedy of subrogation, contribution, reimbursement, exoneration, indemnification or participation arising under contract, by applicable law or otherwise in any claim, right or remedy of the Collateral Agent or the other Secured Parties against the Borrower or any other Person or any Collateral which the Collateral
Agent or any other Secured Party may now have or may hereafter acquire, until the indefeasible payment and satisfaction in full of all Secured Obligations and the expiration and termination of the Commitments. If, notwithstanding the preceding sentence, any amount shall be paid to the Pledgor on account of such subrogation rights at any time when any of the Secured Obligations shall not have been paid in full, such amount shall be held by the Pledgor in trust for the Collateral Agent and the other Secured Parties, segregated from other funds of the Pledgor and be turned over to the Collateral Agent in the exact form received by the Pledgor (duly endorsed by the Pledgor to the Collateral Agent, if required), to be applied against the Secured Obligations, whether matured or unmatured, in accordance with the Financing Documents.

     6.16 REINSTATEMENT. This Agreement and the Lien created hereunder shall automatically be reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Secured Obligations is rescinded or must otherwise be restored by any holder of the Secured
Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Pledgor shall indemnify the Collateral
Agent, each other Secured Party and its respective employees, officers and agents on demand for all reasonable fees, costs and expenses (including, without limitation, reasonable fees, costs and expenses of counsel) incurred by the
Collateral Agent, such other Secured Party or its respective employees, officers or agents in connection with such reinstatement, rescission or restoration.

     6.17 NO THIRD PARTY BENEFICIARIES. THE AGREEMENTS OF THE PARTIES HERETO ARE
SOLELY FOR THE BENEFIT OF THE PLEDGOR, THE COLLATERAL AGENT AND THE OTHER
SECURED PARTIES, AND NO PERSON (OTHER THAN THE PARTIES HERETO, THE OTHER SECURED
PARTIES AND THEIR SUCCESSORS AND ASSIGNS PERMITTED HEREUNDER) SHALL HAVE ANY
RIGHTS HEREUNDER.

     6.18 GOVERNING LAW; SUBMISSION TO JURISDICTION, ETC. THIS AGREEMENT SHALL
BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW
YORK. EACH OF THE PLEDGOR AND THE COLLATERAL AGENT HEREBY SUBMITS TO THE
NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN
DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK COUNTY
(INCLUDING ITS APPELLATE DIVISION), AND OF ANY OTHER APPELLATE COURT IN THE
STATE OF NEW YORK, FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR
RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE
PLEDGOR AND THE COLLATERAL AGENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT
PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING
OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT
ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT
FORUM.

     6.19 WAIVER OF JURY TRIAL. EACH OF THE PLEDGOR AND THE COLLATERAL AGENT
HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW,
ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR
RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                                Pledge Agreement

     6.20 SERVICE OF PROCESS. The Pledgor hereby irrevocably consents to the service of process in any suit, action or proceeding in such courts by the mailing thereof by any of the other parties hereto by registered or certified mail, postage prepaid, to the Address for Notices specified below its name on the signature pages hereof. Nothing herein shall in any way be deemed to limit the ability of the Financing Parties or the Pledgor to serve any writs, process or summonses in any other manner permitted by applicable law or to obtain jurisdiction over the Pledgor or the Collateral Agent, as applicable, in such jurisdiction, and in such manner, as may be permitted by applicable law.

     6.21 AUTHORITY OF THE COLLATERAL AGENT. The Pledgor acknowledges and agrees that the rights and responsibilities of the Collateral Agent under this
Agreement with respect to any action taken, or determination or request made, by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any power, right or remedy provided for or resulting or arising out of this
Agreement shall, as between the Collateral Agent and the Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the
Collateral Agent and the Pledgor, the Collateral Agent shall be conclusively presumed to be acting as the Collateral Agent for the Secured Parties with full and valid authority so to act or refrain from acting, and the Pledgor shall be under no obligation or entitlement to make any inquiry respecting such authority.

                                Pledge Agreement

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                        ORMAT FUNDING CORP.

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        Address for Notices:

                                        980 Greg Street
                                        Sparks, NV 89431
                                        Attn: President
                                        Telephone: (775) 356-9029
                                        Telecopy: (775) 356-9039

                                Pledge Agreement

                                      S-23

                                        UNITED CAPITAL,
                                           a division of Hudson United Bank,
                                              not in its individual capacity,
                                              but solely as Collateral Agent

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        Address for Notices: 87 Post Road East
                                                             Westport, CT 06880

                                        Telecopier No.: (203) 291-6652
                                           Telephone No.: (203) 291-6639
                                           Attention: Jerry Peters, Senior
                                                      Vice President

                    Borrower Equity Interest Pledge Agreement

                                                                         ANNEX 1

                                PLEDGED INTERESTS

One Hundred Percent (100%) of the membership or other ownership interests of
Ormesa LLC, all of which are currently owned by Ormat Funding Corp.

                                Pledge Agreement

                                                                         ANNEX 2

                                FILING LOCATIONS

1. Secretary of State of the State of Delaware

                                Pledge Agreement

                                                                       Exhibit C
                                                             to Credit Agreement

                          FORM OF DEPOSITARY AGREEMENT

     This DEPOSITARY AGREEMENT dated as of December 31, 2002 (this "AGREEMENT"), among ORMESA LLC, a Delaware limited liability company (the "BORROWER"), UNITED
CAPITAL, a division of Hudson United Bank ("UNITED"), not in its individual capacity, but solely as administrative agent for the Lenders under and as defined in the Credit Agreement referred to below (in such capacity, the
"ADMINISTRATIVE AGENT"), UNITED, not in its individual capacity, but solely as collateral agent for the benefit of the Secured Parties under and as defined in the Credit Agreement referred to below (in such capacity, the "COLLATERAL
AGENT"), and WEALTH MANAGEMENT, a division of Hudson United Bank, a New Jersey banking corporation, not in its individual capacity, but solely as the
"securities intermediary" in accordance with Article 8 of the Uniform Commercial
Code (as defined below) and as a "bank" with respect to any "deposit accounts"
(each as defined in the Uniform Commercial Code) in which a security interest may be granted under the Uniform Commercial Code and herein for the benefit of the Collateral Agent and the Secured Parties under and as defined in the Credit
Agreement referred to below (the "DEPOSITARY BANK").

                                    RECITALS

     WHEREAS, pursuant to that certain Credit Agreement, dated as of December
31, 2002 (as amended, modified, supplemented and in effect from time to time, the "CREDIT AGREEMENT"), among the Borrower, the Lenders party thereto from time to time, the Administrative Agent, and the Collateral Agent, the Lenders have agreed to make certain loans to the Borrower;

     WHEREAS, the Depositary Bank is willing to serve as the depositary bank for the benefit of the Collateral Agent and the Secured Parties on the terms and subject to the conditions of this Agreement;

     WHEREAS, it is a condition to the obligations of the Lenders and the other
Secured Parties under the Credit Agreement that the Borrower shall have executed and delivered this Agreement;

     WHEREAS, to induce the Lenders and the other Secured Parties to enter into the Credit Agreement and to induce certain of the Secured Parties to make loans to the Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower has agreed to execute and deliver this Agreement.

                                       -2-

     Accordingly, the parties hereto agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

     SECTION 1.1. DEFINITIONS. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to them in Schedule I to the Credit Agreement. All terms used herein which are not defined herein or in the Credit Agreement and are defined in the Uniform Commercial Code (as such term is defined below) shall have the meanings therein stated. In addition, capitalized terms used in the preamble and recitals hereto shall have the respective meanings given thereto, and the following terms shall have the following meanings under this Agreement:

     "ACCOUNTS" shall mean the Revenue Account, and the Debt Service Reserve
Account.

     "DEBT SERVICE RESERVE ACCOUNT" shall have the meaning assigned to such term in Section 2.2(c).

     "DISTRIBUTABLE CASH" shall have the meaning assigned to such term in
Section 4.1(b).

     "MONTHLY DATE" shall mean the last Business Day of each calendar month following the Closing Date.

     "RESTORATION SUB-ACCOUNT" shall have the meaning assigned to such term in
Section 2.2(e).

     "REVENUE ACCOUNT" shall have the meaning assigned to such term in Section
2.2(a), and shall include the Restoration Sub-Account.

     "WITHDRAWAL APPROVAL NOTICE" shall have the meaning assigned to such term in Section 4.1(d)(ii).

     SECTION 1.2. INTERPRETATION. The rules of interpretation set out in Section
1.03 of the Credit Agreement shall apply equally to this Agreement mutatis mutandis.

                                       -3-

                                   ARTICLE II.
                         APPOINTMENT OF DEPOSITARY BANK;
                            CREATION OF THE ACCOUNTS

     SECTION 2.1. APPOINTMENT OF DEPOSITARY BANK. The Depositary Bank is
appointed to act as depositary bank and disbursement agent hereunder and agrees to act as such, to accept all cash, payments and other amounts delivered to or held by it pursuant to the terms of this Agreement or any other Financing
Document and to distribute all such funds and perform all of its other obligations in accordance with this Agreement. The Depositary Bank shall hold and safeguard the Accounts and shall treat the cash, instruments and securities in the Accounts as funds, instruments and securities pledged by the Borrower to the Collateral Agent to be held in the custody of the Depositary Bank, as agent solely for the benefit of the Collateral Agent and Secured Parties, in trust and in accordance with the provisions of this Agreement.

     SECTION 2.2. CREATION OF ACCOUNTS. On or prior to the Closing Date, the
Borrower shall establish with the Depositary Bank at its corporate trust office in Westport, Connecticut the following special and segregated interest bearing accounts, which shall be in the name of the Collateral Agent for the benefit of the Secured Parties maintained at all times until the termination of this
Agreement:

          (a)  an account entitled "Ormesa Revenue Account" with account number
               2080000692834, ABA no. 061 000 227, account name Reliance Trust,
               Attn. Gwen Fore, FBO Ormesa PRA 2897400272 (the "REVENUE
               ACCOUNT");

          (b)  an account entitled "Ormesa Debt Service Reserve Account" with account number 2080000692834, ABA no. 061 000 227, account name
               Reliance Trust, Attn. Gwen Fore, FBO Ormesa DSRA 2897400281 (the
               "DEBT SERVICE RESERVE ACCOUNT"); and

          (c)  a sub-account of the Revenue Account entitled "Ormesa Restoration
               Sub-Account" with account number 2080000692834, ABA no. 061 000
               227, account name Reliance Trust, Attn. Gwen Fore, FBO Ormesa
               Restoration Sub-Account 2897400316 (the "RESTORATION
               SUB-ACCOUNT").

Each Account shall be subject to debit or withdrawal solely by the Depositary
Bank as provided in this Agreement and no Person shall have any control over or right of withdrawal from the Accounts except as provided in this Agreement. Each
Account shall

                                       -4-

constitute a part of the Collateral and shall not constitute payment of the
Secured Obligations until applied as provided in this Agreement.

     SECTION 2.3. SECURITY INTEREST. As collateral security for the prompt and complete payment and performance when due of all of the Secured Obligations, the
Borrower has granted to the Collateral Agent, pursuant to the Borrower Security
Agreement, a first priority Lien in and to (a) the Accounts and (b) all cash, investments and securities at any time on deposit in the Accounts, including all income or gain earned thereon and all proceeds thereof.

                                  ARTICLE III.
                       DEPOSITS INTO THE REVENUE ACCOUNT

     SECTION 3.1. DEPOSITS.

     (a) The Borrower agrees, and confirms to the Collateral Agent that it has instructed all of its Affiliates, SCE, SIGC and Imperial Irrigation District
that all Project Revenues (and any other cash or other revenues received by it other than distributions previously made in accordance with this Agreement)
shall be paid directly to the Depositary Bank for deposit in the Revenue
Account. In the event that, notwithstanding the foregoing, any such payment is remitted directly to the Borrower, the Borrower shall promptly (but in any event within five 5) Business Days of receipt thereof) deliver such payment to the
Depositary Bank for deposit in the Revenue Account.

     (b) The Borrower has directed and confirms to the Collateral Agent that it has so instructed all of its Affiliates to direct, all insurers with whom the
Borrower or any of its Affiliates maintains the insurance required by Section
8.05 of the Credit Agreement that all insurance proceeds other than Loss
Proceeds in respect of any Event of Loss, which shall be applied in accordance with Section 4.3) payable to Borrower or any of its Affiliates in connection with all insurance required by said Section 8.05 shall be paid directly to the
Collateral Agent, as loss payee, for transfer to the Depositary Bank and deposit in the Revenue Account. In the event that, notwithstanding the foregoing, any such proceeds are remitted directly to the Borrower, the Sponsor or any of their respective Affiliates and such party is not entitled to retain such insurance proceeds pursuant to Section 8.05 of the Credit Agreement, then such party shall promptly (but in any event within five 5) Business Days of receipt thereof)
deliver such proceeds to the Depositary Bank for deposit in the Revenue Account.

     (c) The Depositary Bank shall only be required to accept such monies as are delivered to it for deposit into the Accounts and shall not be required to monitor the amount of such deposits or pursue the collection of such sums from any Person.

                                       -5-

                                   ARTICLE IV.
                                DEPOSITS INTO AND
                           DISTRIBUTIONS FROM ACCOUNTS

     SECTION 4.1. WITHDRAWALS FROM THE REVENUE ACCOUNT.

     (a) Distributions from Revenue Account on Monthly Dates. On each Monthly
Date prior to the Termination Date (other than any Monthly Date that also is a
Quarterly Date and such Quarterly Date's corresponding Business Day, on which distributions shall be made solely in accordance with Section 4.1(b) instead of this Section 4.1 (a)), the Depositary Bank shall distribute funds from the
Revenue Account (including all income earned and gains from investments in
Permitted Investments pursuant to Section 5.5) and apply the same at the times, in the amounts and in the following priorities:

          FIRST: subject to the provisions of Section 4.1(g), withdraw and transfer to the Operator an amount, as set forth in a Withdrawal
          Approval Notice, equal to the cumulative amount of Operation and
          Maintenance Expenses scheduled to be payable by or on behalf of the
          Borrower in the then-current calendar year through and including the next succeeding calendar month (i) in accordance with the then-current
          Annual Operating Plan and Budget (as such amount may be adjusted by the Borrower in accordance with Section 8.23(b) of the Credit
          Agreement), less all amounts previously withdrawn as Operation and
          Maintenance Expenses in the then-current calendar year, and (ii)
          solely on the initial two Monthly Dates following the Closing Date, in respect of the "Compromise Payment" under and as defined in the Energy
          Services Agreement, provided that the amount of such "Compromise
          Payment", together with all amounts previously withdrawn and transferred in respect of such "Compromise Payment", shall not exceed
          $724,000 in the aggregate; and

          SECOND: after making the withdrawal and transfer, if any, specified in priority FIRST above, and subject to the provisions of Section 4.1(g), withdraw and transfer to the Operator an amount, as set forth in a
          Withdrawal Approval Notice, equal to the cumulative amount of capital expenditures scheduled to be payable by or on behalf of the Borrower in the then-current calendar year through and including the next succeeding calendar month in accordance with the then-current Annual
          Operating Plan and Budget (as such amount may be adjusted by the
          Borrower in accordance with Section 8.23(b) of the Credit Agreement), less all amounts previously withdrawn for capital expenditures in the then-current calendar year.

                                       -6-

     (b) Distributions from Revenue Account on Quarterly Dates. On each
Quarterly Date falling after the Closing Date and on or prior to the Termination
Date (or, if any such Quarterly Date is not a Business Day, the Business Day next succeeding such Quarterly Date, unless such next succeeding Business Day falls in the subsequent calendar month, in which case the effective Business Day corresponding to such Quarterly Date shall be the Business Day immediately preceding such Quarterly Date), the Depositary Bank shall distribute funds from the Revenue Account (including all income earned and gains from investments in
Permitted Investments pursuant to Section 5.5) and apply the same at the times, in the amounts and in the following priorities:

          FIRST: subject to the provisions of Section 4.1 (g), withdraw and transfer to the Operator an amount, as set forth in a Withdrawal
          Approval Notice, equal to the cumulative amount of Operation and
          Maintenance Expenses scheduled to be payable by or on behalf of the
          Borrower in the then-current calendar year through and including the next succeeding calendar month (i) in accordance with the then-current
          Annual Operating Plan and Budget (as such amount may be adjusted by the Borrower in accordance with Section 8.23(b) of the Credit
          Agreement), less all amounts previously withdrawn as Operation and
          Maintenance Expenses in the then-current calendar year;

          SECOND: after making the withdrawal, if any, specified in priority
          FIRST above, withdraw and transfer to the Administrative Agent, the
          Collateral Agent and the Depositary Bank an amount equal to any fee or expense then due and owing to such Person (including in respect of the making of any Permitted Investment) by Borrower hereunder or under any other Financing Document, as set forth in a Withdrawal Approval
          Notice;

          THIRD: after making the withdrawal, if any, specified in priority
          SECOND above, withdraw and transfer to the Administrative Agent for the account of each Lender an amount equal to the amount of interest then due on the Loans held by such Lender and the amount of all fees owed to such Lender, each as set forth in a Withdrawal Approval
          Notice;

          FOURTH: after making the withdrawal specified in priority THIRD above,
          (i) withdraw and transfer to the Administrative Agent for the account of each Lender an amount equal to the principal amount then due on the
          Loans held by such Lender; and (ii) with respect to any additional principal due on such Loans as required by any mandatory prepayment then due under Section 3.04(d) of the Credit Agreement, withdraw and transfer to the Administrative Agent for the account of each Lender an

                                       -7-

          amount equal to such additional principal due on such Loans, in each case as set forth in a Withdrawal Approval Notice;

          FIFTH: after making the withdrawal specified in priority FOURTH above, deposit into the Debt Service Reserve Account an amount equal to the difference between the Debt Service Reserve Required Amount on such date and the then-current balance of the Debt Service Reserve Account, as set forth in a Withdrawal Approval Notice;

          SIXTH: after making the withdrawal, if any, specified in priority
          FIFTH above, and subject to the provisions of Section 4.1(g), withdraw and transfer to the Operator an amount, as set forth in a Withdrawal
          Approval Notice, equal to the cumulative amount of capital expenditures scheduled to be payable by or on behalf of the Borrower in the then-current calendar year through and including the next succeeding calendar month in accordance with the then-current Annual
          Operating Plan and Budget (as such amount may be adjusted by the
          Borrower in accordance with Section 8.23(b) of the Credit Agreement), less all amounts previously withdrawn for capital expenditures in the then-current calendar year; and

          SEVENTH: after making the withdrawal, if any, specified in priority
          SIXTH above, and subject to the restrictions and provisions of
          Sections 4.1(d), 4.1(e) and 4.1(g), withdraw and transfer to the
          Borrower, the Sponsor or such other Person as directed by the Borrower all or any portion of any funds remaining in the Revenue Account
          ("DISTRIBUTABLE CASH").

     (c) Revenue Account Has Insufficient Funds for Principal. Interest and Fees
Payment. In the event funds available in the Revenue Account are insufficient to make the payments set forth in priorities THIRD and FOURTH of Section 4.1(b), the Collateral Agent will direct the Depositary Bank in writing (with a copy to the Borrower) to withdraw funds from the Debt Service Reserve Account and apply the same towards the payment of such priorities THIRD and FOURTH and thereafter the Debt Service Reserve Account shall be replenished pursuant to the operation of priority FIFTH of Section 4.1(b).

     (d) Distributions from Revenue Account. No payment pursuant to priority
SEVENTH of Section 4.1(b) will be permitted unless:

                                       -8-

          (i) The Borrower has delivered a duly executed Distribution
     Certificate to the Administrative Agent no fewer than three (3) Business
     Days prior to the date such withdrawal is scheduled to be made; and

          (ii) The Collateral Agent has confirmed to the Depositary Bank and the
     Borrower (A) the accuracy of the information set forth in such Distribution
     Certificate, (B) that all conditions to such payment set forth in Section
     8.13 of the Credit Agreement have been satisfied, and (C) that no Default
     (other than any Default that (i) provides a cure period therefor of not more than 30 days, (ii) is reasonably capable of being remedied during such
     30-day period, (iii) as to which the Borrower is diligently prosecuting or pursuing such remedy, and (iv) following the occurrence of which not more than 30 days have elapsed) or Event of Default has occurred and is continuing or will occur as a result of the Depositary Bank's allowing such withdrawal, by the Collateral Agent's delivery to the Depositary Bank of such Distribution Certificate and a written notice from the Collateral
     Agent authorizing the Depositary Bank to permit such withdrawal (which may take the form of the Collateral Agent's countersignature on a Distribution
     Certificate) (A "WITHDRAWAL APPROVAL NOTICE") at least one (1) Business Day prior to the date such withdrawal is scheduled to be made.

     (e) Failure to Meet Minimum Debt Service Coverage Ratio. If, as of any
Quarterly Date, the Borrower shall fail to comply with Section 8.13(iii) of the
Credit Agreement, then on such Quarterly Date (or corresponding Business Day, if such Quarterly Date is not A Business Day), the Borrower shall, in its related Distribution Certificate, instruct the Collateral Agent who in turn will instruct the Depositary Bank either (i) to fund the Debt Service Reserve Account via priority SEVENTH of Section 4.1(b) (and in lieu of priority SEVENTH as set forth in Section 4.1(b)) in an amount equal to the credit balance of the Revenue
Account on such date, or (ii) to apply the credit balance of the Revenue Account on such date to prepay the Loans pursuant to Section 3.04(d) of the Credit
Agreement via priority SEVENTH of Section 4.1(b) (and in lieu of priority
SEVENTH as set forth in Section 4.1(b)). Such funding of the Debt Service
Reserve Account or, alternatively, prepayment of the Loans, shall be required on each succeeding Quarterly Date (or corresponding Business Day) until such time as Borrower has demonstrated its compliance with Section 8.13(iii) of the Credit
Agreement.

     (f) No failure of the Borrower to deliver a Distribution Certificate to the
Administrative Agent will restrict or otherwise affect the Collateral Agent's right to cause the Depositary Bank to withdraw and transfer funds pursuant to
(i) priorities FIRST through SIXTH of Section 4.1 (b), or (ii) Section 4.1(e)(i)
or 4.1(e)(ii), as the Collateral Agent shall select.

                                       -9-

     (g) Notwithstanding anything to the contrary in Section 4.1(a) or (b), the
Borrower shall be permitted to specify in any Distribution Certificate a
Business Day, which shall be not more than 10 days after the Monthly Date or
Quarterly Date to which such Distribution Certificate pertains, on which payments (i) to the Operator pursuant to priorities FIRST or SECOND of Section
4.1(a) or priorities FIRST or SIXTH of Section 4.1(b) shall be made to the
Operator and (ii) to the Borrower, the Sponsor or such other Person as directed by the Borrower pursuant to priority SEVENTH of Section 4.1(b) shall be made to the Borrower, the Sponsor or such other Person, and the Depositary Bank shall make any such payments to the Operator or to the Borrower, the Sponsor or such other Person as directed by the Borrower on any such later Business Day so specified in such Distribution Certificate.

     SECTION 4.2. DEBT SERVICE RESERVE ACCOUNT.

     (a) Initial Funding of Debt Service Reserve Account. On the Closing Date,
proceeds of the Initial Term Loans shall be used to fund the Debt Service
Reserve Account in an amount equal to the Debt Service Reserve Required Amount on such date.

     (b) Funding of Debt Service Reserve Account on Each Quarterly Date. On the
Quarterly Date next succeeding the Closing Date (or, pursuant to Section 4.1, the corresponding Business Day) and on each subsequent Quarterly Date (or corresponding Business Day) thereafter, the Debt Service Reserve Account shall be funded via priority FIFTH of Section 4.1(b) in an amount equal to the difference between the Debt Service Reserve Required Amount on such date and the then-current balance of the Debt Service Reserve Account; provided, however, that additional deposits to the Debt Service Reserve Account may from time to time be made pursuant to Section 4.1(e).

     (c) Excess Required Balance in Debt Service Reserve Account. If on any
Quarterly Date (or corresponding Business Day), the funds on deposit in the Debt
Service Reserve Account (including any gain realized from investments in
Permitted Investments pursuant to Section 5.5) exceed the Debt Service Reserve
Required Amount, subject to the prior written approval of the Collateral Agent
(which shall be given so long as no Default or Event of Default has occurred and is continuing), the Borrower may direct the Depositary Bank in writing to withdraw and transfer to the Revenue Account or, so long as the Borrower is in compliance with its obligations under Section 8.13 of the Credit Agreement, to the Borrower or as directed by the Borrower, all or a portion of such excess funds.

     SECTION 4.3. Restoration Sub-Account. The Borrower agrees that in the event that it receives any amount of Loss Proceeds in respect of any Event of Loss, within five (5) Business Days it shall deposit the amount of such Loss Proceeds in the Restoration Sub-

                                      -10-

Account. Distributions from the Restoration Sub-Account shall be requested by the Borrower, and made by the Depositary Bank to the Borrower, solely in accordance with Sections 8.05(c) and 8.05(d) of the Credit Agreement, except that Loss Proceeds remaining in the Restoration Sub-Account upon completion of
Restoration Work relating thereto shall be transferred promptly to to the
Revenue Account

                                   ARTICLE V.
                               ACCOUNTS GENERALLY

     SECTION 5.1. BENEFIT OF ACCOUNTS. All right, title and interest in and to the Accounts and the funds in the Accounts and any interest accrued on such funds shall be collaterally assigned to the Collateral Agent in accordance with the terms of the Borrower Security Agreement until the Termination Date. Funds shall be distributed from the Accounts only in accordance with this Agreement and funds deposited in the Accounts shall be applied as provided in this
Agreement and the other Financing Documents, as applicable. Notwithstanding the foregoing, no Agent nor any Lender shall be liable for any tax, assessment, fee or other governmental or other charge or claim on or arising out of the Accounts or any interest or earnings thereon, all of which shall be for the account of Borrower.

     SECTION 5.2. BOOKS OF ACCOUNT; STATEMENTS.

     (a) The Depositary Bank shall maintain books of account on a cash basis and record therein all deposits into and transfers to and from the Accounts and all investment transactions effected by the Depositary Bank, all in accordance with its normal recordkeeping practices. The Depositary Bank shall make such books of account available during normal business hours for inspection and audit by the
Administrative Agent, the Collateral Agent, the Borrower and their respective representatives.

     (b) Not later than the tenth Business Day of each month during the term of this Agreement, the Depositary Bank shall deliver to each of the other parties hereto a rollforward statement setting forth the beginning balance of each
Account and the transactions comprising the additions into and withdrawals out of each Account during the preceding month which shall total to the amounts held in each Account at the close of business on the last day of such preceding month.

     SECTION 5.3. ACCOUNTS GENERALLY.

     (a) Except as expressly set forth in this Agreement, the Borrower shall not have any right of withdrawal in respect of any of the Accounts, and the Borrower shall

                                      -11-

not make, attempt to make or consent to the making of any withdrawal or transfer from any Account except in strict adherence to this Agreement.

     (b) The Collateral Agent shall have sole signatory authority with respect to directing the Depositary Bank to make withdrawals from the Accounts. Those persons who are authorized to sign with respect to the Accounts shall be designated by the Collateral Agent from time to time by written notice to the
Depositary Bank.

     (c) It shall be sufficient, for purposes of this Agreement, that the
Depositary Bank has received a Withdrawal Approval Notice signed by an individual designated by the Collateral Agent as provided in Section 5.3(b), and the Depositary Bank shall not require any further evidence of authorization prior to making any disbursement hereunder.

     (d) Subject to (i) the timely receipt of a Withdrawal Approval Notice
(which, for purposes of this Agreement, shall mean not later than 3:00 p.m. (New
York City time) on the Business Day preceding the requested date of payment or action), (ii) the availability of cash in the applicable Account, (iii) the
Federal wire transfer system functioning in a normal fashion and (iv) other circumstances beyond the control of the Depositary Bank, the Depositary Bank shall make any payment required hereunder pursuant to any Withdrawal Approval
Notice (except transfers between Accounts and between Accounts and other accounts) by means of wire transfer of immediately available funds to the address of the payee set forth in such Withdrawal Approval Notice prior to 11:00
a.m. (New York City time) on the date specified herein for such payment, or by such other means of payment, to such other address or at such later time as may be specified by such payee.

     SECTION 5.4. LIMITATION ON DEPOSITARY BANK'S OBLIGATIONS. The Depositary
Bank has no obligation to the Borrower, the Sponsor or any third party to make any payment (or authorize any withdrawal with respect thereto) for which the appropriate Account does not contain adequate funds.

     SECTION 5.5. PERMITTED INVESTMENTS. All funds paid to or retained by the
Depositary Bank in Accounts shall, until paid or applied as provided herein, be invested by the Depositary Bank at the written authorization and direction of the Borrower from time to time and at the risk and expense of the Borrower in
Permitted Investments (and in the absence of a written authorization and direction from the Borrower, in U.S. Government money market mutual funds);
provided, that upon the occurrence and during the continuance of an Event of
Default, such funds shall be so invested in Permitted Investments at the
Collateral Agent's direction and at the risk and expense of the Borrower. All gains (including interest received) realized as the result of any such

                                      -12-

investment (net of all fees, commissions and other expenses, if any, incurred in connection with such investment) shall be deposited into the applicable Account.
The Depositary Bank will have no liability for any loss resulting from any
Permitted Investment other than by reason of its willful misconduct, gross negligence or bad faith. The Depositary Bank may sell any Permitted Investment
(without regard to its maturity date, but in accordance with Section 8.2)
whenever the Depositary Bank in its sole discretion deems it necessary to make any distribution required by this Agreement and the Depositary Bank will not be liable to any Person for any loss suffered because of any such sale, other than by reason of its willful misconduct, gross negligence or bad faith.

     SECTION 5.6. DEPOSITS IRREVOCABLE. All deposits made into any Account, absent manifest error, shall be irrevocable and such deposits and all instruments or security held in such Account and all interest thereon shall be held in trust by the Depositary Bank and applied solely as provided herein.

     SECTION 5.7. EVENTS OF DEFAULTS; MANDATORY PREPAYMENTS. Notwithstanding any
other provision contained in this Agreement, upon receipt by the Depositary Bank of a written notice from the Collateral Agent stating that a Default or an Event of Default has occurred and is continuing or that a mandatory prepayment is required (upon which notice the Depositary Bank shall be entitled to rely without independent investigation), the Depositary Bank shall (x) in the case of a Default or an Event of Default, thereafter transfer and distribute cash from the Accounts only upon the express written instructions of, and in accordance with the priorities established by, the Collateral Agent in its sole discretion, until notified in writing by the Collateral Agent that such Default or Event of
Default has been waived or cured or (y) in the case of a mandatory prepayment, pay an amount equal to the amount of such mandatory prepayment to the
Administrative Agent for payment to the Lenders in accordance with the Credit
Agreement. Any notice provided under this Section 5.7 shall be provided to the
Borrower.

                                   ARTICLE VI.
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

     SECTION 6.1. REPRESENTATIONS, WARRANTIES AND COVENANTS OF DEPOSITARY BANK.
The Depositary Bank represents and warrants to the Administrative Agent, the
Collateral Agent and the Borrower as follows:

          (a) Existence. The Depositary Bank is a New Jersey banking corporation duly organized, validly existing and in good standing under the laws of New
     Jersey.

                                      -13-

          (b) Power and Authorization; Enforceable Obligations.

               (i) The Depositary Bank has full power and authority and the legal right to conduct its business as now conducted and as proposed to be conducted by it, to execute, deliver and perform this Agreement and to take all actions necessary to complete the transactions contemplated by this Agreement. The Depositary Bank has taken all necessary action to authorize the transactions contemplated hereby on the terms and conditions of this Agreement and to authorize the execution, delivery and performance of this Agreement.

               (ii) This Agreement has been duly executed and delivered by the
          Depositary Bank and constitutes the legal, valid and binding obligation of the Depositary Bank, enforceable against the Depositary
          Bank in accordance with its terms, except as enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or by limitation upon the availability of equitable remedies.

          (c) No Legal Bar. The execution, delivery and performance of this
     Agreement by the Depositary Bank will not, to the best of the Depositary
     Bank's knowledge, (i) violate any applicable law of the State of New York, the State of New Jersey or the United States of America governing the banking and trust powers of the Depositary Bank or (ii) result in a breach of any provision of any security issued by the Depositary Bank or of any indenture, mortgage, deed of trust, lease, contract, undertaking, agreement or instrument to which the Depositary Bank is a party or by which it or any of its property is bound or to which it or any of its property is subject.
     The execution, delivery and performance of this Agreement will not result in, or require the creation or imposition of any lien on any of the properties or revenues of the Depositary Bank pursuant to any applicable law or any indenture, mortgage, deed of trust, lease, contract, undertaking, agreement or instrument to which the Depositary Bank is a party or by which it or any of its property is bound or to which it or any of its property is subject. No approval or consent of any Person is required in connection with the execution, delivery and performance by the
     Depositary Bank of this Agreement, except such approvals or consents as have been duly obtained and are in full force and effect.

          (d) Government Approvals. To the best of the Depositary Bank's knowledge, no Government Approval of any Government Authority of the State
     of New York, the State of New Jersey or the United States of America
     governing

                                      -14-

     the banking and trust powers of the Depositary Bank, except for such
     Government Approvals as have been obtained and are in full force and effect and are not subject to appeal or judicial or other governmental review, are required to be obtained by the Depositary Bank in connection with the execution, delivery and performance of this Agreement or the taking of any action by any party contemplated hereby.

          (e) The Accounts are and will be maintained by the Depositary Bank as
     "securities accounts" (as defined in the Uniform Commercial Code) to the extent "financial assets" (as defined in the Uniform Commercial Code) are deposited in or credited to the Accounts. The Depositary Bank will treat each item of property (including cash and investment property) held by it in or credited to the Accounts as a "financial asset" to the extent such property can be treated as a "financial asset" under the Uniform Commercial
     Code. The Depositary Bank will treat and identify the Collateral Agent as the "entitlement holder" (as defined in the Uniform Commercial Code) with respect to the Accounts and all financial assets credited thereto. No financial asset deposited in or credited to the Accounts shall be registered in the name of, payable to the order of, or specially endorsed to any Person other than the Collateral Agent, unless endorsed to the
     Depositary Bank or in blank. The Collateral Agent, acting for the benefit of the Secured Parties, will have control of all security entitlements with respect to financial assets credited to the Accounts. The Depositary Bank will comply strictly with all "entitlement orders" (as defined in the
     Uniform Commercial Code) originated by the Collateral Agent in accordance with the terms of the Financing Documents without further consent by the
     Borrower or any other Person. The Depositary Bank will not comply or agree to comply with any entitlement order with respect to the Accounts or any financial assets credited thereto given by any Person other than the
     Collateral Agent. The Depositary Bank is a "securities intermediary" (as defined in the Uniform Commercial Code) and will act in such capacity. The
     Depositary Bank is not a "clearing corporation" (as defined in the Uniform
     Commercial Code).

          (f) In the event that the Accounts are not considered "securities accounts" (as defined in the Uniform Commercial Code) under applicable law, the Accounts shall be deemed to be "deposit accounts" (as defined in the
     Uniform Commercial Code) to the extent a security interest can be granted and perfected under the Uniform Commercial Code in the Accounts as deposit accounts, which the Collateral Agent shall maintain with the Depositary
     Bank acting not as a securities intermediary but as a "bank" (as defined in the Uniform Commercial Code). The Collateral Agent, acting on behalf of the Secured Parties, shall be

                                      -15-

     deemed the customer of the Depositary Bank for purposes of the Accounts and as such shall be entitled to all the rights that customers of banks have under applicable law with respect to deposit accounts, including the right to withdraw funds from, or close, the Accounts (which rights shall be exercised in accordance with the terms of the Financing Documents). The
     Depositary Bank shall not have title to the funds on deposit in the
     Accounts and shall credit the Accounts with all receipts of interest, dividends, and other income received on the property held in the Accounts.
     The Depositary Bank shall administer and manage the Accounts in strict compliance with all the terms applicable to the Accounts pursuant to the terms of this Agreement, and shall be subject to and comply with all the obligations that the Depositary Bank owes to the Collateral Agent and the
     Secured Parties with respect to the Accounts, including all subordination obligations, pursuant to the terms of this Agreement.

          (g) In the event that the Accounts are not considered "securities accounts" or "deposit accounts" (each as defined in the Uniform Commercial
     Code) under applicable law or a security interest cannot be granted and perfected in the Accounts under the Uniform Commercial Code, then the
     Accounts and all property deposited therein shall be deemed to be under the exclusive dominion and control of the Secured Parties, which the Secured
     Parties maintain through the Collateral Agent and the Depositary Bank, as their agents for such purpose, and the Collateral Agent and the Depositary
     Bank will act and will be deemed to be acting as the Secured Parties'
     agents in respect of the Accounts for the purpose of maintaining such exclusive dominion and control for the purpose of the creation and perfection of security interests in favor of the Secured Parties.

          (h) Except for the claims and interest of the Collateral Agent, the
     Secured Parties and the Borrower in the Accounts, no officer of the
     Depositary Bank with direct responsibility for administering this Agreement has actual knowledge of any claim to, or interest in, the Accounts or any monies or any other property deposited therein or credited thereto. If an officer of the Depositary Bank with direct responsibility for administering this Agreement obtains actual knowledge that any Person has asserted any lien, encumbrance or adverse claim against the Accounts or in any monies or any other property deposited therein or credited thereto, the Depositary
     Bank will promptly notify the Collateral Agent and the Borrower thereof.

                                      -16-

                                  ARTICLE VII.
                            DEPOSITARY BANK GENERALLY

     SECTION 7.1. ACCEPTANCE. The acceptance by the Depositary Bank of its duties hereunder is subject to the following terms and conditions, which the parties to this Agreement agree shall govern and control with respect to the rights, duties, liabilities and immunities of the Depositary Bank:

          (a) the Depositary Bank will not be responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the amounts deposited with or held by it;

          (b) the Depositary Bank will not be liable for any error of judgment or for any act done or step taken or omitted except in the case of its gross negligence, willful misconduct or bad faith;

          (c) the Depositary Bank may consult with and obtain advice from counsel and other skilled Persons (at the reasonable expense of the
     Borrower) in the event of any dispute or question as to the construction of any provision hereof and shall be fully protected in taking or not taking any action in good faith in reliance on such advice;

          (d) the Depositary Bank will not be charged with knowledge of any agreement other than this Agreement and Schedule I to the Credit Agreement, and shall have no duties as Depositary Bank except those expressly set forth herein and in any modification or amendment hereof; provided, that no such modification or amendment will affect its duties unless it has given its written consent thereto;

          (e) the Depositary Bank may engage or be interested in any financial or other transaction with any party hereto and may act on, or as depository, trustee or agent for, any committee or body of holders of obligations of such persons as freely as if it were not Depositary Bank;

          (f) the Depositary Bank is not obligated to take any action that in its reasonable judgment would involve it in expense or liability unless it has been furnished with reasonable indemnity (it being understood and agreed that the general indemnity of the Collateral Agent will constitute a reasonable indemnity);

          (g) the Depositary Bank will not take instructions from any Person except those given in accordance with this Agreement; and

                                      -17-

          (h) the Depositary Bank will be protected in acting upon any written notice, certificate, instruction, request or other paper or document as to the due execution thereof and the validity and effectiveness of the provisions thereof and as to the truth of any information therein contained, which Depositary Bank, in good faith, reasonably believes to be genuine.

     SECTION 7.2. FEES OF DEPOSITARY BANK. The Borrower shall pay the Depositary
Bank the following fees (and no others):

          (a) An annual fee of $4,500 payable on the Closing Date and on each anniversary of the Closing Date occurring on or prior to the Termination
     Date. In the event the Termination Date should occur prior to an anniversary of the Closing Date, the annual fee for the final year shall be refunded to the Borrower on a per-quarter basis, with any portion of a quarter counted as a full quarter.

          (b) A termination fee in the amount of $1,500 payable upon notice of the Depositary Bank's termination as Depositary Bank prior to the
     Termination Date.

          (c) The services to be provided by the Depositary Bank including the sweeping of interest and dividends daily, and the provision of mutual funds for trust accounts; the mutual fund provider may reimburse the Depositary
     Bank or United up to one-quarter of one percent (0.25%) of the funds invested in consideration of it performing administrative services, provided that the Borrower shall not incur any expense or fee as a result of the foregoing.

     SECTION 7.3. REPLACEMENT OR RESIGNATION OF DEPOSITARY BANK.

          (a) The Depositary Bank may at any time resign by giving notice to each other party to this Agreement, such resignation to be effective upon the appointment of a successor Depositary Bank as hereinafter provided. If a successor Depositary Bank is not appointed within thirty (30) days after the giving of written notice of such resignation, the Depositary Bank may apply to any court of competent jurisdiction to appoint a successor
     Depositary Bank to act until such time, if any, as a successor is appointed as herein provided.

          (b) The Collateral Agent may remove the Depositary Bank at any time by giving notice to each other party to this Agreement, such removal to be effective upon the appointment of a successor Depositary Bank as hereinafter provided.

                                      -18-

          (c) In the event of any resignation or removal of the Depositary Bank, a successor Depositary Bank, which shall be a bank or trust company organized under the laws of the United States of America or of any state thereof, shall be appointed by the Collateral Agent and be reasonably acceptable to the Borrower and the Depositary Bank shall return all unearned prepaid compensation. Any such successor Depositary Bank shall deliver to each party to this Agreement a written instrument accepting such appointment hereunder and thereupon such successor Depositary Bank shall succeed to all the rights and duties of the Depositary Bank hereunder and shall be entitled to receive the Accounts from the predecessor Depositary
     Bank.

          (d) Any Person into which the Depositary Bank may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Depositary Bank shall be a party, or any Person to which substantially all of the corporate trust business of the Depositary Bank may be transferred, shall be the
     Depositary Bank under this Agreement without further act.

     SECTION 7.4. INDEMNITY. Whether or not the transactions contemplated hereby are consummated, the Borrower shall, subject to the provisions of this Section
7.4, indemnify, pay and hold the Depositary Bank and the officers, directors, employees, agents, affiliates, and attorneys of the Depositary Bank
(collectively, the "INDEMNITEES") harmless from and against any and all out-of-pocket liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including without limitation reasonable attorneys' fees and costs of the Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not the Indemnitees are designated a party thereto) that are imposed on, incurred by or asserted against any Indemnitee, in any manner relating to or arising out of this Agreement or the other Financing Documents or the exercise of any right or remedy hereunder or under any other Financing Document (collectively, the "INDEMNIFIED
LIABILITIES"); provided, that the Borrower shall not have any obligation to any
Indemnitee if a court of competent jurisdiction renders a judgment, final and not subject to appeal or review, that such Indemnified Liabilities arise from the gross negligence or willful misconduct of such Indemnitee. The Borrower shall pay or reimburse each Indemnitee for all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees and expenses) incurred by such Indemnitee in the defense of any claim arising out of any Indemnified Liability at the time such costs and expenses are incurred and such Indemnitee has given the Borrower written notice thereof. The foregoing indemnity will remain operative and in full force and effect regardless of the termination of this

                                      -19-

Agreement, the consummation of the transactions contemplated by the Financing
Documents, the repayment of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other
Financing Document, or the content or accuracy of any representation or warranty made by the Borrower in any Financing Document. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 7.4 may be unenforceable because it violates any law or public policy, the Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified
Liabilities incurred by the Indemnitees or any of them.

                                  ARTICLE VIII.
                            DISPUTES; DETERMINATIONS

     SECTION 8.1. DISPUTES. In the event of any dispute as to any amount to be transferred or paid pursuant to this Agreement, the Depositary Bank is authorized and directed to retain in its possession, without liability to any
Person, the disputed amount until such dispute has been settled by agreement of the other parties hereto or by legal proceedings, but the Depositary Bank is under no duty whatsoever to institute or defend any such proceeding; provided, that the Depositary Bank has no right to retain any amount necessary to pay when due principal, fees or interest payable to the Collateral Agent or any Secured
Party in accordance with this Agreement (under the circumstances contemplated by
Section 4.1(b) or otherwise). The Depositary Bank has the right to interplead the parties to a dispute in any court of competent jurisdiction and to ask such court to determine the respective rights of such parties with respect to this
Agreement.

     SECTION 8.2. CASH AVAILABLE. In determining the amount of funds on deposit in an Account at any time, the Depositary Bank will treat as cash available the net amount that the Depositary Bank would receive on such day if it liquidated all the securities then on deposit in such Account (at then-prevailing market prices and assuming normal sales expenses). The Depositary Bank will use its best efforts to sell securities without a loss in order that actual cash is available on each date on which a transfer or payment is to be made pursuant to this Agreement.

                                   ARTICLE IX.
                                  MISCELLANEOUS

     SECTION 9.1. NO WAIVER; REMEDIES CUMULATIVE. No failure on the part of any party hereto or any of such Person's agents to exercise, and no delay in exercising, and no course of dealing with respect to, any right, power or remedy hereunder shall operate as a waiver thereof. No single or partial exercise by any party hereto or any of such Person's agents of any right, power or remedy hereunder shall preclude any other or further

                                      -20-

exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies herein expressly provided are cumulative and not exclusive of any rights, powers or remedies which any party hereto would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any other party hereto to any other or further action in any circumstances without notice or demand, except to the extent notice is expressly required by this Agreement or any other
Financing Document.

     SECTION 9.2. NOTICES. All notices, requests and other communications provided for herein (including any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing (including by telecopy)
delivered to the intended recipient at the address set forth below or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier with confirmation of receipt received or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid; provided, however, that if such transmission or delivery does not occur by 4:00 p.m. recipient's time, then such transmission or delivery shall be deemed to occur on the next Business Day.

                              For Borrower:

                              Ormesa LLC
                              980 Greg Street
                              Sparks, Nevada 89431
                              Attention: President
                              Telephone: (775) 356-9029
                              Facsimile: (775) 356-9039

                              For Administrative Agent and Collateral Agent:

                              United Capital,
                              a division of Hudson United Bank
                              87 Post Road East
                              Westport, Connecticut 06880
                              Attention: Mr. Jerome P. Peters, Jr.
                              Telephone: (203) 291-6600
                              Facsimile: (203) 291-6632

                                      -21-

                        For Depositary Bank:

                        Wealth Management, a division of
                        Hudson United Bank
                        90 Post Road East
                        Westport, CT 06880
                        Attention: James N. Donaldson, Senior Vice
                        President
                        Telephone: (203) 291-6705
                        Facsimile: (203) 291-6709

     SECTION 9.3. AMENDMENTS, ETC. This Agreement may be amended, supplemented, modified or waived only by an instrument in writing duly executed by each of the parties hereto. Any such amendment, supplement, modification or waiver shall be binding upon the Depositary Bank, the Collateral Agent, each Secured Party, each holder of any of the Secured Obligations and the Borrower. Any waiver shall be effective only in the specific instance and for the specified purpose for which it was given.

     SECTION 9.4. SUCCESSORS AND ASSIGNS. This Agreement shall: (a) remain in full force and effect until the termination hereof pursuant to Section 9.14; and
(b) be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto; provided, however, that the Borrower shall not assign or transfer its rights hereunder without the prior written consent of the Collateral Agent.

     SECTION 9.5. COUNTERPARTS; EFFECTIVENESS. This Agreement may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument and any of the parties hereto may execute this
Agreement by signing any such counterpart. This Agreement and the other
Financing Documents constitute the entire agreement and understanding among the parties hereto with respect to matters covered by this Agreement and the other
Financing Documents and supersede any and all prior agreements and understandings, written or oral, relating to the subject matter hereof. This
Agreement shall become effective at such time as the Collateral Agent shall have received counterparts hereof signed by all of the intended parties hereto.

     SECTION 9.6. SEVERABILITY. If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by applicable law: (a) the other provisions hereof shall remain in full force and effect in such jurisdiction in order to carry out the intentions of the parties hereto as nearly as may be possible; and (b) the invalidity

                                      -22-

or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

     SECTION 9.7. HEADINGS. Headings appearing herein are used solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

     SECTION 9.8. NO THIRD PARTY BENEFICIARIES. THE AGREEMENTS OF THE PARTIES
HERETO ARE SOLELY FOR THE BENEFIT OF THE BORROWER, THE DEPOSITARY BANK, THE
COLLATERAL AGENT AND THE OTHER SECURED PARTIES, AND NO PERSON (OTHER THAN THE
PARTIES HERETO, THE OTHER SECURED PARTIES AND THEIR SUCCESSORS AND ASSIGNS
PERMITTED HEREUNDER) SHALL HAVE ANY RIGHTS HEREUNDER.

     SECTION 9.9. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND
CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     Notwithstanding anything to the contrary herein, the State of New York is and shall continue to be for so long as this Agreement shall be in effect the
Depositary Bank's jurisdiction (within the meaning of Section 8-110(e) of the
Uniform Commercial Code) in its capacity as the "securities intermediary" with respect to all securities accounts and (within the meaning of Section 9-304 of the Uniform Commercial Code) in its capacity as the "bank" with respect to all deposit accounts established and maintained by the Depositary Bank in the name of the Collateral Agent.

     SECTION 9.10. SUBMISSION TO JURISDICTION, ETC. EACH PARTY HERETO HEREBY
SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR
THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW
YORK COUNTY (INCLUDING ITS APPELLATE DIVISION), AND OF ANY OTHER APPELLATE COURT
IN THE STATE OF NEW YORK, FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT
OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH
PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW,
ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF
ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH
PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                                      -23-

     SECTION 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY
WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO
TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS
AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     SECTION 9.12. SERVICE OF PROCESS. Nothing herein shall in any way be deemed to limit the ability of any party hereto to serve any writs, process or summonses in any other manner permitted by applicable law or to obtain jurisdiction over any other party hereto in such jurisdiction, and in such manner, as may be permitted by applicable law.

     SECTION 9.13. LIMITATION OF RECOURSE. The obligations of the Borrower under this Agreement shall be obligations of the Borrower only and none of the
Depositary Bank, the Collateral Agent or any Secured Party shall have any claim against or recourse to (whether by operation of law or otherwise) any
Non-Recourse Person (other than claims against and recourse to the Sponsor with respect to its obligations under the Borrower Equity Interest Pledge) in respect of such obligations of the Borrower. Notwithstanding the foregoing, nothing in this Section 9.13 shall impair or in any way limit any liabilities or obligations of (a) the Sponsor under or pursuant to its obligations as set forth in the Borrower Equity Pledge, or (b) any Non-Recourse Party for fraud or willful misconduct.

     SECTION 9.14. TERMINATION. This Agreement and the lien granted pursuant to
Section 7.2 will automatically terminate upon the Termination Date.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, this Agreement has been duly executed on the date and year first above written.

                                        UNITED CAPITAL,
                                        a division of Hudson United Bank,
                                        as Administrative Agent and Collateral
                                        Agent

                                        By
                                           -------------------------------------
                                           Name: Jerome P. Peters, Jr.
                                           Title: Senior Vice President

                                        ORMESA LLC, as Borrower

                                        BY ORMAT FUNDING CORP.,
                                        its Sole Member and Control Manager

                                        BY
                                           -------------------------------------
                                           Name:
                                           Title:

                                        WEALTH MANAGEMENT,
                                        a division of Hudson United Bank,
                                        as Depositary Bank

                                        By
                                           -------------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                  ------------------------------

                                                                       Exhibit D
                                                             to Credit Agreement

                           FORM OF NOTICE OF BORROWING

United Capital,
 a division of Hudson United Bank
87 Post Road East
Westport, CT 06880

     Re: Notice of Borrowing

Ladies and Gentlemen:

     Reference is hereby made to Section [6.01(v)/6.02(i)] of the Credit
Agreement, dated as of December 31, 2002 (the "CREDIT AGREEMENT"), among Ormesa
LLC (the "BORROWER"), the several banks and other financial institutions party thereto from time to time and United Capital, a division of Hudson United Bank, not in its individual capacity, but solely as administrative agent and collateral agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Credit Agreement.

     The Borrower hereby requests that an [Initial Term/Additional Term] Loan be made in an aggregate principal amount equal to [$20,000,000.00][$7,500,000.00]
on ___________, 200__ (the "BORROWING DATE").+ Such Loan will be a [Prime Rate
Loan/Eurodollar Loan].

     The undersigned hereby certifies that all conditions contained in Section
[6.01/6.02] of the Credit Agreement have been or will be satisfied or waived on the Borrowing Date.

     The undersigned hereby further certifies as follows:

          (a) Immediately before and after giving effect to the borrowing requested hereby, the representations of the Borrower and the Sponsor contained in the Financing Documents shall be true and correct on and as of the Borrowing Date in all material respects as if made on and as of such date except for any such representations and warranties that were initially stated to have been made solely as of an earlier date, in which case such representations shall have been true and correct in all material respects as of such earlier date.

          (b) Immediately before and after giving effect to the borrowing requested hereby, no Default or Event of Default shall have occurred and be continuing and no Default will result therefrom.

          (c) Immediately before and after giving effect to the borrowing requested hereby, no Material Adverse Effect shall have occurred and be continuing or will result therefrom.

----------
+    In connection with the Additional Term Loan only, this Notice must be delivered to the Administrative Agent by 11:00 a.m., New York time, at least 3 (with respect to Eurodollar Loans) or 1 (with respect to Prime Rate
     Loans) Business Day(s) prior to the proposed Borrowing Date.

                                       -2-

          (d) All Government Approvals that are necessary for each Project as of the Borrowing Date shall have been obtained and shall be in full force and effect and not subject to appeal.

     The Borrower agrees that if prior to the time of the borrowing requested hereby any matter certified to herein by the Borrower is not true and correct at such time as if then made, the Borrower will immediately so notify the
Administrative Agent. Except to the extent, if any, that prior to the time of the borrowing requested hereby the Administrative Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed once again to be certified as true and correct at the Borrowing Date as if then made.

     Please wire transfer the proceeds of the Loan requested hereby in accordance with the payment instructions attached as Schedule A hereto.

Borrowing Certificate

                                      -3-

     The Borrower has caused this Notice of Borrowing to be executed and delivered by its duly authorized signatory this ___ day of ____________, 200_.

                                        ORMESA LLC

                                        By: ORMAT FUNDING CORP.,
                                            its Sole Member and Control Manager

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

Borrowing Certificate

                                   SCHEDULE A

     Please remit funds to:

          Amount: $ ___________
          Institution:
          Account Name:
          Account No.:
          ABA No.:

          Amount: $ ___________
          Institution:
          Account Name:
          Account No.:
          ABA No.:

          Amount: $ ___________
          Institution:
          Account Name:
          Account No.:
          ABA No.:

                                                                       Exhibit E
                                                             to Credit Agreement

                        FORM OF DISTRIBUTION CERTIFICATE

United Capital
   a division of Hudson United Bank
87 Post Road East
Westport, Connecticut 06680

Wealth Management
   a division of Hudson United Bank
87 Post Road East
Westport, Connecticut 06680

     Re: Distribution Certificate

Ladies and Gentlemen:

     Reference is hereby made to Section 8.13(vi) of the Credit Agreement dated as of December 31, 2002 (the "CREDIT AGREEMENT"), among Ormesa LLC (the
"BORROWER"), the several banks and other financial institutions party thereto from time to time and United Capital, a division of Hudson United Bank, not in its individual capacity, but solely as administrative agent (the "ADMINISTRATIVE
AGENT") and collateral agent (the "COLLATERAL AGENT"), and to Section 4.1 of the
Depositary Agreement dated as of December 31, 2002 (the "DEPOSITARY AGREEMENT")
among the Borrower, the Administrative Agent, the Collateral Agent and Wealth
Management, a division of Hudson United Bank, as depositary bank (the
"DEPOSITARY BANK"). Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Credit Agreement.

     The Borrower hereby requests that the transfers from the Accounts described in the attached Distribution Request be made by the Depositary Bank on
______________, 20___ (the "PAYMENT DATE")*, other than the transfers described on lines 4.00, .5.00, 6.00, 11.00 and 12.00, which are requested to be made on
_____________, 20__.+

     The undersigned hereby certifies that immediately before and after giving effect to the payments requested hereby, no Default (other than any Default that
(i) provides a cure period therefor of not less than 30 days, (ii) is reasonably capable of being remedied during such 30-day period and (iii) as to which the
Borrower is diligently prosecuting or pursuing such remedy, and

----------

     * This Certificate must be delivered to the Administrative Agent and the
Depositary Bank at least 10 days prior to the proposed Payment Date for any request that contemplates a Restricted Payment or at least 3 Business Days prior to the proposed Payment Date for any request that does not contemplate a
Restricted Payment.

     + Such date shall not be more than 10 days after the Monthly Date or
Quarterly Date to which this Distribution Certificate relates.

                                       -2-

(iv) following the occurrence of which not more than 30 days have elapsed) or an
Event of Default shall have occurred and be continuing or would result therefrom.

          [In connection with a Restricted Payment (including, without limitation, a payment pursuant to 4.1(b) SEVENTH of the Depositary Agreement), the undersigned hereby further certifies as follows: +

          (a) [The Payment Date is within 30 days after a Quarterly Date/The
     Borrower was unable to make a Restricted Payment within 30 days after a
     Quarterly Date because Section 8.13(ii) of the Credit Agreement was unsatisfied; the provisions of Section 8.13(ii), as well as the other provisions of Section 8.13 of the Credit Agreement, are satisfied and the
     Payment Date is within 10 days after such conditions of Section 8.13 of the
     Credit Agreement were first satisfied];

          (b) Immediately before and after giving effect to such Restricted
     Payment, for any corresponding Quarterly Date on or prior to March 31,
     2004, the Projected Debt Service Coverage Ratio shall be at least 1.20:1, and for any corresponding Quarterly Date thereafter, the Debt Service
     Coverage Ratio for the relevant Historical Computation Period is at least
     1.20:1;

          (c) Immediately before and after giving effect to such Restricted
     Payment, the balance on deposit in the Debt Service Reserve Account is at least equal to the Debt Service Reserve Required Amount; and

          (d) the Restricted Payment is only made from and to the extent of
     Distributable Cash (as defined in the Depositary Agreement).]

              [the remainder of this page intentionally left blank]

----------
     + These certifications are only necessary with respect to Restricted
Payments (including, without limitation, payments pursuant to Section 4.1(b)
SEVENTH of the Depositary Agreement).

                                       -3-

     The Borrower has caused this Distribution Certificate to be executed and delivered by its duly authorized signatory this _____ day of ________, 20 __.

                                        ORMESA LLC

                                        By ORMAT FUNDING CORP.,
                                           its Sole Member and Control Manager

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                       -4-

                                   ORMESA LLC
                          FORM OF DISTRIBUTION REQUEST
                                     [DATE]

                                                                REVENUE          DEBT SERVICE RESERVE
                                                                ACCOUNT                 ACCOUNT
                                                         --------------------   ----------------------

BALANCE PRIOR TO THIS REQUEST                            ____________________   ______________________
   1.00    Power sales                                   ____________________   ______________________
   2.00    Interest income                               ____________________   ______________________
   3.00    Other income                                  ____________________   ______________________

MONTHLY DISTRIBUTIONS:
Section 4.1(a) FIRST
   4.00    Operation and Maintenance Expenses            ____________________   ______________________

Section 4.1(a) SECOND
   5.00    Capital Expenditures                          ____________________   ______________________

QUARTERLY DISTRIBUTIONS:
Section 4.1(b) FIRST
   6.00    Operation and Maintenance Expenses            ____________________   ______________________
Section 4.1(b) SECOND                                    ____________________   ______________________
   7.00    Fees and Expenses for Administrative Agent,   ____________________   ______________________
           Collateral Agent and Depositary Bank          ____________________   ______________________
Section 4.1(b) THIRD
   8.00    Lender Interest and Fees                      ____________________   ______________________
Section 4.1(b) FOURTH
   9.00    Lender Principal and Additional Principal     ____________________   ______________________
Section 4.1(b) FIFTH
   10.00   Debt Service Reserve Account                  ____________________   ______________________
Section 4.1(b) SIXTH
   11.00   Capital Expenditures
Section 4.1(b) SEVENTH
   12.00   Distributable Cash                            ____________________   ______________________

TOTAL TRANSFERS IN/(OUT)                                 ____________________   ______________________

BALANCE SUBSEQUENT TO THIS REQUEST
                                                         ====================   ======================

WIRE TO UNITED                                                  [7,8,9]

WIRE TO OPERATOR                                              [4,5,6,11]

WIRE TO DEBT SERVICE RESERVE ACCOUNT                             [10]

WIRE TO BORROWER, SPONSOR, OR OTHER SUCH
   PERSON                                                        [12]

      SUBMITTED BY: ________________________   APPROVED BY: ____________________

      DATE OF SUBMISSION ___________________   DATE OF APPROVAL ________________

                                                                       Exhibit F
                                                             to Credit Agreement

                     FORM OF CONVERSION/CONTINUATION NOTICE

                                                                          , 200
                                                             -------- ----     -

United Capital,
a division of Hudson United Bank
87 Post Road East
Westport, CT 06880

     Re: Notice of Conversion/Continuation

Gentlemen and Ladies:

     This [Conversion/Continuation] Notice (this "NOTICE") is delivered to you pursuant to Section 4.05 of the Credit Agreement dated as of December 31, 2002
(the "CREDIT AGREEMENT"), among Ormesa LLC (the "BORROWER"), the several banks and other financial institutions party thereto from time to time and United
Capital, a division of Hudson United Bank, not in its individual capacity, but solely as administrative agent and collateral agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Credit Agreement.

     The Borrower hereby requests that on____________________, 20___, the outstanding principal amount identified below of the Loans issued under the
Credit Agreement;

          (1) which are [Initial Term Loans/Additional Term Loans] and

          (2) which are presently [Eurodollar Loans/Prime Rate Loans] with an
     Interest Period ending on____________________, 200_,

          (3) be [converted/continued] as,

          (4) [Eurodollar Loans/Prime Rate Loans] having an Interest Period of
     [__________].

     The principal amount to be so [converted/continued] is $_______________

     [The undersigned hereby certifies that the requirements of Section 2.01(c)
have been satisfied with respect to this conversion.]

                                      -2-

          The Borrower has caused this Notice to be executed and delivered by its duly authorized signatory this___day of______________, 20__.

                                        ORMESA LLC

                                        By: ORMAT FUNDING CORP.,
                                            its Sole Member and Control Manager

                                        By:
                                            ------------------------------------
                                        Name:
                                        Title: